Execution Version AMENDED AND RESTATED CREDIT AGREEMENT among URBAN ONE, INC., THE OTHER BORROWERS FROM TIME TO TIME PARTY HERETO, VARIOUS LENDERS, and BANK OF AMERICA, N.A., as Administrative Agent ________________________________ Dated as of December 18, 2025 ________________________________ Exhibit 10.1 i TABLE OF CONTENTS Page SECTION 1. Definitions and Accounting Terms ..................................................................................... 1 1.01. Defined Terms .................................................................................................................... 1 1.02. Other Definitional Provisions ........................................................................................... 54 1.03. Rounding ........................................................................................................................... 55 1.04. Calculations; Computations .............................................................................................. 55 1.05. References to Agreements, Laws, Etc. ............................................................................. 55 1.06. Timing of Payment of Performance .................................................................................. 56 1.07. Certifications ..................................................................................................................... 56 1.08. Divisions ........................................................................................................................... 56 1.09. Interest Rates ..................................................................................................................... 56 SECTION 2. Amount and Terms of Credit. ........................................................................................... 56 2.01. Revolving Loans and Borrowings .................................................................................... 56 2.02. Advancing Revolving Loans and Settlements .................................................................. 57 2.03. Mandatory and Optional Revolving Loan Repayments .................................................... 63 2.04. Letters of Credit ................................................................................................................ 63 2.05. [Reserved] ......................................................................................................................... 66 2.06. Conversions ...................................................................................................................... 66 2.07. Increase in Commitments ................................................................................................. 66 2.08. Interest .............................................................................................................................. 67 2.09. Interest Periods ................................................................................................................. 68 2.10. Increased Costs, Illegality, etc. ......................................................................................... 69 2.11. Compensation ................................................................................................................... 71 2.12. Change of Lending Office ................................................................................................ 71 2.13. Loan Account .................................................................................................................... 71 2.14. Alternate Rate of Interest .................................................................................................. 72 2.15. Additional Borrowers ....................................................................................................... 73 2.16. Administrative Borrower .................................................................................................. 74 2.17. Joint and Several Liability ................................................................................................ 74 SECTION 3. Fees. .................................................................................................................................. 75 3.01. Unused Line Fee ............................................................................................................... 75 3.02. Letter of Credit Fee ........................................................................................................... 75 ii 3.03. Administrative Agent’s Fees............................................................................................. 75 SECTION 4. Payments; Taxes. .............................................................................................................. 75 4.01. Payments ........................................................................................................................... 75 4.02. [Reserved] ......................................................................................................................... 76 4.03. Method and Place of Payment .......................................................................................... 76 4.04. Net Payments .................................................................................................................... 76 SECTION 5. Conditions Precedent to Credit Events on the Effective Date. ......................................... 79 5.01. Effective Date ................................................................................................................... 80 5.02. Officer’s Certificate .......................................................................................................... 80 5.03. Opinions of Counsel ......................................................................................................... 80 5.04. Company Documents; Proceedings; etc. .......................................................................... 80 5.05. Minimum Availability ...................................................................................................... 80 5.06. Revolver Intercreditor Agreement .................................................................................... 80 5.07. Refinancing ....................................................................................................................... 80 5.08. Adverse Change ................................................................................................................ 80 5.09. Litigation ........................................................................................................................... 81 5.10. Guaranty............................................................................................................................ 81 5.11. Pledge Agreement ............................................................................................................. 81 5.12. Security Agreement .......................................................................................................... 81 5.13. Solvency Certificate. ......................................................................................................... 81 5.14. Fees, etc. ........................................................................................................................... 81 5.15. PATRIOT Act ................................................................................................................... 81 5.16. Notice of Borrowing ......................................................................................................... 82 SECTION 6. Conditions Precedent to Credit Events after Effective Date ............................................. 82 6.01. Notice of Borrowing ......................................................................................................... 82 6.02. Borrowing Availability ..................................................................................................... 82 6.03. No Default or Event of Default ......................................................................................... 82 6.04. Representations and Warranties ........................................................................................ 82 SECTION 7. Representations, Warranties and Agreements. ................................................................. 82 7.01. Company Status ................................................................................................................ 82 7.02. Power and Authority ......................................................................................................... 83 7.03. No Violation ..................................................................................................................... 83 7.04. Approvals .......................................................................................................................... 83 iii 7.05. Financial Statements; Financial Condition; Undisclosed Liabilities ................................ 83 7.06. Litigation ........................................................................................................................... 84 7.07. True and Complete Disclosure.......................................................................................... 84 7.08. Use of Proceeds; Margin Regulations ............................................................................... 85 7.09. Tax Returns and Payments................................................................................................ 85 7.10. Compliance with ERISA .................................................................................................. 85 7.11. Security Documents .......................................................................................................... 86 7.12. Properties .......................................................................................................................... 87 7.13. Restricted Subsidiaries ...................................................................................................... 87 7.14. Compliance with Statutes, etc. .......................................................................................... 87 7.15. Investment Company Act ................................................................................................. 87 7.16. [Reserved] ......................................................................................................................... 87 7.17. Environmental Matters ..................................................................................................... 88 7.18. Employment and Labor Relations .................................................................................... 88 7.19. Intellectual Property .......................................................................................................... 88 7.20. [Reserved] ......................................................................................................................... 88 7.21. Subordination .................................................................................................................... 88 7.22. Ownership of Stations ....................................................................................................... 89 7.23. FCC Licenses and Other Matters ...................................................................................... 89 7.24. [Reserved] ......................................................................................................................... 89 7.25. Sanctioned Persons; FCPA ............................................................................................... 89 7.26. Eligible Accounts .............................................................................................................. 90 SECTION 8. Affirmative Covenants ...................................................................................................... 90 8.01. Information Covenants ..................................................................................................... 90 8.02. Books, Records and Inspections; Annual Conference Calls ............................................. 94 8.03. Maintenance of Property; Insurance ................................................................................. 95 8.04. Existence; Franchises ........................................................................................................ 95 8.05. Compliance with Statutes, etc. .......................................................................................... 96 8.06. Compliance with Environmental Laws ............................................................................. 96 8.07. ERISA-Related Information ............................................................................................. 96 8.08. End of Fiscal Years; Fiscal Quarters ................................................................................ 97 8.09. Payment of Taxes .............................................................................................................. 97 8.10. Use of Proceeds ................................................................................................................ 97 8.11. Additional Security; Further Assurances; etc. .................................................................. 97

8.12.	[Reserved.	99
8.13.	[Reserved]	99
8.14.	Designation of Subsidiaries	99
SECTION 9.	Negative Covenants	100
9.01.	Liens	100
9.02.	Consolidation, Merger, Sale of Assets, etc.	104
9.03.	Dividends	108
9.04.	Indebtedness	111
9.05.	Advances, Investments and Loans	114
9.06.	Transactions with Affiliates	118
9.07.	Fixed Charge Coverage Ratio	120
9.08.	[Reserved]	120
9.09.	Modifications Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitations on Voluntary Payments, Etc.	120
9.10.	Limitation on Certain Restrictions on Restricted Subsidiaries	122
9.11.	[Reserved]	123
9.12.	Business; etc.	123
SECTION 10.	Events of Default.	123
10.01.	Payments	123
10.02.	Representations, etc	123
10.03.	Covenants	123
10.04.	Default Under Other Agreements	123
10.05.	Bankruptcy, etc.	124
10.06.	ERISA	124
10.07.	Security Documents	125
10.08.	Guaranties	125
10.09.	Judgments	125
10.10.	Change of Control	125
10.11.	FCC Licenses and Authorizations	125
10.12.	Revolver Intercreditor Agreement	126
SECTION 11.	The Administrative Agent	126
11.01.	Appointment	126
11.02.	Nature of Duties	127
11.03.	Lack of Reliance on the Administrative Agent	128

iv

11.04.	Certain Rights of the Administrative Agent	128
11.05.	Reliance	128
11.06.	Indemnification	129
11.07.	The Administrative Agent in its Individual Capacity	129
11.08.	Payments by the Administrative Agent to the Lenders	129
11.09.	Resignation by the Administrative Agent	129
11.10.	Collateral Matters	130
11.11.	Administrative Agent may File Bankruptcy Disclosure and Proofs of Claim	132
11.12.	Delivery of Information; Lender's Acknowledgement	132
11.13.	Subordination of Liens; Revolver Intercreditor Agreement	133
11.14.	[Reserved]	133
11.15.	Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	133
SECTION 12.	Miscellaneous	134
12.01.	Payment of Expenses, etc.	134
12.02.	Right of Setoff	136
12.03.	Notices, Electronic Communications	136
12.04.	Benefit of Agreement; Assignments; Participations	138
12.05.	No Waiver; Remedies Cumulative	141
12.06.	Payments Pro Rata	141
12.07.	[Reserved].	142
12.08.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	142
12.09.	Counterparts	143
12.10.	Effectiveness	143
12.11.	Headings Descriptive	143
12.12.	Amendment or Waiver; etc.	143
12.13.	Survival	145
12.14.	Domicile of Loans	146
12.15.	Register	146
12.16.	Confidentiality	147
12.17.	Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States	148
12.18.	PATRIOT Act	148
12.19.	Post-Closing Actions	148

v

12.20. Interest Rate Limitation 149
12.21. FCC Ownership and Attribution Rules 149
12.22. Lender Action 149
12.23. Obligations Absolute 149
12.24. Bank Product Providers 150
12.25. Certain ERISA Matters. 151
12.26. Acknowledgement Regarding Any Supported QFCs 152
12.27. Acknowledgement and Consent to Bail-In of Affected Financial Institutions 152

SECTION 13. Amendment and Restatement 153
13.01. Effect of this Agreement. 153

SCHEDULE 1.01	Revolving Loan Commitment
SCHEDULE 2.13	Payment Account
SCHEDULE 3.01	Existing Letters of Credit
SCHEDULE 5.13	Real Property
SCHEDULE 7.10	Plans
SCHEDULE 7.13	Restricted Subsidiaries
SCHEDULE 7.22	Stations
SCHEDULE 7.23	FCC Licenses
SCHEDULE 8.01(j)	Collateral Reports
SCHEDULE 9.01	Existing Liens
SCHEDULE 9.02	Scheduled Dispositions
SCHEDULE 9.04	Scheduled Existing Indebtedness
SCHEDULE 9.05A	Existing Investments
SCHEDULE 9.05B	Future Investments
SCHEDULE 9.06	Transactions with Affiliates
SCHEDULE 12.03	Lender Addresses
SCHEDULE 12.19	Post-Closing Matters

EXHIBIT A-1	Form of Notice of Conversion/Continuation
EXHIBIT A-2	Form of Notice of Borrowing
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	[Reserved]
EXHIBIT D-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT D-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT D-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT D-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT E	[Reserved]
EXHIBIT F	[Reserved]
EXHIBIT G	Form of Amended and Restated Guaranty
EXHIBIT H	Form of Amended and Restated Pledge Agreement
EXHIBIT I	Form of Amended and Restated Security Agreement

vi

EXHIBIT J	Form of Solvency Certificate
EXHIBIT K	Form of Budget
EXHIBIT L	Form of Compliance Certificate
EXHIBIT M	Form of Assignment and Assumption Agreement
EXHIBIT N	Form of Intercompany Note

vii

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 18, 2025, among URBAN ONE, INC., a Delaware corporation (the “Administrative Borrower”), the other Borrowers party hereto from time to time, the Lenders party hereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent. All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined. W I T N E S S E T H: WHEREAS, the Administrative Borrower, the other Borrowers party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, previously entered into that certain Credit Agreement, dated as of February 19, 2021 (as amended, modified, restated, amended and restated and/or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”); WHEREAS, in order to provide for the working capital needs and general corporate requirements (including to finance permitted Investments, Permitted Acquisitions, Capital Expenditures and Dividends) of the Borrowers and their respective Subsidiaries, the Borrowers have requested that the Lenders extend credit to the Borrowers; WHEREAS, the Lenders are willing to extend credit to the Borrowers, subject to and upon the terms and conditions set forth herein; WHEREAS, the parties hereto have agreed to amend and restate, restate, supersede and replace the Existing Credit Agreement in its entirety, in the form of this Agreement; and WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement and the other Credit Documents (as defined in the Existing Credit Agreement), but rather that this Agreement amends and restates in its entirety the Existing Credit Agreement, as well as evidences the additional obligations of the Borrowers and the other Credit Parties as provided herein. NOW, THEREFORE, IT IS AGREED: SECTION 1. Definitions and Accounting Terms 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “ABL Priority Collateral” shall have the meaning set forth in the Revolver Intercreditor Agreement. “Account” shall mean any “account” (as that term is defined in the UCC). “Account Debtor” shall mean any Person who is obligated on an Account, chattel paper, or a general intangible. “Acquired Entity or Business” shall mean, either (a) the assets constituting a business, division, product line or Station of any Person not already a Subsidiary of the Administrative Borrower or (b) the Equity Interests of any such Person (including by way of merger), which Person shall, as a result of the acquisition of such Equity Interests, become (i) a Domestic Restricted Subsidiary of the Administrative Borrower (or shall be merged with and into the Administrative Borrower or another Domestic Restricted 2 Subsidiary of the Administrative Borrower, with the Administrative Borrower or such Domestic Restricted Subsidiary being the surviving or continuing Person) or (ii) a Foreign Restricted Subsidiary of the Administrative Borrower (or shall be merged with and into a Foreign Restricted Subsidiary of the Administrative Borrower, with the Foreign Restricted Subsidiary of the Administrative Borrower being the surviving or continuing Person). “Acquired Indebtedness” shall mean Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Administrative Borrower or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Administrative Borrower or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination. “Additional Borrower” shall mean a Wholly-Owned Domestic Restricted Subsidiary of the Administrative Borrower that is appointed as such pursuant to the terms and conditions set forth in Section 2.15. “Additional Cost-Savings Adjustments” shall mean, with respect to any Specified Transaction, those cost-savings adjustments (in each case not included pursuant to subclause (x) of clause (iii) of the definition of Pro Forma Basis contained herein) and other adjustments to reflect operating improvements, operating expense reductions, initiatives or synergies reasonably anticipated by the Administrative Borrower to be realized in connection with such Specified Transaction during the 18 month period following the consummation thereof, which adjustments shall be (a) reasonably identifiable and factually supportable in the good faith judgment of the Administrative Borrower, and (b) net of costs reasonably expected to be incurred by the Administrative Borrower and its Restricted Subsidiaries to achieve any such cost savings. “Additional Parity Lien Debt Facility” means one or more debt facilities, credit agreements, notes, note purchase agreements, commercial paper facilities, indentures or other agreements for which the requirements of the Intercreditor Agreements have been satisfied and which is so designated as Parity Lien Debt, in each case with banks, lenders, purchasers, investors or trustees, agents or other representatives of any of the foregoing providing for revolving credit loans, term loans, letters of credit, notes or other borrowings or extensions of credit (but excluding any receivables securitization or receivables financing), in each case, as amended, restated, amended and restated, modified, renewed, refunded, extended, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Document, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise; provided that in the case of any replacement or refinancing, the provisions of the Revolver Intercreditor Agreement are complied with; provided further that any Junior Lien Debt shall not constitute an Additional Parity Lien Debt Facility. “Additional Security Documents” shall have the meaning provided in Section 8.11. “Administrative Agent” shall mean Bank of America, N.A., in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any permitted successor to the Administrative Agent appointed pursuant to Section 11.09. 3 “Administrative Borrower” shall mean Urban One, Inc., a Delaware corporation. “Administrative Questionnaire” shall mean an Administrative Questionnaire in the form supplied from time to time by the Administrative Agent. “Advertising Agencies” shall mean Persons that are primarily engaged, whether directly or through their respective Subsidiaries, in the business of creating, planning, purchasing, placing, or managing advertising, media, or marketing communications on behalf of third‑party clients; provided that “Advertising Agencies” shall not include (a) in‑house marketing or advertising departments that provide such services solely for their own enterprise and its Affiliates or (b) market research firms or public relations firms except to the extent their principal business is the provision of advertising agency services as described above. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” of any specified Person shall mean any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Affiliate Transaction” shall have the meaning provided in Section 9.06. “Aggregate Consideration” shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (a) the aggregate amount of all cash paid (or to be paid) by the Administrative Borrower or any of its Restricted Subsidiaries for the applicable Acquired Entity or Business in connection with such Permitted Acquisition, (b) the aggregate principal amount of all Indebtedness assumed, incurred, refinanced and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 9.04 (including Permitted Acquired Debt) (excluding cash proceeds thereof paid and included pursuant to clause (a) above), and (c) the fair market value of all other consideration paid (or to be paid) by the Administrative Borrower or its Restricted Subsidiaries in connection with such Permitted Acquisition; provided, that “Aggregate Consideration” shall not include consideration paid in the form of common Equity Interests of the Administrative Borrower. “Agreement” shall mean this Amended and Restated Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time. “AP and Deferred Revenue Reserve” shall mean, as of any date of determination, the Dollar amount of reserves for accounts payable accruals and/or deferred revenue for which reasonable detail as to the composition of which has not been provided to the Administrative Agent, as determined by the Administrative Agent in its Permitted Discretion. “Applicable Margin” shall mean, as of any date of determination and with respect to Base Rate Loans or Term SOFR Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Availability of the Borrowers for the most recently completed Fiscal Quarter; provided that at any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled “Level III”: 4 Level Average Availability Applicable Margin Relative to Base Rate Loans Applicable Margin Relative to Term SOFR Loans I Greater than or equal to two thirds of the Revolving Loan Limit 1.00% 2.00% II Greater than or equal to one half of the Revolving Loan Limit but less than two thirds of the Revolving Loan Limit 1.25% 2.25% III Less than one half of the Revolving Loan Limit 1.50% 2.50% Except as expressly provided above, the Applicable Margin shall be re-determined as of the first day of each Fiscal Quarter of the Administrative Borrower. “Asset Sale” shall mean (a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Administrative Borrower (other than Equity Interests of the Administrative Borrower) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or (b) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Equity or Disqualified Preferred Equity of Restricted Subsidiaries issued in compliance with Section 9.04 or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions; in each case, other than: (i) a disposition of inventory or other assets in the ordinary course of business; (ii) transactions permitted under Section 9.02 or a transaction that constitutes a Change of Control; (iii) an issuance of Equity Interests by a Restricted Subsidiary to the Administrative Borrower or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the board of directors or other governing body; (iv) any dispositions of Equity Interests, properties or assets in a single transaction or series of related transactions with a Fair Market Value (as determined in good faith by the Administrative Borrower) of less than $10,000,000; (v) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings; (vi) foreclosure, condemnation or any similar action with respect to any property or other assets;

5 (vii) any disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Administrative Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; (viii) [reserved]; (ix) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding (x) any boot thereon and (y) Collateral constituting ABL Priority Collateral) for use in a Permitted Business; and (x) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind. “Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit M (appropriately completed). “Authorizations” shall mean all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Licenses, certificates and permits from, the FCC and other Governmental Authorities. “Authorizations” shall not include filings, records or registrations with respect to intellectual property. “Authorized Officer” shall mean, with respect to (a) delivering financial information, Borrowing Base Certificates and officer’s certificates related thereto pursuant to this Agreement, the chief executive officer, the chief financial officer, the treasurer, the controller, the principal accounting officer of the Administrative Borrower or such other officer of the Administrative Borrower having substantially the same authority and responsibility, including any vice president, and (b) for all other purposes hereunder, the chief executive officer, the chief financial officer, the treasurer, the controller, the principal accounting officer, the president, and any vice president. “Availability” shall mean, as of any date of determination, the amount that the Borrowers are entitled to borrow as Revolving Loans under Section 2.01 of this Agreement (after giving effect to the then outstanding Revolver Usage, but expressly excluding Bank Product Obligations). “Average Availability” shall mean, with respect to any period, the sum of the aggregate amount of Availability for each Business Day in such period (calculated as of the end of each respective Business Day) divided by the number of Business Days in such period. “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). 6 “Bank Product” shall mean any one or more of the following financial products or accommodations extended to the Administrative Borrower or its Restricted Subsidiaries by a Bank Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements. “Bank Product Agreements” shall mean those agreements entered into from time to time by the Administrative Borrower or its Restricted Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products. “Bank Product Collateralization” shall mean providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent) to be held by Administrative Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Administrative Agent in its Permitted Discretion as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations). “Bank Product Obligations” shall mean (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by the Administrative Borrower or its Restricted Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Administrative Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Administrative Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to the Administrative Borrower or its Restricted Subsidiaries. “Bank Product Provider” shall mean Bank of America, N.A. or any of its Affiliates. “Bank Product Reserve Amount” shall mean, as of any date of determination, the Dollar amount of reserves that Administrative Agent has determined in its Permitted Discretion it is necessary or appropriate to establish (based upon the Bank Product Providers’ reasonable determination of their credit exposure to Parent and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding. “Bankruptcy Code” shall have the meaning provided in Section 10.05. “Base Rate” shall mean the greater of (a) the Federal Funds Rate plus one-half of one percent (0.50%), (b) Term SOFR (which rate shall be calculated based upon an Interest Period of one (1) month and shall be determined on a daily basis), plus one (1) percentage point, and (c) the rate of interest announced, from time to time, by Bank of America, N.A. as its “prime rate”, with the understanding that the “prime rate” is one of Bank of America, N.A.’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Bank of America, N.A. may designate. Any change in the Base Rate due to a change in the prime lending rate, the Federal Funds Rate or Term SOFR shall be effective as of the opening of business on the day of such change in the prime lending rate, the Federal Funds Rate or Term SOFR, respectively. “Base Rate Loan” shall mean each Loan designated or deemed designated as such by the Administrative Borrower at the time of the incurrence thereof or conversion thereto. 7 “Beneficial Owner” shall have the meaning provided to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act; except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, provided that right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” “Beneficially Owning” and “Beneficially Owned” have correlative meanings. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrower Common Stock” shall mean the authorized common stock of the Administrative Borrower. “Borrower Materials” shall have the meaning provided in Section 12.03(c). “Borrowers” shall mean the Administrative Borrower, TV ONE, LLC, INTERACTIVE ONE, INC., Reach Media, Inc. and any Additional Borrowers; provided that, for the avoidance of doubt, to the extent that a Person is a Borrower (other than the Administrative Borrower), such Person shall be a Restricted Subsidiary of the Administrative Borrower. “Borrowing” shall mean a borrowing consisting of Revolving Loans made on the same day by the Revolving Lenders (or Administrative Agent on behalf thereof), or by Administrative Agent in the case of a Protective Advance funded for the account of Administrative Agent. “Borrowing Base” shall mean, as of any date of determination, the result of: (a) eighty five percent (85%) of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, minus (b) the sum of (i) the Bank Product Reserve Amount, plus (ii) the AP and Deferred Revenue Reserve, plus (iii) without duplication, the aggregate amount of all other reserves, if any, established by Administrative Agent in its Permitted Discretion under Section 2.01. “Borrowing Base Certificate” shall mean a certificate in the form of Exhibit B. “Borrowing Base Excess” shall have the meaning provided in Section 2.03(b). “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close, and if such day 8 relates to any Term SOFR Loan, means any such day that is also a U.S. Government Securities Business Day. “Calculation Period” shall mean, with respect to any Permitted Acquisition, any Asset Sale, any Subsidiary Designation, any Specified Transaction or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Asset Sale, Subsidiary Designation, Specified Transaction or other event for which financial statements have been delivered to the Lenders pursuant to Section 8.01(a) or (b), as applicable. “Capital Expenditures” shall mean, with respect to any Person, for any period, the aggregate, without duplication, of all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the value of all assets under Capitalized Lease Obligations incurred by such Person and its Restricted Subsidiaries during such period (other than as a result of purchase accounting). “Capitalized Lease Obligations” shall mean an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP; provided that all obligations of the Administrative Borrower and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 31, 2019 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease Obligation) for purposes of this Agreement (regardless of any change in GAAP following December 31, 2019 that would otherwise require such obligation to be characterized or recharacterized as a Capitalized Lease Obligation). The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty. For purposes of Section 9.01 hereof a Capitalized Lease Obligation shall be deemed secured by a Lien on the property or assets (and proceeds thereof) being leased. “Cash Dominion Period” shall mean any period: (a)(i) commencing on the date on which Availability is less than the greater of (x) fifteen percent (15%) of the Revolving Loan Limit and (y) $11,250,000, in each case, for three (3) consecutive Business Days (this clause (i) being referred to herein as a “Trigger Event”) and (ii) ending on the date on which Availability is greater than the applicable Availability threshold that caused such Trigger Event for any consecutive thirty (30) day period, or (b)(i) commencing on the date on which an Event of Default has occurred and (ii) ending on the date on which such Event of Default has been waived or cured in accordance with the terms of this Agreement. “Cash Equivalents” shall mean, as to any Person, (a) United States dollars or any other foreign currency held by the Administrative Borrower and the Restricted Subsidiaries in the ordinary course of business, (b) securities issued or directly and fully guaranteed or insured by the United States or Canadian governments or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country is pledged in support thereof) having maturities of not more than two (2) years from the date of acquisition, (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any Lender or by any bank or trust company (x) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (y) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $250,000,000, (d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with

9 any bank meeting the qualifications specified in clause (c) above, (e) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof, (f) readily marketable direct obligations issued by any state of the United States of America, any province of Canada or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition, and (g) interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (g) above. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts. “Cash Management Services” shall mean any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, overdraft facilities, foreign exchange facilities, merchant services and credit card services, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements. “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Change of Control” shall mean (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Administrative Borrower and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party or a Permitted Group; (2) the adoption of a plan relating to the liquidation or dissolution of any Borrower; 10 (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that more than 50% of the Voting Stock of the Administrative Borrower or any Parent Company, measured by voting power, rather than number of shares, is Beneficially Owned, directly or indirectly, by any Person other than any Parent Company, the Principals and their Related Parties or a Permitted Group; or (4) a “change of control” or similar event shall occur as provided in (i) any Parity Lien Documents (including any First Lien Notes Document), any Junior Lien Documents (including any Second Lien Notes Document) or any Permitted Refinancing Debt Document relating to the foregoing and (ii) any other Indebtedness (or the documentation governing the same) to the extent the outstanding principal amount or liquidation preference, as the case may be, of such other Indebtedness exceeds $5,000,000. “CME” means CME Group Benchmark Administration Limited. “Code” shall mean the United States Internal Revenue Code of 1986, as amended. “Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 6 and Section 8.11 (but excluding, for the avoidance of doubt, Excluded Assets). “Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents, and any successor collateral agent. “Commitment” shall mean the Revolving Loan Commitment of each Lender. “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute. “Communications” shall have the meaning provided in Section 12.03(b). “Communications Act” shall mean the Communications Act of 1934, as amended, and the rules and regulations and published policies of the FCC thereunder. “Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate). “Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower Representative, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the 11 Administrative Agent, in consultation with the Borrower Representative, determines is reasonably necessary in connection with the administration of this Agreement and any other Credit Document). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period (without giving effect to (x) any extraordinary gains (or losses) and any related provision for taxes on such extraordinary gains (or losses), (y) any non-cash income (including any non-cash income resulting from the early extinguishment of Indebtedness), and (z) any gains or losses from sales of assets (other than inventory sold in the ordinary course of business)) adjusted by (A) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period), without duplication, the amount of (i) total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees)) of the Administrative Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period, (ii) provision for taxes based on income or profits and foreign withholding taxes and franchise, state single business unitary and similar taxes, for the Administrative Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period, (iii) all depreciation and amortization expense (including but not limited to launch support provided for multichannel video program distributors) of the Administrative Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period, (iv) cash charges and expenses actually incurred in connection with employee or management, recruitment, relocation, retention, signing bonus or severance costs during such period, (including, without limitation, related to Permitted Acquisitions, Investments, closures and consolidations of operations, Asset Sales and Specified Transactions), and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related Permitted Acquisition; provided, that in no event shall the sum of the amounts added back pursuant to this clause (iv) for any period, together with amounts added back pursuant to clause (xiii) below for such period, exceed $5,000,000, (v) customary and reasonable professional fees, costs and expenses and other costs and expenses incurred or paid in connection with, and reasonably related to, any Investment (including any Permitted Acquisition), issuance of Equity Interests, Asset Sale, sale of assets or incurrence of Indebtedness permitted pursuant to Section 9.04 (as amended and/or modified from time to time), in each case, whether or not consummated, (vi) the amount of all fees, costs and expenses incurred or paid in connection with the Transactions and in connection with the “Transactions” under (and as defined in) each of the First Lien Notes Indenture and the Second Lien Notes Indenture as in effect on the Effective Date and the issuance of each of the First Lien Notes and the Second Lien Notes, (vii) the amount of all other non-cash charges, losses or expenses of the Administrative Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period (including impairment charges or asset write-offs, losses from investments recorded using the equity method, stock-based awards compensation expense or expenses relating to the vesting of warrants), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory; provided, that if any non-cash charges referred to in this clause (vii) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid, (viii) proceeds of business interruption insurance, (ix) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Administrative Borrower or net cash proceeds of an issuance of Equity Interests of the Administrative Borrower (other than Disqualified Preferred Stock and Designated Preferred Stock), (x) expenses to the extent covered by contractual indemnification or refunding provisions in favor of the Administrative Borrower or a Restricted Subsidiary in connection with any Permitted Acquisition, other Investment or any disposition of assets permitted under 12 this Agreement, to the extent actually paid or refunded in cash by a third party other than the Administrative Borrower or a Restricted Subsidiary, (xi) unrealized losses on Interest Rate Protection Agreements and other Hedge Agreements, (xii) the amount of dividends and distributions actually paid in cash to the Administrative Borrower or any Restricted Subsidiary by Unrestricted Subsidiaries, (xiii) restructuring charges, accruals or reserves incurred or accrued during such period (including restructuring costs related to acquisitions after the Effective Date and to closure/consolidation of operations and retention charges); provided, that in no event shall the sum of the amounts added back pursuant to this clause (xiii) for any period, together with amounts added back pursuant to clause (iv) above for such period, exceed $5,000,000, and (xiv) charges, accruals or reserves incurred or accrued during such period related to changes in operating format, and (B) subtracting therefrom (to the extent not otherwise deducted in determining Consolidated Net Income for such period) (i) the amount of all cash payments or cash charges made (or incurred) by the Administrative Borrower or any of its Restricted Subsidiaries for such period on account of any non-cash charges added back to Consolidated EBITDA pursuant to preceding sub-clause (A)(vii) in a previous period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period), (ii) any amount which, in the determination of Consolidated Net Income for such period, has been added for unrealized gains on Interest Rate Protection Agreements and other Hedge Agreements and (iii) any gains in respect of pension or other post-retirement benefits or pension assets during such period. For the avoidance of doubt, it is understood and agreed that, to the extent any amounts are excluded from Consolidated Net Income by virtue of the proviso to the definition thereof contained herein, any add backs to Consolidated Net Income in determining Consolidated EBITDA as provided above shall be limited (or denied) in a fashion consistent with the proviso to the definition of Consolidated Net Income contained herein. “Consolidated Interest Expense” shall mean, for any period, (i) the total consolidated cash interest expense, net of cash interest income, of the Administrative Borrower and its Restricted Subsidiaries (including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to letters of credit, Interest Rate Protection Agreements and other Hedge Agreements) for such period, adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) (x) the amortization of any upfront fees for any incurrence or issuance of Indebtedness, deferred financing costs for such period and any interest expense actually “paid in kind” or accreted during such period and (y) interest expense in respect of any Parity Lien Debt, Junior Lien Debt, Permitted Subordinated Debt or Permitted Unsecured Debt that have been defeased or satisfied and discharged in accordance with the applicable agreement or indenture or with respect to which the required deposit has been made in connection with a call for repurchase or redemption to occur within the time period set forth in the applicable agreement or indenture, in each case to the extent such transactions are permitted by Section 9.09), plus (ii) without duplication, (x) that portion of Capitalized Lease Obligations of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis representing the interest factor for such period, (y) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of the Administrative Borrower and its Restricted Subsidiaries under all net obligations under any Interest Rate Protection Agreement or any other Hedging Agreement (to the extent same does not arise from a financing arrangement constituting an operating lease) for such period and (z) the amount of all cash Dividend requirements (whether or not declared or paid) on Disqualified Preferred Stock and Designated Preferred Stock of the Administrative Borrower, as the case may be, paid, accrued or scheduled to be paid or accrued during such period. “Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Administrative Borrower and its Restricted Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP; provided, that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person in which a Person or Persons other than the Administrative Borrower and its Wholly-Owned

13 Restricted Subsidiaries has an Equity Interest or Equity Interests, except to the extent of the amount of the dividends or distributions actually paid in cash to the Administrative Borrower or any of its Wholly-Owned Restricted Subsidiaries by such Person, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Restricted Subsidiary and (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary of such net income is not at the date of determination permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, governmental regulation or law applicable to such Restricted Subsidiary, unless such restriction (x) has been legally waived or otherwise released, (y) is imposed pursuant to this Agreement and the other Credit Documents, the First Lien Notes Indenture or the Second Lien Notes Indenture or (z) arises pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Credit Parties than the encumbrances and restrictions contained in the Credit Documents (as determined by the Administrative Borrower in good faith), and in each case, except to the extent of the amount of payments or other dividends actually paid to the Administrative Borrower or any of its Restricted Subsidiaries. “Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. “Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Credit Documents” shall mean this Agreement, the Guaranty, the Pledge Agreement, the Security Agreement, the Revolver Intercreditor Agreement, the Borrowing Base Certificates, the Fee Letter, the Letters of Credit, any note or notes executed by the Borrowers in connection with this Agreement and payable to any Lender, and, after the execution and delivery thereof pursuant to the terms of this Agreement, each other Security Document. No Bank Product Agreement shall be included as a Credit Document. “Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit. “Credit Party” shall mean each Borrower and each Subsidiary Guarantor. “Daily Balance” shall mean, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day. 14 “Daily Simple SOFR” shall mean, with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source). “Debt Repurchase” shall have the meaning provided in Section 9.09(iv). “Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Default” shall mean any event, act or condition which with notice or lapse of any applicable grace period hereunder, or both, would constitute an Event of Default. “Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulted Lender” shall mean any Lender that (a) has failed to fund any amounts required to be funded by it under this Agreement on the date that it is required to do so under this Agreement (including the failure to make available to Administrative Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified the Administrative Borrower, Administrative Agent or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally (as reasonably determined by Administrative Agent) under which it has committed to extend credit, (d) failed, within one (1) Business Day after written request by Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund any amounts required to be funded by it under this Agreement, (e) otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement on the date that it is required to do so under this Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. “Designated Account” shall mean the deposit account of the Administrative Borrower (located within the United States) that has been designated as such, in writing, by the Administrative Borrower to Administrative Agent. “Designated Account Bank” shall mean Bank of America, N.A., whose ABA number is 111-000-012. “Designated Non-Cash Consideration” shall mean the Fair Market Value (as determined in good faith by the Administrative Borrower) of non-cash consideration received by the Administrative Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to 15 the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 9.02. “Designated Preferred Stock” shall mean Preferred Equity of the Administrative Borrower (other than Disqualified Preferred Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Administrative Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate executed by the principal financial officer of the Administrative Borrower, on the issuance date thereof. “Designated Sales” shall mean, at any time of determination, (a) [reserved], (b) the sale of all or a portion of the businesses, properties, assets and operations of Interactive One, LLC (in each case to the extent related to the internet businesses of such Persons), and (c) the sale of any other assets or businesses of the Administrative Borrower and its Restricted Subsidiaries (other than assets included in the Borrowing Base (only to the extent that Availability is less than $5,000,000) the Equity Interests of any Person, unless all of the Equity Interests of such Person are so sold), so long as the aggregate amount of Consolidated EBITDA attributable to (and derived from) all such assets and businesses sold in reliance on this subclause (c) (measured, for any such sale, for the Calculation Period most recently ended prior to such sale) does not exceed $2,500,000 during the then most recently ended Calculation Period, with such calculation to be set forth (in reasonable detail) in an officer’s certificate from an Authorized Officer delivered to the Administrative Agent at the time of the respective sale. “Dilution” shall mean, as of any date of determination, a percentage, based upon the experience of the immediately prior period of not less than ninety (90) or more than three hundred sixty- five (365) consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Borrowers’ Accounts during such period, by (b) the Borrowers’ billings with respect to Accounts during such period, as determined by the Administrative Agent in its Permitted Discretion. “Dilution Reserve” shall mean, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of five percent (5%). “Disinterested Director” means, with respect to any Affiliate Transaction, a member of the board of directors of the Administrative Borrower having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the board of directors of the Administrative Borrower shall be deemed not to have such a financial interest by reason of such member’s holding Equity Interests of the Administrative Borrower or any options, warrants or other rights in respect of such Equity Interests. “Disqualified Institutions” shall mean those Persons that are (a) competitors of the Administrative Borrower and its Subsidiaries identified in writing by the Administrative Borrower to the Administrative Agent as being excluded from the definition of “Eligible Transferee” hereunder (and any such competitors’ Affiliates (other than Affiliates that are bona fide debt funds that are engaged in making or purchasing commercial loans in the ordinary course of business)) that are either identified in writing by the Administrative Borrower to the Administrative Agent as being excluded from the definition of “Eligible Transferee” hereunder or that are readily identifiable as an Affiliate of such competitor on the basis of their name (provided, that the Administrative Agent shall have no obligation to carry out due diligence in order to identify such Subsidiaries) or (b) those banks, financial institutions and other entities separately identified by the Administrative Borrower in writing to the Administrative Agent on or prior to the Original Effective Date. The Administrative Borrower shall make available a list of the Disqualified Institutions to the 16 Lenders and the Administrative Agent, and shall confirm, upon the written request of the Administrative Agent or any Lender, whether a particular Person is a Disqualified Institution. “Disqualified Preferred Stock” shall mean any Preferred Equity of the Administrative Borrower that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise, (b) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable at the option of holder thereof (other than solely for Borrower Common Stock or Qualified Preferred Stock), in whole or in part, or is required to be repurchased by the Administrative Borrower or any Restricted Subsidiary, in whole or in part, at the option of the holder thereof or (c) is or becomes convertible into or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or any other Equity Interests (other than solely Borrower Common Stock or Qualified Preferred Stock), in each case, prior to Latest Maturity Date, except, in the case of clauses (a) and (b), if as a result of a “change of control” or “asset sale”, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of the Loans and all other Obligations (other than unasserted contingent indemnification obligations) and the termination of the Commitments. “Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common Equity Interests of such Person) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes. “Documents” shall mean, collectively, (a) the Credit Documents, (b) the First Lien Notes Documents, (c) the Second Lien Notes Documents, (d) after the Effective Date, the Permitted Subordinated Debt Documents and the Permitted Unsecured Debt Documents, and (e) after the Effective Date, any other Parity Lien Documents or the Junior Lien Documents. “Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States. “Domestic Restricted Subsidiary” of any Person shall mean any Domestic Subsidiary of such Person that is also a Restricted Subsidiary of such Person. “Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof or the District of Columbia. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

17 “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” shall have the meaning provided in Section 12.10. “Eligible Accounts” shall mean those Accounts created by each Borrower in the ordinary course of its business, that arise out of such Borrower’s sale of goods or rendition of services, that comply in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Credit Documents, and that are not excluded as ineligible by virtue of one (1) or more of the excluding criteria set forth below. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, billing and miscellaneous adjustments, and rebates. Eligible Accounts shall not include the following: (a) Accounts that the Account Debtor has failed to pay within ninety (90) days of original invoice date (or, with respect to Account Debtors that are Advertising Agencies, one hundred twenty (120) days of the original invoice date), (b) Accounts owed by an Account Debtor (or its Affiliates) where fifty percent (50%) or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above, (c) Accounts with respect to which the Account Debtor is an Affiliate of any Borrower or an employee or agent of any Borrower or any Affiliate of any Borrower, (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, (e) Accounts that are not payable in Dollars, (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Administrative Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Administrative Agent; provided, that (A) the maximum aggregate amount of Eligible Accounts that may be considered eligible under this clause (f) shall not exceed $1,000,000 in the aggregate at any time, and (B) the maximum aggregate amount of Eligible Accounts that may be considered eligible under this clause (f) and the below clause (g) shall not exceed $2,000,000 in the aggregate at any time, (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which a Borrower has complied, to the reasonable satisfaction of Administrative Agent, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States; provided, that the maximum aggregate amount of Eligible Accounts that may be considered eligible under this clause (g) and the above clause (f) shall not exceed $2,000,000 in the aggregate at any time, 18 (h) Accounts with respect to which the Account Debtor is a creditor of a Borrower, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, in each case, solely to the extent of such claim, right of recoupment or setoff, or dispute, (i) Accounts with respect to an Account Debtor whose total obligations owing to the Borrowers exceed ten percent (10%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit, (j) Accounts with respect to which the Account Debtor is subject to an Insolvency or Liquidation Proceeding, is not solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency or Liquidation Proceeding or a material impairment of the financial condition of such Account Debtor, (k) Accounts, the collection of which, Administrative Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition, (l) Accounts that are not subject to a valid and perfected first priority Administrative Agent’s Lien (subject to Liens permitted under clauses (i), (ii), (vii), (xi), (xvi) and (xvii) of Section 9.01), (m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, (n) Accounts with respect to which the Account Debtor is subject to Sanctions, (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by a Borrower of the subject contract for goods or services, (p) Accounts that were acquired by a Borrower in connection with an Acquisition or other Investment permitted hereunder, until the completion of a field examination and confirmation of such Accounts, reasonably satisfactory to Administration Agent, or (q) Accounts owed by an Account Debtor that is an individual or natural person. “Eligible Transferee” shall mean any Person, but in any event excluding (i) the Administrative Borrower and its Affiliates and (ii) Disqualified Institutions. “Eligible Transferee” shall not include at any time any Defaulted Lender or any natural person. “Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations and/or proceedings relating in any way to any noncompliance with, or liability arising under, Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to 19 an alleged injury or threat of injury to human health, safety or the environment due to the presence of Hazardous Materials. “Environmental Law” shall mean any applicable federal, state, local or foreign law (including principles of common law), rule, regulation, ordinance, code, directive, judgment, order or agreement, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof having the force of law, relating to the protection of the environment or of human health (as it relates to the exposure to environmental hazards) or to the presence, Release or threatened Release, or the manufacture, use, transportation, treatment, storage, disposal or recycling of Hazardous Materials, or the arrangement for any such activities. “Equity Interests” of any Person shall mean any and all shares of, rights to purchase, warrants, options or depository receipts for, or other equivalents of or partnership or other interests in (however designated) equity of such Person, including any Preferred Equity, but excluding any debt securities convertible into, or exchangeable for, such equity, unless and until any such instruments are so converted or exchanged. “ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with the Administrative Borrower or a Subsidiary of the Administrative Borrower under Section 414(b) or (c) of the Code or Section 4001 of ERISA. “ERISA Event” shall mean any one (1) or more of the following: (a) any Reportable Event; (b) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA; (c) the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (d) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived; or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan, or that such filing may be made; (e) assuming the accuracy of the representations in Section 12.25, engaging in a non- exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; (f) the complete or partial withdrawal of the Administrative Borrower, any Subsidiary of the Administrative Borrower or any ERISA Affiliate from a Multiemployer Plan, the insolvency under 20 Title IV of ERISA of any Multiemployer Plan; or the receipt by the Administrative Borrower, any Subsidiary of the Administrative Borrower or any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from the Administrative Borrower, any Subsidiary of the Administrative Borrower or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; or (g) the Administrative Borrower, a Subsidiary of the Administrative Borrower or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA). “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” shall have the meaning provided in Section 10. “Excess Revolving Loans” shall have the meaning provided in Section 2.03(b). “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended. “Excluded Assets” shall mean: (a) all Real Property; (b) any lease, contract, instrument or property right to which any Credit Party is a party, if and only for so long as the grant of a security interest shall constitute or result in a breach, termination, impairment or default under any such lease, contract or property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law or principles of equity), but in each case: (i) only to the extent each such Credit Party is contractually prohibited from creating a Lien on the Effective Date or the date such lease, contract, instrument or property right was acquired, created or effective (so long as such prohibition was not expressly negotiated in anticipation of such acquisition), and (ii) any security interest securing Obligations owing to Lenders shall attach immediately to any portion of such lease, contract or property right without further action of the Lenders at any time or from time to time, so long as such security interest does not result, or would no longer result, in any of the consequences specified above; (c) any lease, contract, instrument or property right to which any Borrower or any Subsidiary Guarantor is a party and any other asset, in each case, if and only for so long as the grant of a security interest shall violate any applicable law; (d) any License, non-exclusive or otherwise (but not including any FCC License), to which any Credit Party is a party, grantee or beneficiary in the ordinary course of business, if and only for so long as either (x) each such Credit Party is prohibited from granting a security interest therein under applicable provisions of the Communications Act or any other applicable law, or (y) the grant of a security interest shall constitute or result in a breach, termination or default under any such License; provided, that:

21 (i) Excluded Assets shall not include any rights and remedies incident or appurtenant to any such Licenses or any rights to receive any or all proceeds derived from, or in connection with, any Asset Sale of all or any portion of any such Licenses or any Station, and (ii) any security interests securing Obligations owing to Lenders shall attach immediately to any portion of such Licenses without further action of the Lenders at any time or from time to time, so long as such attachment does not result, or would no longer result, in any of the consequences specified above; (e) fixed or capital assets owned by any Borrower or any Subsidiary Guarantor that is subject to a purchase money Lien or a Capitalized Lease Obligation permitted under this Agreement if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capitalized Lease Obligation or the acquisition of such asset subject to such purchase money Lien) prohibits or requires the consent of any Person other than the Administrative Borrower and its Affiliates (to the extent such consent has not been obtained) as a condition to the creation of any other Lien on such asset; (f) any Leaseholds; (g) all Excluded Equity Interests; (h) motor vehicles and other assets subject to certificates of title; (i) assets as to which the costs of obtaining a security interest are excessive (as reasonably determined by the Collateral Agent in writing) in relation to the value of the security afforded thereby; (j) any Commercial Tort Claims (as defined in the Security Agreement) not in excess of $1,000,000 individually; (k) any Letter-of-Credit Rights (as defined in the Security Agreement) with a stated amount of less than $1,000,000; (l) cash pledged to secure letter of credit reimbursement obligations to the extent such secured letters of credit are permitted under this Agreement; (m) any Excluded Deposit Accounts (as defined in the Security Agreement); (n) any “intent to use” trademark applications for which a verified statement of use has not been filed with, and accepted by, the United States Patent and Trademark Office or any asset or intellectual property (including copyrights, trademarks and patents) if the grant of a security interest in or Lien upon such intellectual property would result in the cancellation, voiding, invalidation or impairment of such intellectual property; provided, that a grant of security interest shall be made (in accordance with the Security Agreement) in such “intent to use” applications once a verified statement of use has been filed with, and accepted by, the United States Patent and Trademark Office or such asset or intellectual property once it can be granted without resulting in cancellation, voiding, invalidation, or impairment thereof; and (o) any FCC License to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest therein pursuant to applicable communications laws, but the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Licenses, the economic value of the FCC Licenses, and the right to receive all 22 proceeds derived from or in connection with the direct or indirect sale, assignment or transfer of the FCC Licenses. “Excluded Contributions” shall mean Net Cash Proceeds or property or assets received by the Administrative Borrower as capital contributions to the equity (other than through the issuance of Disqualified Preferred Stock) of the Administrative Borrower after the Effective Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by any Borrower or any Subsidiary of the Administrative Borrower for the benefit of their employees to the extent funded by such Borrower or any Restricted Subsidiary) of Equity Interests (other than Disqualified Preferred Stock) of the Administrative Borrower, to the extent designated as an Excluded Contribution pursuant to an officer’s certificate of the Administrative Borrower. “Excluded Equity Interests” shall mean (a) all Equity Interests in any Subsidiary of an Unrestricted Subsidiary; (b) [reserved]; (c) [reserved]; (d) all Equity Interests in any Subsidiary acquired subject to assumed Indebtedness permitted by this Agreement if such Equity Interests are pledged and/or mortgaged as security for such Indebtedness and if and for so long as the terms of such Indebtedness prohibit the creation of any other Lien on such Equity Interests; (d) all Equity Interests of any Subsidiary the pledge of which is prohibited by applicable laws; and (e) all non-majority Equity Interests in Persons that are not Subsidiaries of the Administrative Borrower or any of its Restricted Subsidiaries but only to the extent such Person is, or its equity holders are, contractually prohibited from creating a Lien in such Equity Interests, so long as the Administrative Borrower (i) does not encourage the creation of any contractual prohibitions and (ii) requests no such contractual prohibitions be instituted (other than in each of clauses (i) and (ii) preceding, those contractual prohibitions in existence on the Effective Date). “Excluded Subsidiary” shall mean (i) an Unrestricted Subsidiary, or (ii) an Immaterial Subsidiary. Notwithstanding anything herein to the contrary, to the extent that any Borrower (other than the Administrative Borrower) becomes an Excluded Subsidiary, such Borrower shall cease to be a Borrower hereunder and under the other Credit Documents. “Excluded Swap Obligation” shall mean, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Subsidiary Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Subsidiary Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one (1) swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal. “Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect at the time such Lender (i) acquires such interest in the Loan or Commitment (other than at the request of the Administrative 23 Borrower under Section 2.12) or (ii) designates a new lending office (other than at the request of the Administrative Borrower under Section 2.12), except, in each case, to the extent that, pursuant to Section 4.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 4.04(f) or (g); and (d) any withholding Taxes imposed by FATCA. “Existing Credit Agreement” shall have the meaning set forth in the recitals hereto. “Existing Credit Documents” shall have the meaning provided in Section 13.01. “Existing Letters of Credit” shall mean those letters of credit set forth on Schedule 3.01. “Existing Notes” shall mean those certain 7.375% Senior Secured Notes due 2028 issued by the Administrative Borrower pursuant to the Existing Senior Secured Notes Indenture that remain outstanding after giving effect to the Transactions. “Existing Notes Indenture” shall mean that certain Indenture, dated as of January 25, 2021, by and among the Administrative Borrower, as issuer, and Wilmington Trust, National Association, as trustee and notes collateral agent, as amended, restated, amended and restated, modified and/or supplemented on or prior to the Effective Date. “Fair Market Value” may be conclusively established by means of an officer’s certificate or resolutions of the board of directors of the Administrative Borrower setting out such fair market value as determined by such officer or such board of directors in good faith. “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version to the extent that such version is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing. “FCC” shall mean the Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America). “FCC License” shall mean any radio or television broadcast service license, community antenna relay service license, broadcast auxiliary license, earth station registration, business radio, microwave, special safety radio service license or other license, permit, authorization or certificate issued by the FCC pursuant to the Communications Act. “Federal Funds Rate” shall mean, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent 24 “Fee Letter” shall mean that certain fee letter, dated as of even date with the Agreement, between the Borrowers and Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent. “Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01. “Financial Covenant Triggering Event” shall mean the failure of the Borrowers to maintain Availability equal to or greater than the greater of (x) fifteen percent (15%) of the Revolving Loan Limit and (y) $11,250,000 at any time. For purposes hereof, the occurrence of a Financial Covenant Triggering Event shall be deemed continuing until Availability has equaled or exceeded the greater of (x) fifteen percent (15%) of the Revolving Loan Limit and (y) $11,250,000 for thirty (30) consecutive days, in which case, a Financial Covenant Triggering Event shall no longer be deemed to be continuing for purposes of this Agreement. “First Lien Notes” shall mean those certain 10.500% First Lien Senior Secured Notes due 2030 issued by the Administrative Borrower pursuant to the First Lien Notes Indenture in the original aggregate principal amount of $60,600,000. “First Lien Notes Collateral Agent” shall mean the collateral agent for the secured parties under the First Lien Notes Documents, together with its successors and permitted assigns. “First Lien Notes Documents” shall mean any and all agreements, pledge and security agreements, notes (including additional notes), mortgages, collateral documents and guarantees relating to the First Lien Notes, including but not limited to the First Lien Notes, the First Lien Notes Indenture and the “First Lien Notes Documents” (as defined in the First Lien Notes Indenture ), each as may be amended, restated, amended and restated, modified and/or supplemented on or prior to the Effective Date, and as the same may be further amended, restated, amended and restated, modified, supplemented, renewed, refinanced, extended, restructured or replaced in whole or in part from time to time in accordance with the terms hereof and thereof. “First Lien Notes Indenture” shall mean that certain Indenture, dated as of December 18, 2025, among the Administrative Borrower, as issuer, the Guarantors (as defined therein) party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as amended, restated, amended and restated, modified, supplemented, renewed, refinanced, extended, restructured or replaced in whole or in part from time to time in accordance with the terms hereof and thereof. “Fiscal Quarter” shall mean, for any Fiscal Year, (a) the fiscal period commencing on January 1 of such Fiscal Year and ending on March 31 of such Fiscal Year, (b) the fiscal period commencing on April 1 of such Fiscal Year and ending on June 30 of such Fiscal Year, (c) the fiscal period commencing on July 1 of such Fiscal Year and ending on September 30 of such Fiscal Year and (d) the fiscal period commencing on October 1 of such Fiscal Year and ending on December 31 of such Fiscal Year. “Fiscal Year” shall mean the fiscal year of the Administrative Borrower and its Restricted Subsidiaries ending on December 31 of each calendar year. “Fixed Charge Coverage Ratio” shall mean, with respect to any period, the ratio of (a) Consolidated EBITDA for such period, minus the sum of (i) non-financed Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, (ii) all federal, state and local income taxes paid, or required to be paid, in cash during such period, and (iii) the amount of cash spent during such period to purchase or acquire cable television programming for distribution less amortization during such period of the acquired content purchase cost, to (b) Fixed Charges.

25 “Fixed Charges” shall mean, with respect to any period and with respect to the Administrative Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Consolidated Interest Expense paid or required to be paid during such period in cash, (b) all scheduled principal payments in respect of Indebtedness (as such principal payments may be reduced by (i) mandatory prepayments in respect of proceeds from sale of assets and (ii) voluntary prepayments so long as such voluntary prepayments are made with cash or other amounts non constituting proceeds of Revolving Loans hereunder) that are paid or required to be paid in cash during such period, and (c) all Restricted Payments paid in cash during such period. “Foreign Lender” shall have the meaning provided in Section 4.04(f)(ii)(B). “Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Administrative Borrower or any one (1) or more of its Subsidiaries primarily for the benefit of employees of the Administrative Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code. “Foreign Restricted Subsidiary” shall mean, as to any Person, any Foreign Subsidiary of such Person that is also a Restricted Subsidiary of such Person. “Foreign Subsidiary” shall mean, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary. “Funding Date” shall mean the date on which a Borrowing occurs. “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in this Agreement, all ratios and calculations based on GAAP contained in this Agreement shall be computed in accordance with GAAP. At any time after the Effective Date, the Administrative Borrower may elect to establish that GAAP shall mean GAAP as in effect on the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the Effective Date, the Administrative Borrower may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement), including as to the ability of the Administrative Borrower to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Agreement that require the application of GAAP for periods that include Fiscal Quarters ended prior to the Administrative Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Administrative Borrower may only make such election if it also elects to report any subsequent financial reports required to be made by the Administrative Borrower, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants set forth under Section 8.01 hereof, in IFRS. The Administrative Borrower shall give written notice of any such election made in accordance with this definition to the Administrative Agent. “Going Private Transaction” shall mean the initial occurrence of any of the following after the Effective Date: (a) a Rule 13e-3 transaction (as that term is defined in Rule 13e-3 of the Exchange Act) involving the Administrative Borrower or (b) any transaction that results in the Administrative Borrower 26 being eligible to cease filing reports under Section 13(a) or 15(d) of the Exchange Act with the SEC; provided, that any transaction described in clause (a) or (b) is not a Change of Control. “Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the FCC). “Granting Lender” shall have the meaning provided in Section 12.04(d). “Guaranty” shall have the meaning provided in Section 5.10. “Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials, wastes, pollutants, contaminants or substances in any form that is prohibited, limited or regulated pursuant to any Environmental Law by virtue of their toxic or otherwise deleterious characteristics. “Hedge Agreement” shall mean (a) Interest Rate Protection Agreements and any and all other Swap Contracts, rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Hedge Obligations” shall mean any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of the Administrative Borrower or its Restricted Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one (1) or more of the Bank Product Providers. “Hedge Provider” shall mean any Lender or any of its Affiliates. “Hughes” shall mean Catherine L. Hughes. “Immaterial Subsidiary” shall mean, as of any date, any Domestic Restricted Subsidiary of the Administrative Borrower whose total assets, together with all other Domestic Restricted Subsidiaries that are not Credit Parties, as of that date, are less than $2,500,000 and whose total revenues, together with all other Domestic Restricted Subsidiaries that are not Credit Parties, for the then most recent twelve-month period do not exceed $2,500,000; provided, that a Domestic Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of any Borrower or any Subsidiary Guarantor or holds, directly or indirectly, any FCC Licenses. 27 “Incremental Amendment” shall have the meaning provided in Section 2.07(b). “Incremental Cap” shall have the meaning provided in Section 2.07(a)(vi). “Incremental Revolving Commitments” shall have the meaning provided in Section 2.07(a). “Incremental Revolving Facility” shall have the meaning provided in Section 2.07(a). “Incremental Revolving Loans” shall have the meaning provided in Section 2.07(a). “incur” means issue, create, assume, enter into any guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Equity Interest of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “incurred” and “incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “incurred” at the time any funds are borrowed thereunder. “Indebtedness” shall mean, as to any Person, without duplication, (i) the principal of indebtedness of such Person for borrowed money and the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (ii) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto, (iii) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence), (iv) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (x) the fair market value of such asset at such date of determination (as determined in good faith by the Administrative Borrower) and (y) the amount of such Indebtedness of such other Persons, (v) all Capitalized Lease Obligations of such Person, (vi) the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Preferred Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends), (vii) all Contingent Obligations of such Person and all guarantees by such Person of the principal component of Indebtedness of other Persons to the extent guaranteed by such Person, and (viii) to the extent not otherwise included in this definition, net obligations of such Person under Hedge Agreements (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement). The term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Effective Date, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Effective Date or in the ordinary course of business. The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of 28 Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Agreement, and (other than with respect to letters of credit or guarantees or Indebtedness specified in clause (iv) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP. Notwithstanding the above provisions, in no event shall the following constitute Indebtedness: (i) Contingent Obligations incurred in the ordinary course of business; (ii) Cash Management Services; (iii) in connection with the purchase by the Administrative Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; (iv) [reserved]; or (v) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes. “Indemnified Person” shall have the meaning provided in Section 12.01(a). “Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes. “Independent Qualified Party” shall mean an investment banking firm, accounting firm or appraisal firm of national or regional standing; provided, however, that such firm is not an Affiliate of the Administrative Borrower. “Information” shall have the meaning provided in Section 12.16(a). “Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Credit Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Credit Party or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Credit Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Credit Party. “Intercompany Debt” shall mean any Indebtedness, whether now existing or hereafter incurred, owed by the Administrative Borrower or any Restricted Subsidiary of the Administrative Borrower to the Administrative Borrower or any other Restricted Subsidiary of the Administrative Borrower. “Intercompany Loans” shall have the meaning provided in Section 9.05(viii).

29 “Intercompany Note” shall mean a promissory note evidencing Intercompany Loans, duly executed and delivered substantially in the form of Exhibit N (or such other form as shall be satisfactory to the Administrative Agent in its sole discretion), with blanks completed in conformity herewith. “Intercreditor Agreements” shall mean, as the context requires, the Revolver Intercreditor Agreement and any Parity Lien Intercreditor Agreement (as defined in the First Lien Notes Indenture as in effect on the Effective Date). “Intercreditor Junior Lien Cap” shall mean, as of any date of determination, the sum of (1) the aggregate principal amount of the Second Lien Notes issued on the Effective Date (excluding additional notes issued under the Second Lien Notes Indenture) (less the amount of any repayments of principal thereof made after the Effective Date) plus (2) the amount of Junior Lien Debt in respect of Indebtedness for borrowed money that may be incurred by any Credit Party such that, after giving pro forma effect to such incurrence and the application of net proceeds therefrom, the Leverage Ratio (as defined in the First Lien Notes Indenture as in effect on the Effective Date) would be no greater than 4.50:1.00. “Intercreditor Parity Lien Cap” shall mean, as of any date of determination, the sum of (1) the aggregate principal amount of the First Lien Notes issued on the Effective Date (excluding additional notes issued under the First Lien Notes Indenture) (less the amount of any repayments of principal thereof made after the Effective Date) plus (2) the amount of Parity Lien Debt in respect of Indebtedness for borrowed money that may be incurred by any Credit Party such that, after giving pro forma effect to such incurrence and the application of net proceeds therefrom, the Consolidated Gross Superpriority First Lien Leverage Ratio (as defined in the First Lien Notes Indenture as in effect on the Effective Date) would be no greater than 2.00:1.00. “Interest Period” shall have the meaning provided in Section 2.09. “Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement. “Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the incurrence of a guarantee of any obligation of, or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. If the Administrative Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Administrative Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. For purposes of this Agreement: (1) “Investment” will include the portion (proportionate to the Administrative Borrower’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the 30 Fair Market Value of the net assets of such Restricted Subsidiary of the Administrative Borrower at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Administrative Borrower will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Administrative Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Administrative Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets (as conclusively determined by the board of directors of the Administrative Borrower in good faith) of such Subsidiary at the time that such Subsidiary is so re- designated a Restricted Subsidiary; and (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the board of directors of the Administrative Borrower. “IRS” shall mean the U.S. Internal Revenue Service. “ISDA Definitions” shall mean 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issuing Lender” shall mean Bank of America, N.A. or any other Lender that, at the request of the Administrative Borrower and with the consent of Administrative Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to the terms of this Agreement, and the Issuing Lender shall be a Lender. “Joint Venture” shall mean any Person, other than an individual or a Wholly-Owned Subsidiary of the Administrative Borrower, (a) in which the Administrative Borrower or a Subsidiary of the Administrative Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership), (b) which is engaged in a Permitted Business and (c) which is organized under the laws of (and the assets of which are located in) the United States or any State thereof. “Junior Lien Debt” shall mean: (1) the Second Lien Notes initially issued by the Administrative Borrower under the Second Lien Notes Indenture, together with the related note guarantees thereof; (2) any additional notes under the Second Lien Notes Indenture if the issuance thereof is permitted by each Secured Document; (3) any Indebtedness issued under any indenture, any credit facility, any note purchase agreement, any notes or any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) (but excluding any receivables securitization or receivables financing) of the Administrative Borrower that was permitted to be incurred and so secured under each Secured Document, and guarantees thereof; provided, in the case of any notes, guarantees or other Indebtedness referred to herein, that: (a) on or before the date on which such additional notes are issued or Indebtedness is incurred by the Administrative Borrower or guarantees incurred by such Credit Party, such notes, guarantees or other Indebtedness, as applicable, is designated by the Administrative Borrower, in an 31 officer’s certificate delivered to the Collateral Agent, as “Junior Lien Debt” for the purposes of this Agreement; provided that no Indebtedness may be designated as both Junior Lien Debt and Parity Lien Debt; and (b) all requirements set forth in the Revolver Intercreditor Agreement as to the confirmation, grant or perfection of the Junior Lien Representative’s Lien to secure such additional notes, guarantees or other Indebtedness or obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (b) will be conclusively established for purposes of this Agreement if the Administrative Borrower delivers to the Collateral Agent an additional secured debt designation stating that such requirements and other provisions have been satisfied and that such notes, guarantees or other Indebtedness is “Junior Lien Debt”); provided that for purposes of the Revolver Intercreditor Agreement if the aggregate principal amount of the Indebtedness outstanding under this definition of Junior Lien Debt exceeds the Intercreditor Junior Lien Cap, only that portion of the principal amount of the Indebtedness up to the Intercreditor Junior Lien Cap shall constitute Junior Lien Debt under the Revolver Intercreditor Agreement and only interest and reimbursement obligations in respect of the principal amount of Junior Lien Debt so included shall constitute Junior Lien Debt; provided, however, that notwithstanding the foregoing, if at the time of incurrence such Indebtedness constitutes Junior Lien Debt, any subsequent reduction in the Intercreditor Junior Lien Cap shall not cause such outstanding Indebtedness to cease to be deemed Junior Lien Debt for purposes of the Revolver Intercreditor Agreement. For the avoidance of doubt, any Indebtedness not constituting Junior Lien Debt, and any interest or reimbursement obligation in respect thereof, shall not constitute Junior Lien Obligations; provided, further, no additional Indebtedness incurred after the Effective Date under clauses (2) and (3) above shall constitute “Junior Lien Debt” hereunder unless it is permitted to be incurred by the Administrative Borrower and/or the applicable Credit Party hereunder and under the Secured Documents then in effect. “Junior Lien Documents” means, collectively, the Second Lien Notes Documents and any credit, guarantee and security documents governing any Junior Lien Obligation, and any additional indenture, credit facility or other agreement pursuant to which any Junior Lien Debt is incurred and the security documentation related thereto (other than any security documentation that does not secure Junior Lien Obligations), as each may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms of the Revolver Intercreditor Agreement. “Junior Lien Obligations” means Junior Lien Debt and all other obligations in respect thereof. Notwithstanding the foregoing, for purposes of the Revolver Intercreditor Agreement, if the aggregate principal amount of Indebtedness for borrowed money constituting principal outstanding under the Junior Lien Documents is in excess of the Intercreditor Junior Lien Cap at the time such Indebtedness is incurred, then only that portion of such Indebtedness equal to the Intercreditor Junior Lien Cap at the time such Indebtedness is incurred shall be included in Junior Lien Obligations and interest and reimbursement obligations with respect to such Indebtedness shall only constitute Junior Lien Obligations to the extent related to Indebtedness included in the Junior Lien Obligations. “Junior Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Junior Lien Document whether or not the claim for such interest is allowed in such Insolvency or Liquidation Proceeding. “Junior Lien Representative” means (1) the Second Lien Notes Collateral Agent, in the case of the Second Lien Notes, or (2) in the case of any other series of Junior Lien Debt, the trustee, agent or representative of the holders of such series of Junior Lien Debt who is appointed as a representative of such series of Junior Lien Debt (for purposes related to the administration of the security documentation) 32 pursuant to the indenture, credit agreement or other agreement governing such series of Junior Lien Debt, in each case, together with any successor thereto and “Junior Lien Representatives” shall mean, collectively, each Junior Lien Representative. “Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Second Lien Notes under the Second Lien Notes Indenture at such time. “Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures. “Lender” shall mean (a) each Revolving Lender, (b) each Issuing Lender, (c) each other Eligible Transferee that becomes a party hereto pursuant to Section 12.04, (d) Administrative Agent, to the extent of any Revolving Loans made by Administrative Agent which have not been settled among Lenders pursuant to Section 2.02(d)(i) and (e) the respective successors of all of the foregoing, and “Lenders” shall mean all of the foregoing. “Letter of Credit” shall mean a letter of credit issued by Issuing Lender. “Letter of Credit Collateralization” shall mean either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Administrative Agent, including provisions that specify that the Letter of Credit fee and all usage charges set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding) to be held by Administrative Agent for the benefit of the Lenders in an amount equal to one hundred three percent (103%) of the then existing Letter of Credit Usage, (b) causing the Letters of Credit to be returned to the Issuing Lender, or (c) providing Administrative Agent with a standby letter of credit, in form and substance reasonably satisfactory to Administrative Agent, from a commercial bank acceptable to Administrative Agent (in its sole discretion) in an amount equal to one hundred three percent (103%) of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee and all usage charges set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit). “Letter of Credit Disbursement” shall mean a payment made by Issuing Lender pursuant to a Letter of Credit. “Letter of Credit Usage” shall mean, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit (other than Letters of Credit subject to Letter of Credit Collateralization). “License” shall mean as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Governmental Authority or other Person necessary or appropriate for such Person to own, maintain, or operate its business or property, including FCC Licenses. “License” shall not include licenses with respect to intellectual property. “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). “Liggins” shall mean Alfred C. Liggins, III. “LMA Agreement” shall mean any time brokerage agreement, local marketing agreement, joint sales agreement, joint operating agreement or joint operating venture for the operation of a radio

33 station or related or similar agreements entered into, directly or indirectly, between the Administrative Borrower or any of its Restricted Subsidiaries and any other Person other than the Administrative Borrower or any of its Restricted Subsidiaries. “Loan” shall mean each Revolving Loan. “Loan Account” shall have the meaning provided in Section 2.13. “Margin Stock” shall have the meaning provided in Regulation U. “Material Adverse Effect” shall mean (a) a material adverse effect on the business, operations, property, assets, liabilities or financial condition of the Administrative Borrower and its Restricted Subsidiaries taken as a whole or (b) a material adverse effect (i) on the material rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent hereunder or under the Credit Documents or (ii) on the ability of the Credit Parties, taken as a whole, to perform their payment obligations to the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document. “Material Assets” shall mean all property and assets, including intellectual property and FCC Licenses, that are material to the business of the Company and its Subsidiaries, taken as a whole. “Material Indebtedness” shall mean any Indebtedness (other than the Indebtedness under the Credit Documents) of the Administrative Borrower or any of its Restricted Subsidiaries in an aggregate principal amount greater than or equal to $5,000,000. “Maturity Date” shall mean the earlier to occur of (a) December 18, 2030 and (b) the date that is ninety-one (91) days prior to the maturity or expiration date applicable to any Material Indebtedness. “Maximum Rate” shall have the meaning provided in Section 12.20. “Moody’s” shall mean Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “Multiemployer Plan” shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) the Administrative Borrower or a Subsidiary of the Administrative Borrower, or with respect to which the Administrative Borrower or any Subsidiary of the Administrative Borrower has any liability (including on account of an ERISA Affiliate). “NAIC” shall mean the National Association of Insurance Commissioners. “Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act. “Necessary Authorization” shall mean any License, consent or order from, or any filing, recording or registration (other than filings, recordings and registrations with respect to intellectual property) with, any Governmental Authority (including, without limitation, the FCC) necessary to the conduct of the Administrative Borrower’s or any of its Restricted Subsidiaries’ business or for the ownership, maintenance and operation by the Administrative Borrower or any Restricted Subsidiary of the Administrative Borrower of any Station or to the performance by the Administrative Borrower or any Restricted Subsidiary of the Administrative Borrower of its obligations under any LMA Agreement to which it is a party. 34 “Net Available Cash” from an Asset Sale shall mean cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form) therefrom, in each case net of: (w) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Taxes, paid or reasonably estimated to be required to be paid or accrued as a liability under GAAP (after taking into account any otherwise available tax credits or deductions of the Administrative Borrower (or any of its Subsidiaries) and any tax sharing agreements), as a consequence of such Asset Sale, (x) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such Asset Sale, (y) all distributions and other payments required to be made to minority interest holders (other than any Parent Company, the Administrative Borrower or any of its Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Sale, and (z) the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Administrative Borrower or any Restricted Subsidiary after such Asset Sale. “Net Cash Proceeds” shall mean, with respect to any issuance or sale of Equity Interests, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of Taxes paid or payable as a result of such issuance or sale. “Non-Recourse Debt” shall mean Indebtedness: (a) as to which neither the Administrative Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender; (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of any applicable grace period or both any holder of any other Indebtedness (other than the Loans) of the Administrative Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and (c) as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Administrative Borrower or any of its Restricted Subsidiaries. “Non-Wholly Owned Restricted Subsidiary” shall mean, as to any Person, each Restricted Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person. “Non-Wholly Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person. “Notice of Borrowing” shall mean a notice of an Authorized Officer of the Administrative Borrower, substantially in the form of Exhibit A-2, appropriately completed to specify: (a) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing and specifying the applicable 35 Borrower, (b) the date of such Borrowing (which shall be a Business Day), (c) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Term SOFR Loans and, if Term SOFR Loans, the initial Interest Period to be applicable thereto, and (d) instructions with regard to the disbursement of proceeds. “Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06. “Notice Office” shall mean the office of the Administrative Agent located at One Bryant Park, New York, NY 10036, Attn: Asset Based Account Officer – Urban One, Email: connie.ruan@bofa.com, or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto. “Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document (including all interest which accrues after the commencement of any Insolvency or Liquidation Proceeding of the Administrative Borrower or any of its Restricted Subsidiaries, whether or not allowed in such case or proceeding) but shall exclude in all events Excluded Swap Obligations. Without in any way limiting the foregoing, Obligations shall include (a) all loans (including the Revolving Loans and any Protective Advances), debts, principal, premium (if any), interest (including any interest that accrues after the commencement of an Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency or Liquidation Proceeding), penalties, charges, reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in any fee letter between any Credit Party and Administrative Agent), costs and expenses (including any fees, costs or expenses that accrue after the commencement of an Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency or Liquidation Proceeding), guaranties, covenants, and duties of any kind and description owing by any Credit Party pursuant to or evidenced by this Agreement or any of the other Credit Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that the Borrowers are required to pay or reimburse by the Credit Documents or by law or otherwise in connection with the Credit Documents, (b) [reserved], and (c) all Bank Product Obligations. Any reference in this Agreement or in the Credit Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency or Liquidation Proceeding. “OFAC” shall have the meaning provided in Section 7.25. “Offering Memorandum” shall mean the Company’s Confidential Offering Memorandum and Solicitation Statement, dated as of November 14, 2025, relating to the issuance of the First Lien Notes and the Second Lien Notes. “Original Effective Date” shall mean February 19, 2021. “Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Credit Document). 36 “Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12). “Overadvance” shall mean, as of any date of determination, that the Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.4. “Parent Company” shall mean any Person that owns, directly or indirectly, one hundred percent (100%) of the outstanding Equity Interests of the Administrative Borrower. “Parity Lien Debt” shall mean: (1) the First Lien Notes initially issued by the Administrative Borrower under the First Lien Notes Indenture, together with the related note guarantees thereof; (2) any additional notes under the First Lien Notes Indenture if the issuance thereof is permitted by each Secured Document; (3) additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Administrative Borrower under any Additional Parity Lien Debt Facility that was permitted to be incurred and so secured under each Secured Document, and guarantees thereof; provided, in the case of any additional notes, guarantees or other Indebtedness referred to in this clause (3), that: (a) on or before the date on which such additional notes are issued or Indebtedness is incurred by the Administrative Borrower or guarantees incurred by such Credit Party, such additional notes, guarantees or other Indebtedness, as applicable, is designated by the Administrative Borrower, in an officer’s certificate delivered to the Collateral Agent, as “Parity Lien Debt” for the purposes of this Agreement; provided that no Indebtedness may be designated as both Junior Lien Debt and Parity Lien Debt; (b) such additional notes, guarantees or other Indebtedness is governed by an indenture, note purchase agreement, note or a credit agreement, as applicable, or other agreement that provides that the Liens securing such obligations are shared equally and ratably among holders of Parity Lien Debt (unless the First Lien Secured Notes have been discharged); and (c) all requirements set forth in the Revolver Intercreditor Agreement as to the confirmation, grant or perfection of the Parity Lien Representative’s Lien to secure such additional notes, guarantees or other Indebtedness or obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established for purposes of this Agreement if the Administrative Borrower delivers to the Collateral Agent an additional secured debt designation stating that such requirements and other provisions have been satisfied and that such notes, guarantees or other Indebtedness is “Parity Lien Debt”); and (4) obligations under Hedge Agreements of any Borrower or any Subsidiary Guarantor incurred in accordance with the terms of this Agreement; provided that:

37 (a) on or before or within thirty (30) days after the date on which such obligations under Hedge Agreements are incurred by such Borrower or such Subsidiary Guarantor (or within thirty (30) days after the Effective Date for obligations under Hedge Agreements in existence on the Effective Date), such obligations under Hedge Agreements are designated by the Administrative Borrower in an officer’s certificate delivered to the Collateral Agent, as “Parity Lien Debt” for the purposes of this Agreement; (b) the counterparty in respect of such obligations under Hedge Agreements, in its capacity as a holder or beneficiary of such Parity Lien Debt, executes and delivers a joinder to the Revolver Intercreditor Agreement in accordance with the terms thereof or otherwise becomes subject to the terms of the Revolver Intercreditor Agreement; and (c) all other requirements set forth in the Revolver Intercreditor Agreement have been complied with (and the satisfaction of such requirements will be conclusively established for purposes of this Agreement if the Administrative Borrower delivers to the Collateral Agent an additional secured debt designation stating that such requirements and other provisions have been satisfied and that such obligations under Hedge Agreements are “Parity Lien Debt”); provided that for purposes of the Revolver Intercreditor Agreement, if the aggregate principal amount of the Indebtedness for borrowed money outstanding under clauses (1), (2) and (3) exceeds the Intercreditor Parity Lien Cap, only that portion of the principal amount of the Indebtedness up to the Intercreditor Parity Lien Cap shall constitute Parity Lien Debt under the Revolver Intercreditor Agreement and only interest and reimbursement obligations in respect of the principal amount of Intercreditor Parity Lien Debt so included shall constitute Parity Lien Debt; provided, however, that notwithstanding the foregoing, if at the time of incurrence such Indebtedness constitutes Parity Lien Debt, any subsequent reduction in the Intercreditor Parity Lien Cap shall not cause such outstanding Indebtedness to cease to be deemed Parity Lien Debt for purposes of the Revolver Intercreditor Agreement. For the avoidance of doubt, any Indebtedness not constituting Parity Lien Debt, and any interest or reimbursement obligation in respect thereof, shall not constitute Parity Lien Obligations; provided, further, no additional Indebtedness incurred after the Effective Date under clauses (2), (3) and (4) above shall constitute “Parity Lien Debt” hereunder unless it is permitted to be incurred by the Administrative Borrower and/or the applicable Credit Party hereunder and under the Secured Documents then in effect. “Parity Lien Documents” shall mean, collectively, the First Lien Notes Documents, any credit, guarantee and security documents governing any Parity Lien Obligation, and any additional indenture, credit facility or other agreement pursuant to which any Parity Lien Debt is incurred and the security documentation related thereto (other than any security documentation that does not secure Parity Lien Obligations), as each may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms of the Intercreditor Agreements. “Parity Lien Obligations” means Parity Lien Debt and all other obligations in respect thereof, including any secured obligations under Hedge Agreements thereunder or any obligations under Cash Management Services secured thereunder. Notwithstanding the foregoing, for purposes of the Revolver Intercreditor Agreement, if the aggregate principal amount of Indebtedness for borrowed money constituting principal outstanding under the Parity Lien Documents is in excess of the Intercreditor Parity Lien Cap at the time such Indebtedness is incurred, then only that portion of such Indebtedness equal to the Intercreditor Parity Lien Cap at the time such Indebtedness is incurred shall be included in Parity Lien Obligations and interest and reimbursement obligations with respect to such Indebtedness shall only constitute Parity Lien Obligations to the extent related to Indebtedness included in the Parity Lien Obligations. “Parity Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency 38 or Liquidation Proceeding in accordance with the rate specified in the relevant Parity Lien Document whether or not the claim for such interest is allowed in such Insolvency or Liquidation Proceeding. “Parity Lien Representative” means (1) the First Lien Notes Collateral Agent, in the case of the First Lien Notes or (2) in the case of any other series of Parity Lien Debt, the trustee, agent or representative of the holders of such series of Parity Lien Debt who is appointed as a representative of such series of Parity Lien Debt (for purposes related to the administration of the security documentation) pursuant to the indenture, credit agreement or other agreement governing such series of Parity Lien Debt, in each case, together with any successor thereto and “Parity Lien Representatives” shall mean, collectively, each Parity Lien Representative. “PATRIOT Act” shall have the meaning provided in Section 12.18. “Payment Account” shall mean the account identified on Schedule 2.13 into which all payments by or on behalf of each Credit Party to Administrative Agent under the Credit Documents shall be made. “Payment Conditions” shall mean, at the time of determination with respect to any action or proposed action and immediately after giving effect thereto, each of the following conditions: (a) there is no Event of Default existing and continuing; (b) pro forma compliance with Section 9.07 (whether or not the Fixed Charge Coverage Ratio covenant therein is in effect); and (c) Thirty-Day Availability and Availability on the date of the action or proposed action (in each case calculated on a Pro Forma Basis after giving effect to the Borrowing of any Loans or issuance of any Letters of Credit in connection with the action or proposed action (and assuming that such Loans and Letters of Credit had remained outstanding throughout the applicable thirty (30) day (or shorter, as the case may be) period for which Thirty-Day Availability is to be determined)) shall be (x) solely with respect to any acquisition, consolidation, mergers, Investments, or Debt Repurchases, equal to or exceed the greater of 17.5% of the Revolving Loan Limit and $13,125,000 at such time and (y) solely with respect to Dividends or Indebtedness, equal to or exceed the greater of 22.5% of the Revolving Loan Limit and $16,875,000. “Payment Office” shall mean the office of the Administrative Agent located at One Bryant Park, New York, NY 10036, Attn: Asset Based Account Officer – Urban One, Email: connie.ruan@bofa.com or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto. “PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation. “Permitted Acquired Debt” shall have the meaning provided in Section 9.04(vii). “Permitted Acquisition” shall mean the acquisition by (a) the Administrative Borrower or a Wholly-Owned Domestic Restricted Subsidiary of the Administrative Borrower which is a Borrower or a Subsidiary Guarantor of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into a Borrower (so long as such Borrower is the surviving Person) or a Wholly- Owned Domestic Restricted Subsidiary of the Administrative Borrower which is a Subsidiary Guarantor (so long as such Subsidiary Guarantor is the surviving Person)) or (b) any Wholly-Owned Foreign Restricted Subsidiary of the Administrative Borrower of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into a Wholly-Owned Foreign Restricted Subsidiary of the Administrative Borrower (so long as such Wholly-Owned Foreign Restricted Subsidiary is the surviving Person)); provided, that (in each case) (i) the consideration paid or to be paid by the Administrative Borrower or such Wholly-Owned Restricted Subsidiary consists solely of cash, Borrower Common Stock, Qualified Preferred Stock, the issuance of Disqualified Preferred Stock or Designated 39 Preferred Stock permitted by this Agreement, the issuance or incurrence of Indebtedness otherwise permitted by Section 9.04 and the assumption/acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (ii) in the case of the acquisition of one hundred percent (100%) of the Equity Interests of any Acquired Entity or Business (including by way of merger), such Acquired Entity or Business shall own no Equity Interests of any other Person unless either (A) such other Person is a Wholly-Owned Subsidiary of such Acquired Entity or Business or (B) if such Acquired Entity or Business owns Equity Interests in any other Person which is not a Wholly-Owned Subsidiary of such Acquired Entity or Business, such other Person shall not have been created or established in contemplation of, or for purposes of consummating, such Permitted Acquisition, (iii) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a Permitted Business and (iv) all requirements of Section 8.11 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement. “Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of assets used or useful in a Permitted Business or a combination of such assets, cash and Cash Equivalents between the Administrative Borrower or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with the terms of the First Lien Notes Indenture and the Second Lien Notes Indenture; provided further that the Administrative Borrower and its Restricted Subsidiaries shall comply with Section 8.11 with respect to assets received and, shall comply with the Security Documents, to the extent required by the Security Documents, with respect to the assets disposed of to the extent such assets constituted Collateral. “Permitted Business” shall mean any business engaged in by the Administrative Borrower or its Restricted Subsidiaries as of the Effective Date or any business reasonably related, ancillary, corollary, incidental, supportive or complementary thereto (including, without limitation, any media or entertainment related business), and reasonable extensions thereof, in each case, as determined in good faith by the board of directors of the Administrative Borrower. “Permitted Discretion” shall mean a determination made by the Administrative Agent in the exercise, in good faith, of reasonable (from the perspective of a secured asset-based lender) business judgment as being appropriate (a) to reflect the impediments to the Administrative Agent’s ability to realize upon the Collateral included in the Borrowing Base or to enhance the collectability or repayment of the Obligations, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral or to enhance the collectability or repayment of the Obligations, or (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect the Borrowing Base or the validity or enforceability of the Credit Documents or the material rights and remedies of the Secured Creditors. “Permitted Group” shall mean any investor that is a Beneficial Owner of Voting Stock of the Administrative Borrower or any Parent Company and that is also a party to a stockholders’ agreement with any of the Principals or their Related Parties and any group of investors that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) by virtue of any such stockholders’ agreement; provided, that the Principals and their Related Parties continue to collectively Beneficially Own, directly or indirectly, at all times more than fifty percent (50%) of the Voting Stock of the Administrative Borrower or Parent Company, as applicable, and the ability to elect a majority of the members of the board of directors of the Administrative Borrower or Parent Company (without giving effect to any Voting Stock that may be 40 deemed to be beneficially owned by the Principals and their Related Parties pursuant to Rule 13d-3 or 13d- 5 under the Exchange Act). “Permitted Liens” shall have the meaning provided in Section 9.01. “Permitted Refinancing” shall mean, with respect to any Person, any Indebtedness that is incurred to modify, refinance, replace, refund, renew, repay or extend any Indebtedness of such Person (including pursuant to any defeasance or discharge mechanism); provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, replaced, refunded, renewed, repaid or extended except by an amount equal to unpaid accrued interest, plus amounts used to pay fees (including original issue discount), expenses, premiums and other costs and expenses incurred thereon and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, replacement, refunding, renewal or extension has a final stated maturity date equal to or later than the final stated maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing or would result therefrom, (d) such modification, refinancing, replacement, refunding, renewal or extension does not add guarantors, obligors or security from that which applied to such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended unless in connection with an acquisition or as otherwise permitted hereunder (so long as such guarantors, obligors or security are also added to support the Obligations; for the avoidance of doubt, any guarantors, obligors or security applied to such Indebtedness shall be guarantors, obligors or security to support the Obligations), (e) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is subordinated in right of payment to the Obligations (i) on terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended or (ii) on terms reasonably satisfactory to the Administrative Agent, and (f) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is secured by Liens that are subordinated to the Liens securing the Obligations, such modification, refinancing, replacement, refunding, renewal or extension is unsecured or secured by Liens that are subordinated to the Liens securing the Obligations on terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended; provided, that in the case of any refinancing, replacement, refunding, renewal or extension of any Parity Lien Debt, any Junior Lien Debt, any Permitted Unsecured Debt and any Permitted Subordinated Debt and any subsequent Indebtedness issued to so refinance, replace, refund, renew or extend any such Indebtedness is otherwise effected in accordance with the requirements of Section 9.09(iv)(D). “Permitted Refinancing Debt Documents” shall mean the documentation governing any Permitted Refinancing Indebtedness. “Permitted Refinancing Indebtedness” shall mean any Indebtedness modified, refinanced, replaced, refunded, renewed or extended pursuant to, and in accordance with the requirements of, a Permitted Refinancing. “Permitted Subordinated Debt” shall mean any subordinated Indebtedness of any Credit Party, as such Indebtedness may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof; provided, that, unless the Required Lenders otherwise expressly consent in writing prior to the issuance thereof, (a) no such Indebtedness shall be secured by any asset of the Administrative Borrower or any of its Restricted Subsidiaries, (b) no such Indebtedness shall

41 be guaranteed by any person other than a Credit Party, (c) except for the covenants described in clauses (d) and (e) below, no such Indebtedness shall be subject to scheduled amortization or required redemption or repayment or have a final maturity, in any case prior to the Latest Maturity Date, (d) any “change of control” covenant included in the Permitted Subordinated Debt Document governing such Indebtedness shall provide that, before the mailing of any required “notice of redemption” in connection therewith, the Administrative Borrower shall covenant to (i) obtain the consent of the Required Lenders or (ii) pay all Obligations (other than contingent obligations not yet due and owing or any Bank Product Obligations or Hedge Obligations) in full in cash, (e) any “asset sale” offer to purchase covenant included in the indenture or other agreement governing such Indebtedness shall provide that the Administrative Borrower or the respective Restricted Subsidiary shall be permitted to repay obligations, and terminate commitments, under “senior debt” (including this Agreement) before offering to purchase such Indebtedness, (f) the Permitted Subordinated Debt Document shall not include any financial maintenance covenants, (g) the “default to other indebtedness” event of default contained in the indenture or other agreement governing such Indebtedness shall provide for a “cross-acceleration” rather than a “cross-default”, and (h) the subordination provisions contained therein shall provide for a permanent block on payments with respect to such Indebtedness during a payment default with respect to “senior debt” and cover all Obligations and all obligations under Interest Rate Agreements. The incurrence of Permitted Subordinated Debt shall be deemed to be a representation and warranty by the Borrowers that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Section 10. “Permitted Subordinated Debt Documents” shall mean, on and after the execution and delivery thereof, all notes, note purchase agreements, indentures, credit agreement, and any other agreements and documents relating to the incurrence of the Permitted Subordinated Debt, as the same may be amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof. “Permitted Unsecured Debt” shall mean (I) all Indebtedness of any Credit Party under the Existing Notes Indenture and (II) any unsecured Indebtedness of any Credit Party, as such Indebtedness may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof; provided, that, solely with respect to the immediately preceding clause (II), unless the Required Lenders otherwise expressly consent in writing prior to the issuance thereof, (a) except for the covenant described in clause (ii) below and a customary “change of control” offer to purchase, no such Indebtedness shall be subject to scheduled amortization or required redemption or repayment or have a final maturity, in any case prior to the Latest Maturity Date, (b) any “asset sale” offer to purchase covenant included in the Permitted Unsecured Debt Documents governing such Indebtedness shall provide that the Administrative Borrower or the respective Restricted Subsidiary shall be permitted to repay obligations, and terminate commitments, under “senior debt” (including this Agreement) before offering to purchase such Indebtedness, (c) the Permitted Unsecured Debt Documents shall not include any financial maintenance covenants, and (d) the “default to other indebtedness” event of default contained in the indenture or other agreement governing such Indebtedness shall provide for a “cross-acceleration” rather than a “cross- default”. The incurrence of Permitted Unsecured Debt shall be deemed to be a representation and warranty by the Borrowers that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 5 and 10. “Permitted Unsecured Debt Documents” shall mean, on and after the execution and delivery thereof, all notes, note purchase agreements, indentures (including, for the avoidance of doubt, with respect to the Existing Notes and the Existing Notes Indenture), credit agreements and any other 42 agreements and documents relating to the incurrence of the Permitted Unsecured Debt, as the same may be amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof. “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity. “Plan” shall mean an “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA maintained or contributed to by the Administrative Borrower or a Subsidiary of the Administrative Borrower or with respect to which the Administrative Borrower or a Restricted Subsidiary of the Administrative Borrower has any liability (including on account of an ERISA Affiliate). “Platform” shall have the meaning provided in Section 12.03(c). “Pledge Agreement” shall have the meaning provided in Section 5.11. “Pledge Agreement Collateral” shall mean all “Collateral” as defined in the Pledge Agreement (excluding, for the avoidance of doubt, any Excluded Assets). “Pledgee” shall have the meaning provided in the Pledge Agreement. “Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person. “Principal” shall mean Hughes and/or Liggins. “Principal Related Party” shall mean: (a) any eighty percent (80%) (or more) owned Subsidiary or immediate family member of any Principal; or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons Beneficially Owning an eighty percent (80%) or more controlling interest of such entity(ies) consists of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (a). “Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (a) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness (including to refinance any outstanding Indebtedness of an Unrestricted Subsidiary at the time same is designated as a Restricted Subsidiary pursuant to a Subsidiary Designation) or to finance a Permitted Acquisition, a Dividend, an Investment in an Acquired Entity or Business or any other Specified Transaction) or issuance of Disqualified Preferred Stock or Designated Preferred Stock after the first day of the relevant Calculation Period or Test Period, as the case may be, as if such Indebtedness or Disqualified Preferred Stock or Designated Preferred Stock had been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, (b) the permanent repayment or redemption of any Indebtedness (other than revolving 43 Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) or Disqualified Preferred Stock or Designated Preferred Stock after the first day of the relevant Test Period or Calculation Period, as the case may be, as if such Indebtedness or Disqualified Preferred Stock or Designated Preferred Stock, as the case may be, had been retired or repaid on the first day of such Test Period or Calculation Period, as the case may be, (c) the Subsidiary Designation, if any, then being designated as well as any other Subsidiary Designation after the first day of the relevant Calculation Period and on or prior to the date of the respective Subsidiary Designation then being designated and (d) any Permitted Acquisition, Specified Transaction, or any Asset Sale (or, at the option of the Administrative Borrower, any other disposition to a Person other than the Administrative Borrower or a Restricted Subsidiary) then being consummated as well as any other Permitted Acquisition, Specified Transaction or any other Asset Sale (or other disposition, as applicable) if consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition, Specified Transaction or Asset Sale (or other disposition, as applicable), as the case may be, then being effected, with the following rules to apply in connection therewith: (i) all Indebtedness, Disqualified Preferred Stock or Designated Preferred Stock (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness (including to refinance any outstanding Indebtedness of an Unrestricted Subsidiary at the time same is designated as a Restricted Subsidiary pursuant to a Subsidiary Designation) or to finance Permitted Acquisitions, Dividends, Investments in an Acquired Entity or Business or any other Specified Transaction) incurred or issued after the first day of the relevant Test Period or Calculation Period (whether incurred to finance a Permitted Acquisition, a Dividend, an Investment in an Acquired Entity or Business or any other Specified Transaction, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, and remain outstanding through the date of determination and (y) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period or Calculation Period, as the case may be, shall be deemed to have been retired or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and remain retired through the date of determination; (ii) all Indebtedness, Disqualified Preferred Stock or Designated Preferred Stock assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest or accrued dividends, as the case may be, at (x) the rate applicable thereto, in the case of fixed rate indebtedness, Disqualified Preferred Stock or Designated Preferred Stock, as the case may be, or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness, Disqualified Preferred Stock or Designated Preferred Stock, as the case may be (although interest expense with respect to any Indebtedness, Disqualified Preferred Stock or Designated Preferred Stock for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided, that all Indebtedness, Disqualified Preferred Stock or Designated Preferred Stock (whether actually outstanding or deemed outstanding) bearing interest at a floating rate shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and (iii) in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Permitted Acquisition, any other Investment in an Acquired Entity or Business, any Subsidiary Designation, Specified Transaction or any Asset Sale (or, at the option of the Administrative Borrower, any other disposition to a Person other than the Administrative Borrower or a Restricted Subsidiary) if effected during the respective Calculation Period or Test Period (or thereafter, for purposes of determinations pursuant to Sections 8.14, 9.03(vii), 9.03(xi), 9.04(xiv), 9.04(xvi), 9.05(xii), 9.05(xvii), 9.05(xviii), and 9.09(iv) only) as if same had occurred on the first day of the respective 44 Calculation Period or Test Period, as the case may be, taking into account (x) in the case of any Permitted Acquisition or Subsidiary Designation, factually supportable and identifiable cost savings, expenses, expense reductions, operating improvements and synergies (if applicable) as if such cost savings, expenses, expense reductions, operating improvements and synergies (if applicable) were realized on the first day of the respective period and (y) in the case of each Specified Transaction, Additional Cost-Savings Adjustments as if such Additional Cost-Savings Adjustments had been realized on the first day (and during the entirety of) of the respective period, net of the benefits actually realized for the respective period to the extent such are already included in the determination of Consolidated Net Income for the applicable period; provided, that the aggregate amount of all Additional Cost-Savings Adjustments included for all Fiscal Quarters included in all Test Periods or Calculation Periods, as applicable, during the term of this Agreement shall not exceed $7,500,000. “Pro Rata Share” shall mean: (a) with respect to a Lender’s obligation to make Revolving Loans and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolving Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (A) such Revolving Lender’s Revolving Loan Commitment Amount, by (B) the Revolving Loan Commitment, and (ii) from and after the time that the Revolving Loan Commitment has been terminated or reduced to zero, the percentage obtained by dividing (A) the outstanding principal amount of such Revolving Lender’s Revolving Loans by (B) the outstanding principal amount of all Revolving Loans; and (b) with respect to a Revolving Lender’s obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Revolving Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (A) such Revolving Lender’s Revolving Loan Commitment Amount, by (B) the Revolving Loan Commitment, and (ii) from and after the time that the Revolving Loan Commitment has been terminated or reduced to zero, the percentage obtained by dividing (A) the outstanding principal amount of such Revolving Lender’s Revolving Loans by (B) the outstanding principal amount of all Revolving Loans; provided, however, that if all of the Revolving Loans have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Revolving Loan Commitment had not been terminated or reduced to zero and based upon the Revolving Loan Commitment as it existed immediately prior to their termination or reduction to zero. “Protective Advances” shall have the meaning provided in Section 2.02(c)(i). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” shall have the meaning provided in Section 12.03(c). “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “Qualified Preferred Stock” shall mean Preferred Equity of the Administrative Borrower other than Disqualified Preferred Stock. “Ratio Debt” shall mean any Indebtedness (including Acquired Indebtedness) if on the date of such incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Leverage Ratio (as defined in the First Lien Notes Indenture as in effect on the date hereof) for the Administrative Borrower and its Restricted Subsidiaries is no greater than 6.50 to 1.00.

45 “Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures which constitute real property, including Leaseholds to the extent constituting an interest in real property. “Recipient” shall mean (a) the Administrative Agent, (b) the Collateral Agent, and (c) any Lender, as applicable. “Recovery Event” shall mean any event that gives rise to the receipt by the Administrative Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (a) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Administrative Borrower or any of its Restricted Subsidiaries (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (b) under any policy of insurance required to be maintained under Section 8.03 (other than business interruption insurance). “Refinancing” shall mean the refinancing transactions described in Section 5.07. “Refinancing Documents” shall mean all pay-off letters, guaranty releases, Lien releases (including, without limitation, UCC termination statements) and other release documents and agreements entered into in connection with the Refinancing. “Register” shall have the meaning provided in Section 12.15. “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements. “Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof. “Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof. “Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof. “Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor. “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, partners, trustees, officers, employees, shareholders, agents, advisors, attorney- in-fact and controlling persons of such Person and such Person’s Affiliates. “Release” shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, or migrating, into, through or upon any land or water or air, or otherwise entering into the environment. “Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York. 46 “Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the thirty (30) day notice period is waived under applicable regulations. “Reporting Period” shall mean: (a) (i) solely for purposes of Section 8.01(j), the period commencing on the date on which Availability has been less than the greater of (x) seventeen and one half percent (17.5%) of the Revolving Loan Limit and (y) $13,125,000 and (ii) ending on the date on which Availability has been equal to or greater than the greater of (x) seventeen and one half percent (17.5%) of the Revolving Loan Limit and (y) $13,125,000 for any consecutive thirty (30) day period after the commencement of the relevant period specified in clause (a)(i); (b) (i) solely for purposes of Section 8.02, the period commencing on the date on which Availability has been less than the greater of (x) twenty percent (20%) of the Revolving Loan Limit and (y) $15,000,000 and (ii) ending on the date on which Availability has been equal to or greater than the greater of (x) twenty percent (20%) of the Revolving Loan Limit and (y) $15,000,000 for any consecutive thirty (30) day period after the commencement of the relevant period specified in clause (b)(i); or (c) (i) in each case, the period commencing on the date on which an Event of Default has occurred and (ii) ending on the date on which such Event of Default has been waived in accordance with the terms of this Agreement. “Required Lenders” shall mean, at any time, Lenders holding (a) more than fifty percent (50%) of the sum of the Revolving Loan Commitment or (b) if the Revolving Loan Commitment has been terminated, more than fifty percent (50%) of the then aggregate outstanding principal balance of the Loans; provided, that at any time there are two (2) or more Lenders (excluding for this purpose any Affiliates of any Lender), “Required Lenders” shall require not less than two (2) of such Lenders. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted” shall mean, when referring to cash or Cash Equivalents of the Administrative Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (a) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Administrative Borrower or of any such Restricted Subsidiary (unless such appearance is related to the Credit Documents, the First Lien Notes Indenture, the Second Lien Notes Indenture or Liens created thereunder), or (b) are subject to any Lien (other than inchoate or banker’s Liens) in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors. “Restricted Payment” means to (a) declare or pay any Dividend or make any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Administrative Borrower (including any payment in connection with any merger or consolidation involving Administrative Borrower) or to the direct or indirect holders of Equity Interests issued by Administrative Borrower in their capacity as such, (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value any Equity Interests issued by Administrative Borrower, or (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Administrative Borrower now or hereafter outstanding. “Restricted Subsidiary” shall mean, as to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. As of the Effective Date, all Subsidiaries of the Administrative Borrower 47 are Restricted Subsidiaries. Notwithstanding anything to the contrary herein or in any other Credit Document, from and after the Effective Date all Subsidiaries of the Administrative Borrower shall be Restricted Subsidiaries. “Returns” shall have the meaning provided in Section 7.09. “Revolver Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the date hereof, entered into by and among, inter alios, the Administrative Agent, the First Lien Notes Collateral Agent, the Second Lien Notes Collateral Agent, and acknowledged and agreed to by the Administrative Borrower and the other Credit Parties signatory thereto, as the same may be amended, restated, amended and restated, modified, supplemented, renewed, refinanced, extended, restructured or replaced in whole or in part from time to time in accordance with the terms thereof. “Revolver Usage” shall mean, as of any date of determination, the sum of (a) the amount of outstanding Revolving Loans, plus (b) the amount of the Letter of Credit Usage. “Revolving Lender” shall mean each Lender having a Revolving Loan Commitment Amount in excess of zero (or, in the event the Revolving Loan Commitment shall have been terminated at any time, each Lender at such time having any outstanding Revolving Loans. “Revolving Loan Borrowing” shall mean a borrowing of a Revolving Loan. “Revolving Loan Commitment” shall mean, as of any date of determination, the aggregate Revolving Loan Commitment Amounts of all Lenders as of such date. “Revolving Loan Commitment Amount” shall mean, as to any Lender, the dollar amount set forth opposite such Lender’s name on Schedule 1.01 under the column “Revolving Loan Commitment Amount”, as such amount may be (a) adjusted from time to time by any “Amounts Assigned” (with respect to such Lender’s portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective Assignment and Assumption Agreements to which such Lender is a party and/or (b) decreased by any reductions in accordance with Section 2.01(d). “Revolving Loan Commitment Percentage” shall mean, as to any Lender, the percentage equal to the Revolving Loan Commitment Amount of such Lender on such date divided by the aggregate Revolving Loan Commitment Amounts of all Lenders on such date. “Revolving Loan Exposure” shall mean, with respect to any Lender on any date of determination, the percentage equal to the amount of such Lender’s outstanding Revolver Usage on such date divided by the aggregate outstanding Revolving Usage of all Lenders on such date. “Revolving Loan Limit” shall mean $75,000,000, as such amount may be decreased by the amount of reductions in the Revolving Loan Commitment Amount made in accordance with Section 2.01(d) of this Agreement. “Revolving Loans” shall have the meaning provided in Section 2.01. “Rollover Indebtedness” shall have the meaning provided in Section 13.01. “S&P” shall mean Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. 48 “Sanctions” shall have the meaning provided in Section 7.25. “Scheduled Existing Indebtedness” shall mean the Indebtedness existing on the Effective Date as listed on Schedule 9.04. “SEC” shall have the meaning provided in Section 8.01(g). “Second Lien Notes” shall mean those certain 7.625% Second Lien Senior Secured Notes due 2031 issued by the Administrative Borrower pursuant to the Second Lien Notes Indenture in the original aggregate principal amount of $291,020,000. “Second Lien Notes Collateral Agent” shall mean the collateral agent for the secured parties under the Second Lien Notes Documents, together with its successors and permitted assigns. “Second Lien Notes Documents” shall mean any and all agreements, pledge and security agreements, notes (including additional notes), mortgages, collateral documents and guarantees relating to the Second Lien Notes, including but not limited to the Second Lien Notes, the Second Lien Notes Indenture and the “Second Lien Notes Documents” (as defined in the Second Lien Notes Indenture ), each as may be amended, restated, amended and restated, modified, supplemented, renewed, refinanced, extended, restructured or replaced in whole or in part from time to time in accordance with the terms hereof and thereof. “Second Lien Notes Indenture” shall mean that certain Indenture, dated as of December 18, 2025, among the Administrative Borrower, as issuer, the Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee and collateral agent, as amended, restated, amended and restated, modified, supplemented, renewed, refinanced, extended, restructured or replaced in whole or in part from time to time in accordance with the terms hereof and thereof. “Secured Creditors” shall have the meaning assigned that term in the respective Security Documents. “Secured Documents” shall mean the Parity Lien Documents, the Junior Lien Documents and the Credit Documents. “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended. “Security Agreement” shall have the meaning provided in Section 5.12. “Security Agreement Collateral” shall mean all “Collateral” as defined in the Security Agreement (excluding, for the avoidance of doubt, any Excluded Assets). “Security Document” shall mean and include each of the Security Agreement, the Pledge Agreement and, after the execution and delivery thereof, each Additional Security Document. “Settlement” shall have the meaning provided in Section 2.02(d)(i). “Settlement Date” shall have the meaning provided in Section 2.02(d)(i).

49 “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Effective Date. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “Specified Transaction” shall mean any Permitted Acquisition, any other Investment in an Acquired Entity or Business, any Subsidiary Designation, any Permitted Asset Swaps, any Designated Sales, any Asset Sale (or, at the option of the Borrowers, any other disposition to a Person other than the Administrative Borrower or a Restricted Subsidiary), any Dividend, any Debt Repurchase or any other event that by the terms of this Agreement requires compliance on a “Pro Forma Basis” with a test or covenant hereunder. “SPV” shall have the meaning provided in Section 12.04(d). “Stated Maturity” shall mean, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provisions providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred). “Station” shall mean a radio or television station operated to broadcast commercial radio or television programming over signals within a specified geographic area. “Subordinated Indebtedness” shall mean, with respect to any Person, any Indebtedness (whether outstanding on the Effective Date or thereafter incurred) which is expressly (a) if incurred by a Borrower, subordinated in right of payment to the Obligations or (b) if incurred by a Restricted Subsidiary, subordinated in right of payment to the guarantee and other obligations made by such Restricted Subsidiary pursuant to the Guaranty and the Obligations, as the same relate to a Restricted Subsidiary. “Subsidiary” shall mean, with respect to any Person: (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (2) any partnership, joint venture, limited liability company or similar entity of which: (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. 50 “Subsidiary Designation” shall have the meaning provided in Section 8.14. “Subsidiary Guarantor” shall mean each Restricted Subsidiary of the Administrative Borrower (other than any Excluded Subsidiary of the Administrative Borrower) that executes the Guaranty in accordance with the terms and provisions of this Agreement. “Successor Rate” shall have the meaning provided in Section 2.14(a). “Super Majority Lenders” shall mean, at any time, Lenders holding (a) more than 66-2/3% of the sum of the Revolving Loan Commitment or (b) if the Revolving Loan Commitment has been terminated, more than 66-2/3% of the then aggregate outstanding principal balance of the Loans; provided, that at any time there are two (2) or more Lenders (excluding for this purpose any Affiliates of any Lender), “Super Majority Lenders” shall require not less than two (2) of such Lenders. “Swap Obligations” shall mean, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property. “Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” shall mean (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; provided that if Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than 0.50%, Term SOFR shall be deemed 0.50% for purposes of this Agreement. “Term SOFR Loan” shall mean each Loan that accrues interest by reference to clause (a) of the definition of “Term SOFR” in accordance with the terms of this Agreement. “Term SOFR Replacement Date” shall have the meaning provided in Section 2.14(a). “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the 51 applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time). “Test Period” shall mean each period of four (4) consecutive Fiscal Quarters of the Administrative Borrower then last ended, in each case taken as one accounting period. “Thirty-Day Availability” shall mean each day’s Availability during the thirty (30) consecutive day period immediately preceding the date of the action or proposed action on which it is being determined whether the Payment Conditions have been satisfied. “Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time. “Transaction” shall mean, collectively, (a) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the incurrence of Loans on the Effective Date and the use of proceeds thereof, (b) the Refinancing and (c) the payment of all fees and expenses incurred in connection with the foregoing. “TV One” shall mean TV One, LLC, a Delaware limited liability company. “Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Term SOFR Loan. “UCC” shall mean the New York Uniform Commercial Code, as in effect from time to time; provided, however, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “ULF Quarter” shall mean, solely for the purposes of calculating the unused line fee set forth in Section 3.01, (a) the period commencing on January 1 of each year and ending on March 31 of each year, (b) the period commencing on April 1 of each year and ending on June 30 of each year, (c) the period commencing on July 1 of each year and ending on September 30 of each year, and (d) the period commencing on October 1 of each year and ending on December 31 of each year. “Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets (excluding any accrued but unpaid contributions). 52 “United States” and “U.S.” shall each mean the United States of America. “Unrestricted” shall mean, when referring to cash or Cash Equivalents of the Administrative Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents are not Restricted. “Unrestricted Subsidiary” shall mean: (a) [reserved]; (b) any other Subsidiary of the Administrative Borrower that, prior to the Effective Date, is designated by the board of directors of the Administrative Borrower as an Unrestricted Subsidiary pursuant to a board resolution and in accordance with Section 8.1, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Administrative Borrower or any Restricted Subsidiary of the Administrative Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Administrative Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Administrative Borrower; (iii) is a Person with respect to which neither the Administrative Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Administrative Borrower or any of its Restricted Subsidiaries; and (c) any Subsidiary of an Unrestricted Subsidiary. Any future designation of a Subsidiary of the Administrative Borrower as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by filing the board resolution giving effect to such designation and an officer’s certificate certifying that such designation complied with the preceding conditions and was permitted by Section 8.14. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary then such Unrestricted Subsidiary will thereafter cease to be an Unrestricted Subsidiary for all purposes of this Agreement, including that any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Administrative Borrower as of such date and any Lien of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Administrative Borrower as of such date, and if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 9.04 or such Lien is not permitted to be incurred as of such date pursuant to Section 9.01 then, in either case, the Borrowers will be in default of such covenant. As of the Effective Date, no Subsidiary of the Administrative Borrower is an Unrestricted Subsidiary. Notwithstanding anything to the contrary herein or in any other Credit Document, from and after the Effective Date the Administrative Borrower shall not designate any Subsidiary as an Unrestricted Subsidiary.

53 “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. “U.S. Tax Compliance Certificate” shall have the meaning provided in Section 4.04(f). “Voting Stock” of any Person as of any date shall mean the Equity Interests of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors of such Person. “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness or Preferred Equity, as the case may be, at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Equity multiplied by the amount of such payment; by (b) the sum of all such payments; provided that for purposes of the Weighted Average Life to Maturity of such Indebtedness, the effects of any prepayments or amortization made on such Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded. “Wholly-Owned Domestic Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Restricted Subsidiary. “Wholly-Owned Foreign Restricted Subsidiary” shall mean, as to any Person, any Wholly- Owned Restricted Subsidiary of such Person which is a Foreign Subsidiary. “Wholly-Owned Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Restricted Subsidiary. “Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation ninety percent (90%) of whose outstanding Equity Interests is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and any other outstanding Equity Interests are owned by officers, directors or employees of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a one hundred percent (100%) equity interest at such time (other than, in the case of a Subsidiary of the Administrative Borrower with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Administrative Borrower and its Subsidiaries under applicable law). “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 54 1.02. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.01 shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings); provided, however, that any Indebtedness or Equity Interest of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and any Indebtedness pursuant to any revolving credit or similar facility shall only be “incurred” at the time any funds are borrowed thereunder, (iv) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (v) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (vi) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s permitted successors and assigns and (B) to any Borrower or any other Credit Party shall be construed to include such Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee for such Borrower or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding, (vii) references to “knowledge” or similar phrases referring to “knowledge” shall be interpreted to mean the actual knowledge of an Authorized Officer of the applicable Person (or, if no Person is specified, an Authorized Officer of the Administrative Borrower and the other Credit Parties), (viii) the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (ix) an Event of Default shall exist or continue or be continuing until such Event of Default is waived in writing by Administrative Agent in accordance with the terms and conditions hereof, and (x) all references to any Governmental Authority, shall include any other Governmental Authority that shall have succeeded to any or all of the functions thereof. (c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. (e) For purposes of determining compliance with Section 9.05 at any time, in the event that any Investment meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of Section 9.05, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as reasonably determined, without duplication, by the Administrative Borrower at such time. (f) Any reference herein or in any other Credit Document to the satisfaction, repayment, or payment in full (or paid in full) of the Obligations or the Guaranteed Obligations (as defined in the Guaranty) shall mean (i) the payment or repayment in full in immediately available funds of (A) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (B) all costs and expenses required to be paid to the Administrative Agent, the Collateral Agent and the Lenders under the Credit Documents 55 that have accrued and are unpaid regardless of whether demand has been made therefor, and (C) all Fees or charges that have accrued hereunder or under any other Credit Document and are unpaid, (ii) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (iii) in the case of Bank Product Obligations (other than Hedge Obligations), providing Bank Product Collateralization, (iv) the receipt by the Administrative Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to the Administrative Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense which is required to be reimbursed pursuant to the Credit Documents (including reasonable attorneys’ fees and legal expenses), such cash collateral to be in such amount as the Administrative Agent reasonably determines is appropriate to secure such contingent Obligations, (v) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers), in each case, other than (A)(1) unasserted contingent indemnification Obligations and (2) indemnities described in Section 7.1 of the Security Agreement and in Section 12.01 hereof that, in either case, are not then due and payable, (B) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (C) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (vi) the termination of all of the Commitments of the Lenders. 1.03. Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number). 1.04. Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Administrative Borrower to the Administrative Agent); provided, that, (i) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis; and (ii) except as otherwise expressly provided herein, for purposes of calculating financial terms, all covenants and related definitions, all such calculations based on the operations of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis shall be made without giving effect to the operations of any Unrestricted Subsidiaries. (b) All computations of interest and other Fees hereunder shall be made on the basis of a year of three hundred sixty (360) days (except for interest calculated by reference to the Prime Lending Rate, which shall be based on a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as applicable) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, amendments and restatements, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, amendments and restatements, restatements, extensions, supplements and other modifications are permitted by the Credit Documents; and (b) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law (including by succession of comparable successor laws). 56 1.06. Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day (except where otherwise expressly provided herein). 1.07. Certifications. All certifications to be made hereunder by an officer or representative of a Credit Party shall be made by such person in his or her capacity solely as an officer or a representative of such Credit Party, on such Credit Party’s behalf and not in such Person’s individual capacity. 1.08. Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. 1.09. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service. SECTION 2. Amount and Terms of Credit. 2.01. Revolving Loans and Borrowings. (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolving Loan Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans (“Revolving Loans”) to the Borrowers in an amount at any one time outstanding not to exceed the lesser of: (i) such Lender’s Revolving Loan Commitment Amount, or (ii) such Lender’s Pro Rata Share of an amount equal to the lesser of: (A) the Revolving Loan Limit less the Letter of Credit Usage at such time, or

57 (B) the Borrowing Base at such time less the Letter of Credit Usage at such time. (b) Amounts borrowed pursuant to this Section 2.01 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement. (c) Anything to the contrary in this Section 2.01 notwithstanding, Administrative Agent shall have the right (but not the obligation) to, upon five (5) Business Days’ prior written notice (during which period the Administrative Agent shall discuss any such proposed establishment, increase, reduction, elimination or other adjustment with the Administrative Borrower and the Administrative Borrower may take such actions as may be required to ensure that the event, condition or matter that is the basis of such establishment, increase, reduction, elimination or other adjustment no longer exists such that the applicable reserve is eliminated) to the Administrative Borrower (provided that such establishment, increase, reduction, elimination or other adjustment of a reserve shall become effective immediately upon the delivery of such written notice for purposes of determining Availability in connection with any Credit Event thereafter), establish, increase, reduce, eliminate, or otherwise adjust reserves from time to time against the Borrowing Base or the Revolving Loan Limit in such amounts, and with respect to such matters (but without duplication), as the Administrative Agent in its Permitted Discretion shall deem necessary or appropriate, including (i) reserves in an amount equal to the Bank Product Reserve Amount, and (ii) reserves with respect to (A) sums that the Administrative Borrower or its Restricted Subsidiaries are required to pay under any Section of this Agreement or any other Credit Document (such as Taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay when due, and (B) amounts owing by the Administrative Borrower or its Restricted Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in Administrative Agent’s Permitted Discretion, likely would have a priority superior to Administrative Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other Taxes where given priority under applicable law) in and to such item of the Collateral. (d) The Revolving Loan Commitment shall terminate on the Maturity Date. The Borrowers may reduce the Revolving Loan Commitment, without premium or penalty, by providing written notice of their intent to do so, to an amount not less than the sum of (i) the Revolver Usage as of such date, plus (ii) the principal amount of all Revolving Loans not yet made as to which a request has been given by the Borrowers under Section 2.02(a), plus (iii) the amount of all Letters of Credit not yet issued as to which a request has been given by the Borrowers pursuant to Section 2.04(a). Each such reduction shall be in an amount which is not less than $1,000,000 (unless the Revolving Loan Commitment is being reduced to zero and the amount of the Revolving Loan Commitment in effect immediately prior to such reduction are less than $1,000,000), shall be made by providing not less than five (5) Business Days prior written notice to Administrative Agent and shall be irrevocable. Once reduced, the Revolving Loan Commitment may not be increased unless the Borrowers, Administrative Agent and Required Lenders otherwise agree in writing, and subject to consent of each such Lender which Revolving Loan Commitment is being increased in accordance with Section 12.12. Each such reduction of the Revolving Loan Commitment shall reduce the Revolving Loan Commitment Amount of each Revolving Lender proportionately in accordance with its Pro Rata Share thereof. 2.02. Advancing Revolving Loans and Settlements 58 (a) Procedure for Borrowing. Each Borrowing shall be made by the delivery of a Notice of Borrowing duly executed by an Authorized Officer of the Administrative Borrower delivered to Administrative Agent (which may be delivered through Administrative Agent’s electronic platform or portal). Such notice shall be irrevocable and must be received by Administrative Agent no later than 1:00 p.m. (New York time) (x) with respect to Term SOFR Loans, two (2) Business Days immediately preceding the requested Funding Date, and (y) with respect to Base Rate Loans, on the Business Day immediately preceding the requested Funding Date, in each case, specifying (i) the amount of such Borrowing and which Borrower is requesting such Borrowing, (ii) the requested Funding Date, which shall be a Business Day, (iii) the Type of Revolving Loans to be borrowed and (iii) if applicable, the duration of the Interest Period with respect thereto. At Administrative Agent’s election, in lieu of delivering the above- described written request, any Authorized Officer of the Administrative Borrower may give Administrative Agent telephonic notice of such request by the required time. In such circumstances, the Administrative Borrower agrees that any such telephonic notice will be confirmed in writing within twenty-four (24) hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request. All Borrowing requests which are not made on-line via Administrative Agent’s electronic platform or portal shall be subject to (and unless Administrative Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Administrative Agent’s authentication process (with results satisfactory to Administrative Agent) prior to the funding of any such requested Borrowing. (b) Making of Loans. (i) Promptly after receipt of a request for a Borrowing pursuant to Section 2.02(a), Administrative Agent shall notify the Revolving Lenders, not later than 2:00 p.m. (New York time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Revolving Lender shall make the amount of such Revolving Lender’s Pro Rata Share of the requested Borrowing available to Administrative Agent in immediately available funds, to Administrative Agent’s Account, not later than 10:00 a.m. (New York time) on the Funding Date applicable thereto. After Administrative Agent’s receipt of the proceeds of such Revolving Loans, Administrative Agent shall make the proceeds thereof available to the applicable Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Administrative Agent to the Designated Account; provided, however, that subject to the provisions of Section 2.02(c)(ii), Administrative Agent shall not request any Revolving Lender to make, and no Revolving Lender shall have the obligation to make, any Revolving Loan if (A) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (B) the requested Borrowing would exceed the Availability on such Funding Date. (ii) Unless Administrative Agent receives notice from a Revolving Lender prior to 9:00 a.m. (New York time) on the date of a Borrowing, that such Revolving Lender will not make available as and when required hereunder to Administrative Agent for the account of the applicable Borrower the amount of that Revolving Lender’s Pro Rata Share of the Borrowing, Administrative Agent may assume that each Revolving Lender has made or will make such amount available to Administrative Agent in immediately available funds on the Funding Date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If any Revolving Lender shall not have made its full amount available to Administrative Agent in immediately available funds and if Administrative Agent in such circumstances has made available to the applicable Borrower such amount, that Revolving Lender shall on the Business Day following such Funding Date make such amount available to Administrative Agent, together with interest at the Defaulted Lender Rate for each day during such period. A notice submitted by Administrative Agent to any Revolving Lender with respect to amounts owing under this Section 2.02(b)(ii) shall be 59 conclusive, absent manifest error. If such amount is so made available, such payment to Administrative Agent shall constitute such Revolving Lender’s Revolving Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Administrative Agent on the Business Day following the Funding Date, Administrative Agent will notify the Administrative Borrower of such failure to fund and, upon demand by Administrative Agent, the Borrowers shall pay such amount to Administrative Agent for Administrative Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing; provided, that such repayment shall not constitute a waiver of any of the Borrowers’ rights under this Agreement. (iii) [Reserved]. (iv) If requested by a Lender, the portion of the Revolving Loans made by such Lender shall be evidenced by a promissory note executed by the Borrowers in an original principal amount equal to such Lender’s Revolving Loan Commitment Amount. (c) Protective Advances and Optional Overadvances. (i) Any contrary provision of this Agreement or any other Credit Document notwithstanding, Administrative Agent hereby is authorized by the Borrowers and the Lenders, from time to time in Administrative Agent’s Permitted Discretion, to make Revolving Loans to, or for the benefit of, the Borrowers on behalf of the Lenders that Administrative Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, or (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (any of the Revolving Loans described in this Section 2.02(c)(i) shall be referred to as “Protective Advances”). (ii) Any contrary provision of this Agreement or any other Credit Document notwithstanding, the Lenders hereby authorize Administrative Agent and Administrative Agent may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans to the Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Revolving Loans, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or expenses) does not exceed the Revolving Loan Limit and (B) at the time of the making of any such Revolving Loan, Administrative Agent does not believe, in good faith, that the Overadvance created by such Revolving Loan will be outstanding for more than ninety (90) days. In the event Administrative Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Administrative Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, costs and expenses) unless Administrative Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Administrative Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders thereupon shall, together with Administrative Agent, jointly determine the terms of arrangements that shall be implemented with the Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Revolving Loans to the Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. In any event: (x) if any unintentional Overadvance remains outstanding for more than thirty (30) days, unless otherwise agreed to by the Required Lenders, the Borrowers shall immediately repay Revolving Loans in an amount sufficient to eliminate all such unintentional Overadvances, and (y) after the date all such Overadvances have been eliminated, there must be at least five (5) consecutive days before intentional Overadvances are made. The foregoing provisions are meant for the benefit of the Lenders and 60 Administrative Agent and are not meant for the benefit of the Borrowers, which shall continue to be bound by the provisions of Section 2.02(h). Each Revolving Lender shall be obligated to settle with Administrative Agent as provided in Section 2.02(d) (or Section 2.02(f), as applicable) for the amount of such Revolving Lender’s Pro Rata Share of any unintentional Overadvances by Administrative Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.02(c)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, costs, fees and expenses. (iii) Each Protective Advance made for the account of Administrative Agent and each Overadvance shall be deemed to be a Revolving Loan hereunder; except, that, no Protective Advance or Overadvance shall be eligible to be a Term SOFR Loan and, prior to settlement therefor, all payments on the Protective Advances shall be payable to the Administrative Agent solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, secured by Administrative Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans. The ability of Administrative Agent to make Protective Advances is separate and distinct from its ability to make Overadvances and its ability to make Overadvances is separate and distinct from its ability to make Protective Advances. For the avoidance of doubt, the limitations on Administrative Agent’s ability to make Protective Advances do not apply to Overadvances and the limitations on Administrative Agent’s ability to make Overadvances do not apply to Protective Advances. The provisions of this Section 2.02(c) are for the exclusive benefit of Administrative Agent and the Lenders and are not intended to benefit the Borrowers in any way. (d) Settlement. It is agreed that each Revolving Lender’s funded portion of the Revolving Loans is intended by the Revolving Lenders to equal, at all times, such Revolving Lender’s Pro Rata Share of the outstanding Revolving Loans. Such agreement notwithstanding, Administrative Agent and the other Revolving Lenders agree (which agreement shall not be for the benefit of the Borrowers) that in order to facilitate the administration of this Agreement and the other Credit Documents, settlement among the Revolving Lenders as to the Revolving Loans and the Protective Advances funded by Administrative Agent shall take place on a periodic basis in accordance with the following provisions: (i) Administrative Agent shall request settlement (“Settlement”) with the Revolving Lenders on a weekly basis, or on a more frequent basis if so determined by Administrative Agent (A) for itself, with respect to the outstanding Protective Advances funded by Administrative Agent, and (2) with respect to the Administrative Borrower’s or its Subsidiaries’ collections out of the Collateral or payments received, as to each by notifying the Revolving Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (New York time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans and Protective Advances funded by Administrative Agent for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.02(f)): (y) if the amount of the Revolving Loans (including Protective Advances funded by Administrative Agent) made by a Revolving Lender that is not a Defaulted Lender exceeds such Revolving Lender’s Pro Rata Share of the Revolving Loans (including Protective Advances funded by Administrative Agent) as of a Settlement Date, then Administrative Agent shall, by no later than 12:00 p.m. (New York time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Revolving Lender (as such Revolving Lender may designate), an amount such that each such Revolving Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Protective Advances funded by Administrative Agent), and (z) if the amount of the Revolving Loans (including Protective Advances funded by Administrative Agent) made by a Revolving Lender is less than such Revolving Lender’s Pro Rata Share of the Revolving Loans (including Protective Advances funded by Administrative Agent) as of a Settlement Date, such Revolving Lender shall no later than 12:00 p.m. (New York time) on the Settlement Date transfer in immediately available funds

61 to Administrative Agent’s Account, an amount such that each such Revolving Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Protective Advances funded by Administrative Agent). Such amounts made available to Administrative Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the Protective Advances funded by Administrative Agent and shall constitute Revolving Loans of such Revolving Lenders. If any such amount is not made available to Administrative Agent by any Revolving Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Administrative Agent shall be entitled to recover for its account such amount on demand from such Revolving Lender together with interest thereon at the Defaulted Lender Rate. (ii) In determining whether a Revolving Lender’s balance of the Revolving Loans and Protective Advances funded by Administrative Agent is less than, equal to, or greater than such Revolving Lender’s Pro Rata Share of the Revolving Loans and Protective Advances funded by Administrative Agent as of a Settlement Date, Administrative Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Administrative Agent with respect to principal, interest, fees payable by the Borrowers and allocable to the Revolving Lenders hereunder, and proceeds of Collateral. (iii) [Reserved]. (iv) Anything in this Section 2.02(d) to the contrary notwithstanding, in the event that a Revolving Lender is a Defaulted Lender, Administrative Agent shall be entitled to refrain from remitting settlement amounts to the Defaulted Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.02(f). (e) Notation. Administrative Agent, as a non-fiduciary agent for the Borrowers, shall maintain a register showing the principal amount of the Revolving Loans owing to each Lender, including the Protective Advances, and the interests therein of each Lender, from time to time. Such register shall, absent manifest error, conclusively be presumed to be correct and accurate, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The register shall, at any reasonable time and from time to time upon reasonable prior written notice to Administrative Agent, be made available for inspection by the Borrowers. (f) Defaulted Lenders. Administrative Agent shall not be obligated to transfer to a Defaulted Lender any payments made by the Borrowers to Administrative Agent for the Defaulted Lender’s benefit or any collections out of the Collateral or proceeds of Collateral that would otherwise be remitted hereunder to the Defaulted Lender, and, in the absence of such transfer to the Defaulted Lender, Administrative Agent shall transfer any such payments (i) first, to the Issuing Lender, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, repaid by the Defaulted Lender, (ii) second, to each non-Defaulted Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulted Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other non-Defaulted Lender), (iii) third, to a suspense account maintained by Administrative Agent, the proceeds of which shall be retained by Administrative Agent and may be made available to be re-advanced to or for the benefit of the Borrowers as if such Defaulted Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (iv) from and after the date on which all other Obligations have been paid in full, to such Defaulted Lender. Subject to the foregoing, Administrative Agent may hold and, in its Permitted Discretion, re-lend to the Borrowers for the account of such Defaulted Lender the amount of all such payments received and retained by Administrative Agent for the account of such Defaulted Lender. Each Defaulted Lender agrees that all payments made by the Borrowers for any Loans shall be deemed to be made to all Lenders in accordance with their Pro Rata 62 Share and no Defaulted Lender shall have a direct cause of action against the Borrowers for payments made to Administrative Agent that Administrative Agent has not paid over or credited to Defaulted Lender due to the terms of this Agreement. Solely for the purposes of voting or consenting to matters with respect to the Credit Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 3.02, such Defaulted Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero. The provisions of this Section 2.02(f) shall remain effective with respect to such Defaulted Lender until the earlier of (A) the date on which the non-Defaulted Lenders, Administrative Agent, and the Administrative Borrower shall have waived, in writing, the application of this Section 2.02(f) to such Defaulted Lender, or (B) the date on which such Defaulted Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Administrative Agent all amounts owing by Defaulted Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Administrative Agent, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section 2.02(f) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulted Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrowers of their duties and obligations hereunder to Administrative Agent or to the Lenders other than such Defaulted Lender. Any failure by a Defaulted Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulted Lender of this Agreement and shall entitle the Borrowers, at their option, upon written notice to Administrative Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulted Lender, such substitute Lender to be reasonably acceptable to Administrative Agent. In connection with the arrangement of such a substitute Lender, the Defaulted Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of the Letters of Credit); provided, however, that any such assumption of the Commitment of such Defaulted Lender shall not be deemed to constitute a waiver of any of the Lender’s or the Borrowers’ rights or remedies against any such Defaulted Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.02(f) and any other provision contained in this Agreement or any other Credit Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.02(f) shall control and govern. (g) Independent Obligations. All Revolving Loans (other than Protective Advances funded by Administrative Agent) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder. (h) Overadvances. If, at any time or for any reason, the amount of Obligations (excluding Bank Product Obligations) owed by the Borrowers to the Revolving Lenders pursuant to Section 2.01(a) or Section 2.04 is greater than any of the limitations set forth in Section 2.01(a) or Section 2.04, as applicable (an “Overadvance”), except as otherwise provided for under Section 2.02(c), the Borrowers shall promptly (no later than one (1) Business Day after the occurrence of such Overadvance) pay to Administrative Agent, in cash, the amount of such excess in accordance with Section 2.03(b). (i) [Reserved]. 63 (j) Conforming Changes. With respect to SOFR or Term SOFR, the Administrative Agent will have the right, in consultation with the Borrower Representative, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders promptly after such amendment becomes effective. 2.03. Mandatory and Optional Revolving Loan Repayments. (a) Repayment Upon Termination Date. The Revolving Loan Commitment shall terminate upon the earlier to occur of (i) the Maturity Date and (ii) any date on which Administrative Agent or Required Lenders elect to terminate the Revolving Loan Commitment pursuant to the last paragraph in Section 10 (such earlier date being the “Termination Date”). On the Termination Date, there shall become due, and the Borrowers shall pay, the entire outstanding principal amount of each Revolving Loan, together with accrued and unpaid Obligations pertaining thereto. (b) Borrowing Base. If, at any time, (i) the Revolver Usage on such date exceeds (ii) the Borrowing Base (such excess being referred to as the “Borrowing Base Excess”), then the Borrowers shall promptly (no later than one (1) Business Day after the occurrence of such Borrowing Base Excess) prepay the Revolving Loans in accordance in an aggregate amount equal to the Borrowing Base Excess. If, at any time, (x) the Revolver Usage on such date exceeds (y) the aggregate amount of Revolving Loans permitted pursuant to Section 2.01(a) (such excess being referred to as the “Excess Revolving Loans”), then the Borrowers shall promptly (no later than one (1) Business Day after the occurrence of such Excess Revolving Loans) prepay the Revolving Loans in an aggregate amount equal to the Excess Revolving Loans. 2.04. Letters of Credit. (a) Subject to the terms and conditions of this Agreement, upon the request of the Administrative Borrower made in accordance herewith, the Issuing Lender agrees to issue a requested Letter of Credit. By submitting a request to Issuing Lender for the issuance of a Letter of Credit, the Administrative Borrower shall be deemed to have requested that Issuing Lender issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Officer and delivered to the Issuing Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary of the Letter of Credit, and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. Anything contained herein to the contrary notwithstanding, the Issuing Lender may, but shall not be obligated to, issue or cause the issuance of a Letter of Credit that supports the obligations of the Administrative Borrower or its Restricted Subsidiaries (1) in respect of (A) a lease of real property, or (B) an employment contract, or (2) at any time that one or more of the Revolving Lenders is a Defaulted Lender. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance: 64 (i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Revolving Loans, or (ii) the Letter of Credit Usage would exceed $7,500,000, or (iii) the Letter of Credit Usage would exceed the Revolving Loan Limit less the outstanding amount of Revolving Loans. Each Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Lender, including the requirement that the amounts payable thereunder must be payable in Dollars, and shall expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit, which date shall be no later than the Stated Maturity Date. If Issuing Lender makes a payment under a Letter of Credit, the Borrowers shall pay to Administrative Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder and, initially, shall bear interest at the rate then applicable to Revolving Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, the Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be discharged and replaced by the resulting Revolving Loan. Promptly following receipt by Administrative Agent of any payment from the Borrowers pursuant to this paragraph, Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Revolving Lenders have made payments pursuant to Section 2.04(b) to reimburse the Issuing Lender, then to such Revolving Lenders and the Issuing Lender as their interests may appear. (b) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.04(a), each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.04(a) on the same terms and conditions as if the Borrowers had requested the amount thereof as a Revolving Loan and Administrative Agent shall promptly pay to Issuing Lender the amounts so received by it from the Revolving Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Revolving Lenders, the Issuing Lender shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Lender in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Revolving Lender agrees to pay to Administrative Agent, for the account of the Issuing Lender, such Revolving Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Lender under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Administrative Agent, for the account of the Issuing Lender, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Lender and not reimbursed by the Borrowers on the date due as provided in Section 2.04(a), or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Administrative Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.04(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 6. If any such Revolving Lender fails to make available to Administrative Agent the amount of such Revolving Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulted Lender and Administrative Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulted Lender Rate until paid in full.

65 (c) The Borrowers hereby agree to indemnify, save, defend, and hold the Lenders harmless from any damage, loss, cost, expense, or liability (other than Taxes, which shall be governed by Section 4.04, other than any Taxes that represent losses, claims or damages arising from any non-Tax claim), and reasonable and documented out-of-pocket attorneys’ fees incurred by Issuing Lender, any other member of the Lenders arising out of or in connection with Letter of Credit; provided, however, that the Borrowers shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence, bad faith or willful misconduct of the Issuing Lender, any other Lender, or any dispute solely among the Issuing Lender or any other Lender. The Borrowers understand and agree that none of the Issuing Lender or the Lenders shall be liable for any error, negligence, or mistake, whether of omission or commission, in following the Borrowers’ instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, unless such error, negligence or mistake resulted from the gross negligence, bad faith or willful misconduct of the Issuing Lender, or any other Lender as finally determined by a court of competent jurisdiction. The Borrowers hereby acknowledge and agree that none of the Issuing Lender, or any other Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit, unless such delays, errors or omissions resulted from the gross negligence, bad faith or willful misconduct of the Issuing Lender, or any other Lender as finally determined by a court of competent jurisdiction. (d) [Reserved]. (e) Any and all issuance charges, usage charges, commissions, fees, and costs incurred by the Issuing Lender relating to Letters of Credit shall be expenses for purposes of this Agreement and shall be reimbursable immediately by the Borrowers to Administrative Agent for the account of the Issuing Lender; it being acknowledged and agreed by the Borrowers that, as of the Effective Date, the usage charge imposed by the Issuing Lender is one eighth of one percent (0.125%) per annum times the undrawn amount of each Letter of Credit, that such usage charge may be changed from time to time, and that the Issuing Lender also imposes a schedule of charges for amendments, extensions, drawings, and renewals. (f) If by reason of (i) any change after the Effective Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Issuing Lender, or any other Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto): (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or (ii) there shall be imposed on the Issuing Lender, or any other Lender any other condition regarding any Letter of Credit, and the result of the foregoing is to increase, directly or indirectly, the cost to the Issuing Lender, or any other Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Administrative Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrowers, and the Borrowers shall pay within thirty (30) days after demand therefor, such amounts as Administrative Agent may specify to be necessary to compensate the Issuing Lender, or any other Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, however, that the Borrowers shall not be required to provide any compensation pursuant to this 66 Section 2.04(f) for any such amounts incurred more than one hundred eighty (180) days prior to the date on which the demand for payment of such amounts is first made to the Borrowers; provided, further, however, that if an event or circumstance giving rise to such amounts is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Administrative Agent of any amount due pursuant to this Section 2.04(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. 2.05. [Reserved] 2.06. Conversions. The Borrowers shall have the option to convert, on any Business Day, all or a portion of the outstanding principal amount of Loans made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan; provided, that, (i) except as otherwise provided in Section 2.10(b), Term SOFR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted, (ii) Base Rate Loans may not be converted into Term SOFR Loans if any Event of Default exists pursuant to Section 10 on the date of conversion, (iii) if any Event of Default (other than as referred to in preceding clause (ii)) is in existence on the date of the proposed conversion of a Term SOFR Loan, (x) Base Rate Loans may not be converted into Term SOFR Loans if the Administrative Agent or the Required Lenders have notified the Borrowers that conversions will not be permitted during the existence of such Event of Default and (y) in the absence of the notification referred to in preceding clause (x), Base Rate Loans may only be converted into Term SOFR Loans with an Interest Period of one (1) month, and (iv) no conversion pursuant to this Section 2.06 shall result in more than six (6) Borrowings of Term SOFR Loans. Each such conversion shall be effected by the Borrowers by giving the Administrative Agent at the Notice Office prior to 1:00 P.M. (New York City time) at least (x) in the case of conversions of Base Rate Loans into Term SOFR Loans, three (3) Business Days’ prior notice and (y) in the case of conversions of Term SOFR Loans into Base Rate Loans, one Business Day’s prior notice (each, a “Notice of Conversion/Continuation”), in each case substantially in the form of Exhibit A-1, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into Term SOFR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. 2.07. Increase in Commitments. (a) The Borrowers may, at any time, and from time to time, increase the aggregate amount of the Commitments (an “Incremental Revolving Facility”; and the loans thereunder, “Incremental Revolving Loans”; and the Commitments in respect thereof, each an “Incremental Revolving Commitment”) in an aggregate amount, together with all prior Incremental Revolving Facilities then in effect, not to exceed the Incremental Cap; provided that: (i) unless the Administrative Agent otherwise agrees, no Incremental Revolving Commitment may be less than $1,000,000, (ii) no Lender shall be obligated to provide any Incremental Revolving Commitment, and the determination to provide such Commitments shall be within the sole and absolute discretion of such Lender, (iii) no Incremental Revolving Facility or Incremental Revolving Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a Lender providing all or part of any Incremental Revolving Commitment or Incremental Revolving Loan, 67 (iv) the terms of any Incremental Revolving Facility (including as to maturity) and the Incremental Revolving Loans thereunder shall be identical to those applicable to the then-existing Revolving Loan Commitments and Revolving Loans thereunder (except with respect to any structuring, commitment or arrangement fees and other similar fees payable to any Lender providing an Incremental Revolving Commitment), (v) no Event of Default shall exist immediately prior to or after giving effect to the establishment of any such Incremental Revolving Facility, (vi) the aggregate principal amount of all Incremental Revolving Facilities shall not exceed $25,000,000 (such amount, the “Incremental Cap”), and (vii) the representations and warranties of each Credit Party set forth in Section 7 and in each other Credit Document shall be true and correct in all material respects as of the effective date of the establishment of any such Incremental Revolving Facility (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to such qualification). (b) Incremental Revolving Commitments shall become additional Commitments pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrowers and the other Credit Parties, each lender providing such Incremental Revolving Commitments (provided, that each lender providing such Incremental Revolving Commitments shall be subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld or delayed) unless such lender is a Revolving Credit Lender), and the Administrative Agent. The Incremental Amendment may, without the consent of any other Credit Party or Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate to effect the provisions of this Section 2.07, including amendments as deemed necessary by the Administrative Agent to address technical issues relating to funding and payments. (c) This Section 2.07 shall supersede any provisions in Section 12.12 to the contrary. 2.08. Interest. (a) The Borrowers agree to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Term SOFR Loan pursuant to Sections 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time. (b) The Borrowers agree to pay interest in respect of the unpaid principal amount of each Term SOFR Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Term SOFR Loan to a Base Rate Loan pursuant to Sections 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus Term SOFR for such Interest Period. (c) Upon the occurrence and during the continuance of an Event of Default under Sections 10.01 or 10.05, overdue principal (and, after the occurrence and during the continuance of any Event of Default, upon notification to the Administrative Borrower by the Administrative Agent at the 68 direction of the Required Lenders, all principal) in respect of each outstanding Loan shall bear interest at a rate per annum equal to the rate which is 2.0% in excess of the rate otherwise applicable to such Loans. In addition, to the extent permitted by applicable law, (i) overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the rate which is 2.0% in excess of the rate then borne by such Loans and (ii) all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2.0% in excess of the rate applicable to Revolving Loans that are maintained as Base Rate Loans from time to time. Interest that accrues under this Section 2.08(c) shall be payable promptly upon written demand. (d) Accrued (and theretofore unpaid) interest shall be payable: (i) (x) in respect of each Base Rate Loan, on the first calendar day of each quarter, as provided in Section 4.01, and (y) in respect of each Term SOFR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period; (ii) on the date of any repayment or prepayment, in full or in part, of any outstanding Loans; and (iii) at maturity (whether by acceleration or otherwise) and, after such maturity, promptly upon demand. (e) The Administrative Agent shall determine the interest rate for each Interest Period applicable to the respective Term SOFR Loans and such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto. 2.09. Interest Periods. At the time the Borrowers give any Notice of Conversion/Continuation in respect of the making of, or conversion into, any Term SOFR Loan (in the case of the initial Interest Period applicable thereto) or prior to 1:00 P.M. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such Term SOFR Loan (in the case of any subsequent Interest Period), the Borrowers shall have the right to elect the interest period (each, an “Interest Period”) applicable to such Term SOFR Loan, which Interest Period shall, at the option of the Administrative Borrower, be a one (1), three (3) or six (6) month period; provided, that (in each case): (i) all Term SOFR Loans comprising a Borrowing shall at all times have the same Interest Period; (ii) the initial Interest Period for any Term SOFR Loan shall commence on the date of Borrowing of such Term SOFR Loan (including the date of any conversion thereto from a Term SOFR Loan) and each Interest Period occurring thereafter in respect of such Term SOFR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires; (iii) if any Interest Period for a Term SOFR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iv) if any Interest Period for a Term SOFR Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Term SOFR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (v) if any Event of Default is in existence, (x) no Interest Period may be selected if the Administrative Agent or the Required Lenders have notified the Administrative Borrower that the selection of new Interest Periods will not be permitted during the existence of

69 such Event of Default and (y) in the absence of the notification referred to in preceding clause (x), no Interest Period with a duration in excess of one (1) month may be selected; (vi) no Interest Period in respect of any Borrowing of Loans shall be selected which extends beyond the Maturity Date; and If by 1:00 P.M. (New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Term SOFR Loans, the Borrowers have failed to elect a new Interest Period to be applicable to such Term SOFR Loans as provided above, the Borrowers shall be deemed to have elected to continue such Term SOFR Loans as Term SOFR Loans with an Interest Period of one (1) month effective as of the expiration date of such current Interest Period; provided, that if the Borrowers are not permitted to elect a new Interest Period to be applicable to such Term SOFR Loans as provided above, the Borrowers shall be deemed to have elected to convert such Term SOFR Loans into Base Rate Loans effective as of the expiration date of such current Interest Period. 2.10. Increased Costs, Illegality, etc. (a) In the event that any Lender shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) or (iii)(z) below, may be made only by the Administrative Agent or the Required Lenders): (i) that, by reason of any changes arising after the date of this Agreement affecting any applicable interbank market, (y) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Term SOFR and (y) and no Successor Rate has been determined in accordance with Section 2.14, and the circumstances under clause (i) of Section 2.14(a) or the Scheduled Unavailability Date has occurred; or (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Term SOFR Loan because (x) of any Change in Law since the Effective Date such as, but not limited to: (A) a Change in Law, subjecting a Recipient to any Taxes (other than (1) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (2) Indemnified Taxes or (3) Connection Income Taxes) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of Term SOFR and/or (y) Term SOFR with respect to such Term SOFR Loan does not adequately and fairly reflect the cost to such Lender of funding such Term SOFR Loan; or (iii) at any time, that the making or continuance of any Term SOFR Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects any applicable interbank market; then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrowers and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Term SOFR Loans shall no longer be available (and the utilization of the Term SOFR component in determining the Base Rate shall be suspended) until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Conversion/Continuation given by the Borrowers with respect to Term SOFR Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded 70 by the Borrowers, (y) in the case of clause (ii) above, the Borrowers agree, subject to the provisions of Section 2.11(b) (to the extent applicable), to pay to such Lender, within 10 Business Days of such Lender’s written request therefor (including reasonably supporting documentation therefor), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law. (b) At any time that any Term SOFR Loan is affected by the circumstances described in Section 2.10(a)(ii), the Borrowers may, and in the case of a Term SOFR Loan affected by the circumstances described in Section 2.10(a)(iii), the Borrowers shall, either (x) if the affected Term SOFR Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrowers were notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Term SOFR Loan is then outstanding, upon at least three (3) Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such Term SOFR Loan into a Base Rate Loan; provided, that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b). (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy or liquidity, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the Borrowers agree to pay to such Lender, within 10 Business Days of its written demand (including documentation reasonably supporting such request) therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided, that such Lender’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrowers, which notice shall show in reasonable detail the basis for calculation of such additional amounts. (d) Notwithstanding anything in this Agreement to the contrary, the (x) the Dodd- Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change after the Effective Date in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 2.10), other than any final rules, regulations, orders, requests, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act that the Lenders are required to comply with prior to the date of this Agreement (it being understood that 71 payments required as a result of this Section 2.10(d) are subject to the provisions of Section 2.11(b), as and to the extent provided therein). 2.11. Compensation. (a) The Borrowers agree to compensate each Lender within ten (10) Business Days of its written request (which request shall set forth in reasonable detail the basis for requesting such compensation) and calculation of the amount of such compensation, for all actual losses, reasonable, out of pocket expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Term SOFR Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Term SOFR Loans does not occur on a date specified therefor in a Notice of Conversion/Continuation (whether or not withdrawn by the Borrowers or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Term SOFR Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Term SOFR Loans is not made on any date specified in a notice of prepayment given by the Administrative Borrower; or (iv) as a consequence of (x) any other default by the Borrowers to repay Term SOFR Loans when required by the terms of this Agreement or (y) any election made pursuant to Section 2.10(b). (b) Notwithstanding anything to the contrary, with respect to any Recipient’s or any participant’s claim for compensation under Section 2.10(a) or Section 4.04, the Borrowers shall not be required to compensate such Recipient for any amount incurred more than one hundred and eighty (180) days prior to the date that such Recipient notifies the Borrowers of the event that gives rise to such claim; provided, that, if the circumstance giving rise to such claim is retroactive, then such one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. 2.12. Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), the requirement of the Borrowers to make any additional payment pursuant to Section 4.04(a) or Section 4.04(c) with respect to such Lender, it will, if requested by the Administrative Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided, that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage in any material respect, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 2.10 and 4.04. The Borrowers hereby agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment. Any transfer or designation pursuant to this Section 2.12 shall not be effective until recorded in the Register pursuant to Section 12.15 herein. 2.13. Loan Account. Administrative Agent shall maintain a loan account (the “Loan Account”) on its books to record Loans, the Letters of Credit issued or arranged by Issuing Lender for the Borrowers’ account, and other extensions of credit made by Lenders hereunder or under any other Credit Document, and all payments thereon made by the Borrowers. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Administrative Agent’s most recent printout or other written statement, shall be conclusive and binding evidence of the amounts due and owing to Administrative Agent by the Borrowers absent clear and convincing evidence to the contrary; provided, that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrowers’ duty to pay all amounts owing hereunder or under any other Credit Document; provided further, that in the event of any inconsistency between the Register and the Loan Account, the recordations in the Register shall govern. 72 Unless the Administrative Borrower notifies Administrative Agent of any objection to any such printout or statement (specifically describing the basis for such objection) within thirty (30) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein. Notwithstanding anything to the contrary contained in any Security Document or in any other Credit Document, but subject to the terms of the Revolver Intercreditor Agreement, each Credit Party hereby acknowledges, confirms and agrees that, at any time during a Cash Dominion Period, Administrative Agent may, or at the direction of Required Lenders shall, cause each financial institution maintaining a Deposit Account that is the subject of a control agreement to remit all amounts held by such financial institution on behalf of the applicable Credit Party to the Payment Account or such other deposit account identified by Administrative Agent from time to time. 2.14. Alternate Rate of Interest (a) Notwithstanding anything to the contrary in this Agreement or any other Credit Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Administrative Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Administrative Borrower) that the Administrative Borrower or the Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month or six (6) month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case, acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month or six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one (1), three (3) and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); then, on a date and time determined by the Administrative Agent, in consultation with the Borrower Representative (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other Credit Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document (the “Successor Rate”). (b) If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis. (c) Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.14(a)(i) or (ii) have occurred with

73 respect to the Successor Rate then in effect, then in each case, the Administrative Borrower and the Administrative Agent may amend this Agreement and the other Credit Documents solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2.14 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Administrative Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. (d) The Administrative Agent will promptly (in one or more notices) notify the Administrative Borrower and each Lender of the implementation of any Successor Rate. (e) Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, in consultation with the Borrower Representative. (f) Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.50%, the Successor Rate will be deemed to be 0.50% for the purposes of this Agreement and the other Credit Documents. (g) In connection with the implementation of a Successor Rate, the Administrative Agent will have the right, in consultation with the Borrower Representative, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders promptly after such amendment becomes effective. 2.15. Additional Borrowers. The Administrative Borrower may at any time, upon not less than ten (10) Business Days’ notice from the Administrative Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion), request to designate any Wholly-Owned Domestic Restricted Subsidiary of the Administrative Borrower as an Additional Borrower hereunder by delivering to the Administrative Agent (which shall promptly deliver copies thereof to each Lender) a duly executed written notice of such request. The parties hereto acknowledge and agree that prior to any such proposed Additional Borrower becoming an Additional Borrower hereunder (i) the Administrative Agent shall have consented (such consent not to be unreasonably withheld or delayed) to such proposed Additional Borrower becoming an Additional Borrower hereunder, (ii) the Administrative Agent and such Lenders shall have received customary supporting resolutions, incumbency certificates and opinions of counsel, and promissory notes signed by such proposed Additional Borrower to the extent any Lender so requires, and (iii) upon the reasonable request of the Administrative Agent or any Lender, such proposed Additional Borrower shall have provided to the Administrative Agent or such Lender, as the case may be, and the Administrative Agent or such Lender, as the case may be, shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and any such proposed Additional Borrower that qualifies as a “legal entity 74 customer” under the Beneficial Ownership Regulation shall have delivered, to the Administrative Agent and each Lender that so requests, a Beneficial Ownership Certification in relation to such proposed Additional Borrower (the requirements in clauses (i), (ii) and (iii) hereof, the “Additional Borrower Requirements”). If the Additional Borrower Requirements are met, the Additional Borrower shall constitute an Additional Borrower hereunder, whereupon each of the Lenders agrees to permit such Additional Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Additional Borrower otherwise shall be a Borrower for all purposes of this Agreement. It is understood and agreed that any Accounts of an Additional Borrower hereafter added as an Additional Borrower by the Administrative Borrower pursuant to this Section 2.15 shall not constitute an Eligible Account until the completion of a customary field examination and confirmation of such Accounts. 2.16. Administrative Borrower. Each Borrower including each Additional Borrower pursuant to Section 2.15, hereby irrevocably appoints the Urban One, Inc. as the “Administrative Borrower” hereunder for all purposes of this Agreement and the other Credit Documents, and the Administrative Borrower shall act under this Agreement and the other Credit Documents as the agent, attorney-in-fact and legal representative of such Borrowers for all purposes, including receiving account statements, giving and receiving all notices and consents hereunder or under any other Credit Documents, taking all other actions (including in respect of compliance with covenants and certificates) and communications to such Borrowers from the Administrative Agent or any Lender. Each Borrower hereby agrees that (i) the Administrative Borrower may execute such documents on behalf of such Borrower as the Administrative Borrower deems appropriate in its sole discretion and each Borrower shall be obligated by all of the terms of any such document executed on its behalf and (ii) any notice or communication delivered by the Administrative Agent or the Lender to the Administrative Borrower shall be deemed delivered to each Borrower. The Administrative Agent and the Lenders may rely, and shall be fully protected in relying, on any certificate, report, information or any notice or communication made, given or executed by the Administrative Borrower, whether in its own name or on behalf of another Borrower, and neither the Administrative Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such notice or request. 2.17. Joint and Several Liability. Subject to the terms of this Agreement, and without limitation of any obligation with respect to the Guaranty, it is understood and agreed by the parties to this Agreement that each Borrower shall have joint and several liability in respect of all Obligations of all Borrowers. The Borrowers hereby acknowledge and agree that this Agreement and the other Credit Documents are an independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a request for Borrowings) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any Borrowing made to any other Borrower hereunder and any of the amounts owing hereunder by any other Credit Party in respect of any Borrowing, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Creditor exhaust any right, power or remedy or proceed against any other Credit Party under this Agreement, any other Credit Document or any other agreement or instrument referred to herein or against any other person under any other guarantee of, or security for, any of such amounts owing hereunder. In addition to the direct (and joint and several) obligations of the Borrowers with respect to the Obligations as described above, all such Obligations of the Borrowers shall be guaranteed pursuant to, and in accordance with the terms of, the Guaranty, subject to any applicable limitations set forth therein. It is not necessary for the Administrative Agent or any Lender to inquire into the capacity or powers of any Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Borrower’s Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the Borrowers hereunder. 75 SECTION 3. Fees. 3.01. Unused Line Fee. From and following the Effective Date, the Borrowers shall pay Administrative Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (i) the Revolving Loan Commitment less the average Daily Balance of the sum of the outstanding Revolving Loans during the preceding quarter, multiplied by (ii) one half of one percent (0.50%) per annum. Such fee is to be paid quarterly in arrears on the first calendar day of each ULF Quarter. 3.02. Letter of Credit Fee. The Borrowers shall pay Administrative Agent (for the ratable benefit of the Revolving Lenders, subject to any agreements between Administrative Agent and individual Revolving Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.04(e)) which shall accrue at a per annum rate equal to the Applicable Margin relative to Term SOFR Loans times the Daily Balance of the undrawn amount of all outstanding Letters of Credit. 3.03. Administrative Agent’s Fees. The Borrowers shall pay to Administrative Agent fees in such amounts and at such times as set forth in the Fee Letter. SECTION 4. Payments; Taxes. 4.01. Payments. Except as otherwise specifically provided herein, (i) all interest, all Letter of Credit Fees, and all other fees payable hereunder or under any of the other Credit Documents shall be due and payable, in arrears, on the first calendar day of each quarter; provided, that if an Event of Default has occurred and is continuing, such amounts shall be due and payable, in arrears, on the first Business Day of each month, and (ii) all costs and expenses payable hereunder or under any of the other Credit Documents, including under Section 12.01, shall be due and payable on the earlier of (x) the first Business Day of the month following the date on which the applicable costs or expenses were first incurred or (y) the date on which demand therefor is made by Administrative Agent (it being acknowledged and agreed that any charging of such costs or expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)). Subject to the immediately following sentence, Administrative Agent agrees, prior to Administrative Agent charging the Loan Account, to provide the Borrowers with written notice (a “Payment Notice”) of all fees, costs and expenses due to be paid under this Agreement or under any of the other Credit Documents (other than with respect to the Unused Line Fee, which shall be charged to the Loan Account in accordance with this Section and Section 3.01 above), the payment of which shall be made by the Borrowers on or before the date that is twenty (20) days following the date of such Payment Notice (a “Payment Due Date”). If not paid by the Borrowers on or before the applicable Payment Due Date, the Borrowers hereby authorizes Administrative Agent, from time to time without prior notice to the Borrowers, to charge to the Loan Account (A) on the first Business Day of each quarter (or, if an Event of Default has occurred and is continuing, on the first Business Day of each month), all interest accrued during the prior quarter (or if an Event of Default has occurred and is continuing, month) on the Revolving Loans hereunder, (B) on the first Business Day of each quarter (or, if an Event of Default has occurred and is continuing, on the first Business Day of each month), all Letter of Credit Fees accrued or chargeable hereunder during the prior quarter (or, if an Event of Default has occurred and is continuing, during the prior month), (C) on the first Business Day of each ULF Quarter (or, if an Event of Default has occurred and is continuing, during the prior month), the Unused Line Fee accrued during the prior quarter (or if an Event of Default has occurred and is continuing, month) pursuant to Section 2.10(b), and (D) as and when due and payable all other payment obligations payable under this Agreement (including, without limitation, under Section 12.01), any Credit Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products); provided, that if such amounts are not paid and, instead, are charged to the Loan Account, they shall be charged thereto as of the day on which the item was first due and payable 76 or incurred or accrued without regard to the applicable delay and such amounts shall accrue interest from such original date; provided, further, that, notwithstanding anything to the contrary contained in Section 12.01, Administrative Agent shall be entitled to immediately charge to the Loan Account, without notice to the Borrowers, any of the fees, cost and expenses payable under Section 12.01 at any time that an Event of Default has occurred and is continuing. All amounts (including interest, fees, costs, expenses, or other amounts payable hereunder or under any other Credit Document or under any Bank Product Agreement) charged to the Loan Account shall constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans (unless and until converted into Term SOFR Loans in accordance with the terms of this Agreement). 4.02. [Reserved]. 4.03. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 3:00 P.M. (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. 4.04. Net Payments. (a) Any and all payments by or on account of any obligation of the Borrowers under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) Indemnification by the Borrowers. The Borrowers shall indemnify each Recipient, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Notwithstanding anything to the contrary, with respect to any claim for compensation under this Section 4.04, the Credit Parties shall not be required to compensate such Person for any amount incurred more than one hundred and eighty (180) days prior to the date that such Person notifies the Administrative Borrower of the event that gives rise to such claim; provided, that, if the circumstance giving rise to such claim is retroactive, then such one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

77 (d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 15 days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.15 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d). (e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section, the Administrative Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (f) Status of Lenders. (i) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (f)(ii)(A), (f)(ii)(B) and (f)(ii)(D) of this Section 4.04) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as 78 shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable: i. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; ii. executed copies of IRS Form W-8ECI; iii. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or iv. to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Administrative Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the 79 amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Borrower and the Administrative Agent in writing of its legal inability to do so. (g) On or prior to the date that it becomes a party to this Agreement, (A) if the Administrative Agent is a U.S. Person, it shall provide the Administrative Borrower with two (2) duly completed copies of IRS Form W-9 or (B) if the Administrative Agent is not a U.S. Person, then it shall provide the Administrative Borrower with (x) two duly completed IRS Forms W-8ECI with respect to fees received on its own behalf and any such other documentation prescribed by applicable law and reasonably requested by the Administrative Borrower that would allow the Borrowers to make payments to such Administrative Agent without deduction or withholding of any U.S. federal withholding Taxes; and (y) two duly completed copies of IRS Form W-8IMY (or successor form) certifying that it is either (i) a “qualified intermediary” and that it assumes primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the account of others or (ii) a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the Borrowers to be treated as a U.S. Person with respect to such payments (and the Borrowers and the Administrative Agent agree to so treat the Administrative Agent as a U.S. Person with respect to such payments as contemplated by U.S. Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)), with the effect that the Borrowers can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States. (h) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by a Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 4.04, it shall pay to the applicable Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Party under this Section 4.04 with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the Administrative Agent or a Lender be required to pay any amount pursuant to this clause (h) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (h) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrowers or any other Person. SECTION 5. Conditions Precedent to Credit Events on the Effective Date. The obligation of each Lender to make Loans on the Effective Date, is subject at the time of the making of such Loans to the satisfaction (or waiver by the Administrative Agent) of the following conditions: 80 5.01. Effective Date. The Effective Date shall have occurred as provided in Section 12.10. 5.02. Officer’s Certificate. On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date and signed by an Authorized Officer of the Administrative Borrower, certifying on behalf of the Borrowers, that all of the conditions in Sections 5.05, 5.07, 5.08 and 5.09 have been satisfied on such date and that, on such date, immediately after giving effect to the Credit Event (if any), (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to such qualification). 5.03. Opinions of Counsel. On the Effective Date, the Administrative Agent shall have received (i) from Kirkland & Ellis LLP, special counsel to the Credit Parties, a customary opinion, addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date, (ii) from Wiley Rein LLP, regulatory counsel to the Credit Parties, a customary opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date, and (iii) from local counsel in Ohio, Maryland, Michigan, South Carolina and Texas, customary opinions addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date. 5.04. Company Documents; Proceedings; etc. (a) On the Effective Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Effective Date, signed by an Authorized Officer of such Credit Party or, to the extent applicable, such Credit Party’s member or manager, and attested to by the Secretary or any Assistant Secretary of such Credit Party or, to the extent applicable, such Credit Party’s member or manager, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent. (b) On the Effective Date, the Administrative Agent shall have received good standing certificates from the jurisdiction of organization as of a recent date, for each of the Credit Parties which the Administrative Agent reasonably may have requested, certified by proper Governmental Authorities. 5.05. Minimum Availability. The Borrowers shall have Availability after giving effect to the initial extensions of credit under this Agreement and the payment of all fees and expenses required to be paid by the Borrowers on the Effective Date under this Agreement or the other Credit Documents of not less than $25,000,000. 5.06. Revolver Intercreditor Agreement. On the Effective Date, the Administrative Agent shall have received a duly executed Revolver Intercreditor Agreement. 5.07. Refinancing. On the Effective Date, the Administrative Borrower shall issue the First Lien Notes and the Second Lien Notes and consummate the exchange and cash tender transactions related to the Existing Notes, in each case as more fully described in the Offering Memorandum. 5.08. Adverse Change. Since December 31, 2024, nothing shall have occurred which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

81 5.09. Litigation. On the Effective Date, there shall be no actions, suits or proceedings pending or, to the knowledge of the Borrowers threatened, with respect to the Transaction, this Agreement or any other Credit Document. 5.10. Guaranty. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Amended and Restated Guaranty in the form of Exhibit G (as amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Guaranty”). 5.11. Pledge Agreement. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Amended and Restated Pledge Agreement in the form of Exhibit H (as amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Pledge Agreement”) and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and to the extent required thereby, (a) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (b) together with executed and undated endorsements for transfer in the case of Equity Interests constituting certificated Pledge Agreement Collateral. 5.12. Security Agreement. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Amended and Restated Security Agreement in the form of Exhibit I (as amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Security Agreement”) covering all of such Credit Party’s Security Agreement Collateral, together with proper financing statements (Form UCC-1 or the equivalent) authorized for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement (if and to the extent such security interests can be perfected by such financing statements). 5.13. Solvency Certificate. On the Effective Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer of the Administrative Borrower in the form of Exhibit J hereto. 5.14. Fees, etc. (a) The Borrowers agree to pay the fees required to be paid on the Effective Date under the Fee Letter, with such payment to be earned by, and due and payable to, the Administrative Agent on the Effective Date. (b) On the Effective Date, the Borrowers shall have paid to the Administrative Agent (and its relevant affiliates) and each Lender all invoiced reasonable out-of-pocket costs, fees and expenses (including, without limitation, legal fees and expenses of one primary counsel, one local counsel in each relevant jurisdiction and one regulatory counsel) to the extent the Administrative Agent delivers such invoice at least two (2) Business Days prior to the Effective Date. (c) On the Effective Date, the Borrowers shall have paid to the Administrative Agent (for the account of the applicable Lenders and Issuing Lenders) all accrued and unpaid fees under Sections 2.04(e), 3.01 and 3.02 of the Existing Credit Agreement. 5.15. PATRIOT Act. The Lenders shall have received all documentation and other information required by regulatory authorities with respect to the Credit Parties under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, and any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Credit Party, in each case, to the extent requested at least ten (10) days prior to the Effective Date. 82 5.16. Notice of Borrowing. Prior to the making of the Loans, the Administrative Agent shall have received at the Notice Office a Notice of Borrowing. In determining the satisfaction of the conditions specified in this Section 5, to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Effective Date that the respective item or matter does not meet its satisfaction. SECTION 6. Conditions Precedent to Credit Events after Effective Date. The obligation of Revolving Lenders to make Revolving Loans (other than Revolving Loans made pursuant to Section 2.02(c)) is subject to the satisfaction of the following additional conditions; provided, that the conditions set forth in this Section 6 may be waived by Administrative Agent or Required Lenders: 6.01. Notice of Borrowing. Receipt by Administrative Agent of a Notice of Borrowing (or telephonic or electronic notice, as permitted by Section 2.02(a)) in accordance with Section 2.02; 6.02. Borrowing Availability. Immediately after any such Credit Event, the outstanding principal amount of Revolving Loans will not exceed the Revolving Loan Limit; 6.03. No Default or Event of Default. Immediately before and after any such Credit Event, no Default or Event of Default shall have occurred and be continuing; and 6.04. Representations and Warranties. The representations and warranties of each Credit Party contained in the Credit Documents shall be true and correct in all material respects on and as of the date of such Credit Event, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date. Each giving of a Notice of Borrowing hereunder and each acceptance by the Borrowers of the proceeds of any Loan made hereunder shall, except as set forth in the Notice of Borrowing, be deemed to be a representation and warranty by the Borrowers on the date of such Credit Event that the conditions specified in Sections 6.02, 6.03 and 6.04 have been satisfied or waived by Administrative Agent or Required Lenders. SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, each of the Borrowers makes the following representations, warranties and agreements, in each case after giving effect to the Transaction: 7.01. Company Status. The Administrative Borrower and each of its Restricted Subsidiaries (i) is a duly organized and validly existing Company in good standing (or existing, as applicable) under the laws of the jurisdiction of its organization (other than as applies to the Borrowers, except to the extent any failure to be so organized, existing and in good standing would not reasonably be expected to have a Material Adverse Effect), (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, except to the extent any failure to have such power or authority would not reasonably be expected to have a Material Adverse Effect and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized which, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. 83 7.02. Power and Authority. Each Credit Party has the Company power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law). 7.03. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, except in the case of any contravention that would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Restricted Subsidiaries pursuant to the terms of (x) the First Lien Notes Indenture or the Second Lien Notes Indenture, (y) after the execution and delivery thereof, the Permitted Subordinated Debt Documents, the Permitted Unsecured Debt Documents, Parity Lien Documents, Junior Lien Documents and any Permitted Refinancing Debt Documents in respect of the First Lien Notes or the Second Lien Notes, the Permitted Subordinated Debt and the Permitted Unsecured Debt, in any such case to the extent governing Indebtedness in an aggregate outstanding principal amount equal to or greater than $5,000,000, and (z) any other indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, except, in the case of the preceding subclause (x), for any contravention, breach, default, lien and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party. 7.04. Approvals. No material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (a) those orders, consents, approvals, licenses, authorizations, and validations that have otherwise been obtained and those filings, recordings, and registrations that have been made on or prior to the Effective Date and which remain in full force and effect on the Effective Date, and (b) filings which are necessary to perfect the security interests created (and required to be perfected) under the Security Documents or to release existing Liens on the Effective Date as required by this Agreement), or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document; except, that (A) certain actions which may be taken by the Administrative Agent, the Collateral Agent or the Lenders in the exercise of their rights and remedies under this Agreement or any other Credit Document may require the prior consent of the FCC, and (B) copies of this Agreement and the other Credit Documents may be required to be listed or placed in the online public inspection files of one or more Stations for informational purposes and provided to the FCC upon request pursuant to Sections 73.3526 and 73.3613 of the FCC’s rules. 7.05. Financial Statements; Financial Condition; Undisclosed Liabilities. (a) The audited consolidated balance sheet of the Administrative Borrower at December 31, 2024 and the related 84 consolidated statements of income and cash flows and changes in shareholders’ equity of the Administrative Borrower for the Fiscal Years of the Administrative Borrower ended on such dates, in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Administrative Borrower at the date of said financial statements and the results for the respective periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to such financial statements. (b) On and as of the Effective Date, and after giving effect to the Transactions and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (i) the sum of the fair value (on a going concern basis) of the assets, at a fair valuation, of the Administrative Borrower and its Restricted Subsidiaries (taken as a whole) will exceed their debts, (ii) the sum of the present fair salable value of the assets (on a going concern basis) of the Administrative Borrower and its Restricted Subsidiaries (taken as a whole) will exceed their debts, (iii) the Administrative Borrower and its Restricted Subsidiaries (taken as a whole) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature in the ordinary course of business and (iv) the Administrative Borrower and its Restricted Subsidiaries (taken as a whole) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the Administrative Borrower and its Restricted Subsidiaries’ (taken as a whole) property would constitute unreasonably small capital. For purposes of this Section 7.05(b), “debt” shall mean any liability on a claim, and “claim” shall mean (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability in the ordinary course of business. (c) After giving effect to the Transactions, since December 31, 2024, nothing has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect. 7.06. Litigation. As of the Effective Date, there are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened in writing (i) with respect to the Transactions or any Credit Document or (ii) that have a reasonable likelihood of adverse determination, and, if adversely determined, have had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. 7.07. True and Complete Disclosure. All factual information (when furnished and taken as a whole) furnished by or on behalf of the Borrowers in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information as supplemented (when furnished and taken as a whole) hereafter furnished by or on behalf of the Borrowers in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information as supplemented (when furnished and taken as a whole) not materially misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 7.07, such factual information shall not include any pro forma financial information, forecasts, the budgets referred to in Section 8.01(d) or projections or forward looking statements and information regarding general industry or economic conditions.

85 7.08. Use of Proceeds; Margin Regulations. (a) All proceeds of the Revolving Loans will be used by the Borrowers for the payment of transaction fees and expenses incurred in connection with the Transactions, and for working capital and general corporate purposes, including capital expenditures, Permitted Acquisitions, permitted Investments and permitted Dividends. (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the value of the assets of the Administrative Borrower and its Restricted Subsidiaries taken as a whole is represented by Margin Stock. 7.09. Tax Returns and Payments. Each of the Administrative Borrower and each of its Restricted Subsidiaries has timely filed or caused to be timely filed (or filed for extension) with the appropriate taxing authority all income and other Tax returns and reports (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, the Administrative Borrowers and/or any of its Restricted Subsidiaries, except (i) with respect to Taxes that are being contested in good faith and for which adequate reserves are being maintained in accordance with GAAP, or (ii) where the failure to timely file or cause to be timely filed such Returns, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each such Return is true, complete and accurate in all material respects. Each of the Administrative Borrower and each of its Subsidiaries has paid all Taxes and assessments payable by it which have become due, other than (i) those that are being contested in good faith and for which adequate reserves are being maintained in accordance with GAAP or (ii) to the extent the failure to pay such Taxes or assessments, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. 7.10. Compliance with ERISA. (a) Schedule 7.10 sets forth each Plan as of the Effective Date. Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, to the knowledge of the Borrowers or any Subsidiary of any of the Borrowers, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, to the knowledge of the Borrowers or any Subsidiary of any of the Borrowers, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification). No ERISA Event has occurred other than as would not individually or in the aggregate, have a Material Adverse Effect. (b) There exists no Unfunded Pension Liability with respect to any Plan that would have a Material Adverse Effect. (c) To the knowledge of the Borrowers or any Subsidiary of any of the Borrowers, no Multiemployer Plan is insolvent. None of the Borrowers, any Subsidiary of any of the Borrowers or any ERISA Affiliate has incurred a complete or partial withdrawal from any Multiemployer Plan, and if each of the Borrowers, each Subsidiary of any of the Borrowers and each ERISA Affiliate were to withdraw in a complete withdrawal as of the date this assurance is given or deemed given, the aggregate withdrawal liability that would be incurred would not reasonably be expected to result in a Material Adverse Effect. 86 (d) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrowers or any Subsidiary of any of the Borrowers, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect. (e) The Borrowers, each Subsidiary of any of the Borrowers and each ERISA Affiliate have made all material contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. (f) No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA. None of the Borrowers, any Subsidiary of any of the Borrowers, or any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions. No lien imposed under the Code or ERISA on the assets of any Borrower or any Subsidiary of any of the Borrowers or any ERISA Affiliate exists or is likely to arise on account of any Plan. None of the Borrowers, any Subsidiary of any of the Borrowers or any ERISA Affiliate has any liability under Section 4069 or 4212(c) of ERISA. (g) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Foreign Pension has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made, (iii) neither the Administrative Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Administrative Borrower’s most recently ended Fiscal Year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities. 7.11. Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has (or, after the filing of UCC-1 financing statements and the taking of such other actions as are required by the Security Agreement, will have) a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein (if and to the extent such Security Agreement Collateral can be perfected by the actions required by the Security Agreement), subject to no other Liens other than Permitted Liens and subject to the Revolver Intercreditor Agreement. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademark registrations and United States patents that are 87 part of the Security Agreement Collateral, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyright registrations that are part of the Security Agreement Collateral. (b) The security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement (if and to the extent such Pledge Agreement Collateral can be perfected by the actions required by the Pledge Agreement), subject to no security interests of any other Person (other than Permitted Liens) and subject to the Revolver Intercreditor Agreement. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral constituting “certificated securities” (as defined in the UCC) under the Pledge Agreement, so long as the Collateral Agent (or designated agent thereof) possesses or “controls” (within the meaning provided in the UCC) such Pledge Agreement Collateral. 7.12. Properties. All Real Property owned by the Administrative Borrower or any of its Restricted Subsidiaries as of the Effective Date, and the nature of the interest therein, is correctly set forth in Schedule 5.13. Each of the Administrative Borrower and each of its Restricted Subsidiaries has good and marketable title to all Real Property owned by it (except as sold or otherwise disposed of as permitted by the terms of this Agreement) and necessary in the ordinary conduct of its business, free and clear of all Liens, other than Permitted Liens. 7.13. Restricted Subsidiaries. On and as of the Effective Date, the Administrative Borrower has no Restricted Subsidiaries other than those Restricted Subsidiaries listed on Schedule 7.13. Schedule 7.13 sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Administrative Borrower in each class of Equity Interests of each of its Restricted Subsidiaries and also identifies the direct owner thereof. Except as set forth on Schedule 7.13, all outstanding shares of Equity Interests of each Restricted Subsidiary of the Administrative Borrower have been duly and validly issued, are fully paid and non-assessable (to the extent applicable) and have been issued free of preemptive rights. Except as set forth on Schedule 7.13, no Restricted Subsidiary of the Administrative Borrower has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any stock appreciation or similar rights. 7.14. Compliance with Statutes, etc. Each of the Administrative Borrower and each of its Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 7.15. Investment Company Act. Neither the Administrative Borrower nor any of its Restricted Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. 7.16. [Reserved]. 88 7.17. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each of the Administrative Borrower and each of its Restricted Subsidiaries is in compliance with all applicable Environmental Laws and has obtained and is in compliance with the terms of any permits required under such Environmental Laws; (b) there are no Environmental Claims pending, or to the knowledge of the Borrowers, threatened, against the Administrative Borrower or any of its Restricted Subsidiaries; (c) no Lien, other than a Permitted Lien, has been recorded, or to the knowledge of the Borrowers, threatened under any Environmental Law with respect to any Real Property currently owned by the Administrative Borrower or any Restricted Subsidiary; (d) neither the Administrative Borrower nor any of its Restricted Subsidiaries has agreed to contractually assume or accept responsibility, for any liability of any other Person under any Environmental Law; and (e) there are no facts, circumstances, conditions or occurrences with respect to the past or present business or operations of the Administrative Borrower or any of its Restricted Subsidiaries, or any of their respective predecessors, or any Real Property at any time owned, leased or operated by the Administrative Borrower or any of its Restricted Subsidiaries that could reasonably be expected to give rise to any Environmental Claim or any liability under any Environmental Law. This Section 7.17 and Sections 7.05, 7.07 and 7.14 set forth the sole representations and warranties of the Borrowers and the Subsidiaries with respect to environmental matters. 7.18. Employment and Labor Relations. Neither the Administrative Borrower nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Administrative Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrowers, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Administrative Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrowers, threatened in writing against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Administrative Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrowers, threatened against the Administrative Borrower or any of its Restricted Subsidiaries, (iii) no union representation question exists with respect to the employees of the Administrative Borrower or any of its Restricted Subsidiaries, (iv) no equal employment opportunity charges or other claims of employment discrimination are pending or, to the Borrowers’ knowledge, threatened against the Administrative Borrower or any of its Restricted Subsidiaries and (v) no wage and hour department investigation has been made of the Administrative Borrower or any of its Restricted Subsidiaries, except (with respect to any matter specified in clauses (i) through (v) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect. 7.19. Intellectual Property. Each of the Administrative Borrower and each of its Restricted Subsidiaries owns or has the right to use all patents, trademarks, permits, domain names, service marks, trade names, copyrights, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, necessary for the present conduct of its or their business, without, to the knowledge of the Borrowers, any infringement of the intellectual property rights of others which, or the failure to own or have such right to use which, as the case may be, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. 7.20. [Reserved]. 7.21. Subordination. The subordination provisions contained in any Permitted Subordinated Debt Documents and any agreements or instruments relating to any Permitted Refinancing Indebtedness in respect of the foregoing, are enforceable against the Borrowers and/or the Subsidiary Guarantors, as applicable, and the holders of such Indebtedness, except to the extent that the enforceability thereof may be

89 limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and all Obligations hereunder and all obligations of the Credit Parties under the other Credit Documents (including without limitation, the Guaranty) are within the definitions of “Senior Debt” or “Senior Guarantees” (or other comparable term), as applicable, and “Designated Senior Debt” included in such subordination provisions. 7.22. Ownership of Stations. As of the Effective Date, (a) Schedule 7.22 completely and correctly lists each Station owned directly or indirectly by the Administrative Borrower or any of its Restricted Subsidiaries and (b) neither the Administrative Borrower nor any of its Restricted Subsidiaries owns any Station other than the Stations so listed. 7.23. FCC Licenses and Other Matters. (a) Schedule 7.23 accurately lists all material authorizations, licenses, permits and franchises granted or assigned to the Administrative Borrower and its Restricted Subsidiaries by the FCC and all applications therefor with respect to the Stations as of the Effective Date. The Administrative Borrower and each of its Restricted Subsidiaries hold all Necessary Authorizations required to conduct the businesses of the Stations as presently conducted and have filed all applications for Necessary Authorizations required to conduct the businesses of the Stations as proposed to be conducted. All FCC Licenses and Necessary Authorizations are in full force and effect and are duly issued in the name of, or validly assigned to, the Administrative Borrower or a Restricted Subsidiary. Schedule 7.23 also correctly specifies the expiration date of each FCC License in effect as of the Effective Date. (b) Except as set forth on Schedule 7.23, the Administrative Borrower and its Restricted Subsidiaries are in compliance in all material respects with applicable Communications Law as of the Effective Date. There is no investigation, notice of apparent liability, notice of violation, notice of forfeiture or complaint issued by or filed with or before the FCC with respect to any Station (other than proceedings relating to the broadcast industry generally), except such investigations, notices or complaints as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No event has occurred that has resulted in, or after notice or lapse of time or both would reasonably be expected to result in, revocation, suspension, material adverse modifications, non-renewal, material impairment, material restriction or termination of, or material order of forfeiture with respect to, any material FCC License or other Necessary Authorization. (c) The Administrative Borrower and its Restricted Subsidiaries have duly filed any and all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all material respects. 7.24. [Reserved]. 7.25. Sanctioned Persons; FCPA. (a) None of the Administrative Borrower or any Restricted Subsidiary, nor any director, officer or employee thereof, nor, to the knowledge of the Borrowers, any agent, representative, Affiliate or any other person associated with or acting on behalf of the Administrative Borrower or any Restricted Subsidiary is a Person that is, or is owned or controlled by a Person, currently subject to, the target of, or located within any country or territory the target of, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (OFAC) or the U.S. Department of State and, including without limitation, the designation as a “specially designated national” or “blocked person” (together, the “Sanctions”); and the Borrowers will not directly or indirectly knowingly use the proceeds of the Loans, or otherwise make available such proceeds to any Person, for the purpose of 90 financing the activities of any Person currently subject to, the target of, or located within any country or territory the subject of any Sanctions or in manner that will result in a violation of Sanctions by any Person. (b) The Administrative Borrower and each of its Subsidiaries have conducted and will continue to conduct their businesses in material compliance with the U.S. Foreign Corrupt Practices Act (“FCPA”) and all applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures reasonably designed to ensure compliance with such laws and with the representation and warranty contained herein. No part of the proceeds of the Loans will be used, directly or indirectly knowingly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law. 7.26. Eligible Accounts. As to each Account that is identified by the Administrative Borrower as an Eligible Account in a Borrowing Base Certificate submitted to Administrative Agent, such Account is, as of the date of such Borrowing Base Certificate, (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of a Borrower’s business, (b) owed to a Borrower and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Administrative Agent- discretionary criteria) set forth in the definition of Eligible Accounts. SECTION 8. Affirmative Covenants. The Borrowers hereby covenant and agree that on and after the Effective Date and until the Total Commitment has terminated and the Loans (together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 12.13 and reimbursement obligations under Section 12.01 which, in either case, are not then due and payable) incurred hereunder and thereunder, are paid in full: 8.01. Information Covenants. The Administrative Borrower will furnish to each Lender: (a) Quarterly Financial Statements. Within forty-five (45) days after the close of each of the first three (3) quarterly accounting periods in each Fiscal Year of the Administrative Borrower (or, if earlier, ten (10) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), the consolidated balance sheet of the Administrative Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, all of which shall be certified by the chief financial officer of the Administrative Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of the Administrative Borrower and its Restricted Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes; provided, that at any time the Administrative Borrower has any Unrestricted Subsidiaries, that, individually or in the aggregate, with any other Subsidiary designated by the Administrative Borrower as an Unrestricted Subsidiary at any time after the Effective Date, would constitute a Significant Subsidiary, then the quarterly financial information required by this Section 8.01(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Administrative Borrower and its Restricted Subsidiaries excluding the financial condition and results of operations of the Unrestricted Subsidiaries of the Administrative Borrower; provided, further, that in the event that the Administrative Borrower is no longer required to file reports and registration statements with the SEC, the Administrative Borrower will furnish, concurrently with the delivery of the financial statements referred to in this clause (a), a copy of management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period. 91 (b) Annual Financial Statements. Within one hundred five (105) days after the close of each Fiscal Year of the Administrative Borrower (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), (i) the consolidated balance sheet of the Administrative Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and retained earnings and statement of cash flows for such Fiscal Year setting forth comparative figures for the preceding Fiscal Year and certified by Ernst & Young LLP or other independent certified public accountants of recognized national standing or other independent certified public accountants reasonably acceptable to the Administrative Agent, accompanied by an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit all other than (w) a “going concern” exception or explanatory note resulting solely from an upcoming maturity of any Indebtedness occurring within one year from the most recent balance sheet date to which such opinion relates, (x) any actual or potential Default or Event of Default of any financial covenant under this Agreement and/or any other Indebtedness, and/or (y) the activities, operations, financial results, assets or liabilities of Unrestricted Subsidiaries) stating that in the course of its regular audit of the financial statements of the Administrative Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to financial or accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year; provided, that at any time the Administrative Borrower has any Unrestricted Subsidiaries, that, individually or in the aggregate, with any other Subsidiary designated by the Administrative Borrower as an Unrestricted Subsidiary at any time after the Effective Date, would constitute a Significant Subsidiary, then the annual financial information required by this Section 8.01(b) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Administrative Borrower and its Restricted Subsidiaries excluding the financial condition and results of operations of the Unrestricted Subsidiaries of the Administrative Borrower (although such separate presentation of financial information excluding the effects of Unrestricted Subsidiaries need not be audited). (c) PATRIOT Act. Promptly after the request by any Lender, (i) all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and (ii) in the event any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Credit Party. (d) Budget. No later than sixty (60) days following the first day of each Fiscal Year of the Administrative Borrower, a budget in the form of Exhibit K hereto (with such modifications thereto as may be reasonably acceptable to the Administrative Agent and the Administrative Borrower). (e) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a compliance certificate from an Authorized Officer of the Administrative Borrower substantially in the form of Exhibit L (with blanks appropriately completed and with any deviations from such form as may be reasonably acceptable to the Administrative Agent) certifying on behalf of the Administrative Borrower that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether the Administrative Borrower and its Restricted Subsidiaries were in compliance with the provisions of Section 9.07 at the end of such Fiscal Quarter or Fiscal Year, as the case may be, whether or not such financial covenant is then in effect, (ii) solely in connection with the certificate delivered with the financial statements provided in 92 Section 8.01(b), certify that there have been no changes to Annexes C through F, and Annexes H through J, in each case of the Security Agreement and Annexes A through F of the Pledge Agreement, in each case since the Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Borrowers and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connections with any such changes, and (iii) set forth a list of all Restricted Subsidiaries and Unrestricted Subsidiaries of the Administrative Borrower as of the date of such compliance certificate. (f) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within five (5) Business Days after any Authorized Officer of the Administrative Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation, investigation or proceeding pending against the Administrative Borrower or any of its Restricted Subsidiaries (x) which, either individually or in the aggregate, has a reasonable likelihood of adverse determination and such adverse determination would reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, (iii) the filing or commencement of any action, suit or proceeding by or before any arbitrator, the FCC or any other Governmental Authority against or affecting the Administrative Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect, (iv) (x) any material admonition, censure or adverse citation or order by the FCC or any other Governmental Authority or regulatory agency that would reasonably be expected to result in a Material Adverse Effect or (y) any competing application, petition to deny or other opposition to any license renewal application filed by the Administrative Borrower or any of its Subsidiaries with the FCC that would reasonably be expected to result in a Material Adverse Effect, (v) information and a copy of any notice received by the Administrative Borrower or any of its Restricted Subsidiaries from the FCC or other Governmental Authority or any Person that concerns (x) any event or circumstance that would reasonably be expected to materially adversely affect any material Necessary Authorization and (y) any notice of abandonment, expiration, revocation, material impairment, nonrenewal or suspension of any material Necessary Authorization, together with a written explanation of any such event or circumstance or the circumstances surrounding such abandonment, expiration, revocation, material impairment, nonrenewal or suspension or (vi) any other event, change or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect. (g) Other Reports and Filings. To the extent not otherwise delivered hereunder, promptly after the filing or delivery thereof, copies of all material financial information, proxy materials and reports, if any, which the Administrative Borrower or any of its Restricted Subsidiaries shall publicly file with the U.S. Securities and Exchange Commission or any successor thereto (the “SEC”) (which delivery requirement shall be deemed satisfied by the posting of such information, materials or reports on EDGAR or any successor website maintained by the SEC so long as the Administrative Agent shall have been promptly notified in writing by the Administrative Borrower of the posting thereof) or deliver to holders (or any trustee, agent or other representative therefor) of any Qualified Preferred Stock, any Disqualified Preferred Stock, any Designated Preferred Stock, the First Lien Notes, any other Parity Lien Debt, the Second Lien Notes, any other Junior Lien Debt, any Permitted Subordinated Debt, any Permitted Unsecured Debt or any Permitted Refinancing Debt Documents governing Permitted Refinancing Indebtedness in respect of the foregoing Indebtedness. (h) Environmental Matters. Promptly after any Authorized Officer of the Administrative Borrower or any of its Restricted Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either

93 individually or when aggregated with all other such environmental matters, would reasonably be expected to have a Material Adverse Effect: (i) any pending or threatened Environmental Claim against the Administrative Borrower or any of its Restricted Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Restricted Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Administrative Borrower or any of its Restricted Subsidiaries that (a) results in noncompliance by the Administrative Borrower or any of its Restricted Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Administrative Borrower or any of its Restricted Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Administrative Borrower or any of its Restricted Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Administrative Borrower or any of its Restricted Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action to the extent required by any Environmental Law or any Governmental Authority in response to the Release or threatened Release of any Hazardous Material on any Real Property owned, leased or operated by the Administrative Borrower or any of its Restricted Subsidiaries. All such notices under this clause (h) shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Administrative Borrower’s or such Restricted Subsidiary’s response thereto. (i) Other FCC Information. Promptly upon their becoming available, (i) copies of any material correspondence exchanged with the FCC or any other federal, state or local governmental agency or authority and (ii) copies of any periodic or special reports filed by the Administrative Borrower or any of its Restricted Subsidiaries with the FCC or any other federal, state or local governmental agency or authority, in each case if such reports or correspondence indicate any material change in the ownership of the Administrative Borrower or such Restricted Subsidiary, or any materially adverse change in the business, operations, affairs or condition of the Administrative Borrower or such Restricted Subsidiary. (j) Collateral Reports. Promptly with each of the reports set forth on Schedule 8.01(j) at the times specified therein (and more frequently as the Administrative Agent may reasonably require and is reasonably feasible for the Borrowers to deliver at any time an Event of Default has occurred and is continuing). In addition, the Borrowers agree to use commercially reasonable efforts in cooperation with Administrative Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule. (k) Other Information. Promptly upon reasonable request, such other information or documents (financial or otherwise) with respect to the Administrative Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; provided, that the Administrative Borrower and its Subsidiaries shall not be required to disclose any information to the Administrative Agent or any Lender to the extent it is subject to confidentiality agreements (to the extent such confidentiality agreement was not created in contemplation of such Credit Party’s or Subsidiary’s obligations under this Section 8.01(k)) or attorney/client privilege or to the extent such disclosure is prohibited by applicable law; provided, in each case, that each of the Borrowers shall 94 have notified the Administrative Agent that such document or information is being withheld on the basis of the foregoing. Financial statements required to be delivered pursuant to Sections 8.01(a) and (b) and information required to be delivered pursuant to Section 8.01(g) (in each case, to the extent such financial statements or information are included in materials otherwise filed with the SEC) shall be deemed to have been delivered to the Administrative Agent on the date on which such information has been posted on the Administrative Borrower’s website on the Internet at http://www.urban1.com (or such other website identified by the Administrative Borrower to the Administrative Agent) or is available via the EDGAR system of the SEC on the Internet (to the extent such information has been posted or is available as described in such notice); provided, that in each case the Administrative Borrower shall (x) notify the Administrative Agent of the posting of any such documents and (y) notwithstanding the immediately subsequent sentence, deliver paper copies of any such documents to the Administrative Agent if the Administrative Agent or any Lender requests the Administrative Borrower to furnish such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent. Information required to be delivered pursuant to this Section 8.01 (including, but not limited to, clauses (a) and (b)) may also be delivered by electronic communication pursuant to procedures permitted by this Agreement. Notwithstanding anything to the contrary contained in this Section 8.01, the Administrative Borrower shall not be required to deliver to the Administrative Agent or any Lender any information subject to confidentiality agreements (to the extent such confidentiality agreement was not created in contemplation of such Credit Party’s or Subsidiary’s obligations under this Section 8.01), attorney/client work privilege or to the extent such disclosure is prohibited by applicable law; provided, in each case, that each of the Borrowers shall have notified the Administrative Agent that such document or information is being withheld on the basis of the foregoing. 8.02. Books, Records and Inspections; Annual Conference Calls. (a) The Borrowers will, and will cause each of their respective Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all material requirements of law shall be made of all material dealings and transactions in relation to its business and activities. The Borrowers will, and will cause each of their respective Restricted Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit, inspect and conduct field examinations, under guidance of officers of such Borrower or such Restricted Subsidiary, any of the properties of such Borrower or such Restricted Subsidiary, and to examine the books of account of such Borrower or such Restricted Subsidiary and discuss the affairs, finances and accounts of such Borrower or such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any such Lender may reasonably request; provided, that the Administrative Borrower and its Restricted Subsidiaries shall not be required to disclose any information to the Administrative Agent or any Lender to the extent it is subject to confidentiality agreements or attorney/client privilege or to the extent such disclosure is prohibited by applicable law; provided, further, that the Administrative Agent shall give such Borrower the opportunity to participate in any discussion with its accountants; provided, further, that excluding any such visits and inspections during the continuation of an Event of Default or excluding any field examination conducted in connection with a Permitted Acquisition, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 8.02 and the Administrative Agent shall not exercise such rights more often than one (1) time during any twelve (12) consecutive month period; provided, however, that (i) one additional field examination may be conducted prior to the six (6) month anniversary of the Effective Date at the cost and expense of the Borrowers, (ii) during a Reporting Period, one (1) additional field examination may be conducted during such twelve (12) consecutive month period at the cost and expense of the Borrowers, (iii) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the 95 foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice and (iv) the Administrative Agent may, at any other time during normal business hours and upon reasonable advance written notice, conduct one additional field examination during any twelve (12) consecutive month period at the expense of the Administrative Agent and the Lenders. (b) At the request of the Administrative Agent, the Administrative Borrower will within ten (10) days after the date of the delivery (or, if later, required delivery) of the financial information pursuant to Section 8.01(b), hold a conference call or teleconference, at a time selected by the Administrative Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous Fiscal Year and the financial condition of the Administrative Borrower and its Subsidiaries and the budgets presented for the current Fiscal Year of the Administrative Borrower and its Restricted Subsidiaries. (c) The Administrative Agent, in the exercise of its Permitted Discretion, shall have the right to confirm and verify all Accounts by any manner and through any medium it considers advisable (it being understood and agreed that, so long as (i) the Revolver Usage is less than fifty percent (50%) of the then Revolving Loan Commitment and (ii) no Event of Default exists and is continuing, the Administrative Agent shall not confirm and/or verify any Accounts). 8.03. Maintenance of Property; Insurance. (a) The Borrowers will, and will cause each of their respective Restricted Subsidiaries to, (i) keep all material property (other than intellectual property) necessary to the business of such Borrower and its Restricted Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty and condemnation events, and (ii) maintain insurance on all material property (other than intellectual property) and against all such risks as is customary for companies in the same or similar businesses as Administrative Borrower and its Restricted Subsidiaries (including through self-insurance). Promptly following the reasonable request of the Collateral Agent, acting at the direction of the Required Lenders, the Borrowers and the other Credit Parties will furnish to the Collateral Agent full information as to their property and liability insurance carriers (absent an Event of Default, limited to one request per year). (b) The Borrowers will, and will cause each Credit Party to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to general liability, property casualty insurance and any excess umbrella coverage insurance (i) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured, as applicable), (ii) shall state that the insurers under such insurance policies shall endeavor to provide at least thirty (30) days’ (or, in the event of cancellation for nonpayment of premium, ten (10) days’) prior written notice of the cancellation thereof by the respective insurer to the Collateral Agent, and (iii) shall be deposited with the Collateral Agent, in each case, subject to the Revolver Intercreditor Agreement. (c) If the Administrative Borrower or any of its Restricted Subsidiaries shall fail to maintain insurance in accordance with this Section 8.03, or if any of the Borrowers or any of the other Credit Parties shall fail to so endorse and deposit all policies or certificates in accordance with Section 8.03(b) above, the Administrative Agent shall have the right (but shall be under no obligation) upon five (5) Business Days’ prior written notice to the Administrative Borrower, to procure such insurance and the Borrowers agrees to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of procuring such insurance. 8.04. Existence; Franchises. The Borrowers will, and will cause each of their respective Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material franchises, Licenses and permits, except to the extent any such 96 failure would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 8.04 shall prevent sales of assets and other transactions, dispositions or actions or omissions by the Administrative Borrower or any of its Restricted Subsidiaries not prohibited by this Agreement. 8.05. Compliance with Statutes, etc. The Borrowers will, and will cause each of their respective Restricted Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 8.06. Compliance with Environmental Laws. (a) The Borrowers will comply, and will cause each of their respective Restricted Subsidiaries to comply, with all Environmental Laws and permits required thereunder applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Administrative Borrower or any of its Restricted Subsidiaries, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 8.01(h), (ii) at any time that the Administrative Borrower or any of its Restricted Subsidiaries is not in compliance with Section 8.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 10, the Borrowers will provide, at the sole expense of the Borrowers and at the written request of the Administrative Agent, an environmental site assessment report concerning any Real Property owned, leased or operated by the Administrative Borrower or any of its Restricted Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, reasonable in scope based upon the circumstances of the request, indicating, where relevant to the subject matter of the request, the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property or the nature of any noncompliance or other liability and the potential cost of any corrective actions required to remedy the condition or event at issue. If the Borrowers fail to take adequate steps to provide the same within thirty (30) days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrowers, and the Borrowers shall grant and do hereby grant to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrowers, all at the sole expense of the Borrowers. 8.07. ERISA-Related Information. The Borrowers shall supply to the Administrative Agent (in sufficient copies for all the Lenders, if the Administrative Agent so requests): (a) promptly and in any event within fifteen (15) days receiving a request from the Administrative Agent a copy of IRS Form 5500 (including the Schedule B) with respect to a Plan; (b) promptly and in any event within thirty (30) days after any Borrowers, any Subsidiary of the Borrowers or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that would reasonably be expected to result in material liability to the Administrative Borrower or any Subsidiary of the Administrative Borrower, a certificate of the chief financial officer of the Administrative Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such

97 ERISA Event and any notices received by such Borrower, such Subsidiary of such Borrower or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; provided, that, in the case of ERISA Events under clause (d) of the definition thereof, the thirty (30) day period set forth above shall be a ten (10) day period, and, in the case of ERISA Events under clause (b) of the definition thereof, in no event shall notice be given later than ten (10) days after the occurrence of the ERISA Event; (c) promptly, and in any event within thirty (30) days, after becoming aware that there has been (A) an increase in Unfunded Pension Liabilities (taking into account only Plans with positive Unfunded Pension Liabilities) that are reasonably expected to result in material liability to the Borrowers since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable; (B) a material increase since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, in potential withdrawal liability under Section 4201 of ERISA, if the Borrowers, any Subsidiary of the Borrowers and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans that are reasonably expected to result in material liability to the Administrative Borrower or any Subsidiary; or (C) the adoption of any amendment to a Plan which results in a material increase in contribution obligations of the Administrative Borrower or any Subsidiary, a detailed written description thereof from the chief financial officer of the Administrative Borrower; and (d) If, at any time after the Effective Date, the Administrative Borrower, any Restricted Subsidiary of the Administrative Borrower or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a Plan or Multiemployer Plan which is not set forth in Schedule 7.10, then the Administrative Borrower shall deliver to the Administrative Agent an updated Schedule 7.10 as soon as practicable, and in any event within thirty (30) days after the Administrative Borrower, such Subsidiary or such ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), thereto. 8.08. End of Fiscal Years; Fiscal Quarters. The Administrative Borrower will cause (i) its and each of its Restricted Subsidiaries’ Fiscal Years to end on December 31 of each calendar year and (ii) its and each of its Restricted Subsidiaries’ Fiscal Quarters to end on the last day of each period described in the definition of “Fiscal Quarter”, unless, in each case, as otherwise agreed by the Administrative Agent in its Permitted Discretion. 8.09. Payment of Taxes. The Borrowers will pay and discharge, and will cause each of their respective Subsidiaries to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Administrative Borrower or any of its Subsidiaries not otherwise permitted under Section 9.01(i); provided, that neither the Administrative Borrower nor any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim (i) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or (ii) to the extent the failure to pay such Tax, assessment, charge, levy or claim would not reasonably be expected to result in a Material Adverse Effect. 8.10. Use of Proceeds. The Borrowers will use the proceeds of the Loans only as provided in Section 7.08. 8.11. Additional Security; Further Assurances; etc. (a) Subject to the terms and conditions of the Credit Documents, the Administrative Borrower will, and will cause each other Credit Party to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests in such Collateral of the Administrative Borrower and such other Credit Party as are not covered by the original Security Documents (other than Excluded Assets) as may be reasonably requested from time to time by the Administrative Agent 98 or the Required Lenders (collectively, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Additional Security Documents”). All such security interests (i) shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and the Administrative Borrower, and (ii) subject to exceptions as are reasonably acceptable to the Administrative Agent, shall constitute valid, enforceable (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) and perfected security interests (if and to the extent the assets subject to the applicable Additional Security Document can be perfected by the actions required by such Additional Security Document) superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect (if and to the extent such security interests can be perfected by the filings or other actions required under the Additional Security Documents), preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all Taxes, fees and other charges payable in connection therewith shall be paid in full. (b) Subject to the terms and conditions of the Credit Documents, the Administrative Borrower will, and will cause each of the other Credit Parties to, at the reasonable expense of the Borrowers, make, execute, endorse, acknowledge, authorize and/or deliver to the Collateral Agent from time to time such schedules, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, control agreements on deposit accounts (other than Excluded Deposit Accounts (as defined in the Security Agreement)) and other documents, assurances, opinions of counsel or instruments, in each case, solely to the extent required by the Security Documents, and take such further similar steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require in accordance with the Security Documents. Each Credit Party acknowledges that certain transactions contemplated by this Agreement and the other Credit Documents, and certain actions which may be taken by the Administrative Agent, the Collateral Agent or the Lenders in the exercise of their rights and remedies under this Agreement or any other Credit Document, may require the consent of the FCC. If the Administrative Agent reasonably determines that the consent of the FCC is required in connection with the execution, delivery or performance of any of the aforesaid documents or any documents delivered to the Administrative Agent, the Collateral Agent or the Lenders in connection therewith or as a result of any action which may be taken or be proposed to be taken pursuant thereto, then each Credit Party, at its sole reasonable cost and expense, shall use its commercially reasonable efforts to secure such prior consent and to cooperate with the Administrative Agent, the Collateral Agent and the Lenders in any such action taken or proposed to be taken by the Administrative Agent, the Collateral Agent or any Lender. (c) [Reserved]. (d) The Borrowers agree that each action required by clauses (a) through (c) of this Section 8.11 shall be completed within forty-five (45) days after such action is requested to be taken by the Administrative Agent or the Required Lenders (as such time may be extended by the Administrative Agent or the Required Lenders in its or their discretion); provided, that in no event shall the Administrative Borrower or any of its Restricted Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.11. (e) Promptly after any Domestic Restricted Subsidiary of the Administrative Borrower ceases to constitute an Excluded Subsidiary in accordance with the applicable definitions thereof, the Administrative Borrower shall cause such Domestic Restricted Subsidiary to take all actions required as if such Domestic Restricted Subsidiary were then established, created or acquired, including to execute 99 and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Sections 5.02, 5.03 (if reasonably requested by the Administrative Agent in writing), 5.04, 5.10, 5.11, 5.12 and 5.13 as such new Restricted Subsidiary would have had to deliver if such new Restricted Subsidiary were a Credit Party on the Effective Date. (f) In the event (A) new Unrestricted Subsidiaries are established or created, or the Administrative Borrower or any of its Wholly-Owned Restricted Subsidiaries acquires Equity Interests in an Unrestricted Subsidiary (i) all Investments by the Administrative Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary shall be permitted pursuant to Section 9.05 and (ii) all requirements of the definition of Unrestricted Subsidiary and Section 8.14 shall have been satisfied, and (B) subject to the terms of the Revolver Intercreditor Agreement, the Administrative Borrower and its Wholly-Owned Restricted Subsidiaries establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Restricted Subsidiaries (other than any Excluded Subsidiary) (i) the Equity Interests (other than any Excluded Equity Interests) of such new Wholly-Owned Restricted Subsidiary shall be promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such Equity Interests (other than any Excluded Equity Interests), together with stock or other appropriate powers duly executed in blank, shall be delivered to the Collateral Agent (or its bailee) as, and to the extent required by, the Pledge Agreement, (ii) each such new Wholly- Owned Domestic Restricted Subsidiary (other than any Excluded Subsidiary) shall execute a counterpart of the Guaranty, the Security Agreement and the Pledge Agreement and (iii) each such new Wholly-Owned Domestic Restricted Subsidiary (other than any Excluded Subsidiary) shall take all actions required pursuant to this Section 8.11. 8.12. [Reserved]. 8.13. [Reserved]. 8.14. Designation of Subsidiaries. The board of directors of the Administrative Borrower may at any time prior to the Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary (any such designation, a “Subsidiary Designation”); provided, that: (i) immediately after such designation, no Event of Default shall have occurred and be continuing; (ii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” immediately after giving effect to any such designation hereunder for purposes of the Parity Lien Documents, the Permitted Subordinated Debt Documents, the Permitted Unsecured Debt Documents or the Junior Lien Documents or any Permitted Refinancing Debt Documents in respect of the foregoing; (iii) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (1) such Subsidiary to be so designated shall satisfy all of the requirements of an “Unrestricted Subsidiary” as set forth in the definition thereof, and (2) the Investment resulting from the designation of such Subsidiary as an Unrestricted Subsidiary as provided in the following sentence is permitted by Section 9.05; provided, that foregoing clauses (1) and (2) shall not be applicable in the case of a “deemed designation” as provided in clause (ii) of the proviso appearing in the definition of “Unrestricted Subsidiary”; (iv) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, (1) all actions which would be required to be taken pursuant to Section 8.11 in connection with 100 the establishment, creation or acquisition of a new Restricted Subsidiary are taken, or will be taken, as required by Section 8.11, and (2) the Indebtedness and Liens of such Subsidiary resulting from the designation of such Subsidiary as a Restricted Subsidiary are permitted under Section 9.04 or 9.01, as applicable; and (v) the Administrative Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by an Authorized Officer of the Administrative Borrower, certifying to such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iv). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Administrative Borrower therein at the date of designation in an amount equal to the Fair Market Value of all outstanding Investments owned by the Administrative Borrower and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence by a Restricted Subsidiary at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. As of the Effective Date, no Subsidiary of the Administrative Borrower is an Unrestricted Subsidiary. Notwithstanding anything to the contrary herein or in any other Credit Document, from and after the Effective Date the Administrative Borrower shall not designate any Subsidiary as an Unrestricted Subsidiary. SECTION 9. Negative Covenants The Borrowers hereby covenant and agree that on and after the Effective Date and until the Total Commitment has terminated and the Loans, Fees and all other Obligations (other than any indemnities described in Section 12.13 and reimbursement obligations under Section 12.01 which, in either case, are not then due and payable) incurred hereunder and thereunder, are paid in full: 9.01. Liens. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired; provided, that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”): (i) Liens for Taxes, assessments or governmental charges or levies that are not overdue for a period of more than 60 days or the validity of which are being contested in good faith and by appropriate proceedings, diligently conducted and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time; (ii) Liens in respect of property or assets of the Administrative Borrower or any of its Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business for sums not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and for which adequate reserves have been established to the extent required by GAAP, including Liens such as carriers’, warehousemen’s, materialmen’s, contractors’ and mechanics’ liens and other similar Liens arising in the ordinary course of business; (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule 9.01, plus renewals, replacements and extensions of such Liens;

101 provided, that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties (other than the proceeds and products thereof and accessions thereto) of the Administrative Borrower or any of its Restricted Subsidiaries, unless such Lien is otherwise permitted under separate provisions of this Section 9.01; (iv) Liens on the Collateral created by or pursuant to this Agreement, the Security Documents and, subject to the Revolver Intercreditor Agreement, the First Lien Notes Documents and the Second Lien Notes Documents (or any Permitted Refinancing thereof); (v) (x) licenses, sublicenses, leases or subleases granted by the Administrative Borrower or any of its Restricted Subsidiaries to other Persons entered in the ordinary course of business and not materially interfering with the conduct of the business of the Administrative Borrower and its Restricted Subsidiaries, taken as a whole and (y) any interest or title of a lessor, sublessor or licensor under any lease or license agreement permitted by this Agreement to which the Administrative Borrower or any of its Restricted Subsidiaries is a party; (vi) Liens upon assets of the Administrative Borrower or any of its Restricted Subsidiaries subject to Capitalized Lease Obligations, mortgage financings or purchase money Indebtedness to the extent such Capitalized Lease Obligations, mortgage financings or purchase money Indebtedness are permitted by Section 9.04(iv); provided, that (x) such Liens only serve to secure the payment of Indebtedness and/or other monetary obligations arising under such Capitalized Lease Obligation, mortgage financing or purchase money Indebtedness and (y) the Lien encumbering the asset or assets giving rise to such Capitalized Lease Obligation, mortgage financing or purchase money Indebtedness does not encumber any other asset of the Administrative Borrower or any Restricted Subsidiary of the Administrative Borrower other than the proceeds of such assets giving rise to such Capitalized Lease Obligations, mortgage financing or purchase money Indebtedness; provided, however, that individual financings of assets subject to Capitalized Lease Obligations, mortgage financings or purchase money Indebtedness provided by one lender may be cross collateralized to other financings of assets provided by such lender; (vii) Liens placed upon equipment, machinery or other fixed assets acquired or constructed after the Effective Date and used in the ordinary course of business of the Administrative Borrower or any of its Restricted Subsidiaries and placed at the time of the acquisition or construction thereof by the Administrative Borrower or such Restricted Subsidiary or within one hundred eighty (180) days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase or construction price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction of any such equipment, machinery or other fixed assets or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, that (x) the Indebtedness secured by such Liens is permitted by Section 9.04(iv) and (y) in all events, the Lien encumbering the equipment, machinery or other fixed assets so acquired or constructed does not encumber any other asset of the Administrative Borrower or such Restricted Subsidiary; (viii) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Administrative Borrower or the Restricted Subsidiaries or the ownership of their property, including Liens which may arise as a result of zoning, building codes, and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any governmental authority, easements, rights-of-way, restrictions, encroachments, minor survey defects and other similar charges or encumbrances, minor title defects or irregularities affecting Real 102 Property, in each case which do not materially adversely impair the operation of the business of the Administrative Borrower or any of its Restricted Subsidiaries, taken as a whole; (ix) Liens arising from UCC financing statement filings, including precautionary financing statements (or similar filings), regarding operating leases entered into by the Administrative Borrower and its Restricted Subsidiaries in the ordinary course of business; (x) Liens securing judgments not constituting an Event of Default; (xi) statutory and common law landlords’ liens under leases to which the Administrative Borrower or any of its Restricted Subsidiaries is a party; (xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (xiii) [Reserved]; (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition or other permitted Investment, or on property or assets of a Restricted Subsidiary of the Administrative Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition or other permitted Investment; provided, that such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition or other Investment and do not attach to any other asset (other than the proceeds and products thereof and accessories thereto) of the Administrative Borrower or any of its Restricted Subsidiaries; (xv) Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Administrative Borrower or any of its Restricted Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements; (xvi) Liens (x) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (y) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) bankers’ Liens, rights of setoff, revocation, refund, chargeback and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Administrative Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management, automated clearing house transfers and operating account arrangements, and Liens on Restricted cash or Cash Equivalents; (xviii) Liens on earnest money deposits of cash or Cash Equivalents made by the Administrative Borrower or its Restricted Subsidiaries in connection with any Permitted Acquisition; 103 (xix) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 9.04; (xx) Liens consisting of an agreement to dispose of property permitted by Section 9.02; (xxi) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance or discharge of Indebtedness; provided that such defeasance or discharge is not prohibited by this Agreement; (xxii) Liens incurred in the ordinary course of business of the Administrative Borrower or any Restricted Subsidiary of the Administrative Borrower with respect to Indebtedness at any one time outstanding that does not exceed $15,000,000 (including additional Parity Lien Obligations and second priority Liens on Notes Priority Collateral (as defined in the Revolver Intercreditor Agreement)); (xxiii) Liens incurred to secure additional Parity Lien Obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 9.04; provided that, with respect to Liens securing additional Parity Lien Obligations permitted under this clause (xxiii), (a) at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio (as defined in the First Lien Notes Indenture as in effect on the date hereof) would be no greater than 4.50 to 1.00 and (b) any such Liens on the ABL Priority Collateral must be secured on a junior lien basis to the Obligations pursuant to the Revolver Intercreditor Agreement and the representative in respect of such obligations must enter into the Revolver Intercreditor Agreement; (xxiv) any Lien (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; (xxv) Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $30,000,000; provided that any such Liens on the ABL Priority Collateral must be secured on a junior lien basis to the Obligations pursuant to the Revolver Intercreditor Agreement and the representative in respect of such obligations must enter into the Revolver Intercreditor Agreement; (xxvi) [Reserved]; (xxvii) Liens on cash and Cash Equivalents securing Indebtedness and other obligations in respect of Hedge Agreements or Cash Management Services in an aggregate principal amount not to exceed $10,000,000; (xxviii) Liens (a) on Equity Interests or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary and (b) then existing with respect to assets of an Unrestricted Subsidiary on the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary as described under Section 8.14 so long as such Liens shall not have been created or incurred in contemplation of such re-designation; and (xxix) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, was required to secure and under the indenture was permitted to secure) the Indebtedness being refinanced. 104 Notwithstanding anything herein to the contrary, the Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, create, incur, assume or suffer to exist any consensual Lien upon any ABL Priority Collateral except for Liens that are secured on a junior lien basis to the Obligations pursuant to the Revolver Intercreditor Agreement and for which the representative thereof has entered into the Revolver Intercreditor Agreement. In connection with the granting of Liens of the type described in clauses (iii), (iv), (vi), (vii), (ix), (xiv) and (xxii) of this Section 9.01 by the Administrative Borrower of any of its Restricted Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens). In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Administrative Borrower in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Agreement and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of this Section 9.01 to which such Permitted Lien has been classified or reclassified. 9.02. Consolidation, Merger, Sale of Assets, etc. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership or merge or consolidate, or make any Asset Sale (other than sales of air-time advertisements and similar promotional activities in the ordinary course of business), or sell, convey or transfer or lease all or substantially all of its assets (determined on a consolidated basis for the Administrative Borrower and its Restricted Subsidiaries) or enter into any sale-leaseback transactions; except, that: (i) the Administrative Borrower and its Restricted Subsidiaries may effect Dividends permitted under Section 9.03 and Debt Repurchases permitted under Section 9.09; (ii) the Administrative Borrower and its Restricted Subsidiaries may liquidate or otherwise dispose of obsolete, surplus or worn-out equipment or other assets or equipment or other assets that are no longer useful in the conduct of the business of the Administrative Borrower and its Restricted Subsidiaries; (iii) the Administrative Borrower and its Restricted Subsidiaries may grant Liens in their property and assets to the extent permitted under Section 9.01; (iv) the Administrative Borrower and its Restricted Subsidiaries may sell assets (other than assets included in the Borrowing Base (only to the extent that Availability is less than $5,000,000)), so long as (v) no Event of Default then exists or would result therefrom, (w) the Administrative Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale), as determined in good faith by the board of directors of the Administrative Borrower, of the shares and assets subject to such Asset Sale (including, for the avoidance of doubt, if such Asset Sale is a Permitted Asset Swap), (x) in any such Asset Sale, or series of related Asset Sales (except to the extent the Asset Sale is a Permitted Asset Swap), at least 75% of the consideration from such Asset Sale (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Administrative Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents, and (y) an amount equal to 100% of the Net Available Cash from such Asset Sale is applied by the Administrative Borrower

105 or such Restricted Subsidiary, as the case may be, as required by the First Lien Notes Indenture and the Second Lien Notes Indenture and (z) with respect to any Asset Sale or series of related Asset Sales involving assets in an aggregate Fair Market Value of equal to or in excess of $3,000,000 and constituting part of the Borrowing Base, the Administrative Borrower delivers, within three (3) Business Days after such Asset Sale, an updated executed Borrowing Base Certificate to the Administrative Agent giving pro forma effect to such Asset Sale or series of related Asset Sales; (v) each of the Administrative Borrower and its Restricted Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent otherwise permitted by Section 9.04); (vi) each of the Administrative Borrower and its Restricted Subsidiaries may sell or discount, (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) accounts receivable or notes receivable in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable; (vii) each of the Administrative Borrower and its Restricted Subsidiaries may grant non-exclusive licenses or non-exclusive sub-licenses of intellectual property or other general intangibles and non-exclusive licenses, non-exclusive sublicenses, leases or subleases of other property, in each case, in the ordinary course of business; (viii) the Administrative Borrower or any Restricted Subsidiary of the Administrative Borrower may convey, sell or otherwise transfer all or any part of its business, properties and assets to the Administrative Borrower or to any other Restricted Subsidiary of the Administrative Borrower which is a Credit Party, so long as any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken; (ix) (a) the Administrative Borrower may consolidate with or merge with or into, any Person so long as (1) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia (provided that where the continuing Person is not a corporation, a co- obligor of the Loans is a corporation that is a Wholly Owned Restricted Subsidiary) and the Successor Company (if not the Administrative Borrower) will expressly assume, by supplement or other joinder agreement, as applicable, executed and delivered to the Administrative Agent and Collateral Agent, all the obligations of the Administrative Borrower under this Agreement and the Security Documents, (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing, (3) immediately after giving effect to such transaction, either (i) the Successor Company would be able to incur at least an additional $1.00 of Ratio Debt or (ii) the Leverage Ratio (as defined in the First Lien Notes Indenture as in effect on the date hereof) would not be greater than it was immediately prior to giving effect to such transaction, and (4) the Administrative Borrower shall have delivered to the Administrative Agent an officer’s certificate and a customary opinion of counsel; (b) any Restricted Subsidiary of the Administrative Borrower may merge or consolidate with and into, or be dissolved or liquidated into, or transfer any of its assets to, the Administrative Borrower or any other Restricted Subsidiary, so long as (i) in the case of any such merger, consolidation, dissolution or liquidation involving the Administrative Borrower, the Administrative Borrower is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation, (ii) in the case of any such merger, consolidation, dissolution or liquidation involving a Borrower other than 106 the Administrative Borrower, a Borrower is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation, (iii) in the case of any such merger, consolidation, dissolution or liquidation involving a Subsidiary Guarantor, a Borrower or another Subsidiary Guarantor is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation, and (iv) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Restricted Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken; (c) any Borrower may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of such Borrower, reincorporating such Borrower in another jurisdiction, or changing the legal form of such Borrower so long as the surviving person will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia (provided that where the continuing Person is not a corporation, a co-obligor of the Loans is a corporation that is a Wholly Owned Restricted Subsidiary) and the surviving person (if not such Borrower) will expressly assume, by supplement or other joinder agreement, as applicable, executed and delivered to the Administrative Agent and Collateral Agent, all the obligations of such Borrower under this Agreement and the Security Documents, (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the surviving person or any Subsidiary of the surviving person as a result of such transaction as having been incurred by the surviving person or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing, (3) immediately after giving effect to such transaction, either (i) the surviving person would be able to incur at least an additional $1.00 of Ratio Debt or (ii) the Leverage Ratio (as defined in the First Lien Notes Indenture as in effect on the date hereof) would not be greater than it was immediately prior to giving effect to such transaction, and (4) the Administrative Borrower shall have delivered to the Administrative Agent an officer’s certificate and a customary opinion of counsel; and (d) any Subsidiary Guarantor may consolidate with or merge with or into any Person or permit any Person to merge with or into the Subsidiary Guarantor, and any Subsidiary Guarantor may sell, convey, transfer, lease or dispose of, all or substantially all its assets, in one transaction or a series of related transaction to any Person, in each case, so long as (i) the other Person is a Borrower or any Restricted Subsidiary that is Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction, or (ii) (1) either (x) a Subsidiary Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Subsidiary Guarantor under its Guaranty and the Security Documents and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or (iii) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to a Borrower or a Restricted Subsidiary) otherwise permitted by this Agreement; (x) any Foreign Restricted Subsidiary of the Administrative Borrower may be merged, consolidated or amalgamated with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Foreign Restricted Subsidiary of the Administrative Borrower, so long as (i) such Wholly-Owned Foreign Restricted Subsidiary of the Administrative Borrower is the surviving or continuing entity of any such merger, consolidation, amalgamation, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the Equity Interests of such Wholly-Owned Foreign Restricted Subsidiary and such Foreign Restricted Subsidiary shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, amalgamation, dissolution, liquidation or transfer) and all actions required to maintain said perfected status have been taken; 107 (xi) to the extent constituting an Investment, any conveyance, sale, lease or other disposition (other than by way of merger or consolidation) by the Administrative Borrower or any of its Restricted Subsidiaries permitted by Section 9.05; (xii) the Administrative Borrower and its Restricted Subsidiaries may liquidate or otherwise dispose of cash and Cash Equivalents in the ordinary course of business; (xiii) so long as no Event of Default exists or would result therefrom, (x) any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 9.05; provided, that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 8.11, to the extent applicable and (y) any Permitted Acquisition may be consummated in accordance with the requirements of Section 9.05(xii) or Section 9.05(xvii), as applicable; (xiv) [reserved]; (xv) subject to compliance with Section 8.11 hereof with respect to any assets (other than Collateral constituting ABL Priority Collateral acquired in connection therewith, Permitted Asset Swaps made in accordance with the requirements of the definition thereof, so long as (x) the Fair Market Value of any property or assets received in connection therewith is at least equal to the Fair Market Value of the property or assets so transferred, (y) each such Permitted Asset Swap is effected in connection with an Investment permitted by Section 9.05, and (z) to the extent applicable, any “boot” or other assets received by the Administrative Borrower or any Restricted Subsidiary complies with the requirements of clause (y) above; (xvi) the Administrative Borrower and its Restricted Subsidiaries may from time to time sell or otherwise dispose of Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary; (xvii) the Administrative Borrower and its Restricted Subsidiaries may (v) cancel, abandon, sell, assign, transfer or otherwise dispose of intellectual property rights that, in each case, (i) the Administrative Borrower or any Restricted Subsidiary decides in its reasonable business judgment to no longer use or (ii) are, in the Administrative Borrower’s or any Restricted Subsidiary’s reasonable business judgment, no longer material to, or no longer used or useful in its business, and (w) permit intellectual property rights to expire in accordance with their statutory terms (except to the extent such terms may be extended or renewed); (xviii) the Administrative Borrower and its Restricted Subsidiaries may terminate or unwind any Interest Rate Protection Agreement or other Hedge Agreement in accordance with its terms; (xix) the Administrative Borrower and its Restricted Subsidiaries may dispose of property and assets to the extent they were the subject to casualty or condemnation proceedings upon the occurrence of the related Recovery Event; (xx) the Administrative Borrower and its Restricted Subsidiaries may from time to time after the Effective Date effect Designated Sales; and (xxi) the Administrative Borrower and its Restricted Subsidiaries may effect dispositions set forth on Schedule 9.02. 108 For purposes of Section 9.02(iv), the following will be deemed to be cash: (i) the assumption by the transferee of Indebtedness or other liabilities of the Administrative Borrower or a Restricted Subsidiary (other than Subordinated Indebtedness of a Borrower or a Subsidiary Guarantor) and the release of the Administrative Borrower or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Sale; (ii) securities, notes or other obligations received by the Administrative Borrower or any Restricted Subsidiary of the Administrative Borrower from the transferee that are converted by the Administrative Borrower or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Sale; (iii) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Administrative Borrower and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with such Asset Sale; (iv) consideration consisting of Indebtedness of a Borrower (other than Subordinated Indebtedness) received after the Effective Date from Persons who are not a Borrower or any Restricted Subsidiary; and (v) any Designated Non-Cash Consideration received by the Administrative Borrower or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to Section 9.02(iv) that is at that time outstanding, not to exceed $30,000,000 (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value). Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (1) the Administrative Borrower shall not and shall not permit any of its Subsidiaries to sell, transfer or otherwise dispose of any Material Assets (whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment, dividend or otherwise or relating to the exclusive rights thereto) to any Person that is either (x) a Subsidiary that is not a Credit Party or (y) an Affiliate of the Administrative Borrower (other than a Credit Party), and (2) no Person that is either (x) a Subsidiary that is not a Credit Party or (y) an Affiliate of the Administrative Borrower (other than any Subsidiary of the Administrative Borrower that is a Credit Party) shall own or hold an exclusive license to any Material Asset; provided that, the foregoing shall not prohibit the disposition of Material Assets to unaffiliated third parties in transactions otherwise permitted under this Section 9.02 if, after giving effect to such disposition, such Material Assets are not used directly or indirectly (by lease, non-exclusive licenses, joint venture arrangement, contract or otherwise) by the Administrative Borrower or any of its Subsidiaries. For the avoidance of doubt, the proceeds of such disposition of assets shall be subject to the provisions of this Section 9.02. To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Administrative Borrower or a Restricted Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect and/or evidence the foregoing. 9.03. Dividends. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrowers or any of their respective Restricted Subsidiaries; except, that: (i) (A) any Restricted Subsidiary of the Administrative Borrower may pay cash Dividends to the Administrative Borrower or to any Wholly-Owned Domestic Restricted Subsidiary of the Administrative Borrower, (B) any Foreign Restricted Subsidiary of the Administrative Borrower may pay cash Dividends to any Wholly-Owned Foreign Restricted Subsidiary of the Administrative Borrower, (C) any Restricted Subsidiary of the Administrative Borrower may pay Dividends to the Administrative Borrower or to any Wholly-Owned Domestic Restricted Subsidiary and (D) any Foreign Restricted Subsidiary of the Administrative Borrower may pay Dividends to any Wholly-Owned Foreign Restricted Subsidiary;

109 (ii) any Non-Wholly-Owned Restricted Subsidiary of the Administrative Borrower may pay Dividends to its shareholders, members or partners generally, so long as the Administrative Borrower or its respective Restricted Subsidiary which owns the Equity Interest in the Restricted Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Restricted Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Restricted Subsidiary); (iii) the Administrative Borrower may acquire Equity Interests in connection with the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities by way of cashless exercise; (iv) the Administrative Borrower may retire any shares of Disqualified Preferred Stock by conversion into, or by exchange for, shares of Disqualified Preferred Stock, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Administrative Borrower) of other shares of Disqualified Preferred Stock; provided, that such Disqualified Preferred Stock shall not require the direct or indirect payment of the liquidation preference earlier in time than the final stated maturity of such retired shares of Disqualified Preferred Stock; (v) the Administrative Borrower and its Restricted Subsidiaries may make cash payments in lieu of the issuance of fractional shares of Equity Interests in connection with any transaction permitted under this Agreement; (vi) the Administrative Borrower may pay Dividends on its Qualified Preferred Stock pursuant to the terms thereof through the issuance of additional shares of such Qualified Preferred Stock; provided, that in lieu of issuing additional shares of such Qualified Preferred Stock as Dividends, the Administrative Borrower may increase the liquidation preference of the shares of Qualified Preferred Stock in respect of which such Dividends have accrued; (vii) [reserved]; (viii) [reserved]; (ix) the Administrative Borrower may declare and pay Dividends or otherwise redeem, repurchase or otherwise acquire for value, outstanding shares of the Administrative Borrower’s Equity Interests (or options or warrants to purchase Borrower Common Stock) (x) in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Administrative Borrower) of, Equity Interests of the Administrative Borrower (other than Disqualified Preferred Stock and Designated Preferred Stock) or (y) from the Net Cash Proceeds of the substantially concurrent cash contribution to the common equity capital of the Administrative Borrower; (x) the Administrative Borrower may declare and pay Dividends or other payments or distributions on account of the Administrative Borrower’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Administrative Borrower) or redeem, repurchase, retire, defease or otherwise acquire any Equity Interests of the Administrative Borrower in connection with a substantially concurrent Going Private Transaction (i) out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Administrative Borrower) of, Equity Interests of the Administrative Borrower (other than Disqualified Preferred Stock and Designated Preferred Stock) or (ii) from the Net Cash Proceeds of substantially concurrent cash contribution to the common equity capital of the Administrative Borrower; 110 (xi) the Administrative Borrower may declare and pay Dividends or otherwise redeem, repurchase or otherwise acquire for value in cash, outstanding shares of the Administrative Borrower’s Equity Interests (or options or warrants to purchase Borrower Common Stock) not otherwise permitted pursuant to this Section 9.03; provided, that each of the Payment Conditions is satisfied; (xii) the Administrative Borrower may redeem, repurchase or otherwise acquire for value in cash, outstanding shares of the Administrative Borrower’s or Subsidiaries’ Equity Interests (or options or warrants to purchase Borrower Common Stock) held by any future, present or former employee, director or consultant of the Administrative Borrower or any of its Subsidiaries (or permitted transferees, assigns, estates, trusts or heirs of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate the aggregate amount of all payments, redemptions or repurchases permitted under this clause (xii) do not exceed $5,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed: (A) the cash proceeds from the sale or issuance of Borrower Common Stock or Qualified Preferred Stock (other than Designated Preferred Stock) to members of management, directors or consultants of the Administrative Borrower or any of its Subsidiaries that occurred after the Effective Date, to the extent the cash proceeds from such sale or issuance have not otherwise been applied to payments under Section 9.03(ix); plus (B) the cash proceeds of key man life insurance policies received by the Administrative Borrower and its Restricted Subsidiaries after the Effective Date; less (C) the amount of any payments made in previous calendar years pursuant to clauses (A) and (B) of this clause; and provided, further, that (i) cancellation of Indebtedness owing to the Administrative Borrower or any Restricted Subsidiary from members of management, directors, employees or consultants of the Administrative Borrower or its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Administrative Borrower and (ii) the purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Equity Interests deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof or similar instruments if such Equity Interests represents all or a portion of the exercise price thereof and payments, in lieu of the issuance of fractional shares of such Equity Interests or withholding to pay withholding or similar taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Dividend for purposes of this Section 9.03 or any other provision of this Agreement; (xiii) the Administrative Borrower may pay cash Dividends on its Equity Interests or otherwise redeem, repurchase or otherwise acquire for value in cash, outstanding shares of the Administrative Borrower’s Equity Interests (or options or warrants to purchase the Administrative Borrower Common Stock) in an aggregate amount equal to the amount of Excluded Contributions received by the Administrative Borrower no earlier than one hundred and eighty days (180) days prior to the payment of such Dividend and so long as the amount of such Excluded Contribution has not been otherwise applied under this Section 9.03(xiii) or under Section 9.09(iv)(F); (xiv) [reserved]; 111 (xv) (a) purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Equity Interests (i) deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Equity Interests represents a portion of the exercise price thereof (ii) in lieu of fractional shares of Equity Interests in connection with any stock split, reverse stock split, stock division or stock combination and (b) payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a merger, amalgamation, consolidation or transfer of assets that complies with Section 9.02; (xvi) distributions, by Dividend or otherwise, or other transfer or disposition of Equity Interests of, or Equity Interests in, or Indebtedness owed to the Administrative Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash and Cash Equivalents); (xvii) so long as no Event of Default has occurred and is continuing (or would result from), Dividends in an aggregate amount outstanding at the time made not to exceed, together with any Debt Repurchases made in reliance of Section 9.04(iv)(G), $15,000,000; and (xviii) any payments in connection with the Transactions and the costs, fees, expenses and charges (including all legal, accounting and other professional fees, rating agency fees, deferred finance costs) related thereto. Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (1) the Administrative Borrower shall not and shall not permit any of its Subsidiaries to sell, transfer or otherwise dispose of any Material Assets (whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment, dividend or otherwise or relating to the exclusive rights thereto) to any Person that is either (x) a Subsidiary that is not a Credit Party or (y) an Affiliate of the Administrative Borrower (other than a Credit Party), and (2) no Person that is either (x) a Subsidiary that is not a Credit Party or (y) an Affiliate of the Administrative Borrower (other than any Subsidiary of the Administrative Borrower that is a Credit Party) shall own or hold an exclusive license to any Material Asset; provided that, the foregoing shall not prohibit the disposition of Material Assets to unaffiliated third parties in transactions otherwise permitted under Section 9.02 if, after giving effect to such disposition, such Material Assets are not used directly or indirectly (by lease, non-exclusive licenses, joint venture arrangement, contract or otherwise) by the Administrative Borrower or any of its Subsidiaries. For the avoidance of doubt, the proceeds of such disposition of assets shall be subject to the provisions of Section 9.02. 9.04. Indebtedness. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except: (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents; (ii) Scheduled Existing Indebtedness outstanding on the Effective Date and listed on Schedule 9.04 (as reduced by any repayments of principal thereof other than with the proceeds of Permitted Refinancing Indebtedness), without giving effect to any subsequent extension, renewal or refinancing thereof except through one or more issuances of Permitted Refinancing Indebtedness in respect thereof; (iii) Indebtedness of the Administrative Borrower under (x) Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04 and (y) other Hedge Agreements entered into in the ordinary course of business and providing protection 112 to the Administrative Borrower and its Restricted Subsidiaries against fluctuations in currency values in connection with the Administrative Borrower’s or any of its Restricted Subsidiaries’ operations, in either case so long as the entering into of such Interest Rate Protection Agreements or other Hedge Agreements are bona fide hedging activities and are not for speculative purposes; (iv) Indebtedness of the Administrative Borrower and its Restricted Subsidiaries evidenced by Capitalized Lease Obligations, mortgage financings and purchase money Indebtedness described in Sections 9.01(vi) and (vii); provided, that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations, mortgage financings and purchase money Indebtedness permitted by this clause (iv), together with any Permitted Refinancing Indebtedness in respect thereof, exceed $20,000,000 at any one time outstanding; (v) Indebtedness constituting Intercompany Loans to the extent permitted by Section 9.05(viii) or other Intercompany Debt otherwise permitted by Section 9.05; provided, however, that (x) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being beneficially held by a Person other than the Administrative Borrower or a Restricted Subsidiary of the Administrative Borrower, and (y) any sale or other transfer of any such Indebtedness to a Person other than the Administrative Borrower or a Restricted Subsidiary of the Administrative Borrower, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Administrative Borrower or such Restricted Subsidiary, as the case may be; (vi) Indebtedness consisting of guaranties (x) by a Borrower and any Subsidiary Guarantor of each other’s Indebtedness and lease and other contractual obligations not restricted by the terms of this Agreement, (y) by Foreign Restricted Subsidiaries of the Administrative Borrower of each other’s Indebtedness and lease and other contractual obligations not restricted by the terms of this Agreement, or (z) by Restricted Subsidiaries who are not Credit Parties of each other’s Indebtedness and lease and other contractual obligations not restricted by the terms of this Agreement; (vii) Indebtedness of (x) the Administrative Borrower or a Restricted Subsidiary of the Administrative Borrower assumed or acquired pursuant to a Permitted Acquisition or other permitted Investment or (y) Persons that are acquired by the Administrative Borrower or any Restricted Subsidiary or merged into or consolidated with the Administrative Borrower or a Restricted Subsidiary in accordance with this Agreement (or Indebtedness assumed at the time of a Permitted Acquisition or other permitted Investment of an asset securing such Indebtedness) (any such Indebtedness, “Permitted Acquired Debt”) and Permitted Refinancing Indebtedness in respect thereof; provided, that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or other permitted Investment and (y) each of the Payment Conditions is satisfied; (viii) Indebtedness arising from customary credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), Cash Management Services, netting arrangements, automated clearing house transfers, or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five (5) Business Days of its incurrence; (ix) Indebtedness of the Administrative Borrower and its Restricted Subsidiaries with respect to workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, self-insurance obligations, customer guarantees, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties

113 provided by the Administrative Borrower or a Restricted Subsidiary or relating to liabilities, obligations or guarantees incurred in the ordinary course of business; (x) Indebtedness evidenced by the Existing Letters of Credit and other letters of credit and the Administrative Borrower’s continuing reimbursement obligations in respect thereof in an aggregate amount not to exceed $5,000,000 at any one time outstanding; (xi) Indebtedness of the Administrative Borrower and its Restricted Subsidiaries with respect to customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business and letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations incurred in the ordinary course of business; (xii) Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Equity Interests of a Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum liability of the Administrative Borrower and its Restricted Subsidiaries in respect of all such Indebtedness in connection with an Asset Sale or other permitted disposition shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Administrative Borrower and its Restricted Subsidiaries in connection with such Asset Sale or disposition; (xiii) Indebtedness of any Restricted Subsidiary that is not a Credit Party; provided, that the aggregate amount of Indebtedness outstanding at any time pursuant to this clause (xiii) shall not exceed $5,000,000; (xiv) Permitted Unsecured Debt and guaranties thereof by the Credit Parties; provided, that solely with respect to Permitted Unsecured Debt of the type described in clause (II) of the definition thereof, each of the Payment Conditions is satisfied; (xv) (a) Indebtedness of the Administrative Borrower and guaranties thereof by the other Credit Parties, subject to the terms of the Revolver Intercreditor Agreement, under the First Lien Notes Indenture and the other First Lien Notes Documents in an aggregate principal amount not to exceed $60,600,000 (less the amount of any repayments of principal thereof made after the Effective Date) and Permitted Refinancing Indebtedness in respect thereof; and (b) Indebtedness of the Administrative Borrower and guaranties thereof by the other Credit Parties, subject to the terms of the Revolver Intercreditor Agreement, under the Second Lien Notes Indenture and the other Second Lien Notes Documents in an aggregate principal amount not to exceed $291,020,000 (less the amount of any repayments of principal thereof made after the Effective Date) and Permitted Refinancing Indebtedness in respect thereof; (xvi) Permitted Subordinated Debt and guaranties thereof by the Credit Parties; provided, that each of the Payment Conditions is satisfied; (xvii) Permitted Refinancing Indebtedness incurred in respect of (and to refinance) Indebtedness theretofore outstanding (and permitted to be outstanding) pursuant to clauses (xiv) and (xvi) of this Section 9.04 and otherwise in accordance with Section 9.09(iv)(D); 114 (xviii) Indebtedness in an aggregate outstanding principal amount which, when taken together with any Permitted Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness incurred pursuant to this clause (xviii) and then outstanding, will not exceed $40,000,000; provided that any Restricted Subsidiary that is not a Credit Party may not incur Indebtedness under this clause (xviii), if after giving pro forma effect to such incurrence (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness of such Restricted Subsidiaries that are not Credit Parties, collectively, would exceed $10,000,000; (xix) additional Parity Lien Debt and guaranties thereof by the Credit Parties, subject to the terms of the Revolver Intercreditor Agreement; provided, that each of the Payment Conditions is satisfied; (xx) additional Junior Lien Debt and guaranties thereof by the Credit Parties, subject to the terms of the Revolver Intercreditor Agreement; provided, that each of the Payment Conditions is satisfied; and (xxi) (a) Indebtedness consisting of promissory notes issued by the Administrative Borrower or any of its Subsidiaries to any current or former employee, director or consultant of the Administrative Borrower or any of its Subsidiaries (or permitted transferees, assigns, estates, or heirs of such employee, director or consultant), to finance the purchase or redemption of Equity Interests of the Administrative Borrower or any of its Subsidiaries that is permitted by Section 9.03 and (b) Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in the ordinary course of business, consistent with past practice or in connection with any Investment or any acquisition (by merger, consolidation, amalgamation or otherwise). For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, Section 9.04: (1) in the event that Indebtedness (other than Indebtedness permitted pursuant to Section 9.04(xv)) and meets the criteria of more than one of the types of Indebtedness described in Section 9.04, the Administrative Borrower, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of this Section 9.04; and (2) additionally, all or any portion of any item of Indebtedness (other than Indebtedness permitted pursuant to Section 9.04(xv)) may later be classified as having been incurred pursuant to any type of Indebtedness described in this Section 9.04 so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification; Notwithstanding any other provision of this Agreement, the maximum amount of Indebtedness that the Administrative Borrower or a Restricted Subsidiary may incur pursuant to Section 9.04 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing. 9.05. Advances, Investments and Loans. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, make any Investment; except, that the following shall be permitted: (i) the Administrative Borrower and its Restricted Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business 115 and payable or dischargeable in accordance with customary trade terms of the Administrative Borrower or such Restricted Subsidiary; (ii) the Administrative Borrower and its Restricted Subsidiaries may acquire and hold cash and Cash Equivalents; (iii) the Administrative Borrower and its Restricted Subsidiaries may hold the Investments held by them on the Effective Date and described on Schedule 9.05A (and any increase in the value of such Investments not resulting from an additional Investment); provided, that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 9.05; (iv) the Administrative Borrower and its Restricted Subsidiaries may acquire and own investments (including debt obligations and equity securities) received in settlement, compromise or resolutions of debts created in the ordinary course of business and owing to the Administrative Borrower or any Restricted Subsidiary, in exchange for any other Investment or accounts receivable, endorsements for collection or deposit or trade arrangement, as a result of foreclosure, perfection or enforcement of any Lien, in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including in connection with the bankruptcy or reorganization of a debtor, suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, debtors, customers and suppliers arising in the ordinary course of business; (v) the Administrative Borrower and its Restricted Subsidiaries may make, or guarantee, loans and advances to their (or their Parent Company’s) directors, officers, employees or consultants (x) for moving, relocation, entertainment and travel expenses and other similar expenditures, in each case in the ordinary course of business or (y) in an aggregate amount not to exceed $1,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances); (vi) the Administrative Borrower and its Restricted Subsidiaries may make, or guarantee, loans and advances to their (or their Parent Company’s) directors, officers, employees or consultants in connection with such directors’, officers’, employees’ or consultants’ acquisition of shares of Borrower Common Stock (or similar obligations) or of Equity Interest of the Administrative Borrower, its Subsidiaries or any Parent Company; (vii) the Administrative Borrower may enter into Interest Rate Protection Agreements and other Hedge Agreements to the extent permitted by Section 9.04(iii); (viii) the Administrative Borrower or any Restricted Subsidiary may make Investments in any other Restricted Subsidiary and any Restricted Subsidiary may make Investments in the Administrative Borrower, and in each case, in any Person (including the Equity Interests of such Person) that will, upon the making of such Investment, become a Restricted Subsidiary (and any such Investments in the form of intercompany loans and advances referred to this clause (viii) being collectively called the “Intercompany Loans”); provided, that (v) each Intercompany Loan made by any Restricted Subsidiary of the Administrative Borrower that is not a Credit Party to a Credit Party shall be unsecured and subject to the subordination provisions contained in the Intercompany Note, (w) each Intercompany Loan made by a Credit Party to any Restricted Subsidiary of the Administrative Borrower that is not a Credit Party shall be evidenced by an Intercompany Note, (x) each such Intercompany Loan made by a Credit Party to any Restricted Subsidiary of the Administrative Borrower that is not a Credit Party shall be pledged to the Collateral Agent pursuant to the Pledge Agreement, (y) any Investment made to any Restricted Subsidiary pursuant to this clause (viii) shall cease to be permitted by this clause (viii) if such Restricted Subsidiary ceases to constitute a Restricted Subsidiary, and (z) at no time shall the aggregate outstanding amount of 116 all Intercompany Loans made by a Credit Party to any Restricted Subsidiary which is not a Credit Party exceed at any time $10,000,000 (net of any return on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable); (ix) the Administrative Borrower and its Restricted Subsidiaries may make Investments in deposit accounts and securities accounts maintained by the Administrative Borrower or such Restricted Subsidiary, as the case may be, so long as the Collateral Agent has a perfected, first-priority security interest therein as, and to the extent, required by the Security Agreement; (x) the Administrative Borrower and its Restricted Subsidiaries may own the Equity Interests of their respective Restricted Subsidiaries created or acquired in accordance with the terms of this Agreement after the Effective Date or of an entity merged into the Administrative Borrower or merged into or consolidated with a Restricted Subsidiary after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (xi) Contingent Obligations permitted by Section 9.04, to the extent constituting Investments; (xii) the Administrative Borrower and each Restricted Subsidiary of the Borrower may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition) (a) no Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (b) the Administrative Borrower shall have given to the Administrative Agent and the Lenders at least 5 Business Days’ prior written notice of any Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to the Administrative Agent), which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (c) the Aggregate Consideration attributable to all Persons and assets purchased or acquired pursuant to all Permitted Acquisitions which do not become Credit Parties or Collateral, as applicable, directly held by a Credit Party (for this purpose, excluding as Collateral the value of Equity Interests of Persons so acquired that are not Wholly-Owned Domestic Restricted Subsidiaries and Credit Parties) shall not exceed, when combined with aggregate amount of Investments made in reliance on Section 9.05(xviii)(b), $5,000,000; (d) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and immediately after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (e) Administrative the Borrower shall have taken, or caused to be taken, all actions then required by Sections 8.11 in connection with such Permitted Acquisition; and (f) the Administrative Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by its Authorized Officer, certifying to such officer’s knowledge, compliance with the requirements of preceding clauses (a) through (e); (xiii) the Administrative Borrower and its Restricted Subsidiaries may receive and hold promissory notes and other non-cash consideration (including earn-outs) received in connection with any asset sale permitted by Section 9.02; (xiv) the Administrative Borrower and its Restricted Subsidiaries may make advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the ordinary course of business of the Administrative Borrower or such Restricted Subsidiary;

117 (xv) Permitted Asset Swaps may be consummated in accordance with the definition thereof and Section 9.02(xv); (xvi) [reserved]; (xvii) the Administrative Borrower and its Restricted Subsidiaries may make additional Investments; provided that the Payment Conditions are satisfied; (xviii) the Administrative Borrower and each Restricted Subsidiary of the Administrative Borrower may from time to time make Investments in Joint Ventures, (a) so long as the Payment Conditions are satisfied or (b) so long as no Event of Default has occurred and is continuing (or would result therefrom), in an aggregate amount in the form of cash, Cash Equivalents or accounts receivable, taken together with all other Investments made pursuant to this clause (xviii)(b) and Section 9.05(xii)(c) that are at the time outstanding, not to exceed $5,000,000 (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) or (c) so long as no Event of Default has occurred and is continuing (or would result therefrom) and so long as such Investment is not made in the form of cash, Cash Equivalents or accounts receivable, in an aggregate amount, taken together with all other Investments made pursuant to this clause (xviii)(c) that are at the time outstanding, not to exceed $20,000,000 (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value; provided, however, that if any Investment pursuant to clause (xviii)(b) or clause (xviii)(c) is made in any Person that is not a Borrower or a Restricted Subsidiary at the date of the making of such Investment and such person becomes a Borrower or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (viii) above (subject to the terms thereof) and shall cease to have been made pursuant to this clause (xviii)(b) or (xviii)(c), as applicable; (xix) the Administrative Borrower and its Restricted Subsidiaries may make the Investments described on Schedule 9.05B; (xx) Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (xxi) any Investment to the extent made using Equity Interests of the Administrative Borrower (other than Disqualified Preferred Stock) or Equity Interests of any Parent Company or any Unrestricted Subsidiary as consideration; (xxii) so long as no Event of Default has occurred and is continuing (or would result therefrom), the Administrative Borrower and its Restricted Subsidiaries may make (a) additional Investments in the form of cash, Cash Equivalents or accounts receivables having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xxii)(a) that are at that time outstanding, not to exceed $5,000,000 (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments and (b) additional Investments, so long as such Investments are not made in the form of cash, Cash Equivalents or accounts receivable, in an aggregate amount, taken together with all other Investments made pursuant to this clause (xxii)(b) that are at the time outstanding, not to exceed $20,000,000 (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); 118 provided that if such Investment is in Equity Interests of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (viii) above (subject to the terms thereof) and shall not be included as having been made pursuant to this clause (xxii); (xxiii) Investments consisting of advances to customers or extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business; (xxiv) [Reserved]; (xxv) the Administrative Borrower and its Restricted Subsidiaries may make Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices; (xxvi) Investments consisting of non-exclusive licensing of intellectual property pursuant to joint marketing arrangements with other Persons; provided that such Investment must be in the ordinary course of business for a bona fide business purpose and not for any other purpose; (xxvii) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Administrative Borrower; (xxviii) [Reserved]; and (xxix) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to Section 8.14 to the extent that such Investments were not made in contemplation of or in connection with such re-designation. Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (1) the Administrative Borrower shall not and shall not permit any of its Subsidiaries to sell, transfer or otherwise dispose of any Material Assets (whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment, dividend or otherwise or relating to the exclusive rights thereto) to any Person that is either (x) a Subsidiary that is not a Credit Party or (y) an Affiliate of the Administrative Borrower (other than a Credit Party), and (2) no Person that is either (x) a Subsidiary that is not a Credit Party or (y) an Affiliate of the Administrative Borrower (other than any Subsidiary of the Administrative Borrower that is a Credit Party) shall own or hold an exclusive license to any Material Asset; provided that, the foregoing shall not prohibit the disposition of Material Assets to unaffiliated third parties in transactions otherwise permitted under Section 9.02 if, after giving effect to such disposition, such Material Assets are not used directly or indirectly (by lease, non-exclusive licenses, joint venture arrangement, contract or otherwise) by the Administrative Borrower or any of its Subsidiaries. For the avoidance of doubt, the proceeds of such disposition of assets shall be subject to the provisions of Section 9.02. 9.06. Transactions with Affiliates. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Administrative Borrower (an “Affiliate Transaction”) involving an aggregate value in excess of $10,000,000 unless: (1) the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Administrative Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and (2) with respect to any Affiliate Transaction or series of Affiliate Transactions involving an aggregate value in excess of $10,000,000, the Administrative Borrower delivers to the Administrative 119 Agent, an officer’s certificate stating that the terms of such transaction have been approved by a majority of the members of the board of directors of the Administrative Borrower; provided that any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any. The provisions of this paragraph shall not apply to: (i) Dividends may be paid to the extent provided in Section 9.03; (ii) loans may be made, prepayments of debt made, and other transactions may be entered into by the Administrative Borrower and its Restricted Subsidiaries to the extent permitted by Sections 9.01, 9.02, 9.04, 9.05 and 9.09; (iii) the payment of compensation, reasonable fees and reimbursement of expenses to, employment and severance arrangements with, and customary indemnities (including under customary insurance policies), and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Administrative Borrower or any Restricted Subsidiary of the Administrative Borrower (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees); (iv) (a) any issuance, transfer or sale of Equity Interests, options, other equity- related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, or amendments or modifications to, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Equity Interests of the Administrative Borrower, any Restricted Subsidiary or any Parent Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the board of directors of the Administrative Borrower; (b) directors’ qualifying shares and shares issued to foreign nationals as required under applicable law, in each case in the ordinary course of business; and (c) issuances or sales of Equity Interests (other than Disqualified Preferred Stock) of the Administrative Borrower or any of its Restricted Subsidiaries or options, warrants or other rights to acquire such Equity Interests and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Administrative Borrower or any Restricted Subsidiary; (v) the Administrative Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment agreements, consulting arrangements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Administrative Borrower and its Restricted Subsidiaries in the ordinary course of business; (vi) Restricted Subsidiaries of the Administrative Borrower may pay management fees, licensing fees and similar fees to the Administrative Borrower or to any other Credit Party; (vii) transactions pursuant to any agreement in effect on the Effective Date, as such agreement may be amended, modified or supplemented from time to time; provided, that any such amendment, modification or supplement (taken as a whole) will not be more disadvantageous to the Borrower in any material respect than such agreement as it was in effect on the Effective Date; 120 (viii) any transaction between or among any Borrower and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries; (ix) personal, non-exclusive licenses of intellectual property rights; (x) [reserved]; (xi) [reserved]; (xii) transactions in which the Administrative Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Qualified Party stating that such transaction is fair to the Administrative Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of the first paragraph of this Section 9.06; (xiii) [reserved]; (xiv) payments to or from, and transactions with, any Subsidiary or any Joint Venture in the ordinary course of business or consistent with past practice (including any cash management arrangements or activities related thereto); (xv) the Refinancing Transactions and the payment of all costs, fees, expenses and charges (including all legal, accounting and other professional fees, rating agency fees, deferred finance costs) related thereto; and (xvi) any transactions with Affiliates listed on Schedule 9.06. 9.07. Fixed Charge Coverage Ratio. During the continuance of a Financial Covenant Triggering Event and measured on a trailing twelve (12) month basis at the end of each Fiscal Quarter, commencing as of the end of the Fiscal Quarter immediately preceding the date on which a Financial Covenant Triggering Event first occurs and as of each Fiscal Quarter end thereafter, the Borrowers will not permit the Fixed Charge Coverage Ratio to be less than 1.00:1.00. 9.08. [Reserved]. 9.09. Modifications Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitations on Voluntary Payments, Etc. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to: (i) [reserved]; (ii) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its Equity Interests (including Qualified Preferred Stock), or enter into any new agreement with respect to its Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (ii) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect; (iii) [reserved];

121 (iv) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar required “repurchase” event of (including, in each case without limitation, by way of depositing with the trustee with respect thereto or any other Person, money or securities before due for the purpose of paying when due), any Parity Lien Debt, any Junior Lien Debt, any Permitted Unsecured Debt, any Subordinated Indebtedness (including Permitted Subordinated Debt) or any Permitted Refinancing Indebtedness in respect of any of the foregoing Indebtedness (any such payment, prepayment, redemption, repurchase of other acquisition, a “Debt Repurchase”), except: (A) the Administrative Borrower and its Restricted Subsidiaries may at any time effect a Debt Repurchase; provided, that each of the Payment Conditions is satisfied; (B) the making of any Debt Repurchase in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to the Administrative Borrower or a Restricted Subsidiary thereof) of Equity Interests of the Administrative Borrower (other than Disqualified Preferred Stock) or from the substantially concurrent contribution of common equity capital to the Administrative Borrower; (C) [reserved]; (D) the Administrative Borrower and its Restricted Subsidiaries may at any time refinance any Parity Lien Debt, any Junior Lien Debt, any Permitted Unsecured Debt and any Subordinated Indebtedness (and any Permitted Refinancing Indebtedness in respect of any of the foregoing Indebtedness) pursuant to a Permitted Refinancing thereof; provided, that such refinancing is permitted under the First Lien Notes Indenture and the Second Lien Notes Indenture, in each case as in effect on the Effective Date or as amended in accordance with the terms of the Revolver Intercreditor Agreement; (E) [reserved]; (F) the Administrative Borrower and its Restricted Subsidiaries may at any time effect a Debt Repurchase in an aggregate amount equal to the amount of Excluded Contributions received by the Borrower no earlier than one hundred and eighty days (180) days prior to the payment of such Debt Repurchase and so long as the amount of such Excluded Contribution was not otherwise applied under this Section 9.09(iv)(F) or under Section 9.03(xiii); and (G) so long as no Event of Default has occurred and is continuing (or would result from), Debt Repurchases in an aggregate amount outstanding at the time made not to exceed, together with any Dividends made in reliance of Section 9.03(xvii), $15,000,000; and (v) amend, modify or waive or permit the amendment, modification or waiver of, any provision of any First Lien Notes Documents or the Second Lien Notes Document, as applicable, or, on and after the execution and delivery thereof, any other Parity Lien Document, any Permitted Subordinated Debt Document, any Permitted Unsecured Debt Document, any Junior Lien Document, or any Permitted Refinancing Debt Documents in respect of any of the foregoing Indebtedness that, in any such case, is adverse to the interests of the Lenders in any material respect (other than any such amendment or modification that (i) makes the provisions thereof less restrictive on the Administrative Borrower and its Restricted Subsidiaries (taken as a whole) (including with respect to any representation, warranty, covenant, default or event of default), (ii) reduces interest rates, prepayment premiums, commissions or fees paid (or to be paid) by the Administrative Borrower or any of its Restricted Subsidiaries in connection therewith, (iii) extends the stated maturity of any Indebtedness thereunder or (iv) modifies conditions to borrowing, financial covenants, reserves, borrowing base, advance rates or overadvance limitations, in each case so 122 long as no fees (or any economically equivalent payment) are paid to any lender, holder or other Person required to consent to, or otherwise approve, any such amendment or modification; provided, that the foregoing provisions of this clause (v) shall not be construed to apply to a refinancing of any Parity Lien Debt or Junior Lien Debt permitted pursuant to Section 9.04, or any Permitted Unsecured Debt or any Subordinated Indebtedness (or any Permitted Refinancing Indebtedness in respect of any of the foregoing Indebtedness) effected in accordance with the requirements of Section 9.09(iv)(D). 9.10. Limitation on Certain Restrictions on Restricted Subsidiaries. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Equity Interest or participation in its profits owned by the Administrative Borrower or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Administrative Borrower or any of its Restricted Subsidiaries, (b) make loans or advances to the Administrative Borrower or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Administrative Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, rule, regulation or order, (ii) this Agreement and the other Credit Documents, (iii) the First Lien Notes Documents or the Second Lien Notes Documents, as applicable, and, after the execution and delivery thereof, any other Parity Lien Document, any Junior Lien Document, the Permitted Subordinated Debt Documents, the Permitted Unsecured Debt Documents and any Permitted Refinancing Debt Documents governing Permitted Refinancing Indebtedness in respect of any of the foregoing Indebtedness, (iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Administrative Borrower or any of its Restricted Subsidiaries, (v) customary provisions restricting assignment of any non- exclusive licensing agreement or other contract (and in each case, any assets subject thereto) entered into by the Administrative Borrower or any of its Restricted Subsidiaries in the ordinary course of business, (vi) restrictions on the transfer of any asset pending the close of the sale of such asset, (vii) restrictions on the transfer of any asset subject to a Permitted Lien; (viii) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition or Investment and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition or Investment; (ix) restrictions applicable to any joint venture that is a Restricted Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.05 or a Permitted Acquisition effected in accordance with Section 9.05(xii); provided, that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of the Administrative Borrower and its Restricted Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition; (x) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 9.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis, (xi) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business; (xii) restrictions that will not materially impair the Borrowers’ ability to make payments under this Agreement and the other Credit Documents; (xiii) [reserved]; and (xiv) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement or instrument referred to in clause (viii) above; provided, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement (taken as a whole) are not materially less favorable to the Borrowers or the Lenders than the provisions relating to such encumbrance or restriction contained in the agreements or instruments referred to in such clause (viii). 123 9.11. [Reserved]. 9.12. Business; etc. The Borrowers will not, and will not permit any of their respective Restricted Subsidiaries to, engage directly or indirectly in any business other than a Permitted Business, except to the extent as would not be material to the Borrowers and their respective Restricted Subsidiaries taken as a whole. SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”): 10.01. Payments. The Borrowers shall (i) default in the payment when due of any principal of any Loan, or (ii) default, and such default shall continue unremedied for five (5) or more Business Days, in the payment when due of any interest on any Loan, any Fees or any other amounts owing hereunder or under any other Credit Document; or 10.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or 10.03. Covenants. The Administrative Borrower or any of its Restricted Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(i), 8.01(j) (with respect to the delivery of a Borrowing Base Certificate, if such default shall not have been remedied or waived (i) within five (5) days or (ii) during the Reporting Period, within two (2) days), 8.04 (with respect to the maintenance of existence of the Borrowers), 8.11 or 8.14, or Section 3.2 of the Security Agreement (if, to the extent a Cash Dominion Period is not in effect, such default shall not have been remedied or waived within five (5) days) or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of thirty (30) days after the earlier of (x) the date on which such default shall first become known to any Authorized Officer of the Administrative Borrower or any other Credit Party or (y) the date on which written notice thereof is given to the Administrative Borrower by the Administrative Agent or the Required Lenders; or 10.04. Default Under Other Agreements. (i) The Administrative Borrower or any of its Restricted Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace (after delivery of any notice if required and after giving effect to any waiver, amendment, cure or grace period), if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required, but after giving effect to any waiver, amendment, cure or grace period), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Administrative Borrower, any of its Restricted Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof (other than, in the case of this clause (ii), any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness so long as such sale or transfer is not prohibited under this Agreement); provided that this Section 10.04 shall not apply to (i) any 124 Indebtedness if the sole remedy of the holder thereof in the event of the non-payment of such Indebtedness or the non-payment or non-performance of obligations related thereto is to elect, in each case, to convert such Indebtedness into Equity Interests and cash in lieu of fractional shares, (ii) Indebtedness which the holder thereof may elect to convert into Equity Interests from and after the date, if any, on which such conversion into Equity Interests has been effected and (iii) any breach or default that is (I) remedied by the Administrative Borrower or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to any termination of the Commitments or the acceleration of Loans pursuant to this Section 10; provided, that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $5,000,000; or 10.05. Bankruptcy, etc. The Administrative Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary), shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Administrative Borrower or any such Restricted Subsidiary (other than an Immaterial Subsidiary) and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days after the filing thereof; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Administrative Borrower or any such Restricted Subsidiary (other than an Immaterial Subsidiary) to operate all or any substantial portion of the business of the Administrative Borrower or any such Restricted Subsidiary (other than an Immaterial Subsidiary), or the Administrative Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Administrative Borrower or any such Restricted Subsidiary (other than an Immaterial Subsidiary) or there is commenced against the Administrative Borrower or any such Restricted Subsidiary (other than an Immaterial Subsidiary), any such proceeding which remains undismissed for a period of sixty (60) days after the filing thereof, or the Administrative Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Administrative Borrower or any such Restricted Subsidiary (other than an Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any Company action is taken by the Administrative Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) to authorize any of the foregoing; or 10.06. ERISA. (a) One or more ERISA Events shall have occurred; (b) there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability); or (c) there is or arises any potential withdrawal liability under Section 4201 of ERISA, if the Administrative Borrower, any Subsidiary of the Administrative Borrower or the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans; and the liability of any or all of the Administrative Borrower, any Subsidiary of the Administrative Borrower and the ERISA Affiliates contemplated by the foregoing clauses (a), (b) and (c), either individually or in the aggregate, has had or would be reasonably expected to have, a Material Adverse Effect; or

125 10.07. Security Documents. Any of the Security Documents shall cease to be in full force and effect (other than in accordance with its terms or as the direct and exclusive result of an action or a failure to act, in each case in a manner otherwise specified as required to be undertaken (or not undertaken, as the case may be) by a provision of any Credit Document, on the part of any Administrative Agent, the Collateral Agent or any Lender), or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest (if and to the extent such Collateral can be perfected by the actions required by the applicable Security Document) in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01); provided, that the failure to have a perfected (if and to the extent such Collateral can be perfected by the actions required by the applicable Security Document) and enforceable Lien on Collateral in favor of the Collateral Agent shall not give rise to an Event of Default under this Section 10.07 at any time, unless the aggregate fair market value of all Collateral over which the Collateral Agent fails to have such a perfected and enforceable Lien equals or exceeds $10,000,000 at any time, except to the extent that such failure of perfection or enforceability results from any act or omission of the Collateral Agent or the Administrative Agent (so long as such act or omission does not result from a Credit Party’s breach of, or non-compliance, with the terms of any Credit Document); or 10.08. Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to any Credit Party (except as a result of a release of any Credit Party in accordance with the terms thereof), or any Credit Party or any Person acting for or on behalf of such Credit Party shall deny or disaffirm such Credit Party’s obligations under the Guaranty to which it is a party; or 10.09. Judgments. One or more final judgments or decrees shall be entered against the Administrative Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), involving in the aggregate for the Administrative Borrower and its Restricted Subsidiaries a liability (not paid or to the extent not covered by a reputable and solvent insurance company with respect to judgments for the payment of money and for which coverage has not been denied after written notice has been furnished thereto) and such final judgments and decrees are not vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) consecutive days and the aggregate amount of all such judgments equals or exceeds $5,000,000; or 10.10. Change of Control. A Change of Control shall occur; or 10.11. FCC Licenses and Authorizations. There shall have occurred any of the following: (i) the Administrative Borrower or any of its Restricted Subsidiaries shall lose, fail to keep in force, suffer the termination, suspension or revocation of or terminate, forfeit or suffer an amendment to any FCC License or other material business or governmental license at any time held by it, the loss, termination, suspension or revocation of which could reasonably be expected to have a Material Adverse Effect, (ii) any proceeding shall be brought by any Person challenging the validity or enforceability of any Necessary Authorization of the Administrative Borrower or any of its Restricted Subsidiaries, except when such proceeding could not reasonably be expected to have a Material Adverse Effect, (iii) the Administrative Borrower or any of its Restricted Subsidiaries shall fail to comply with the Communications Act or any rule or regulation promulgated by the FCC and such failure to comply results in a fine in excess of $5,000,000, (iv) the FCC shall materially and adversely modify any material Necessary Authorization or shall suspend, revoke or terminate any Necessary Authorization and such modification, suspension, revocation or termination is not subject to appeal or is being appealed by the Administrative Borrower or a Restricted Subsidiary so as to prevent the effectiveness of such modification, suspension, revocation or termination, except when such modification, suspension, revocation or termination could not reasonably be expected to have a Material Adverse Effect, or (v) any contractual obligation which is materially necessary to the operation of the broadcasting operations of the Administrative Borrower or any of its Restricted Subsidiaries shall be 126 revoked or terminated and not replaced by a substitute, within ninety (90) days after such revocation or termination, and such revocation or termination and non-replacement could reasonably be expected to have a Material Adverse Effect; or 10.12. Revolver Intercreditor Agreement. The Revolver Intercreditor Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Creditors, Lien priority, rights, powers and privileges purported to be created and granted thereunder, or the Administrative Borrower or any of its Restricted Subsidiaries, any trustee, collateral trustee, noteholder or other secured party under the First Lien Notes, the Second Lien Notes or any agreement executed in connection therewith or any agent, lender or other secured party under any other Parity Lien Document or Junior Lien Document shall seek to establish the invalidity or unenforceability thereof; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may, and, at the written instruction of the Required Lenders, shall, in addition to any other rights or remedies provided for hereunder or under any other Credit Document or by applicable law, by written notice to the Administrative Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i)(A) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Credit Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and the Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrowers, (B) terminate any Letter of Credit that may be terminated in accordance with its terms, (C) direct the Borrowers to provide (and the Borrowers agree that upon receipt of such notice they will provide) Letter of Credit Collateralization to Administrative Agent to be held as security for the Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit, and (D) direct the Borrowers to provide (and the Borrowers agree that upon receipt of such notice they will provide) Bank Product Collateralization to Administrative Agent to be held as security for the Borrowers’ Bank Product Obligations; (ii) declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (A) any obligation of any Revolving Lender to make Revolving Loans, and (B) the obligation of Issuing Lender to issue Letters of Credit; (iii) exercise all other rights and remedies available to Administrative Agent or the Lenders under the Credit Documents, under applicable law, or in equity; (iv) subject to Section 8.11(b), enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (v) enforce each Guaranty. SECTION 11. The Administrative Agent 11.01. Appointment. The Lenders (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) hereby irrevocably designate and appoint Bank of America, N.A. as Administrative Agent (for purposes of this Section 11 and Section 12.01, the term “Administrative Agent” also shall include Bank of America, N.A. in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender and by entering into a Bank Product Agreement, each Bank Product Provider hereby irrevocably authorizes, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such 127 other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through any one or more sub-agents appointed by it or through its Related Parties. The exculpatory provisions of this Section 11 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, as well as activities as Administrative Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Lenders and by entering into a Bank Product Agreement, each Bank Product Provider, and no Credit Party shall have rights as a third party beneficiary of any such provisions. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and each Bank Product Provider and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Administrative Borrower or any of its Subsidiaries. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Each Lender and each Bank Product Provider irrevocably appoints each other as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Creditors, in assets in which, in accordance with the UCC or any other applicable legal requirement a security interest can be perfected by possession or control. Should any Lender (other than the Collateral Agent) obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions. 11.02. Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.12) or (b) in the absence of its or their gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or any Bank Product Provider; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Credit Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.12); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability, if the Administrative Agent is not indemnified to its satisfaction, or that is contrary to any Credit Document or applicable legal requirements including, for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a foreclosure, modification or termination of property of a Lender or Bank Product Provider in default under this Agreement under any Debtor Relief Law. 128 11.03. Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent or the Collateral Agent, each Lender and each Bank Product Provider, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Administrative Borrower and its Restricted Subsidiaries in connection with the purchase of the Loan, the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Administrative Borrower and its Restricted Subsidiaries and, except as expressly provided in this Agreement, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or any Bank Product Provider with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Each of the Lenders and each Bank Product Provider represents and warrants that it has reviewed each document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). None of the Administrative Agent or the Collateral Agent shall be responsible to any Lender or any Bank Product Provider for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Administrative Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Administrative Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to such Person by the Administrative Borrower or a Lender. Each party to this Agreement acknowledges and agrees that the Administrative Agent and the Collateral Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Credit Documents and the notification to the Administrative Agent or the Collateral Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrowers and the other Credit Parties. 11.04. Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender or any Bank Product Provider by reason of so refraining. Without limiting the foregoing, neither any Lender nor any Bank Product Provider shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders. 11.05. Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document (including any electronic message, Internet or intranet website posting or other distribution) or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative

129 Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. 11.06. Indemnification. To the extent the Administrative Agent (or any Related Party thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any Related Party thereof) in proportion to their respective “percentage” as used in determining the Required Lenders as in effect on the date on which indemnification is sought under this Section 11.06 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and all of the Obligations (other than inchoate indemnification obligations) shall have been paid in full, in proportion to their respective “percentage” as used in determining the Required Lenders as in effect immediately prior to such date) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Related Party thereof) in performing its duties hereunder or under the Existing Credit Agreement, any other Credit Document or in any way relating to or arising out of, the Commitments, this Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein, the Transactions or any of the other transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or Related Party under or in connection with any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES); provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable judgment of a court of competent jurisdiction to have directly resulted solely and directly from the Administrative Agent’s or Related Party’s, as the case may be, gross negligence, bad faith or willful misconduct. The agreements in this Section 11.06 shall survive the payment of the Loans and all other amounts payable hereunder. 11.07. The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender”, “Required Lenders” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. 11.08. Payments by the Administrative Agent to the Lenders. All payments to be made by the Administrative Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations. 11.09. Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 20 Business Days’ prior written notice to the Lenders and, unless an Event of Default under Section 10.05 then exists, the Borrowers. 130 (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers, which acceptance shall not be unreasonably withheld or delayed (provided, that the Borrowers’ approval shall not be required if an Event of Default then exists). (c) If a successor Administrative Agent shall not have been so appointed within such 20 Business Day period, the Administrative Agent, with the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed; provided, that the Borrowers’ consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as the Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. (d) Whether or not a successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent (the “Resignation Effective Date”), the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. With effect from the Resignation Effective Date (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. (e) Upon a resignation of the Administrative Agent pursuant to this Section 11.09, the Administrative Agent, its sub-agents and its Related Parties shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 11 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent its sub-agents and its Related Parties for all of their actions and inactions while serving as the Administrative Agent, its sub-agents and Related Parties. 11.10. Collateral Matters. (a) Each Lender and each Bank Product Provider authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders, each Bank Product Provider and the other Secured Creditors. Each Lender hereby agrees, and each Bank Product Provider will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and each Bank Product Provider. The Collateral Agent is hereby authorized on behalf of all of the Lenders and each Bank Product Provider, without the necessity of any notice to or further consent from any Lender or any Bank Product Provider, from time to time prior to the occurrence and continuance of an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents (if and to the extent such security interest is required to be perfected pursuant to such Security Documents). (b) The Lenders and each Bank Product Provider hereby authorize the Collateral Agent, at its option and in its discretion, to release (or subordinate) any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising 131 under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than the Administrative Borrower and its Restricted Subsidiaries) upon the sale or other disposition thereof in compliance with Section 9.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 12.12), (iv) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Guaranty in accordance with the terms thereof, (v) as otherwise may be expressly provided in the relevant Security Documents or the last sentence of each of Sections 9.01 and 9.02 or (vi) upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the requirements of Section 8.14, with respect to Collateral of such Restricted Subsidiary. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release (or subordinate) particular types or items of Collateral pursuant to this Section 11.10. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. (c) Anything contained in any of the Credit Documents to the contrary notwithstanding, each Borrower, the Administrative Agent, the Collateral Agent and each Lender hereby agree (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that (i) no Secured Creditor shall have any right individually to realize upon any of the Collateral or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Credit Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Creditors in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Creditors in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Creditors (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition. (d) The Collateral Agent shall have no obligation whatsoever to the Secured Creditors or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 11.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Secured Creditors, except for its gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). 132 11.11. Administrative Agent may File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (i) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor; (ii) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent allowed in such judicial proceeding; and (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents, Related Parties and counsel, and any other amounts due the Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents, Related Parties and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. (b) Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. 11.12. Delivery of Information; Lender’s Acknowledgement. (a) The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Restricted Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request. (b) Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption Agreement and funding its Loan shall be deemed to have acknowledged receipt of, and consented to and approved (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document

133 and each other document required to be approved by the Administrative Agent, the Required Lenders or the Lenders, as applicable, on the Effective Date), each Credit Document and each other document required to be approved by the Administrative Agent, the Required Lenders or the Lenders, as applicable, on the Effective Date. 11.13. Subordination of Liens; Revolver Intercreditor Agreement. Notwithstanding any provision in this Agreement or the other Credit Documents, each of the Secured Creditors irrevocably (a) authorizes and instructs the Administrative Agent and/or Collateral Agent enter into the Revolver Intercreditor Agreement and to subordinate any Lien on any property that is not ABL Priority Collateral granted to or held by the Administrative Agent and/or Collateral Agent under any Credit Document pursuant to the Revolver Intercreditor Agreement to the holder of any Lien on such property that secures Indebtedness under the Parity Lien Documents or Junior Lien Documents permitted under Section 9.04 and (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Revolver Intercreditor Agreement. 11.14. [Reserved]. 11.15. Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender: (a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting the Administrative Borrower or its Subsidiaries (each, a “Report”) prepared by or at the request of the Administrative Agent, and the Administrative Agent shall so furnish each Lender with such Reports, (b) expressly agrees and acknowledges that the Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report, (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or other party performing any field examination will inspect only specific information regarding the Administrative Borrower and its Subsidiaries and will rely significantly upon the Administrative Borrower’s and its Subsidiaries’ books and records, as well as on representations of the Borrowers’ personnel, (d) agrees to keep all Reports and other material, non-public information regarding the Administrative Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.16, and (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers, and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender. 134 (f) In addition to the foregoing, (i) any Lender may from time to time request of the Administrative Agent in writing that the Administrative Agent provide to such Lender a copy of any report or document provided by the Administrative Borrower or its Subsidiaries to the Administrative Agent that has not been contemporaneously provided by the Administrative Borrower or such Subsidiary to such Lender, and, upon receipt of such request, the Administrative Agent promptly shall provide a copy of same to such Lender, (ii) to the extent that the Administrative Agent is entitled, under any provision of the Credit Documents, to request additional reports or information from the Administrative Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request the Administrative Agent to exercise such right as specified in such Lender’s notice to the Administrative Agent, whereupon the Administrative Agent promptly shall request of the Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from the Administrative Borrower or such Subsidiary, the Administrative Agent promptly shall provide a copy of same to such Lender, and (iii) any time that the Administrative Agent renders to the Administrative Borrower a statement regarding the Loan Account, the Administrative Agent shall send a copy of such statement to each Lender. SECTION 12. Miscellaneous 12.01. Payment of Expenses, etc. (a) The Borrowers hereby agree to: (i) pay all reasonable documented out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of Latham & Watkins LLP and one local counsel to the Administrative Agent in each relevant material jurisdiction and one regulatory counsel) in connection with the preparation, execution, delivery and administration (including, without limitation, the Administrative Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement or receipt of funds) of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, the administration of the Credit Events and Commitments, the perfection and maintenance of the Liens securing the Collateral and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent, and each of the Administrative Agent and the Lenders in connection with the enforcement of, or protection of their rights under, this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (limited to one additional counsel for all such parties, taken as a whole, one local counsel for all such parties, taken as a whole, in each relevant material jurisdiction and one regulatory counsel and, solely in the case of an actual or potential conflict of interests among such parties, one additional counsel in each relevant jurisdiction to each group of affected parties similarly situated, taken as a whole); (ii) pay all (A) customary charges imposed or incurred by the Administrative Agent resulting from the dishonor of checks payable by or to any Credit Party, (B) reasonable and documented out-of-pocket field examination, appraisal, and valuation fees and expenses of the Administrative Agent related to any field examinations, appraisals, or valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in Section 4.6 of this Agreement, plus a per diem charge at the Administrative Agent’s then standard rate for the Administrative Agent’s examiners in the field and office (which rate as of the Effective Date is $1,000 per person per day), and a one-time charge at the Administrative Agent’s then standard rate for the establishment of electronic collateral reporting systems, and (C) reasonable fees, charges, commissions, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time charged by the Issuing Lender or incurred or charged by Issuing Lender in respect of Letters of Credit and reasonable and documented out-of-pocket fees, costs, and expenses charged by the Issuing Lender or incurred or charged by Issuing Lender in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder; and (iii) indemnify the Administrative Agent and each Lender, and each of their respective Related Parties (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), actual losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and 135 disbursements (including reasonable out-of-pocket fees and disbursements of one primary counsel, one local counsel in each relevant jurisdiction and, solely in the case of a conflict of interest as determined by the affected Indemnified Person, one additional counsel in each applicable jurisdiction to the affected Indemnified Person, taken as a whole) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (A) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party, their respective equityholders, Affiliates, creditors or any other third person) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights, duties or remedies provided herein or in the other Credit Documents (including the performance by the Administrative Agent of its duties under Section 12.15), or (B) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the Administrative Borrower or any of its Restricted Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Administrative Borrower or any of its Restricted Subsidiaries at any location, whether or not owned, leased or operated by the Administrative Borrower or any of its Restricted Subsidiaries, the non-compliance by the Administrative Borrower or any of its Restricted Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim, asserted against the Administrative Borrower, any of its Restricted Subsidiaries or any Real Property at any time owned, leased or operated by the Administrative Borrower or any of its Restricted Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding; provided, that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, actual losses, damages, penalties, claims, demands, actions, judgments, suits, reasonable out-of-pocket costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnified Person or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnified Person, as determined by the final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of its obligations under the Credit Documents by such Indemnified Person or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnified Person as determined by the final non-appealable judgment of a court of competent jurisdiction and (z) any dispute solely among Indemnified Persons other than claims against the Administrative Agent, any Lender or any of their Affiliates in its capacity or in fulfilling its role as the Administrative Agent or other similar role hereunder and under any of the other Credit Documents (other than claims arising out of any act or omission of the Administrative Borrower or any of its Restricted Subsidiaries). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Notwithstanding anything to the contrary contained in this Section 12.01, so long as no Event of Default exists and is continuing, any payments required under this clause (a) shall be due thirty (30) days after receipt of a detailed invoice for such costs and expenses. Notwithstanding anything to the contrary, this Section 12.01 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (b) To the full extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any each other party, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided, however, that the foregoing provisions shall not relieve the Borrowers of their indemnification obligations as provided in 136 Section 12.01(a) to the extent any Indemnified Person is found liable for any such damages (as determined by a court of competent jurisdiction in a final and non-appealable decision). No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). (c) The Borrowers agree that, without the prior written consent of the Administrative Agent and any affected Lender, which consent(s) will not be unreasonably withheld, the Credit Parties will not enter into any settlement of a claim in respect of the subject matter of clause (iii) of Section 12.01(a) unless such settlement includes an explicit and unconditional release from the party bringing such claim of all Indemnified Persons. (d) The provisions of this Section 12.01 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans and any other Obligations, the release of any Subsidiary Guarantor or of all or any portion of the Collateral, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. 12.02. Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than accounts used for payroll, taxes, fiduciary and trust purposes, and employee benefits) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of the Administrative Borrower or any of its Restricted Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 12.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured; provided, that any recovery by any Lender or its Affiliates pursuant to its setoff rights under this Section 12.02 is subject to the provisions of Section 12.06(d). 12.03. Notices, Electronic Communications. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule 12.03; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Administrative Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph

137 company, cable company or overnight courier, as the case may be, or sent by telecopier; except, that notices and communications to the Administrative Agent and the Borrowers shall not be effective until received by the Administrative Agent or the Borrowers, as the case may be. As agreed to among the Administrative Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person. (b) The Administrative Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Administrative Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents or to the Lenders under Section 8, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Notice of Borrowing or a Notice of Conversion/Continuation, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Credit Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Administrative Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Credit Documents but only to the extent requested by the Administrative Agent. (c) The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Administrative Borrower, its Subsidiaries or their securities) (each, a “Public Lender”). The Borrowers hereby agree that (w) all the Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking the Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such the Borrower Materials as not containing any material non-public information with respect to the Administrative Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such the Borrower Materials constitute Information, they shall be treated as set forth in Section 12.16); (y) all the Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following the Borrower Materials shall be marked “PUBLIC”, unless the Administrative Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Credit Documents and (2) notification of changes in the terms of this Agreement or the other Credit Documents. (d) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in 138 accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Administrative Borrower or its securities for purposes of United States Federal or state securities laws. The Borrowers agree to use all commercially reasonable efforts to mark any document provided under Section 8.01(a), (b) and (e) “PUBLIC.” (e) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT. (f) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. (g) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document. 12.04. Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto; provided, however, the Borrowers may not assign or transfer any of their rights, obligations or interest hereunder without the prior written consent of the Lenders; provided, further, that, although any Lender may grant participations to Eligible Transferees in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 2.12 and 12.04(b)) and the participant shall not constitute a “Lender” hereunder; provided, further, that no Lender shall transfer or grant any participation (A) under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan in which such participant is participating, or reduce the rate or extend the 139 time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post- default increase in interest rates, which shall not be considered to be a reduction in the rate of interest or fees) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or a mandatory prepayment of the Loans shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents, including any Security Document) supporting the Loans hereunder in which such participant is participating and (B) to the Administrative Borrower or any of its Restricted Subsidiaries or Affiliates. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation. Notwithstanding the foregoing, the Borrowers agree that each participant shall be entitled to the benefits of Section 2.10(c) and Section 4.04 (subject to the requirements and limitations therein, including the requirements in Section 4.04(f) (it being understood that the documentation required under Section 4.04(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b); provided that such participant (A) agrees to be subject to the provisions of Section 2.12 as if it were an assignee under Section 12.04(b); and (B) shall not be entitled to receive any greater payment under Section 2.10(c) or Section 4.04 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations hereunder to (i)(A) its parent company and/or any Affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company or (B) to one or more other Lenders or any Affiliate of any such other Lender which is at least fifty percent (50%) owned by such other Lender or its parent company (provided, that any Related Fund shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund or commingled investment vehicle that invests in bank loans, any Related Fund, in each case, to the extent such assignee is an Eligible Transferee or (y) assign all, or if less than all, a portion equal to at least $1,000,000 (or such lesser amount as the Administrative Agent and, so long as no Event of Default under Section 10.01 or 10.05 then exists and is continuing, the Administrative Borrower may otherwise agree) in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund or commingled investment vehicle that invests in bank loans and any Related Fund as a single assignor or Eligible Transferee (as applicable) (if any) for purposes of determining whether the minimum assignment requirement is met), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement (by which such assignee represents and warrants that it is an Eligible Transferee legally authorized to enter into such Assignment and Assumption Agreement); provided, that (i) at such time, Schedule 1.01 shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) [reserved], (iii) the consent of the Administrative Agent and, so long as no Event of Default under Section 10.01 or 10.05 then exists and is continuing, the Administrative Borrower, shall be required in connection with any such assignment pursuant to clause (y) above; provided, that the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 140 ten (10) Business Days after having received notice thereof, (iv) unless waived by the Administrative Agent, the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 (provided, that only one such fee shall be payable in the case of one or more concurrent assignments by or to investment funds managed or advised by the same investment advisor or an affiliated investment advisor), (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.15, (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate- level information (which may contain material non-public information about the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws), and (vii) notwithstanding the foregoing or anything to the contrary set forth herein, no assignment of any Loans or Commitments may be made to the Administrative Borrower, any Subsidiary or Affiliates of the Administrative Borrower. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Administrative Borrower and the Administrative Agent the appropriate IRS Forms and any other certificates described in Section 4.04. To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 2.10 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, any Lender which is a fund may pledge all or any portion of its Loans to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder. (d) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Administrative Borrower, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 12.04, any SPV may (i) with notice to, but without the prior written consent of, the Administrative Borrower and the Administrative Agent and

141 without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Administrative Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. (e) Any Lender which assigns all of its Commitments and/or Loans hereunder in accordance with Section 12.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11(a), 4.04, 11.06, 12.01 and 12.06), which shall survive as to such assigning Lender. (f) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution. 12.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand. 12.06. Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrowers in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received. (b) Each of the Lenders agrees that, except as otherwise provided in this Agreement, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided, that if all or any portion of such 142 excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. 12.07. [Reserved]. 12.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF (i) ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR (ii) THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION. (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT 143 DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.08(c). 12.09. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Administrative Borrower and the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Credit Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 12.10. Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which the Borrowers, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (by electronic transmission or otherwise) the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrowers and each Lender prompt written notice of the occurrence of the Effective Date. 12.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. 12.12. Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Restricted Subsidiaries of the Administrative Borrower may be released from, the Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders); provided, that no such change, waiver, discharge or termination shall, without the consent, in the case of following clauses (i) through (vi), of each Lender (with Obligations being directly and adversely affected thereby in the case of following clauses (i)(y) and (vii) or whose Obligations are being extended in the case of following clause (i)(x)), in the case of following clause (vii), with the consent of the Super Majority Lenders, or, in the case of following clause (viii), each SPV being directly affected, (i)(x) extend the final scheduled maturity of any Loan, or (y) reduce the rate or extend the scheduled time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof, (ii) release or subordinate all or substantially all of the Collateral under the Security Documents or all or substantially all of the value of the Subsidiaries Guaranties (in each case, except as expressly provided in the Credit Documents, including any Security Document), (iii) amend, modify or waive any provision of this Section 12.12(a), (iv) reduce the “majority” voting threshold specified 144 in the definition of Required Lenders, (v) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement, (vi) amend, modify or waive any provision of Section 12.06, Section 6.4 of the Security Agreement or Section 9 of the Pledge Agreement (or the corresponding section of any Additional Security Document), (vii) amend, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts) that are used in such definition to the extent that any such change results in more credit being made available to the Borrowers based upon the Borrowing Base, but not otherwise, or the definition of Revolving Loan Limit, or (viii) modify the protections afforded to an SPV pursuant to the provisions of Section 12.04(d); provided, further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or a mandatory repayment of Loans shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 or any other provision as same relates to the rights or obligations of the Administrative Agent, or (3) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent. (b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (vii), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.04), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.10 and 3.04) and obligations under this Agreement and the related Credit Documents to one or more Eligible Transferees that shall assume such obligations (which assignee(s) may be another Lender, if a Lender accepts such assignment); provided that: (i) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b); (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and any funding with respect to Letter of Credit Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.11) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 4, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with applicable laws; and (v) in the case of an assignment resulting from a Lender becoming a non- consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. Each party hereto agrees that (a) an assignment required pursuant to this Section 12.12(b) may be effected pursuant to an Assignment and Assumption Agreement executed by the Administrative Borrower,

145 the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding anything in this Section 12.12(b) to the contrary, any Lender that acts as an Issuing Lender may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless the Borrowers provide Letter of Credit Collateralization. (c) Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with Section 12.04) in full of this principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement. (d) Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended by the Administrative Agent, the Administrative Borrower and the Lenders providing any Incremental Revolving Commitments pursuant to an Incremental Amendment without the consent of any other Lenders, to the extent (but only to the extent) necessary to make such changes to this Agreement and the other Credit Documents consistent with the provisions of Section 2.07 (without the consent of the Required Lenders) and effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Administrative Borrower, to effect the provisions of Section 2.07, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such amendments. (e) [Reserved]. (f) Notwithstanding anything to the contrary contained in this Section 12.12, (x) Security Documents (including any Additional Security Documents) and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Administrative Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Security Document or other document to be consistent with this Agreement and the other Credit Documents and (y) if following the Effective Date, the Administrative Agent and any Credit Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents (other than the Security Documents), then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. 12.13. Survival. All covenants, agreements, representations and warranties made by the Credit Parties in the Credit Documents and in the reports, certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied 146 upon by the other parties hereto and shall survive the execution and delivery of the Credit Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligation (other than any contingent obligation) or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.10, 2.11(a), 4.04, 11, 12.01 and 12.08 shall survive the execution, delivery and termination of this Agreement and the making and repayment of the Obligations. 12.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Restricted Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11(a) or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer). 12.15. Register. The Borrowers hereby designate the Administrative Agent to serve as their non- fiduciary agent, solely for purposes of this Section 12.15, to maintain at one of its offices a register (the “Register”) on which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made by and amounts of principal and stated interest outstanding of each of the Lenders and each repayment in respect of the principal amount and interest of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans. The transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register upon and only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Upon such acceptance and recordation, the assignee specified therein shall be treated as a Lender for all purposes of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Loans are registered obligations and the right, title and interest of the Lenders in and to such Loans shall be transferable only in accordance with the terms hereof. This Section 12.15 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code. Each Lender that sells a participation or is a Granting Lender shall, acting solely for this purpose as a nonfiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s or SPV’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”). No participation or grant to an SPV shall be effective unless it has been recorded in the Participant Register pursuant to this Section 12.15; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such 147 participation for or portion of the Loan (if funded by an SPV), all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. 12.16. Confidentiality. (a) Subject to the provisions of clause (b) of this Section 12.16, each Lender agrees that it will not disclose without the prior consent of the Administrative Borrower (other than to any of its Related Parties or counsel, or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such Information (as defined below); provided, that such Persons shall be instructed to keep such Information confidential pursuant to the terms of this Section 12.16 to the same extent as such Lender) any Information with respect to the Administrative Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document; provided, that any Lender may disclose any such Information (i) (x) as has become generally available to the public other than by virtue of a breach of this Section 12.16(a) by the respective Lender or (y) as has become available to such Lender on a non- confidential basis from a source other than the Administrative Borrower or any of its Subsidiaries other than by virtue of a breach of such source’s confidentiality obligations to the Administrative Borrower or any of its Subsidiaries known to such Lender, (ii) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required in respect to any summons or subpoena or in connection with any litigation or in connection with the exercise of any remedies under the Credit Documents, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, Hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees in writing to be bound by the provisions of this Section 12.16, (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender and (viii) to any rating agency when required by it; provided, that such prospective transferee or participant agrees in writing to be bound by the confidentiality provisions contained in this Section 12.16; provided, further, that, to the extent permitted pursuant to any applicable law, order, regulation or ruling, and other than in connection with credit and other bank examinations conducted in the ordinary course with respect to such Lender, in the case of any disclosure pursuant to the foregoing clauses (ii), (iii), (iv), (vi) or (vii) such Lender will use its commercially reasonable efforts to notify the Administrative Borrower in advance of such disclosure so as to afford the Administrative Borrower the opportunity to protect the confidentiality of the Information proposed to be so disclosed. For the purposes of this Section 12.16, “Information” shall mean all information received from the Administrative Borrower and related to the Administrative Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Administrative Borrower. Any person required to maintain the confidentiality of Information as provided in this Section 12.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information. (b) The Borrowers hereby acknowledge and agree that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any Information related to the Administrative Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Administrative Borrower and its Subsidiaries); provided, that such Persons shall be instructed to keep such Information confidential pursuant to the terms of this Section 12.16 to the same extent as such Lender. 148 12.17. Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, promissory notes executed by, and Equity Interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents and subject to the terms conditions and exceptions contained therein. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests (to the extent such security interests can be perfected by the filings or other actions required under the Security Documents) granted pursuant to the various Security Documents and to take all actions under the laws of the United States and any State thereof to perfect the security interests in the Equity Interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said Equity Interests or promissory notes are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or Equity Interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Effective Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged, under the Security Documents. The Administrative Borrower hereby agrees that, following any request by the Administrative Agent or the Required Lenders to do so, the Administrative Borrower will, and will cause its Restricted Subsidiaries to, take such actions under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or the Required Lenders to be necessary or advisable in order to fully perfect (to the extent such security interests can be perfected by the filings or other actions required under the Security Documents), preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions; provided, however, that no such request shall be made by the Administrative Agent or the Required Lenders if the Collateral Agent determines in its Permitted Discretion that the costs of taking any such action are excessive in relation to the value of the security afforded thereby. If requested to do so pursuant to this Section 12.17, all such actions shall be taken in accordance with the provisions of this Section 12.17 and Section 8.11 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than the United States and any State thereof) not required to be taken in accordance with the provisions of this Section 12.17; provided, that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of Section 8.11 and this Section 12.17. 12.18. PATRIOT Act. Each Lender subject to the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2009) (as amended from time to time, the “PATRIOT Act”) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers and the other Credit Parties, which information includes the name, address and taxpayer identification of the Borrowers and the other Credit Parties and other information that will allow such Lender to identify the Borrowers and the other Credit Parties in accordance with the PATRIOT Act. 12.19. Post-Closing Actions. (a) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, this Agreement and the other Credit Documents are subject to Schedule 12.19. The

149 parties hereto acknowledge and agree that the Administrative Borrower and its Restricted Subsidiaries shall be required to take the actions specified in Schedule 12.19 within the time periods set forth in Schedule 12.19 (as such time periods may be extended by the Administrative Agent in its reasonable discretion). (b) All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents); provided, that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 12.19 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by Section 12.19 have been taken (or were required to be taken). 12.20. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 12.21. FCC Ownership and Attribution Rules. No Lender shall, by virtue of making a Loan or by any subsequent action (including but not limited to the grant of a participation or the assignment of a Lender’s Commitments, rights or obligations under this Agreement), cause a Lender to acquire an “attributable” interest in the Administrative Borrower or any Subsidiary of the Administrative Borrower which causes the Administrative Borrower, any Subsidiary of the Administrative Borrower or such Lender to be in violation of the FCC’s media ownership rules. 12.22. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Credit Party or any other obligor under any of the Credit Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Credit Party, unless expressly provided for herein or in any other Credit Document, without the prior written consent of the Administrative Agent. The provisions of this Section 12.22 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Credit Party. 12.23. Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Credit Parties hereunder shall be absolute and unconditional irrespective of: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Credit Party; 150 (b) any lack of validity or enforceability of any Credit Document or any other agreement or instrument relating thereto against any Credit Party; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Credit Document or any other agreement or instrument relating thereto; (d) any exchange, release or non-perfection or loss of priority of any Liens on any or all of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations; (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Credit Document; or (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Credit Parties. 12.24. Bank Product Providers. Each Bank Product Provider, in its capacity as such, shall be deemed a third party beneficiary hereof and of the provisions of the other Credit Documents for purposes of any reference in a Credit Document to the parties for whom Administrative Agent is acting. Administrative Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Administrative Agent as its agent and to have accepted the benefits of the Credit Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Credit Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Administrative Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Administrative Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Administrative Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Administrative Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Administrative Agent as to the amounts that are due and owing to it and such written certification is received by Administrative Agent a reasonable period of time prior to the making of such distribution. Administrative Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, Administrative Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to Administrative Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). The Borrowers may obtain Bank Products from any Bank Product Provider, although the Borrowers are not required to do so. The Borrowers acknowledge and agree that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in its capacity as a Lender, to the extent applicable) for any 151 matter hereunder or under any of the other Credit Documents, including as to any matter relating to the Collateral or the release of Collateral or any Subsidiary Guarantor. 12.25. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Administrative Borrower or any other Credit Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Administrative Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto). 152 12.26. Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulted Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. 12.27. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

153 SECTION 13. Amendment and Restatement. 13.01. Effect of this Agreement. Upon this Agreement becoming effective pursuant to Section 5, from and after the Effective Date: (a) Loans and Letters of Credit outstanding under the Existing Credit Agreement, together with all accrued but unpaid interest and fees with respect thereto (collectively the “Rollover Indebtedness”), shall continue outstanding as Loans or Letters of Credit, as applicable, hereunder, without offset, defense, counterclaim, abatement, reduction, set off, deduction or charge of any kind, nature or description whatsoever, and the modification effected by this Agreement shall not be deemed to provide for or to effect a repayment and readvance or a novation of any of the Rollover Indebtedness to the Lenders now outstanding under the Existing Credit Agreement, it being the intention of the Credit Parties, the Administrative Agent and the Lenders that a portion of the Indebtedness owing under this Agreement be and is the same Rollover Indebtedness as is owing under the Existing Credit Agreement immediately prior to the Effective Date; (b) all terms and conditions of the Existing Credit Agreement and any other Credit Document (as defined in the Existing Credit Agreement), as amended and restated by this Agreement and the other Credit Documents executed and delivered on the Effective Date, shall be and remain in full force and effect, as so amended and restated, and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties to the Administrative Agent and the Lenders; (c) to the extent not expressly amended and restated, supplemented or otherwise modified on the Effective Date, the Credit Documents (as defined in the Existing Credit Agreement) executed in connection with the Existing Credit Agreement and in effect prior to the Effective Date (the “Existing Credit Documents”) shall continue in full force and effect, are hereby ratified, reaffirmed and confirmed in all respects, and shall, for the avoidance of doubt, constitute “Credit Documents” under this Agreement; provided that in any event, all commitments to lend, all commitments to arrange or extend financial accommodations (including letters of credit) and all obligations of the “Lenders” and/or the “Issuing Lender” under the Existing Credit Documents shall be replaced and superseded by the commitments and obligations under this Agreement; (d) the terms and conditions of the Existing Credit Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety; (e) this Agreement shall not in any way release or impair the Liens created pursuant to the Existing Credit Agreement or any other Existing Credit Document or the rights, duties or Obligations relating thereto or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date, except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by the Credit Parties; (f) all indemnification obligations of the Credit Parties under the Existing Credit Agreement and any other Existing Credit Document shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Administrative Agent, the Lenders and any other Person indemnified under the Existing Credit Agreement or any other Existing Credit Document at any time prior to the Effective Date; (g) any and all references in the Credit Documents to the Existing Credit Agreement shall, without further action of the parties, be deemed a reference to the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, amended and restated, supplemented or otherwise modified from time to time hereafter; and (h) all security interests created under the Existing Credit Documents executed and delivered on the Original Effective Date or otherwise prior to the date hereof continue to be in full force and effect after giving effect to the consummation of this Agreement. The terms of the Existing Credit Agreement and the other Existing Credit Documents that have been amended and restated as of or in connection with the Effective Date shall govern for any period occurring on or after the Effective Date, and the terms of the Existing Credit Agreement and such Existing Credit Documents prior to their amendment and restatement on the Effective Date shall govern for any period beginning on the Original Effective Date and ending on the day immediately preceding the Effective Date. Notwithstanding the foregoing, the Revolver Intercreditor Agreement (under and as defined in the Existing Credit Agreement) shall be deemed terminated and of no further force and effect upon the occurrence of the Effective Date. Final Version SCHEDULE 1.01 Revolving Loan Commitment Lender Revolving Loan Commitment Amount Percentage Bank of America, N.A. $75,000,000 100% TOTAL: $75,000,000 100%

SCHEDULE 2.13 Payment Account Bank Name: Bank of America, N.A. Bank Address: 1000 Samoset Dr. Newark, DE 19713 ABA#: 026 009 593 Bank Account Number: 3751529730 Bank Account Name: Main Concentration Account RE: Urban One, Inc. SCHEDULE 3.01 Existing Letters of Credit ISSUING LENDER L/C NUMBER ACCOUNT PARTY AMOUNT (USD) EXPIRY DATE BENEFICIARY TYPE Bank of America 68205130 Urban One, Inc. S105,000 02/19/2026 Liberty Mutual Ins Co SBLC SCHEDULE 5.13 Real Property Owned Real Property Address Owner Tower View Drive, Taylor Mill, Kentucky Blue Chip Broadcasting, Ltd. 9466 Ridge Road, North Royalton, Ohio Blue Chip Broadcasting, Ltd. 11821 Euclid Avenue, Cleveland, Ohio Blue Chip Broadcasting, Ltd. 1350 E Washington Street, Petersburg, Virginia Urban One, Inc. 8001-101 Creedmoor Road, Unit 1, Raleigh, North Carolina Urban One, Inc. 8001-101 Creedmoor Road, Unit 2, Raleigh, North Carolina Urban One, Inc. 29700 King Road, Romulus, Michigan Bell Broadcasting Company, LLC 3451 Armenia Rd, Chester, South Carolina Charlotte Broadcasting, LLC 400 Radio Road, Charlotte, North Carolina Charlotte Broadcasting, LLC SCHEDULE 7.10 Plans None.

SCHEDULE 7.13

Restricted Subsidiaries

Subsidiary	Ownership Percentage	Record Owner
Bell Broadcasting Company, LLC	100%	Urban One, Inc.
Blue Chip Broadcasting Licenses, Ltd.	100%	Blue Chip Broadcasting, Ltd.
Blue Chip Broadcasting, Ltd.	100%	Urban One, Inc.
Charlotte Broadcasting, LLC	100%	Radio One of Charlotte, LLC
DISTRIBUTION ONE, LLC	100%	RADIO ONE DISTRIBUTION HOLDINGS, LLC
Gaffney Broadcasting, LLC	100%	Charlotte Broadcasting, LLC
INTERACTIVE ONE, INC.	100%	Urban One, Inc.
Interactive One, LLC	100%	INTERACTIVE ONE, INC.
New Mableton Broadcasting, LLC	100%	Urban One, Inc.
Radio One Cable Holdings, LLC	100%	Urban One, Inc.
RADIO ONE DISTRIBUTION HOLDINGS, LLC	100%	Urban One, Inc.
Radio One Licenses, LLC	100%	Urban One, Inc.
RADIO ONE MEDIA HOLDINGS, LLC	100%	Urban One, Inc.
Radio One Urban Network Holdings, LLC	100%	Urban One, Inc.
Radio One of Charlotte, LLC	100%	Urban One, Inc.
Radio One of Detroit, LLC	100%	Bell Broadcasting Company, LLC
Radio One of Indiana, LLC	100%	Radio One of Indiana, L.P.
Radio One of Indiana, L.P.	99%	Urban One, Inc.
	1%	Charlotte Broadcasting, LLC
Radio One of North Carolina, LLC	100%	Charlotte Broadcasting, LLC
Radio One of Texas II, LLC	100%	Urban One, Inc.
REACH Media, Inc.	94.62%	RADIO ONE MEDIA HOLDINGS, LLC
	2.72%	Thomas Joyner
	1.33%	Thomas Elliot Joyner, Jr. Trust
	1.33%	Oscar Albert Joyner Trust
Satellite One, L.L.C.	100%	Urban One, Inc.

Subsidiary	Ownership Percentage	Record Owner
TV ONE, LLC	100%	Radio One Cable Holdings, LLC
BossipMadameNoire, LLC	100%	Urban One, Inc.
CLEOTV, LLC	100%	TV ONE, LLC
RO One Solution, LLC	100%	Urban One, Inc.
Urban One Productions, LLC	100%	Urban One, Inc.
T Tenth Productions, LLC	100%	TV ONE, LLC
Charlie Bear Productions, LLC	100%	TV ONE, LLC
ONE TV, LLC	100%	TV ONE, LLC
BVB Brewing, LLC	100%	Urban One, Inc.

SCHEDULE 7.22

Stations

Credit Party	Station
Blue Chip Broadcasting Licenses, Ltd.	W268CM WDBZ WIZF WOSL W233CG WERE WJMO WZAK WENZ WCKX WJYD WWLG WXMG WQMC-LD
Gaffney Broadcasting, LLC	WOSF
New Mableton Broadcasting, LLC	WPZE (FM)
Radio One of Charlotte, LLC	W273DA WBT WBT-FM[1] WFNZ[2] WFNZ-FM WLNK[3] WPZS[4]
Radio One of Indiana, L.P.	W224DI W228CX W236CR W286CM W298BB WDNI-CD WHHH WIBC WTLC WTLC-FM WYXB WLHK
Radio One Licenses, LLC	W275BK WAMJ WHAT WUMJ WERQ-FM WOLB WWIN WWIN-FM KBFB KGLK KHPT KKBQ KMJQ WPPZ-FM WRNB WFXC WFXK WNNL WQOK W258DC W274BX W281AW WCDX WKJM WKJS WPZZ WTPS[5] WXGI W240DJ WDCJ[6] WKYS WMMJ WOL WPRS-FM[7] WYCB
Radio One of Texas II, LLC	KZMJ KBXX

[1] WBT-FM call sign change pending
[2] WFNZ-AM call sign change pending
[3] WLNK call sign change pending
[4] WPZS call sign change pending
[5] WTPS call sign change pending
[6] WDCJ call sign change pending
[7] WPRD call sign change pending

SCHEDULE 7.23

FCC Licenses

Market	Station Call Letters	Year of Acquisition	FCC Class	Power Kilowatts	HAAT in Meters	Broadcasting Frequency	License Expiration Date
Atlanta	WUMJ-FM	1999	C3	8.5	165	97.5 MHz	4/1/2028
	WAMJ-FM	1999	C2	33	185	107.5 MHz	4/1/2028
	WHTA-FM	2002	C2	35	177	107.9 MHz	4/1/2028
	WPZE-FM	1999	A	3	143	102.5 MHz	4/1/2028
Washington, DC	WOL-AM	1980	C	0.37	N/A	1450 kHz	10/1/2027
	WMMJ-FM	1987	A	2.9	146	102.3 MHz	10/1/2027
	WKYS-FM	1995	B	24.5	215	93.9 MHz	10/1/2027
	WPRS-FM[8]	2008	B	20.0	244	104.1 MHz	10/1/2027
	WYCB-AM	1998	C	1.0	N/A	1340 kHz	10/1/2027
	WDCJ-FM[9]	2017	A	2.2	169	92.7 MHz	10/1/2027
Philadelphia	WRNB-FM	2000	B	12.5	302.0	100.3 MHz	8/1/2030
	WPPZ-FM	2004	A	0.78	276.0	107.9 MHz	6/1/2030
Houston	KMJQ-FM	2000	C	100	524	102.1 MHz	8/1/2029
	KKBQ-FM	2023	C	100	585	92.9 MHz	8/1/2029
	KBXX-FM	2000	C	100	585	97.9 MHz	8/1/2029
	KHPT-FM	2023	C	100	579	106.9 MHz	8/1/2029
	KGLK-FM	2023	C	98	601	107.5 MHz	8/1/2029
Dallas	KBFB-FM	2000	C	100	574	97.9 MHz	8/1/2029
	KZMJ-FM	2001	C	100	591	94.5 MHz	8/1/2029
Baltimore	WWIN-AM	1992	C	0.5	N/A	1400 kHz	10/1/2027
	WWIN-FM	1992	A	3	91	95.9 MHz	10/1/2027
	WOLB-AM	1993	D	0.03	N/A	1010 kHz	10/1/2027

[8] WPRS call sign change pending
[9] WDCJ call sign change pending

Market	Station Call Letters	Year of Acquisition	FCC Class	Power Kilowatts	HAAT in Meters	Broadcasting Frequency	License Expiration Date
	WERQ-FM	1993	B	37	173	92.3 MHz	10/1/2027
Charlotte	WFNZ-FM	2000	C3	10.5	154	92.7 MHz	12/1/2027
	WPZS-FM[10]	2004	A	6	94	100.9 MHz	12/1/2027
	WOSF-FM	2014	C1	51	395	105.3 MHz	12/1/2027
	WBT-FM[11]	2021	C3	7.7	182.2	99.3 MHz	12/1/2027
	WBT-AM	2021	A	50	N/A	1110 kHz	12/1/2027
	WFNZ-AM[12]	2021	B	5	N/A	610 kHz	12/1/2027
	WLNK-FM[13]	2021	C	40	516.6	107.9 MHz	12/1/2027
Cleveland	WJMO-AM	1999	B	5	N/A	1300 kHz	10/1/2028
	WENZ-FM	1999	B	16	272	107.9 MHz	10/1/2028
	WZAK-FM	2000	B	27.5	189	93.1 MHz	10/1/2028
	WERE-AM	2000	C	1	N/A	1490 kHz	10/1/2028
Raleigh-Durham	WQOK-FM	2000	C2	50	146	97.5 MHz	12/1/2027
	WFXK-FM	2000	C1	100	299	104.3 MHz	12/1/2027
	WFXC-FM	2000	C3	13	141	107.1 MHz	12/1/2027
	WNNL-FM	2000	C3	7.9	176	103.9 MHz	12/1/2027
Richmond	WPZZ-FM	1999	C1	100	299	104.7 MHz	10/1/2027
	WCDX-FM	2001	B1	4.5	235	92.1 MHz	10/1/2027
	WKJM-FM	2001	A	6	100	99.3 MHz	10/1/2027
	WKJS-FM	2001	A	2.3	162	105.7 MHz	10/1/2027
	WTPS-AM[14]	2001	C	1	N/A	1240 kHz	10/1/2027
	WXGI-AM	2017	D	3.9	N/A	950 kHz	10/1/2027

[10] WPZS-FM call sign change pending
[11] WBT-FM call sign change pending
[12] WFNZ-AM call sign change pending [13] WLNK call sign change pending
[14] WTPS call sign change pending

Market	Station Call Letters	Year of Acquisition	FCC Class	Power Kilowatts	HAAT in Meters	Broadcasting Frequency	License Expiration Date
Columbus	WCKX-FM	2001	A	1.9	126	107.5 MHz	10/1/2028
	WJYD-FM	2001	A	6	99	106.3 MHz	10/1/2028
	WXMG-FM	2016	B	21	232	95.5 MHz	10/1/2028
	WWLG-FM	2016	A	6	100	107.1 MHz	10/1/2028
Indianapolis	WTLC-FM	2000	A	6	99	106.7 MHz	8/1/2028
	WHHH-FM	2000	A	6	100	100.9 MHz	8/1/2028
	WTLC-AM	2001	B	5	N/A	1310 kHz	8/1/2028
	WIBC-FM	2022	B	13.5	302	93.1 MHz	8/1/2028
	WYXB-FM	2022	B	50	150	105.7 MHz	8/1/2028
	WLHK-FM	2022	B	23	223	97.1 MHz	8/1/2028
Cincinnati	WIZF-FM	2001	A	2.5	155	101.1 MHz	8/1/2028
	WDBZ-AM	2007	C	1	N/A	1230 kHz	10/1/2028
	WOSL-FM	2006	A	3.1	141	100.3 MHz	10/1/2028

SCHEDULE 8.01(j)

Collateral Reporting

Provide Administrative Agent with each of the documents set forth below at the following times in form consistent with the form delivered in connection with the Effective Date (if applicable) or in such other form satisfactory to Administrative Agent:

Monthly (no later than the fifteenth (15th) Business Day of each month); provided, that, if a Reporting Period or Event of Default exists and is continuing, such roll-forwards, supporting details and Borrowing Base Certificates shall be provided weekly (no later than the third (3rd) Business Day of each week)	(a) an Account roll-forward for each division (Radio, TV broadcast, TV affiliates, I-One, Reach Media) with supporting details supplied from sales journals, collection journals, credit registers and any other records, consistent with the form of Account roll-forward agreed to as of the Effective Date, or such other form as mutually agreed to between Administrative Agent and the Administrative Borrower, and (b) an executed Borrowing Base Certificate.
Monthly (no later than the fifteenth (15th) Business Day of each month); provided, that, if an Event of Default exists and is continuing, such financial statements, reports or other items shall be provided weekly (no later than the fourth (4th) Business Day of each week)	(a) a detailed aging, for each division, by total, of each Borrower's Accounts, together with a reconciliation with GL account and roll-forward analysis, and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting), (b) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if Borrower has not implemented electronic reporting, (c) Trade AP detail with invoice date, by division, by vendor, of each Borrower's accounts payable and any book overdraft (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting) and an aging, by vendor, of any held check, (d) AP accrual account, by division, by vendor, and (e) Deferred revenue and unearned income accounts, by division, by vendor.
As soon as available, but in any event within ninety (90) days after the end of Borrower's Fiscal Years,	(a) a detailed list of each Borrower's customers, with address and contact information, and (b) a report regarding each Borrower's accrued, but unpaid, *ad valorem* taxes.
Upon reasonable request by Administrative Agent	such other reports as to the Collateral or the financial condition of the Administrative Borrower and its Subsidiaries, as Administrative Agent may reasonably request.

Within three (3) Business Days after (i) the consummation of any non-ordinary course sale, transfer or other disposition (whether as an Asset Sale, an Investment, a designation of an Unrestricted Subsidiary or otherwise) or (ii) any Borrower that is a Restricted Subsidiary of the Administrative Borrower ceases to be a Borrower, in each case as a result of which the Borrowing Base is reduced by five percent (5%) or more in the aggregate	an updated executed Borrowing Base Certificate.

SCHEDULE 9.01

Existing Liens

Debtor	Secured Party	Jurisdiction	Original File Number	Original File Date	Collateral
T Tenth Productions, LLC Additional Debtor: Haunted Movie, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2014 4721577 Continuations filed 10/16/19 and 10/15/24	11/21/14	All personal and intellectual property of debtor in connection with the motion picture currently entitled "Haunted" (the "Picture").
T Tenth Productions, LLC Additional Debtor: 2nd Chance at Christmas, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2015 0922939 Continuations filed 01/15/20 and 01/15/25	03/05/15	All personal and intellectual property of debtor in connection with the television project currently entitled "Second Chance Christmas"
T Tenth Productions, LLC Additional Debtor: Girlfriends Getaway 2 LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2015 1993475 Continuations filed 03/15/20 and 03/16/25	05/08/15	All personal and intellectual property of debtor in connection with the television project currently entitled "Girlfriends Getaway 2"
T Tenth Productions, LLC	Directors Guild of America, Inc.	Delaware Secretary of State	2015 5742688 Continuation filed 11/12/20	12/02/15	All personal and intellectual property of debtor in connection with the television project currently entitled "Visions"
T Tenth Productions, LLC Additional Debtor: Deadbeat Dads, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2016 1830213 Continuation filed 02/15/21	03/28/16	All personal and intellectual property of debtor in connection with the television project currently entitled "Deadbeat Dad Rehab"
T Tenth Productions, LLC Additional Debtors: Pocket, LLC; and Island in the Sun, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2016 2179925 Continuation filed 02/15/21	04/13/16	All personal and intellectual property of debtor in connection with the television project currently entitled "Island in the Sun"
T Tenth Productions, LLC	Directors Guild of America, Inc.	Delaware Secretary of State	2016 2765004 Continuation filed 04/04/21	05/09/16	All personal and intellectual property of debtor in connection with the television project currently entitled "Media"
T Tenth Productions, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2020 2164707 Continuation filed 02/15/25	03/24/20	All personal and intellectual property of debtor in connection with the television project currently entitled "The Bobby Debarge Story"
T Tenth Productions, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2021 3035251	04/19/21	All personal and intellectual property of debtor in connection with the motion picture currently entitled "Someday at Christmas"
T Tenth Productions, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2021 8337140	10/18/21	All personal and intellectual property of debtor in connection with the television project currently entitled "Baby Mama Christmas"
T Tenth Productions, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2022 3204823	04/15/22	All personal and intellectual property of debtor in connection with the television project currently entitled "Never Would Have Made It"
T Tenth Productions, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2022 3382587	04/21/22	All personal and intellectual property of debtor in connection with the television project currently entitled "Lineage"
T Tenth Productions, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2022 6419857	08/01/22	All personal and intellectual property of debtor in connection with the television project currently entitled "A Christmas Prayer"
T Tenth Productions, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2022 7973431	09/23/22	All personal and intellectual property of debtor in connection with the motion picture currently entitled "Fist Comes Love, then Comes Murder"
T Tenth Productions, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2022 9043274	11/01/22	All personal and intellectual property of debtor in connection with the motion picture currently entitled "Empty Cradle"
TV ONE, LLC	Screen Actors Guild-American Federation of Television and Radio Artists	Delaware Secretary of State	2018 7416577 Continuation filed 09/15/23	10/25/18	All personal and intellectual property of debtor in connection with the television project currently entitled "Steppin' Out of Love"

SCHEDULE 9.02

Scheduled Dispositions

None.

SCHEDULE 9.04

Scheduled Existing Indebtedness

1. The Existing Letters of Credit listed on Schedule 3.01 are incorporated by reference.

SCHEDULE 9.05A

Existing Investments

Credit Party	Name of Issuing Entity	Type of Interest	Number of Shares	Certificate No.	Percentage Owned
Urban One, Inc.	INTERACTIVE ONE, INC.	Common Stock	1,000	1	100%
Urban One, Inc.	New Mableton Broadcasting, LLC	LLC Interest	N/A	N/A	100%
RADIO ONE MEDIA HOLDINGS, LLC	REACH Media, Inc.	Common Stock	545,088	16	53.50%
RADIO ONE MEDIA HOLDINGS, LLC	REACH Media, Inc.	Common Stock	269,968	19	26.50%
RADIO ONE MEDIA HOLDINGS, LLC	REACH Media, Inc.	Common Stock	47,040	21	4.62%
RADIO ONE MEDIA HOLDINGS, LLC	REACH Media, Inc.	Common Stock	101,882	20	1.00%
RADIO ONE MEDIA HOLDINGS, LLC	REACH Media, Inc.	Non-Voting Common Stock	53,963,712	20	56.55%
RADIO ONE MEDIA HOLDINGS, LLC	REACH Media, Inc.	Non-Voting Common Stock	26,726,832	25	28.00%
RADIO ONE MEDIA HOLDINGS, LLC	REACH Media, Inc.	Non-Voting Common Stock	10,086,319	26	10.57%
RADIO ONE MEDIA HOLDINGS, LLC	REACH Media, Inc.	Non-Voting Common Stock	4,656,960	27	4.88%
Urban One, Inc.	Blue Chip Broadcasting, Ltd.	LLC Interests	100	3	100%
Urban One, Inc.	Radio One Cable Holdings, LLC	LLC Interests	N/A	N/A	100%
Urban One, Inc.	RADIO ONE DISTRIBUTION HOLDINGS, LLC	LLC Interests	100	1	100%

Credit Party	Name of Issuing Entity	Type of Interest	Number of Shares	Certificate No.	Percentage Owned
Urban One, Inc.	Radio One Licenses, LLC	LLC Interests	100	1	100%
Urban One, Inc.	RADIO ONE MEDIA HOLDINGS, LLC	LLC Interests	100	2	100%
Urban One, Inc.	Radio One Urban Network Holdings, LLC	LLC Interests	N/A	N/A	100%
Urban One, Inc.	Radio One of Charlotte, LLC	LLC Interests	100	2	100%
Urban One, Inc.	Radio One of Texas II, LLC	LLC Interests	100	1	100%
Urban One, Inc.	Satellite One, L.L.C.	LLC Membership Interests	100	1	100%
Bell Broadcasting Company, LLC	Radio One of Detroit, LLC	LLC Interests	100	1	100%
Blue Chip Broadcasting, Ltd.	Blue Chip Broadcasting Licenses, Ltd.	LLC Interests	100	1	100%
Charlotte Broadcasting, LLC	Gaffney Broadcasting, LLC	LLC Interests	N/A	N/A	100%
Charlotte Broadcasting, LLC	Radio One of North Carolina, LLC	LLC Interests	100	1	100%
INTERACTIVE ONE, INC.	Interactive One, LLC	Class A LLC Interests	4,700	1	100%
RADIO ONE DISTRIBUTION HOLDINGS, LLC	DISTRIBUTION ONE, LLC	LLC Interests	100	C-1	100%
Radio One of Charlotte, LLC	Charlotte Broadcasting, LLC	LLC Interests	100	2	100%
Radio One of Indiana, L.P.	Radio One of Indiana, LLC	LLC Interests	100	1	100%
Radio One Cable, Holdings, LLC	TV ONE, LLC	LLC Interests	N/A	N/A	100%
Urban One, Inc.	Bell Broadcasting Company, LLC	LLC Interests	N/A	N/A	100%
TV ONE, LLC	Charlie Bear Productions, LLC	LLC Interests	N/A	N/A	100%

Credit Party	Name of Issuing Entity	Type of Interest	Number of Shares	Certificate No.	Percentage Owned
TV ONE, LLC	T Tenth Productions, LLC	LLC Interests	N/A	N/A	100%
TV ONE, LLC	CLEOTV, LLC	LLC Interests	N/A	N/A	100%
Urban One, Inc.	Urban One Productions, LLC	LLC Interests	N/A	N/A	100%
Urban One, Inc.	BossipMadameNoire, LLC	LLC Interests	N/A	N/A	100%
Urban One, Inc.	RO One Solution, LLC	LLC Interests	N/A	N/A	100%
TV ONE, LLC	ONE TV, LLC	LLC Interests	N/A	N/A	100%
Urban One, Inc.	BVB Brewing, LLC	LLC Interests	N/A	N/A	100%
Urban One, Inc.	Radio One of Indiana, L.P.	Partnership Interest	99	3	99%
Charlotte Broadcasting, LLC	Radio One of Indiana, L.P.	Partnership Interest	1	6	1%

Additional Investments

None.

SCHEDULE 9.05B

Future Investments

None.

SCHEDULE 9.06

Transactions with Affiliates

1. In connection with the founding of TV One on behalf of the Borrower, Alfred C. Liggins is eligible to receive an award amount equal to approximately 4% of any proceeds from distributions or other liquidity events in excess of the return of our aggregate investment in TV One (the "TV One Award"). The Borrower's obligation to pay the award was triggered after the Borrower's recovery of the aggregate amount of our pre-Comcast Buyout capital contribution in TV One, and payment is required only upon actual receipt of distributions of cash or marketable securities or proceeds from a liquidity event in excess of such invested amount.

2. From time to time, Catherine Hughes hosts a television show on TV One called "TV One on One with Cathy Hughes" or appears on other TV One shows.

<u>SCHEDULE 12.03</u>

<u>Lender Addresses</u>

Bank of America, N.A.
One Bryant Park
New York, NY 10036
Attn: Asset Based Account Officer – Urban One
Email: connie.ruan@bofa.com

SCHEDULE 12.19 Post-Closing Matters Within 90 days after the Effective Date (or such longer period as the Administrative Agent may agree to in its reasonable discretion), each applicable Credit Party shall deliver, or cause to be delivered, to the Collateral Agent, the First Lien Notes Collateral Agent and the Second Lien Notes Collateral Agent, as applicable, fully executed control agreements with respect to each Deposit Account (other than Excluded Deposit Accounts) of the Credit Parties, as required pursuant to Section 3.8 of the Security Agreement. Final Version EXHIBIT A-1 FORM OF NOTICE OF CONVERSION/CONTINUATION [Date] Bank of America, N.A., as Administrative Agent One Bryant Park New York, New York 10036 Attention: Asset Based Account Officer – Urban One Email: connie.ruan@bofa.com Ladies and Gentlemen: The undersigned, Urban One, Inc., a Delaware corporation (the “Administrative Borrower”), refers to that certain Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, restated, amended and restated, extended, renewed, replaced, modified and/or supplemented from time to time, the “Credit Agreement”; the capitalized terms defined therein being used herein as therein defined), among the Administrative Borrower, the other Borrowers party thereto from time to time, the lenders party thereto from time to time (the “Lenders”), and Bank of America, N.A., as the Administrative Agent for such Lenders (“you”), and hereby gives you notice pursuant to Section [2.06][2.09] of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of Loans, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section [2.06][2.09] of the Credit Agreement: (i) The Proposed [Conversion][Continuation] relates to the Borrowing of Loans originally made on [___], 20[__] (the “Outstanding Borrowing”) to [Name of Borrower] in the principal amount of $__________ and currently maintained as a Borrowing of [Base Rate Loans] [Term SOFR Loans with an Interest Period ending on _________ __, ____]. (ii) The Business Day of the Proposed [Conversion][Continuation] is _________ __, ____.1 (iii) The Outstanding Borrowing shall be [continued as a Borrowing of Term SOFR Loans with an Interest Period of [one (1) month] [three (3) months] [six (6) months] [if such Interest Period is unavailable [specify alternative desired]] [converted into a Borrowing of [Base Rate Loans] [Term SOFR Loans with an Interest Period of [one (1) month] [three (3) months] [six (6) months] [if such Interest Period is unavailable [specify alternative desired]]].2 [The undersigned hereby certifies that (i) as of the date hereof, the representations and warranties of each Credit Party contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty is true and correct as of such earlier date, (ii) immediately after the Proposed [Conversion][Continuation] and the application of the proceeds thereof, the outstanding 1 Shall be a Business Day at least three Business Days (or one Business Day in the case of a conversion into Base Rate Loans) after the date hereof; provided that such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York City time) on such day. 2 In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Administrative Borrower should make appropriate modifications to this clause to reflect same. principal amount of Revolving Loans will not exceed the Revolving Loan Limit and (iii) immediately before and after the Proposed [Conversion][Continuation], no Default or Event of Default has occurred and is continuing.]3 Very truly yours, URBAN ONE, INC. By: Name: Title: 3 In the case of a Proposed Conversion or Continuation, insert this sentence only in the event that the conversion is from a Base Rate Loan to a Term SOFR Loan or in the case of a continuation of a Term SOFR Loan. EXHIBIT A-2 FORM OF NOTICE OF BORROWING [Date] Bank of America, N.A., as Administrative Agent One Bryant Park New York, New York 10036 Attention: Asset Based Account Officer – Urban One Email: connie.ruan@bofa.com Ladies and Gentlemen: The undersigned, Urban One, Inc., a Delaware corporation (the “Administrative Borrower”), refers to that certain Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, restated, amended and restated, extended, renewed, replaced, modified and/or supplemented from time to time, the “Credit Agreement”; the capitalized terms defined therein being used herein as therein defined), among the Administrative Borrower, the other Borrowers party thereto from time to time, the lenders party thereto from time to time (the “Lenders”), and Bank of America, N.A., as the Administrative Agent for such Lenders (“you”), and hereby gives you notice pursuant to Section [5.16][6.01] of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02 of the Credit Agreement: (i) The Business Day of the Proposed Borrowing is _________ __, ____. (ii) The aggregate principal amount of the Proposed Borrowing is $__________. (iii) The Borrower requesting the Proposed Borrowing is _________________. (iv) The Loans to be made pursuant to the Proposed Borrowing shall consist of Revolving Loans. (v) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Term SOFR Loans]. (vi) [The initial Interest Period for the Proposed Borrowing is [one (1) month] [three (3) months] [six (6) months] [if such Interest Period is unavailable [specify alternative desired]].1 The undersigned hereby certifies that (i) as of the date hereof, the representations and warranties of each Credit Party contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty is true and correct as of such earlier date, (ii) immediately after the Proposed Borrowing and the application of the proceeds thereof, the outstanding principal amount of Revolving Loans will not exceed the Revolving Loan Limit and (iii) immediately before and after the Proposed Borrowing and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing. 1 To be included for a Proposed Borrowing of Term SOFR Loans.

EXHIBIT A-2
Page 2

Very truly yours,

URBAN ONE, INC.

By: ___________________________________
Name: _________________________________
Title: _________________________________

EXHIBIT B

FORM OF
BORROWING BASE CERTIFICATE

	Consolidated	Supporting divisional details				
BORROWING BASE CERTIFICATE	**Loan Agreement**	Radio 1	TV1 Broadway	TV1 Suscribers	Interactive 1	Reach Media
(Use $000's)		1	2	3	4	5
Urban One, Inc **Date**						
Accounts Receivable Rollforward (Enter as positive numbers)						
Gross Accounts Receivable - Beg of the Period	-					
Add: Gross Billing	-					
Add: Chargebacks and Debit Memos	-					
Add: Other Debit Adjustments	-					
Add: Non AR Cash	-					
Less: Cash Collection Including Non AR Cash	-					
Less: Unapplied Cash	-					
Less: Discounts	-					
Less: Credit Memos	-					
Less: Bad Debt Write Offs	-					
Less: Other Credit Adjustments	-					
Gross Accounts Receivable - End of the Period						
Ineligible A/R						
AR - Significantly Aged (90 days after invoice date)						
AR - Significantly Aged / Advertising Agencies (120 days after invoice date)						
Aged Credits						
Extended Invoices						
Credit & Rebill Refreshed						
Debit Memo & Chargeback						
Finance Charge						
Other Invoice Level Ineligible						
Bankruptcy/Credit Hold						
COD/Cash						
Foreign						
Government						
Intercompany						
Guaranteed						
Other						
Cross-Aged						
Contra						
Concentration 10%						
Deferred Revenue						
Unearned Revenue						
Debtor with Special Limits						
Total Ineligible A/R						
Net Eligible A/R						
Advance Rate						
Eligible A/R @ Adv %						
Less: Dilution Reserve						
Less: Other Reserve						
Eligible A/R @ Adv %, net of Reserves						
Sub Limit						
A/R Availability						

Effective Advance Rate

Rents and Fees on Leased Inv. Locations (Not covered in Liq. Expense)		**{Enter Reserves as negative numbers}**
AP accrual reserve		**{Enter Reserves as negative numbers}**
Line Reserves		**{Enter Reserves as negative numbers}**
Total Line Reserves		

Gross Availability	
Line Amount	
ADJUSTED GROSS AVAILABILITY	-

Revolving Loan Balance including accrued fees & interest	
Letters of Credit	
AP Amount to Vendors with Lien/Security Interests	
Delinquent Payables (One time only at closing)	
Minimum Excess Availability	
Loan Exposures	-

NET AVAILABILITY / (SHORTFALL)	-

The undersigned represents and warrants that:

(A) The information provided above and in the accompanying supporting documentation is true, complete and correct in all material respects, and complies with the conditions, terms and covenants of that certain Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, restated, amended and restated, modified or otherwise supplemented prior to the date hereof, the "Agreement") by and among, among others, the undersigned (the "Administrative Borrower") and Bank of America (the "Bank").

(B) Since the date of the last financial statement or certification furnished to the Bank:

(a) Nothing has occurred with respect to the financial condition or operations of the undersigned, either individually or in the aggregate, that has had, or could reasonably be expected to have, a Material Adverse Effect (as defined in the Agreement); and

(b) No Event of Default (as defined in the Agreement) has occurred and is continuing as of the date hereof.

Urban One, Inc

By: ______________________________ Date: ______________

(Signature & Title)

If this document is being transmitted electronically, the Borrower acknowledges that by entering the name of its duly authorized officer on the Certificate, that officer has reviewed the Certificate and affirmed the representations, warranties and certifications referenced above.

EXHIBIT C

[RESERVED]

Ex. D-1 EXHIBIT D-1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, restated, amended and restated, extended, renewed, replaced, modified and/or supplemented from time to time, the “Credit Agreement”), among Urban One, Inc., a Delaware corporation (the “Administrative Borrower”), the other Borrowers party thereto from time to time, the lenders party thereto from time to time (the “Lenders”) and Bank of America, N.A., as Administrative Agent for such Lenders. Pursuant to the provisions of Section 4.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Administrative Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the respective meanings given to such terms in the Credit Agreement. [NAME OF LENDER] By:_________________________________ Name: Title: Date: ________ __, 20[ ] EXHIBIT D-2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, restated, amended and restated, extended, renewed, replaced, modified and/or supplemented from time to time, the “Credit Agreement”), among Urban One, Inc., a Delaware corporation (the “Administrative Borrower”), the other Borrowers party thereto from time to time, the lenders party thereto from time to time (the “Lenders”) and Bank of America, N.A., as Administrative Agent for such Lenders. Pursuant to the provisions of Section 4.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the respective meanings given to such terms in the Credit Agreement. [NAME OF PARTICIPANT] By:_________________________________ Name: Title: Date: ________ __, 20[ ] EXHIBIT D-3 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, restated, amended and restated, extended, renewed, replaced, modified and/or supplemented from time to time, the “Credit Agreement”), among Urban One, Inc., a Delaware corporation (the “Administrative Borrower”), the other Borrowers party thereto from time to time, the lenders party thereto from time to time (the “Lenders”) and Bank of America, N.A., as Administrative Agent for such Lenders. Pursuant to the provisions of Section 4.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the respective meanings given to such terms in the Credit Agreement. [NAME OF PARTICIPANT] By:_________________________________ Name: Title: Date: ________ __, 20[ ] EXHIBIT D-4 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, restated, amended and restated, extended, renewed, replaced, modified and/or supplemented from time to time, the “Credit Agreement”), among Urban One, Inc., a Delaware corporation (the “Administrative Borrower”), the other Borrowers party thereto from time to time, the lenders party thereto from time to time (the “Lenders”) and Bank of America, N.A., as Administrative Agent for such Lenders. Pursuant to the provisions of Section 4.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Administrative Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the respective meanings given to such terms in the Credit Agreement. [NAME OF LENDER] By:_________________________________ Name: Title: Date: ________ __, 20[ ]

EXHIBIT E [RESERVED] EXHIBIT F [RESERVED] EXHIBIT G [FORM OF AMENDED AND RESTATED GUARANTY] Execution Version AMENDED AND RESTATED GUARANTY among URBAN ONE, INC. and CERTAIN SUBSIDIARIES THEREOF and BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT ________________________________ Dated as of December 18, 2025 ________________________________

i TABLE OF CONTENTS Page 1. GUARANTY .......................................................................................................................2 2. LIABILITY OF GUARANTORS ABSOLUTE .................................................................3 3. OBLIGATIONS OF GUARANTORS INDEPENDENT ...................................................3 4. WAIVERS BY GUARANTORS ........................................................................................4 5. KEEPWELL ........................................................................................................................5 6. RIGHTS OF SECURED CREDITORS ..............................................................................6 7. CONTINUING GUARANTY .............................................................................................7 8. SUBORDINATION OF INDEBTEDNESS HELD BY GUARANTORS .........................7 9. GUARANTY ENFORCEABLE BY ADMINISTRATIVE AGENT OR COLLATERAL AGENT .....................................................................................................8 10. REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUARANTORS .......8 11. AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT, ETC; FURTHER ASSURANCES ...................................................................................................................8 12. EXPENSES; INDEMNITY .................................................................................................8 13. BENEFIT AND BINDING EFFECT ..................................................................................8 14. AMENDMENTS; WAIVERS .............................................................................................9 15. SET OFF ..............................................................................................................................9 16. NOTICE ...............................................................................................................................9 17. REINSTATEMENT ............................................................................................................9 18. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL .......................................................................................................................9 19. RELEASE OF LIABILITY OF GUARANTOR; TERMINATION .................................10 20. CONTRIBUTION..............................................................................................................11 21. LIMITATION ON GUARANTEED OBLIGATIONS .....................................................12 ii 22. COUNTERPARTS ............................................................................................................12 23. PAYMENTS ......................................................................................................................12 24. ADDITIONAL GUARANTORS ......................................................................................12 25. TABLE OF CONTENTS, HEADINGS DESCRIPTIVE, ETC. .......................................12 26. APPLICATION OF PROCEEDS ......................................................................................13 27. AMENDMENT AND RESTATEMENT ..........................................................................13 ANNEX A Form of Joinder Agreement AMENDED AND RESTATED GUARANTY AMENDED AND RESTATED GUARANTY (as amended, modified, restated, amended and restated, and/or supplemented from time to time, this “Guaranty”), dated as of December 18, 2025, made by and among each of the undersigned guarantors (each, a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 24 hereof, collectively, the “Guarantors”) in favor of BANK OF AMERICA, N.A, as the Administrative Agent (together with any permitted successor administrative agent, the “Administrative Agent”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined. W I T N E S S E T H: WHEREAS, Urban One, Inc., a Delaware corporation (“Urban One”), TV ONE, LLC, a Delaware limited liability company (“TV One”), INTERACTIVE ONE, INC., a Delaware corporation (“Interactive One”), REACH Media, Inc., a Texas corporation (“Reach Media” and, together with Urban One, TV One and Interactive One, each a “Borrower” and collectively, the “Borrowers”), the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent previously entered into that certain Credit Agreement, dated as of February 19, 2021 (as amended, modified, restated, amended and restated, and/or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”); WHEREAS, the Borrowers and certain other Guarantors previously entered into that certain Guaranty, dated as of February 19, 2021 (as amended, modified, restated, amended and restated, and/or supplemented from time to time prior to the date hereof, the “Existing Guaranty”) in favor of the Administrative Agent; WHEREAS, the parties to the Existing Credit Agreement have agreed to amend, restate, supersede and replace the Existing Credit Agreement in its entirety and, in connection therewith, intend to enter into that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended, modified, restated, amended and restated, and/or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent, providing for the making of Loans and other financial accommodations to the Borrowers, all as contemplated therein (the Lenders, the Administrative Agent and the Collateral Agent are herein called the “Lender Creditors”); WHEREAS, Urban One and its Restricted Subsidiaries may at any time and from time to time enter into one or more Bank Product Agreements with one or more Bank Product Providers (each such Bank Product Provider, collectively, the “Other Creditors” and, together with the Lender Creditors, collectively, the “Secured Creditors”); WHEREAS, each Guarantor (other than Urban One) is a direct or indirect Subsidiary of Urban One; WHEREAS, it is a condition precedent to the Lenders making the Loans and providing any other financial accommodation to the Borrowers under, and pursuant to, the Credit Agreement, and to the Other Creditors entering into Bank Product Agreements, that each Guarantor shall have executed and delivered to the Administrative Agent this Guaranty; WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by, and the making of other financial accommodations to, the Borrowers under, and pursuant to, the Credit Agreement and the 2 entering into by the Borrowers and any of their Restricted Subsidiaries of Bank Product Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lender Creditors to make Loans and other financial accommodations to the Borrowers and the Other Creditors to enter into Bank Product Agreements with the Borrowers and their Restricted Subsidiaries; WHEREAS, this Guaranty is an amendment and restatement of, and not a novation or extinguishment of, the Existing Guaranty; and WHEREAS, each Guarantor acknowledges and agrees that the guarantee provided by such Guarantor under the Existing Guaranty shall continue to exist and remain valid and subsisting to guarantee the Guaranteed Obligations, shall not be impaired, novated, extinguished or released hereby, shall remain in full force and effect and are hereby ratified, and shall be governed by this Guaranty. All references to the Existing Guaranty in the Credit Agreement or any other Credit Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Guaranty. NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Creditors and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Secured Creditors as follows: 1. GUARANTY. (a) Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety: (i) to the Lender Creditors the full payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Borrower (or each other Borrower, with respect to any Borrower) or any other Guarantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) of each Borrower (or each other Borrower, with respect to any Borrower) and each other Guarantor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, each Credit Document to which any Borrower (or each other Borrower, with respect to any Borrower) or any other such Guarantor is a party (including, without limitation, all such obligations, liabilities and indebtedness of such other Borrower or such other Guarantor under this Guaranty) and the due performance and compliance by each such Borrower (or each other Borrower, with respect to any Borrower) and each other Guarantor with all of the terms, conditions and agreements contained in each such Credit Document (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of Bank Product Obligations covered by clause (ii) below, being herein collectively called the “Credit Document Obligations”); and (ii) to each Other Creditor the full payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Borrower (or each other Borrower, with respect to any Borrower) or any Guarantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by any Borrower (or each other Borrower, with respect to

3 any Borrower) or any other Guarantor to the Other Creditors, including all Bank Product Obligations, now existing or hereafter incurred under, arising out of or in connection with any Bank Product Agreement, whether such Bank Product Agreement is now in existence or hereinafter arising (including, without limitation, all obligations, liabilities and indebtedness of such Guarantor under this Guaranty in respect of the Bank Product Agreements), and the due performance and compliance by each such Borrower (or each other Borrower, with respect to any Borrower) or such other Guarantor with all of the terms, conditions and agreements contained in each such Bank Product Agreement (all such obligations, liabilities and indebtedness being herein collectively called the “Other Obligations”, and together with the Credit Document Obligations are herein collectively called the “Guaranteed Obligations”; provided, that, notwithstanding anything to the contrary contained in any Credit Document, Guaranteed Obligations shall exclude any Excluded Swap Obligations of such Guarantor). Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Borrower or any other Guarantor or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. This Guaranty is a guaranty of prompt payment and not of collection. (b) Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by any Borrower upon the occurrence in respect of such Borrower of any of the events specified in Section 10.05 of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or to the order of the Secured Creditors, promptly when due; provided that each Borrower solely guarantees the payment of any and all Guaranteed Obligations of each other Borrower and not the primary Guaranteed Obligations of such Borrower. 2. LIABILITY OF GUARANTORS ABSOLUTE. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrowers whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by any Borrower or any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, (e) the failure of such Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor. 3. OBLIGATIONS OF GUARANTORS INDEPENDENT. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or any Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or any Borrower and whether or not any other Guarantor, any other guarantor or any Borrower be joined in any such action or actions. Each Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations 4 affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as any Borrower shall operate to toll the statute of limitations as to each Guarantor. 4. WAIVERS BY GUARANTORS. (a) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives to the extent permitted by applicable law promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor or any Borrower) and each Guarantor further hereby waives to the extent permitted by applicable law any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Secured Creditor upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty. (b) Each Guarantor waives to the fullest extent permitted by applicable law any right to require the Secured Creditors to: (i) proceed against any Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from any Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives to the fullest extent permitted by applicable law any defense based on or arising out of any defense of any Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Guaranteed Obligations. The Secured Creditors may after the occurrence and during the continuance of an Event of Default, at their election, foreclose on any collateral serving as security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives to the fullest extent permitted by applicable law any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of such Guarantor against any Borrower, any other guarantor of the Guaranteed Obligations or any other party or any security. (c) Each Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Guarantor’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from each Borrower and each other Guarantor on an ongoing basis information relating thereto and each Borrower’s and each other Guarantor’s ability to pay and perform its respective Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that (x) the Secured Creditors shall have no obligation to investigate the financial condition or affairs of any Borrower or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of any Borrower or any other Guarantor that might 5 become known to any Secured Creditor at any time, whether or not such Secured Creditor knows or reasonably believes that any such fact or change is unknown to such Guarantor, or might (or does) increase the risk of such Guarantor as guarantor hereunder, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Obligations hereunder and (y) the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding any of the aforementioned circumstances or risks. (d) [Reserved]. (e) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) all rights and benefits under Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Each Guarantor hereby further waives (to the fullest extent permitted by applicable law), without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code. (f) Until the Guaranteed Obligations have been paid in full, each Guarantor waives to the fullest extent permitted by applicable law its rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such Guarantor may have to this Guaranty by reason of an election of remedies by the Secured Creditors and (2) any rights or defenses such Guarantor may have by reason of protection afforded to any Borrower pursuant to the antideficiency or other laws of California limiting or discharging such Borrower’s indebtedness, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. In furtherance of such provisions, each Guarantor hereby waives to the fullest extent permitted by applicable law all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a nonjudicial foreclosure, destroys such Guarantor’s rights of subrogation and reimbursement against any Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise. (g) Each Guarantor hereby acknowledges and agrees that no Secured Creditor nor any other Person shall be under any obligation (a) to marshal any assets in favor of such Guarantor or in payment of any or all of the liabilities of any Borrower (solely in its capacity as such) under the Credit Documents or the obligation of such Guarantor hereunder or (b) to pursue any other remedy that such Guarantor may or may not be able to pursue itself or any right to which such Guarantor hereby waives. (h) Each Guarantor warrants and agrees that each of the waivers set forth in Section 3 and in this Section 4 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law. 5. KEEPWELL. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Bank Product Agreements (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 5 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 5 shall remain in full force and effect until the earlier of (i) such Guarantor’s release of its Guaranteed Obligations under this Guaranty by the Administrative Agent or (ii) the Guaranteed Obligations being paid in full. Each Qualified ECP Guarantor intends that this Section 6 5 constitute, and this Section 5 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For purposes of this Section 5, “Qualified ECP Guarantor” means, in respect of any Other Obligations constituting Bank Product Obligations, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Other Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. 6. RIGHTS OF SECURED CREDITORS. Subject to Sections 4 and 15, any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations or liabilities of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part: (a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered; (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst; (c) exercise or refrain from exercising any rights against any Borrower (solely in its capacity as such), any other Credit Party, any Subsidiary thereof, any other guarantor of the Borrowers or others or otherwise act or refrain from acting; (d) release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrowers or other obligors; (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers (solely in their respective capacities as such) to creditors of the Borrowers (solely in their respective capacities as such) other than the Secured Creditors; (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers (solely in their respective capacities as such) to the Secured Creditors regardless of what liabilities of the Borrowers (solely in their respective capacities as such) remain unpaid; (g) consent to or waive any breach of, or any act, omission or default under, any of the Bank Product Agreements, the Credit Documents or any of the instruments or agreements referred to

7 therein, or otherwise amend, modify or supplement any of the Bank Product Agreements, the Credit Documents or any of such other instruments or agreements; (h) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Borrowers to recover full indemnity for any payments made pursuant to this Guaranty; and/or (i) take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense (other than a defense of payment) to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor). No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Credit Documents or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations. 7. CONTINUING GUARANTY. This Guaranty is a continuing one of payment and performance and not merely of collectability and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. 8. SUBORDINATION OF INDEBTEDNESS HELD BY GUARANTORS. Any Indebtedness of the Borrowers (solely in their respective capacities as such) now or hereafter held by any Guarantor (including by any Borrower as a Guarantor of any such Indebtedness of each other Borrower) is hereby subordinated to the Indebtedness of the Borrowers (solely in their respective capacities as such) to the Secured Creditors; and such Indebtedness of any such Borrower to any other Guarantor, if the Administrative Agent or the Collateral Agent, after an Event of Default has occurred and is continuing, so requests in writing, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of such Indebtedness of such Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any Indebtedness of any Borrower (solely in its capacity as such) to such Guarantor (including to each other Borrower as a Guarantor of such Indebtedness of such Borrower), such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this 8 Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been paid in full; provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the payment in full of all the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Secured Creditors and shall promptly be paid to the Secured Creditors to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents or, if the Credit Documents do not provide for the application of such amount, to be held by the Secured Creditors as collateral security for any Guaranteed Obligations thereafter existing. 9. GUARANTY ENFORCEABLE BY ADMINISTRATIVE AGENT OR COLLATERAL AGENT. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder). 10. REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUARANTORS. In order to induce the Lender Creditors to make Loans to the Borrowers pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Bank Product Agreements to which they are a party, each Guarantor represents, warrants and covenants that until the Termination Date, such Guarantor will comply, and will cause each of its Restricted Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 7 and 8 of the Credit Agreement. 11. AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT, ETC; FURTHER ASSURANCES. (a) Each Guarantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Guarantor and in the name of such Guarantor or in its own name, for the purpose of carrying out the terms of this Guaranty, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Guaranty. (b) Each Guarantor agrees that from time to time, at the expense of such Guarantor, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Administrative Agent may reasonably request in writing, in order to ensure that the Secured Creditors receive the intended benefits hereof or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder. 12. EXPENSES; INDEMNITY. The Guarantors hereby jointly and severally agree to be bound by the provisions of Section 12.01 of the Credit Agreement with the same force and effect, and to the same extent, as if each reference therein to a Borrower were a reference to each such Guarantor. 13. BENEFIT AND BINDING EFFECT. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their permitted successors and assigns. 9 14. AMENDMENTS; WAIVERS. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and the Administrative Agent, with the written consent of the Required Lenders (or, to the extent required by Section 12.12 of the Credit Agreement, with the written consent of each Lender or each Lender directly and adversely affected thereby). 15. SET OFF. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized, at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Guarantor or to any other Person, any such notice being hereby expressly waived by the Guarantors, to set off and to appropriate and apply any and all deposits (general or special but excluding, in any event, accounts used exclusively for payroll, taxes, fiduciary and trust purposes, and employee benefits) and any other Indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the Obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said Obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Secured Creditor (by its acceptance of the benefits hereof) acknowledges and agrees that the provisions of this Section 15 are subject to the sharing provisions set forth in Section 12.06 of the Credit Agreement. 16. NOTICE. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or any Guarantor shall not be effective until received by the Administrative Agent or such Guarantor, as the case may be. All notices and other communications shall be in writing and addressed as follows: (a) if to the Administrative Agent, any Credit Party or any Lender, as provided in Section 12.03 the Credit Agreement; and (b) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each Guarantor and the Administrative Agent; or, in any such case, at such other address or addressed to such other individual as shall have been furnished or identified, as applicable, in writing by the party to whom such notice is required to be given to the party required to give the same. 17. REINSTATEMENT. The obligations of the Guarantors under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower or other Credit Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. 18. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE 10 LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS GUARANTY BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 16, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF (i) ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR (ii) THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION. (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. 19. RELEASE OF LIABILITY OF GUARANTOR; TERMINATION. In the event that (a) the Equity Interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the Credit Agreement, (b) any Guarantor is designated as an Unrestricted Subsidiary pursuant to Section 8.14 of the Credit Agreement, (c) any Guarantor otherwise qualifies as an Excluded Subsidiary or (d) a sale, other disposition or liquidation of a Guarantor has been approved in writing by the Required Lenders (or all the Lenders if required by Section 12.12 of the Credit Agreement), such Guarantor shall, upon consummation of such sale or other disposition, liquidation, designation or other event contemplated by clauses (a) through (d) above (except to the extent that a sale or disposition pursuant to clauses (a) or (d)

11 above is to any Borrower or another Guarantor), be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale pursuant to clause (a) or (d) above of one or more Persons that own, directly or indirectly, all of the Equity Interests of any Guarantor (other than to any Borrower or any other Guarantor) shall be deemed to be a sale of such Guarantor for the purposes of this Section 19). On the Termination Date, this Guaranty shall automatically terminate and all liability of Guarantors shall be automatically released. Upon such release, partial release or termination as described above, the Administrative Agent shall promptly execute and deliver to such Guarantor at the expense of such Guarantor evidence of such termination, release and/or partial release in accordance with the terms of the Credit Agreement. As used in this Guaranty, “Termination Date” shall have the meaning given to it in the Security Agreement. 20. CONTRIBUTION. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, or assets of any Guarantor are sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Secured Creditor, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty or on which such asset sale (a “Relevant Sale”) is made pursuant to any Security Document in satisfaction of any Guaranteed Obligation, as the case may be. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each such other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction, the numerator of which is the Aggregate Excess Amount of such Guarantor, and the denominator of which is the Aggregate Excess Amount of all Guarantors, multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. At any time that a Relevant Sale is made by a Guarantor, each such Guarantor shall have a right of contribution against each other Guarantor in an amount equal to the greater of the book value or the fair market value of the assets subject to the Relevant Sale, as the case may be, in each case multiplied by such other Guarantor’s Contribution Percentage. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided, that no Guarantor may take any action to enforce such right at any time prior to the Termination Date, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 20 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing in favor of the Secured Creditors under this Guaranty. As used in this Section 20: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment or Relevant Sale, as applicable, exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty pursuant to Section 19 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 20, and at the time of any such release, if the released Guarantor had an Aggregate 12 Excess Amount or an Aggregate Deficit Amount, the same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 20, each Guarantor who makes any payment in respect of the Guaranteed Obligations or sale of its assets pursuant to any Security Document to satisfy any Guaranteed Obligation, as the case may be, shall have no right of contribution or subrogation against any other Guarantor in respect of such payment or sale until all of the Guaranteed Obligations have been paid in full. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. Each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent. 21. LIMITATION ON GUARANTEED OBLIGATIONS. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance. 22. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in this Guaranty shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Guaranty. 23. PAYMENTS. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by any Borrower under Sections 4.03 and 4.04 of the Credit Agreement. 24. ADDITIONAL GUARANTORS. It is understood and agreed that any Subsidiary of Urban One that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by executing and delivering a counterpart hereof to the Administrative Agent or executing a joinder agreement and delivering the same to the Administrative Agent, in each case as may be requested by (in substantially the form of Annex A hereto) the Administrative Agent. 25. TABLE OF CONTENTS, HEADINGS DESCRIPTIVE, ETC. The table of contents and the headings of the several sections and subsections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty. 13 26. APPLICATION OF PROCEEDS. All monies collected by the Administrative Agent or the Collateral Agent pursuant to the enforcement of remedies by the Administrative Agent or the Collateral Agent under a Security Document shall be applied in the manner provided in Section 6.4 of the Security Agreement. 27. AMENDMENT AND RESTATEMENT. The parties hereto agree that the Existing Guaranty is hereby amended and restated in its entirety by this Guaranty, and this Guaranty shall constitute neither a release, termination nor novation of any obligation or liability arising under the Existing Guaranty nor a refinancing of any indebtedness or obligations arising thereunder or under the Existing Credit Agreement or related documents, but rather the obligations and liabilities in effect under the Existing Guaranty shall continue in full force and effect on the terms hereof. [Remainder of this page intentionally left blank; signature pages follow] [Signature Page to Amended and Restated Guaranty] IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written. URBAN ONE, INC., as a Guarantor By: Name: Title: RADIO ONE LICENSES, LLC BOSSIPMADAMENOIRE, LLC CLEOTV, LLC RO ONE SOLUTION, LLC BELL BROADCASTING COMPANY, LLC RADIO ONE OF DETROIT, LLC RADIO ONE OF CHARLOTTE, LLC CHARLOTTE BROADCASTING, LLC RADIO ONE OF NORTH CAROLINA, LLC BLUE CHIP BROADCASTING, LTD. BLUE CHIP BROADCASTING LICENSES, LTD. RADIO ONE OF INDIANA, LLC RADIO ONE OF INDIANA, L.P. RADIO ONE OF TEXAS II, LLC SATELLITE ONE, L.L.C. RADIO ONE CABLE HOLDINGS, LLC NEW MABLETON BROADCASTING, LLC RADIO ONE MEDIA HOLDINGS, LLC RADIO ONE DISTRIBUTION HOLDINGS, LLC INTERACTIVE ONE, INC. INTERACTIVE ONE, LLC DISTRIBUTION ONE, LLC REACH MEDIA, INC. GAFFNEY BROADCASTING, LLC RADIO ONE URBAN NETWORK HOLDINGS, LLC TV ONE, LLC URBAN ONE PRODUCTIONS, LLC T TENTH PRODUCTIONS, LLC CHARLIE BEAR PRODUCTIONS, LLC each as a Guarantor By: __________________________ Name: Title:

[Signature Page to Amended and Restated Guaranty] Accepted and Agreed to: BANK OF AMERICA, N.A., as Administrative Agent By: , Name: Title: ANNEX A to GUARANTY JOINDER AGREEMENT, dated as of ____________, 20____, made by ______________________, a _______________ corporation (the “Additional Guarantor”), in favor of Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for (i) the banks and other financial institutions and entities (the “Lenders”) parties to the Credit Agreement referred to below, and (ii) the other Secured Creditors (as defined in the Guaranty (as hereinafter defined)). All capitalized terms not defined herein shall have the respective meaning ascribed to them in the Credit Agreement. W I T N E S S E T H: WHEREAS, Urban One, Inc., a Delaware corporation (the “Company”), the other Borrowers from time to time party thereto, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), the Administrative Agent and the Collateral Agent have entered into that Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, modified, restated, amended and restated, and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans and other financial accommodations to the Borrowers, all as contemplated therein; WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of its Restricted Subsidiaries (other than the Additional Guarantor) have entered into that certain Amended and Restated Guaranty, dated as of December 18, 2025 (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Guaranty”), in favor of the Administrative Agent for the benefit of the Secured Creditors; WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guaranty; and WHEREAS, the Additional Guarantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Guaranty; NOW, THEREFORE, IT IS AGREED: 1. Guaranty. By executing and delivering this Joinder Agreement, the Additional Guarantor, as provided in Section 24 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 10 of the Guaranty is true and correct on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date. 2. GOVERNING LAW. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS JOINDER AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS JOINDER AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS JOINDER AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 16 OF THE GUARANTY, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF (i) ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR (ii) THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION. 3. Successors and Assigns. This Joinder Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Guarantor may not assign, transfer or delegate any of its rights or obligations under this Joinder Agreement (except as set forth in the Credit Agreement) without the prior written consent of the Administrative Agent and any such assignment, transfer or delegation without such consent shall be null and void. 4. Headings. The headings of the several sections of this Joinder Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Joinder Agreement. 5. Counterparts. This Joinder Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in this Joinder Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Joinder Agreement. [Remainder of page intentionally left blank] IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written. [ADDITIONAL GUARANTOR] By: Name: Title: Acknowledged: BANK OF AMERICA, N.A., as Administrative Agent By: ___________________________ Name: Title:

EXHIBIT H [FORM OF AMENDED AND RESTATED PLEDGE AGREEMENT] Execution Version AMENDED AND RESTATED PLEDGE AGREEMENT among URBAN ONE, INC., CERTAIN SUBSIDIARIES OF URBAN ONE, INC. and BANK OF AMERICA, N.A., as COLLATERAL AGENT ________________________________ Dated as of December 18, 2025 ________________________________ Table of Contents Page 1. SECURITY FOR OBLIGATIONS .......................................................................................................... 2 2. DEFINITIONS .......................................................................................................................................... 2 3. PLEDGE OF SECURITIES, ETC. ........................................................................................................... 4 3.1 Pledge ......................................................................................................................................... 4 3.2 Procedures .................................................................................................................................. 7 3.3 Subsequently Acquired Collateral ............................................................................................. 8 3.4 Certain Representations and Warranties Regarding the Collateral ............................................ 8 4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. .......................................................... 8 5. VOTING, ETC., WHILE NO EVENT OF DEFAULT ............................................................................ 8 6. DIVIDENDS AND OTHER DISTRIBUTIONS ...................................................................................... 9 7. REMEDIES IN CASE OF AN EVENT OF DEFAULT ........................................................................ 10 8. REMEDIES, CUMULATIVE, ETC. ...................................................................................................... 12 9. APPLICATION OF PROCEEDS ........................................................................................................... 12 10. PURCHASERS OF COLLATERAL .................................................................................................... 12 11. INDEMNITY ........................................................................................................................................ 13 12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER ......................... 13 13. FURTHER ASSURANCES; POWER-OF-ATTORNEY .................................................................... 14 14. THE PLEDGEE AS COLLATERAL AGENT .................................................................................... 14 15. TRANSFER BY THE PLEDGORS ..................................................................................................... 15 16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS ...................... 15 17. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. ............................................................................ 16 18. SALE OF COLLATERAL WITHOUT REGISTRATION .................................................................. 17 19. TERMINATION; RELEASE ............................................................................................................... 17 20. NOTICES, ETC. ................................................................................................................................... 18 21. WAIVER; AMENDMENT................................................................................................................... 19 22. PERMITTED SUCCESSORS AND ASSIGNS ................................................................................... 19 Page 2 23. TABLE OF CONTENTS, HEADINGS, ETC. ..................................................................................... 19 24. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL ............................................................................................................................................ 19 25. PLEDGOR’S DUTIES ......................................................................................................................... 20 26. COUNTERPARTS ............................................................................................................................... 20 27. SEVERABILITY .................................................................................................................................. 20 28. RECOURSE .......................................................................................................................................... 20 29. ADDITIONAL PLEDGORS ................................................................................................................ 21 30. LIMITED OBLIGATIONS .................................................................................................................. 21 31. RELEASE OF PLEDGORS ................................................................................................................. 21 32. INTERCREDITOR AGREEMENTS ................................................................................................... 21 33. RECITALS ........................................................................................................................................... 22 34. AMENDMENT AND RESTATEMENT ............................................................................................. 22 ANNEX A - SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION, LOCATION, ORGANIZATIONAL IDENTIFICATION NUMBERS AND FEDERAL EMPLOYER IDENTIFICATION NUMBERS ANNEX B - SCHEDULE OF SUBSIDIARIES ANNEX C - SCHEDULE OF STOCK ANNEX D - SCHEDULE OF PROMISSORY NOTES ANNEX E - SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS ANNEX F - SCHEDULE OF PARTNERSHIP INTERESTS ANNEX G - SCHEDULE OF CHIEF EXECUTIVE OFFICES ANNEX H - FORM OF JOINDER AGREEMENT ANNEX I - FORM OF IRREVOCABLE PROXY

AMENDED AND RESTATED PLEDGE AGREEMENT AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, modified, restated, amended and restated, and/or supplemented from time to time, this “Agreement”), dated as of December 18, 2025, among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a Pledgor hereunder pursuant to Section 29 hereof, the “Pledgors”) and Bank of America, N.A., as Collateral Agent (together with any permitted successor collateral agent, the “Pledgee” or the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below), the Security Agreement (as defined below) or the Guaranty (as defined in the Credit Agreement) shall be used herein as therein defined, as applicable. W I T N E S S E T H : WHEREAS, Urban One, Inc., a Delaware corporation (“Urban One”), TV ONE, LLC, a Delaware limited liability company (“TV One”), INTERACTIVE ONE, INC., a Delaware corporation (“Interactive One”), REACH Media, Inc., a Texas corporation (“Reach Media” and, together with Urban One, TV One and Interactive One, each a “Borrower” and collectively, the “Borrowers”), the Lenders party thereto from time to time, and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”) and as Collateral Agent, previously entered into that certain Credit Agreement, dated as of February 19, 2021 (as amended, modified, restated, amended and restated and/or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”); WHEREAS, the Borrowers, certain other Pledgors and the Collateral Agent previously entered into that certain Pledge Agreement, dated as of February 19, 2021 (as amended, modified, restated, amended and restated and/or supplemented from time to time prior to the date hereof, the “Existing Pledge Agreement”); WHEREAS, the parties to the Existing Credit Agreement have agreed to amend, restate, supersede and replace the Existing Credit Agreement in its entirety and, in connection therewith, intend to enter into that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent, providing for the making of Loans and other financial accommodations to the Borrowers, all as contemplated therein (the Lenders, the Administrative Agent and the Collateral Agent are herein called the “Lender Creditors”); WHEREAS, the Borrowers and their Restricted Subsidiaries may at any time and from time to time enter into one or more Bank Product Agreements with one or more Bank Product Providers (each such Bank Product Provider, collectively, the “Other Creditors” and, together with the Lender Creditors, collectively, the “Secured Creditors”); WHEREAS, pursuant to the Guaranty, each Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein; WHEREAS, it is a condition precedent to the Lenders making the Loans and providing any other financial accommodation to the Borrowers under, and pursuant to, the Credit Agreement, and to the 2 Other Creditors entering into Bank Product Agreements, that each Pledgor shall have executed and delivered to the Pledgee this Agreement, for the benefit of the Secured Creditors; WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans by, and making of other financial accommodations to, the Borrowers under, and pursuant to, the Credit Agreement and the entering into by the Borrowers or any of their Restricted Subsidiaries of Bank Product Agreements and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lender Creditors to make Loans to the Borrowers and the Other Creditors to enter into Bank Product Agreements with the Borrowers or any of their Restricted Subsidiaries; WHEREAS, this Agreement is an amendment and restatement of, and not a novation or extinguishment of, the Existing Pledge Agreement and the pledges and security interests created thereby; and WHEREAS, each Pledgor acknowledges and agrees that the pledges and security interests granted by such Pledgor under the Existing Pledge Agreement shall continue to exist and remain valid and subsisting to secure the Obligations, shall not be impaired, novated, extinguished or released hereby, shall remain in full force and effect and are hereby ratified, and shall be governed by this Agreement. All references to the Existing Pledge Agreement in the Credit Agreement or any other Credit Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement. NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows: 1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure, and the security interest created hereby in the Collateral shall constitute continuing collateral security for all of, the Obligations. 2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa. (b) The following capitalized terms used herein shall have the definitions specified below: “Administrative Agent” shall have the meaning set forth in the recitals hereto. “Agreement” shall have the meaning set forth in the first paragraph hereof. “Borrower” and “Borrowers” shall have the meanings set forth in the recitals hereto. “Certificated Security” shall have the meaning set forth in Section 8-102(a)(4) of the UCC and shall in any event include all Stock certificates and Securities registered in individual form. “Collateral” shall have the meaning set forth in Section 3.1 hereof. “Collateral Accounts” shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited. “Collateral Agent” shall have the meaning set forth in the recitals hereto. 3 “Credit Agreement” shall have the meaning set forth in the recitals hereto. “Domestic Corporation” shall have the meaning set forth in the definition of “Stock”. “Equity Interests” shall have the meaning set forth in the definition of “Pledged Shares”. “Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement. “Existing Credit Agreement” shall have the meaning set forth in the recitals hereto. “Existing Pledge Agreement” shall have the meaning set forth in the recitals hereto. “Foreign Corporation” shall have the meaning set forth in the definition of “Stock”. “Indemnified Person” shall have the meaning set forth in Section 11(c) hereof. “Irrevocable Proxy” shall have the meaning set forth in Section 3.2(a)(v) hereof. “Lender Creditors” shall have the meaning set forth in the recitals hereto. “Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company. “Location” of any Pledgor has the meaning, as applicable, in Section 9-307 of the UCC. “Obligations” shall have the meaning set forth in the Security Agreement. “Other Creditors” shall have the meaning set forth in the recitals hereto. “Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any Pledgor or represented by any Partnership Interest. “Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership. “Pledged Promissory Notes” shall mean all Promissory Notes at any time pledged or required to be pledged hereunder. “Pledged Shares” shall mean (a) each of the Limited Liability Company Interests, Partnership Interests, Stock, and other equity interests owned by any of the Pledgors (the “Equity Interests”), whether or not evidenced or represented by any stock certificate, certificated security or other instrument, (b) the certificates representing all such Equity Interests, and all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property, financial assets, securities, other equity interests, stock options and commodity contracts, notes, debentures, bonds, Promissory Notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, and (c) without affecting the obligations of any Pledgor under any provision prohibiting such action under this Agreement, the Credit Agreement or any other Credit Document, in the event of any 4 consolidation or merger involving any Pledgor and in which such Pledgor is not the surviving entity, all Equity Interests of the successor entity formed by or resulting from such consolidation or merger. “Pledgee” shall have the meaning set forth in the first paragraph hereof. “Pledgor” shall have the meaning set forth in the first paragraph hereof. “Promissory Notes” shall mean (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor. “Secured Creditors” shall have the meaning set forth in the recitals hereto. “Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time. “Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock and all Promissory Notes. “Security Agreement” shall mean that certain Amended and Restated Security Agreement, dated as of the date hereof, by and among the Pledgors from time to time party thereto and the Collateral Agent, as amended, modified, restated, amended and restated and/or supplemented from time to time. “Stock” shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof or the District of Columbia (each, a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations that are not Domestic Corporations (each, a “Foreign Corporation”), all of the issued and outstanding shares of capital stock of any Foreign Corporation at any time owned by any Pledgor. “Termination Date” shall have the meaning provided in the Security Agreement. “Transmitting Utility” has the meaning given such term in Section 9-102(a)(80) of the UCC. “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof. Other terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC. 3. PLEDGE OF SECURITIES, ETC. 3.1 Pledge. To secure the Obligations now or hereafter owed by any Pledgor, each Pledgor does hereby grant and pledge to the Pledgee, for the benefit of the Secured Creditors, and does hereby create a continuing security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

5 (a) each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the Security Agreement), including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Security Document to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; (b) all Securities directly owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities; (c) except to the extent constituting an Excluded Asset, all Limited Liability Company Interests directly owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law: (A) all its capital therein and its interest in all profits, income, surpluses, losses and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests; (B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise; (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests; (D) all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise; (E) all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and 6 (F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; (d) except to the extent constituting an Excluded Asset, all Partnership Interests directly owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law: (A) all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests; (B) all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise; (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests; (D) all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise; (E) all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and (F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; (e) all Financial Assets and Investment Property owned by such Pledgor from time to time; (f) all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and 7 (g) all Proceeds of any and all of the foregoing; provided, however, that “Collateral” shall not include (and nor shall any defined term used in this Section 3.1 include), and a security interest shall not attach to, any Excluded Asset. None of the covenants or representations and warranties herein shall be deemed to apply to any property constituting an Excluded Asset. 3.2 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral (excluding, for the avoidance of doubt, any Excluded Asset), subject to the Communications Act and the receipt of any necessary FCC approvals thereunder, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within sixty (60) Business Days after it obtains such Collateral) (or such longer time period as agreed by the Collateral Agent in its reasonable discretion) for the benefit of the Pledgee and the other Secured Creditors, in each case, subject to the Intercreditor Agreements, as applicable: (i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Pledgee, duly endorsed to the Pledgee or endorsed in blank in a manner reasonably satisfactory to the Pledgee; (ii) [reserved] (iii) with respect to a Certificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems necessary or desirable to effect the foregoing; (iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof; (v) with respect to any Promissory Note with an individual value in excess of $2,000,000, physical delivery of such Promissory Note to the Pledgee, endorsed in blank, or, at the request of the Pledgee, endorsed to the Pledgee; and (vi) with respect to any Pledged Shares, delivery of a duly executed irrevocable proxy coupled with an interest, in substantially the form of Annex I hereto (each, an “Irrevocable Proxy”). (b) Each Pledgor shall from time to time approve the appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering the Collateral hereunder, and hereby agrees to file such financing statement in the relevant filing offices. 8 3.3 Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof (other than, for the avoidance of doubt, any Excluded Assets), subject to the Communications Act, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will thereafter take (or cause to be taken) all action (as promptly as practicable and, in any event, within sixty (60) Business Days (or such longer time period as agreed by the Collateral Agent in its reasonable discretion) after it obtains such Collateral) with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through G hereto as are necessary to cause such Annexes to be complete and accurate in all material respects at such time (and with respect to any such additional Collateral constituting Pledged Shares, deliver an Irrevocable Proxy to the Pledgee with respect to such additional Collateral). Without limiting the foregoing, no Pledgor shall be required to pledge any Excluded Assets (so long as the same remains “Excluded Assets” in accordance with the definition thereof). 3.4 Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the Effective Date: (i) each direct Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (ii) the Stock (and any warrants or options to purchase Stock) directly held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iii) such Stock referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (iv) the Promissory Notes held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (v) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (vi) each such Limited Liability Company Interest referenced in clause (v) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (vii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (viii) each such Partnership Interest referenced in clause (vii) of this paragraph constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex F hereto; (ix) the exact address of each chief executive office of such Pledgor is listed on Annex G hereto; (x) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes C through F hereto; and (xi) on the date hereof, such Pledgor owns no other Securities, Stock, Promissory Notes, Limited Liability Company Interests or Partnership Interests other than as listed on the aforementioned Annexes. 4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which shall be held in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee. 5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default under the Credit Agreement and the Collateral Agent has given the applicable Pledgor two (2) Business Days’ prior written notice (provided that no such notice shall be required if an Event of Default of the type described in Section 10.05 of the Credit Agreement has occurred and is continuing), (i) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof and (ii) there will not have been any transfer, assignment, disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any FCC Licenses by any Pledgor or any Subsidiary

9 thereof, or transfer of control of any Pledgor or any Subsidiary thereof within the meaning of Section 310(d) of the Communications Act; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in any of the terms of the Credit Agreement. Subject to Section 7(c), all such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease only upon the occurrence and continuance of an Event of Default and the Collateral Agent has given the applicable Pledgor two (2) Business Days’ prior written notice; provided that no such notice shall be required if an Event of Default of the type described in Section 10.05 of the Credit Agreement has occurred and is continuing. After the cure or waiver of any Event of Default, each applicable Pledgor’s voting rights hereunder shall be automatically restored. 6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, and the Collateral Agent has given the applicable Pledgor one (1) Business Day’s prior written notice (provided that no such notice shall be required if an Event of Default of the type described in Section 10.05 of the Credit Agreement has occurred and is continuing), all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. Upon the occurrence and continuance of an Event of Default and the Collateral Agent has given the applicable Pledgor one (1) Business Day’s prior written notice (provided that no such notice shall be required if an Event of Default of the type described in Section 10.05 of the Credit Agreement has occurred and is continuing), Pledgee shall be entitled to receive directly, and to retain as part of the Collateral, in each case to the extent required to be pledged and delivered hereunder: (i) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral; (ii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and (iii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash, other than as set forth above) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization. Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be promptly paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement) for application to the Obligations in accordance with the Credit Agreement. After such Event of Default has been cured or waived, (i) Pledgor shall have the right to receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that it would be authorized to receive and retain pursuant to this Agreement; and (ii) within five (5) Business Days after such cure or waiver, the Pledgee shall repay and deliver to Pledgor all cash and monies that such Pledgor is entitled to retain pursuant to this Agreement which have not been applied to the repayment of the Obligations pursuant to the Security Agreement or the Credit Agreement. 10 7. REMEDIES IN CASE OF AN EVENT OF DEFAULT. (a) Subject to the terms of the Intercreditor Agreements, as applicable, upon two (2) Business Days’ prior written notice to Urban One or each Pledgor, if there shall have occurred and be continuing an Event of Default (provided that no such notice shall be required if an Event of Default of the type described in Section 10.05 of the Credit Agreement has occurred and is continuing), the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Credit Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction, in each case to the extent not prohibited by the Communications Act, and subject to Section 7(c), shall also be entitled with two (2) Business Days’ prior written notice to Urban One or such Pledgor (provided that no such notice shall be required if an Event of Default of the type described in Section 10.05 of the Credit Agreement has occurred and is continuing), to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable: (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor; (ii) to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees; (iii) to accelerate any Pledged Promissory Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Promissory Note (including, without limitation, to make any demand for payment thereon); (iv) subject to Section 5 hereof, with two (2) Business Days’ prior written notice to Urban One or such Pledgor, to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); (v) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor to the extent permitted by applicable law), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine in compliance with any mandatory requirements of applicable law; provided that at least ten (10) days’ advance written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the UCC as in effect in the State of New York from time to time or its equivalent in other applicable jurisdictions) of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize 11 upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto. Without limiting the generality of the foregoing and subject to Section 7(c), if an Event of Default shall have occurred and be continuing, each of the Pledgors shall take any action which the Collateral Agent may reasonably request of such Pledgor in order to effect the transfer of control or assignment to the Collateral Agent, or to such one or more third Persons as the Collateral Agent may designate, or to a combination of the foregoing, of all Collateral controlled by such Pledgor. To enforce this Section 7(a)(v), the Collateral Agent is empowered to seek from the FCC or any other Governmental Authority consent to or approval of any involuntary transfer of control of any entity whose Collateral is subject to this Agreement for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each of the Pledgors hereby agrees to authorize such an involuntary transfer of control upon the request of the Collateral Agent and, if such Pledgor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence of an Event of Default, each of the Pledgors shall further use its commercially reasonable efforts to assist in obtaining approval of the FCC or any other Governmental Authority, if required, for any action or transactions contemplated by the Collateral Agent in accordance with its rights and as otherwise permitted pursuant to this Agreement, including, without limitation, the preparation, execution and filing with the FCC of the assignor’s or transferor’s portion of any application or applications for consent to the transfer or assignment of any such Collateral or transfer of control necessary or appropriate under the FCC’s rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License controlled by such Pledgor. Each Pledgor hereby agrees to consent to any such voluntary or involuntary transfer after and during the continuation of an Event of Default and, without limiting any rights of the Collateral Agent under this Agreement, to authorize the Collateral Agent to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial, FCC or other consents required by any Governmental Authorities, in order to effectuate the transactions contemplated by this Section 7(a)(v). Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Collateral Agent under this Agreement. Each Pledgor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing. Without limiting the obligations of any Pledgor hereunder in any respect, each Pledgor further agrees that if such Pledgor, upon or after the occurrence (and during the continuance) of an Event of Default, should fail or refuse for any reason whatsoever, without limitation, including any refusal to execute any application necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Collateral Agent hereunder, such Pledgor agrees that such application may be executed on such Pledgor’s behalf by the clerk of any court of competent jurisdiction without notice to such Pledgor pursuant to court order; and (vi) to set off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations, in each case in accordance with the terms of the Credit Agreement and the Security Agreement. (b) If there shall have occurred and be continuing an Event of Default, and the Collateral Agent has given the applicable Pledgor two (2) Business Days’ prior written notice (provided that no such notice shall be required if an Event of Default of the type described in Section 10.05 of the Credit Agreement has occurred and is continuing), then and in every such case, subject to Section 7(c), the Pledgee shall be entitled to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so). Upon the cure or waiver of any 12 such Event of Default in accordance with the Credit Agreement, each Pledgor shall automatically have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to this Agreement. (c) Notwithstanding any other provision of this Agreement, during the continuance of an Event of Default, (i) any foreclosure, sale, transfer, assignment or other disposition of, or the exercise of any rights and remedies by the Collateral Agent or any Secured Creditor with respect to any of the Collateral or any FCC License which would effect or constitute an assignment of any FCC License or affect the operation or voting or other control of any Pledgor or any Subsidiary thereof or any Station of any Pledgor or any Subsidiary thereof shall be pursuant to, and in accordance with, the Communications Act, to all other applicable laws and to the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior approval of the FCC; (ii) voting rights in any Collateral representing direct or indirect control of any FCC License shall remain with the Pledgor thereof notwithstanding the occurrence or continuation of any Event of Default until all required consents of the FCC shall have been obtained; (iii) prior to the exercise of voting rights by any purchaser at a public or private sale of any Collateral representing direct or indirect control of any FCC License, the consent and approval of the FCC as required pursuant to the Communications Act shall have first been obtained; and (iv) until all required consents of the FCC shall have been obtained, the Collateral Agent shall not be authorized to sign on behalf of any Pledgor any application, document or other instrument to be filed with the FCC. 8. REMEDIES, CUMULATIVE, ETC. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Security Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Security Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of the Required Lenders, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the Security Agreement. 9. APPLICATION OF PROCEEDS. (a) Subject to the terms of the Intercreditor Agreements, as applicable, and except as otherwise provided in the Credit Documents, all monies collected by the Pledgee upon any sale or other disposition of the Collateral as a result of the exercise of remedies by the Pledgee pursuant to the terms of this Agreement after the occurrence and during the continuance of an Event of Default, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in Section 6.4 of the Security Agreement. (b) It is understood and agreed that each Pledgor shall remain jointly and severally liable with respect to its Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Obligations. 10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial or non-judicial

13 foreclosure, other judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof. 11. INDEMNITY. (a) Each Pledgor jointly and severally agrees to be bound by the provisions of Section 12.01 of the Credit Agreement with the same force and effect, and to the same extent, as if each reference therein to the Borrowers or any Guarantor were a reference to such Pledgor and each reference therein to the Administrative Agent were a reference to the Collateral Agent. (b) Without limiting the application of Section 11(a) hereof, each Pledgor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable out-of-pocket fees, costs and expenses of whatever kind or nature incurred in connection with the administration of this Agreement and all other reasonable out-of-pocket fees, costs and expenses in connection with its services hereunder, including without limitation, defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral (limited, in the case of costs and expenses of the Collateral Agent arising in connection with legal representation, to the documented reasonable fees and out-of-pocket expenses of one primary counsel for the Collateral Agent and one local counsel in each relevant jurisdiction). (c) Without limiting the application of Section 11(a) or (b) hereof, each Pledgor agrees, jointly and severally, to pay, indemnify and hold each of the Pledgee, the Administrative Agent, the Collateral Agent and each other Secured Creditor, and each of their respective Related Parties (each, an “Indemnified Person”) harmless from and against any loss, costs, damages and expenses which such Indemnified Person may suffer, expend or incur in consequence of or growing out of any material misrepresentation by any Pledgor in this Agreement, any other Security Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Security Document. (d) The provisions of this Section shall survive the resignation or removal of the Pledgee, the Administrative Agent and the Collateral Agent. 12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership unless and until such person is admitted as a member or Partner, as applicable. Neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership unless, and to the extent, expressly assumed by the Pledgee or other Secured Creditor. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person. (b) Except as provided in the last sentence of Section 12(a), the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of Section 12(a). 14 (c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected. (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral. 13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that the Pledgee may file and refile under the UCC or other applicable state law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee (acting on its own or on the instructions of the Required Lenders) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, (x) financing statements which only describe the Collateral specifically or as “all assets” or “all personal property” or with words of similar import of such Pledgor and (y) “in lieu of” financing statements) without the signature of such Pledgor where permitted by law, and agrees to do such further acts and to execute and deliver to the Pledgee such additional conveyances, collateral assignments, agreements and instruments with respect to the Collateral or the Pledgee’s rights therein or hereunder as the Pledgee may deem necessary, or advisable as may be reasonably requested by the Pledgee, to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder. (b) Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default and the giving of the required notice, to the extent required and specified herein, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement and to otherwise protect and enforce Pledgee’s rights and remedies in respect of the Collateral, in each case, to the extent not prohibited by the Communications Act, which appointment as attorney is coupled with an interest and shall automatically terminate on the Termination Date or, with respect to any Pledgor, at the time such Pledgor is released herefrom in accordance with Section 31. 14. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 11 of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement. The discretionary rights of the Pledgee hereunder are for the benefit of the Pledgee and shall not be construed as obligations or affirmative duties of the Pledgee and the Pledgee shall have no liability for failing to exercise any such discretionary rights. Section 11.10 of the Credit Agreement is incorporated herein by reference, with references to the Collateral Agent also being references to the Pledgee. 15 15. TRANSFER BY THE PLEDGORS. Except as permitted pursuant to the Credit Agreement, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein. 16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants that: (i) it is the legal, beneficial and record owner of, and has good and marketable title to, all of the Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests (except as to Securities credited on the books of a Clearing Corporation or a Securities Intermediary) and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no Lien, except the Liens created by this Agreement or Permitted Liens); (ii) it has full organizational power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except as such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect, relating to or otherwise affecting the enforceability of creditors’ rights generally, to general principles of equity (regardless of whether considered in a proceeding in equity or law) and concepts of good faith and fair dealing; (iv) except to the extent already obtained or made, no material consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no material consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor (except as set forth in clause (iii) above), (c) other than the filing of UCC-1 financing statements in the applicable jurisdiction and the payment of all applicable filing fees in connection therewith; the perfection or enforceability of the Pledgee’s security interest in such Pledgor’s Collateral to the extent required by, and subject to the terms and conditions of, this Agreement, (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein, except that (x) certain actions which may be taken by the Administrative Agent, the Collateral Agent or the Secured Creditors in the exercise of their rights and remedies under this Agreement or any other Credit Document, may require the prior consent of the FCC, and (y) a Pledgor may be legally required to disclose the existence of this Agreement and the other Credit Documents for informational purposes in its FCC licensing records and provide copies of such documents to the FCC and members of the public within seven (7) days of a valid request, or (e) except for compliance with or as may be required by applicable securities laws; (v) neither the execution, delivery or performance by such Pledgor of this Agreement, nor compliance by it with the terms and provisions hereof and thereof: (i) will contravene any provision of any material law, statute, rule or regulation, or any order, writ, injunction or decree of any court or Governmental Authority applicable to the Pledgors, (ii) will conflict with or result in any material breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any 16 Lien (except pursuant to the Security Documents or Permitted Liens) upon any of the property or assets of any Pledgor or any of its Restricted Subsidiaries pursuant to the terms of (x) the ABL Credit Agreement, (y) after the execution and delivery thereof, the documents evidencing subordinated or unsecured Indebtedness permitted under the Credit Agreement to the extent governing Indebtedness in an aggregate outstanding principal amount equal to or greater than $5,000,000, and (z) any other indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument, in each case to which any Pledgor or any of its Restricted Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, except, in the case of the preceding subclause (x), for any contravention, breach, default and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Pledgor; (vi) all of such Pledgor’s Collateral (consisting of Securities, Limited Liability Company Interests and Partnership Interests issued by any Pledgor or any Subsidiary of any Pledgor) has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights; (vii) each of such Pledgor’s Pledged Promissory Notes issued by any Pledgor or any Subsidiary of any Pledgor constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, in each case, except as such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect, relating to or otherwise affecting the enforceability of creditors’ rights generally, to general principles of equity (regardless of whether considered in a proceeding in equity or law) and concepts of good faith and fair dealing; and (viii) subject to the Intercreditor Agreements, as applicable, the pledge, collateral assignment and delivery to the Pledgee of such Pledgor’s Collateral consisting of Certificated Securities and Pledged Promissory Notes pursuant to this Agreement, and the continued possession thereof by the Pledgee or any affiliate thereof, creates a valid and perfected first priority security interest in such Certificated Securities and Pledged Promissory Notes, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities (other than Permitted Liens) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral. (b) Each Pledgor covenants and agrees that it will use commercially reasonable efforts to defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by such Pledgor as Collateral hereunder and will likewise use commercially reasonable efforts to defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors. 17. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any

17 circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 19 hereof), including, without limitation: (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Security Document (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms); (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing. 18. SALE OF COLLATERAL WITHOUT REGISTRATION. If at any time after the occurrence and continuance of an Event of Default, when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, subject to the terms of the Intercreditor Agreements, as applicable, in its sole and absolute discretion, upon two (2) Business Days’ prior written notice to Urban One or the applicable Pledgor, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, subject to the terms of the Intercreditor Agreements, as applicable, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid. 19. TERMINATION; RELEASE. (a) On the Termination Date, (i) this Agreement shall automatically and unconditionally terminate (provided that all indemnities set forth herein including in Section 11 hereof, shall survive such termination) and the Pledgee, at the request and sole expense of the respective Pledgor, will promptly execute and deliver to such Pledgor a proper instrument or instruments (including UCC termination statements on form UCC-3, releases to be filed and instruments of satisfaction, 18 discharge and/or reconveyance) prepared by the Pledgor acknowledging the satisfaction and termination of this Agreement, (ii) the security interest created hereby will automatically and unconditionally be released, and the Pledgee will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee or any of its agents hereunder and as has not theretofore been sold in accordance with this Agreement, the other Credit Documents or applicable law, or otherwise applied or released pursuant to this Agreement, the other Credit Documents or applicable law; without limiting the foregoing, together with Collateral consisting of any monies at the time held by the Pledgee or any of its agents hereunder and (iii) Pledgee shall, upon such Pledgor’s reasonable request, provide evidence (in form and substance reasonably satisfactory to Pledgor) of such release, assignment, transfer or delivery on the Termination Date. As used in this Agreement, “Termination Date” shall have the meaning set forth in the Security Agreement. (b) If any part of the Collateral (i) is sold, transferred or otherwise disposed of (to a Person other than a Pledgor) at any time prior to the Termination Date, in connection with a sale, transfer or other disposition not prohibited by the Credit Agreement, (ii) [reserved], (iii) becomes an Excluded Equity Interest or Excluded Asset in a manner that is not prohibited by the Credit Agreement or (iv) is otherwise released in accordance with the terms of the Credit Agreement or to the extent required by the provisions of any Intercreditor Agreement (such part of the Collateral, “Released Collateral”), all security interests created under this Agreement in such Released Collateral so sold, transferred or otherwise disposed of shall automatically and unconditionally terminate, and the Pledgee, at the request and sole expense of such Pledgor, will duly execute and deliver such documentation, including termination or partial release statements (and the like in connection therewith), and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Released Collateral as is then being (or has been) so sold, transferred or otherwise disposed of, or released, and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub agent designated pursuant to Section 4 hereto, such sub agent) and has not theretofore been released pursuant to this Agreement and the Pledgee shall, upon such Pledgor’s reasonable request and at such Pledgor’s sole expense, provide evidence (in form and substance reasonably satisfactory to such Pledgor and the Pledgee) of such release, assignment, transfer or delivery. (c) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) this Section 19. 20. NOTICES, ETC. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as follows: (a) if to the Pledgee, the Administrative Agent, any Credit Party or any Lender, as provided in Section 12.03 of the Credit Agreement (with, in the case of the Pledgee, all references in such Section 12.03 of the Credit Agreement to the Administrative Agent being deemed to be references to the Pledgee for purposes of this Section 20); and (b) if to any Other Creditor, at such address as such other Creditor shall have specified in writing to each Pledgor and the Pledgee: 19 or, in any such case, at such other address or addressed to such other individual as shall have been furnished or identified, as applicable, in writing by the party to whom such notice is required to be given to the party required to give the same. 21. WAIVER; AMENDMENT. Except as provided in Sections 19, 29 and 31 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the requirements specified in the Credit Agreement. 22. PERMITTED SUCCESSORS AND ASSIGNS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 19 or 31, (ii) be binding upon each Pledgor, its permitted successors and assigns; provided, however, that no Pledgor may assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Lenders), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Creditors and their respective permitted successors, transferees and assigns in accordance with the Credit Agreement. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Security Documents regardless of any investigation made by the Secured Creditors or on their behalf. 23. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. 24. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 20, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF (i) ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR (ii) 20 THE PLEDGEE, ANY LENDER OR THE HOLDER OF ANY NOTE TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION. (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 25. PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgee’s possession, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral. 26. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Collateral Agent. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. 27. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 28. RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Credit Documents and otherwise in writing in connection herewith or therewith.

21 29. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Urban One that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become a Pledgor hereunder by (x) executing a counterpart hereof and delivering same to the Pledgee or executing a joinder agreement and delivering same to the Administrative Agent, in substantially the form of Annex H hereto, (y) delivering supplements to Annexes A through G hereto as are necessary to cause such annexes to be complete and accurate in all material respects with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, including without limitation delivery of an executed Irrevocable Proxy, in each case with all documents required above to be delivered to the Pledgee. 30. LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a Guarantor have been limited as provided in the Guaranty. 31. RELEASE OF PLEDGORS. Upon the release of any Guarantor from the Guaranty in accordance with the provisions thereof, such Restricted Subsidiary shall automatically be released as a Pledgor, and all security interests then existing in any Collateral granted by it pursuant hereto shall be automatically released, from and under this Agreement and the Pledgee is authorized and directed to execute and deliver such instruments or evidence of release reasonably requested by Urban One or any of its Restricted Subsidiaries. At any time that the Administrative Borrower desires that the Pledgee deliver any such instrument or evidence of release with respect to any Restricted Subsidiary of Urban One which has been released from this Agreement as provided in this Section 31, Urban One shall deliver to the Pledgee a certificate signed by an Authorized Officer of Urban One stating that the release of such Pledgor (and its Collateral) is permitted pursuant to this Section 31. The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Pledgor by it in accordance with, or which it believes in good faith to be in accordance with, this Section 31. 32. INTERCREDITOR AGREEMENTS. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent (including perfection and priority) pursuant to this Agreement and the exercise of certain rights and remedies by the Collateral Agent are subject to the provisions of each Intercreditor Agreement, as applicable. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of ABL Debt Obligations (as defined in the Revolver Intercreditor Agreement), any obligation of the Pledgors herein that requires delivery of Collateral to, possession or control of Collateral with, the pledge, assignment, endorsement or transfer of Collateral to or the registration of Collateral in the name of, the Collateral Agent, shall be deemed complied with and satisfied if such delivery of Collateral is made to, such possession or control of Collateral is with, or such Collateral is assigned, endorsed or transferred to or registered in the name of, the ABL Collateral Agent or First Lien Notes Collateral Agent (each as defined in the Revolver Intercreditor Agreement), as applicable, solely to the extent such delivery and/or other obligations of the Pledgors are required by the terms of the Revolver Intercreditor Agreement; provided, that, notwithstanding the foregoing, nothing contained in this Section 32 or the Revolver Intercreditor Agreement shall limit or otherwise affect the Liens of the Collateral Agent in any Collateral. To the extent that any covenants, representations or warranties set forth in this Agreement are untrue, incorrect or unable to be complied with solely as a result of the delivery of Collateral to, possession or control of Collateral with, the pledge, assignment, endorsement or transfer of Collateral to or the registration of Collateral in the name of, the 22 ABL Collateral Agent or First Lien Notes Collateral Agent (each as defined in the Revolver Intercreditor Agreement), as applicable, solely to the extent such delivery and/or other obligations of the Pledgors are required by the terms of the Revolver Intercreditor Agreement, such covenant, representation or warranty shall not be deemed to be untrue, incorrect or breached for purposes of this Agreement. 33. RECITALS. The Pledgee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Pledgors. 34. AMENDMENT AND RESTATEMENT. The parties hereto agree that the Existing Pledge Agreement is hereby amended and restated in its entirety by this Agreement, and this Agreement shall constitute neither a release, termination nor novation of any lien or security interest arising under the Existing Pledge Agreement nor a refinancing of any indebtedness or obligations arising thereunder or under the Existing Credit Agreement or related documents, but rather the liens and security interests in effect under the Existing Pledge Agreement shall continue in full force and effect on the terms hereof. [Remainder of this page intentionally left blank; signature pages follow] [Signature Page to Amended and Restated Pledge Agreement] IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written. URBAN ONE, INC., as Pledgor By: Name: Title: RADIO ONE LICENSES, LLC BOSSIPMADAMENOIRE, LLC CLEOTV, LLC RO ONE SOLUTION, LLC BELL BROADCASTING COMPANY, LLC RADIO ONE OF DETROIT, LLC RADIO ONE OF CHARLOTTE, LLC CHARLOTTE BROADCASTING, LLC RADIO ONE OF NORTH CAROLINA, LLC BLUE CHIP BROADCASTING, LTD. BLUE CHIP BROADCASTING LICENSES, LTD. RADIO ONE OF INDIANA, LLC RADIO ONE OF INDIANA, L.P. RADIO ONE OF TEXAS II, LLC SATELLITE ONE, L.L.C. RADIO ONE CABLE HOLDINGS, LLC NEW MABLETON BROADCASTING, LLC RADIO ONE MEDIA HOLDINGS, LLC RADIO ONE DISTRIBUTION HOLDINGS, LLC INTERACTIVE ONE, INC. INTERACTIVE ONE, LLC DISTRIBUTION ONE, LLC REACH MEDIA, INC. GAFFNEY BROADCASTING, LLC RADIO ONE URBAN NETWORK HOLDINGS, LLC TV ONE, LLC URBAN ONE PRODUCTIONS, LLC T TENTH PRODUCTIONS, LLC CHARLIE BEAR PRODUCTIONS, LLC each as a Pledgor By: __________________________ Name: Title: [Signature Page to Amended and Restated Pledge Agreement] URBAN ONE, INC., as the Sole Member of Blue Chip Broadcasting, Ltd., as Pledgor By: Name: Title: BEING THE SOLE MEMBER OF BLUE CHIP BROADCASTING, LTD., URBAN ONE, INC. HEREBY CONSENTS TO AND APPROVES ANY POTENTIAL ASSIGNMENT, PLEDGE OR TRANSFER OF THE EQUITY INTERESTS OF BLUE CHIP BROADCASTING, LTD. IN CONNECTION WITH THE ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENTS BLUE CHIP BROADCASTING, LTD., as the Member of Blue Chip Broadcasting Licenses, Ltd., as Pledgor By: Name: Title: BEING THE MEMBER OF BLUE CHIP BROADCASTING LICENSES, LTD., BLUE CHIP BROADCASTING, LTD. HEREBY CONSENTS TO AND APPROVES ANY POTENTIAL ASSIGNMENT, PLEDGE OR TRANSFER OF THE EQUITY INTERESTS OF BLUE CHIP BROADCASTING LICENSES, LTD. IN CONNECTION WITH THE ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENTS

[Signature Page to Amended and Restated Pledge Agreement] Accepted and Agreed to: BANK OF AMERICA, N.A., as Collateral Agent and Pledgee By: Name: Title: ANNEX H to PLEDGE AGREEMENT JOINDER AGREEMENT (this “Joinder Agreement”), dated as of [ ], made by [ ], a [ ] (the “Additional Pledgor”), in favor of Bank of America, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Creditors (as defined in the Pledge Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meanings set forth in the Pledge Agreement or the Credit Agreement referred to below, as applicable. W I T N E S S E T H: WHEREAS, Urban One, Inc. a Delaware corporation (the “Company”), the other Borrowers from time to time party thereto, the lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and Collateral Agent, have entered into an Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Credit Agreement”); WHEREAS, in connection with the Credit Agreement, the Company and certain of its Subsidiaries (other than the Additional Pledgor) have entered into the Amended and Restated Pledge Agreement, dated as of December 18, 2025 (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Pledge Agreement”), in favor of the Collateral Agent for the benefit of the Secured Creditors; WHEREAS, the Credit Agreement, the Guaranty and the Pledge Agreement require the Additional Pledgor to become a party to the Pledge Agreement; and WHEREAS, the Additional Pledgor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Pledge Agreement. NOW, THEREFORE, IT IS AGREED: 1. Pledge Agreement. To secure the Obligations now or hereafter owned by the Pledgors, each Additional Pledgor does hereby grant and pledge to the Pledgee, for the benefit of the Secured Parties, and does hereby create a continuing security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the Collateral (as defined in the Pledge Agreement), in accordance with the Pledge Agreement. The grant of a security interest in the Collateral by the Additional Pledgor under this Joinder Agreement and the Pledge Agreement secures the payment of all Obligations now or hereafter existing under or in respect of the Credit Documents. By executing and delivering this Joinder Agreement, the Additional Pledgor, as provided in Section 29 of the Pledge Agreement, hereby becomes a party to the Pledge Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder. The information set forth in Exhibit A hereto is hereby added to the information set forth in Annex A through G, inclusive, to the Pledge Agreement. The Additional Pledgor hereby represents and warrants that, with respect to the Additional Pledgor, each of the representations and warranties contained in Section 16 of the Pledge Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date. Annex H Page 2 2. GOVERNING LAW. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). 3. Successors and Assigns. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Pledgor may not assign, transfer or delegate any of its rights or obligations under this Joinder Agreement (except as set forth in the Credit Agreement) without the prior written consent of the Pledgee and any such assignment, transfer or delegation without such consent shall be null and void. 4. Headings. The headings of the several sections of this Joinder Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Joinder Agreement. 5. Counterparts. This Joinder Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Collateral Agent. The words “execution,” “signed,” “signature,” and words of like import in this Joinder Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Joinder Agreement. [Remainder of page intentionally left blank] Annex H Page 3 IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written. [ADDITIONAL PLEDGOR] By: _________________________ Name: Title: Notice Information: [ ] Acknowledged: BANK OF AMERICA, N.A., as Collateral Agent By: Name: Title:

EXHIBIT A [To include the information set forth in Annex A through G, inclusive, to the Pledge Agreement] ANNEX I to PLEDGE AGREEMENT [FORM OF] IRREVOCABLE PROXY (Interests of [_______] (the “Issuer”)) Date: __________, 20__ For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [_____________], a [_______________] (the “Grantor”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes BANK OF AMERICA, N.A., in its capacity as Collateral Agent for the Secured Creditors (in such capacity, the “Proxy Holder”) under that certain Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), to which the Proxy Holder, the Grantor, and certain affiliates of the Grantor are a party, the attorney and proxy of the Grantor with full power of substitution and resubstitution, to the full extent of the Grantor’s rights with respect to all of the Pledged Shares (as defined in the Pledge Agreement (as defined below)) which constitute the Equity Interests of the Issuer (the “Interests”) owned by the Grantor. Upon the execution hereof, all prior proxies given by the Grantor with respect to any of the Interests are hereby revoked, and no subsequent proxies will be given with respect to any of the Interests. This proxy is IRREVOCABLE, is coupled with an interest, and is granted pursuant to that certain Amended and Restated Pledge Agreement, dated as of December 18, 2025, by and among the Grantor, certain affiliates of the Grantor and the Proxy Holder (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) for the benefit of the Proxy Holder in consideration of the credit extended pursuant to the Credit Agreement. Capitalized terms used herein but not otherwise defined in this Irrevocable Proxy have the meanings ascribed to such terms in the Pledge Agreement. Subject in all respects to the Communications Act and Section 7(c) of the Pledge Agreement, the Proxy Holder named above will be empowered and may exercise this Irrevocable Proxy to vote the Interests at any and all times after the occurrence and during the continuation of an Event of Default upon two (2) Business Days’ prior written notice to the Issuer, including, but not limited to, at any meeting of the [members/board] of the Issuer, however called, and at any adjournment thereof, or in any written action by consent of the [members/board] of the Issuer. This Irrevocable Proxy shall remain in effect with respect to the Interests until the Termination Date, and will continue to be effective or automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Proxy Holder as a fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, all as though such payment had not been made (provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Proxy Holder in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations), notwithstanding any time limitations set forth in the [operating agreement/by-laws] and other organization documents of the Issuer or the [Limited Liability Company Act/Corporations Act] of the State of [__________]. Any obligation of the Grantor hereunder shall be binding upon the heirs, successors, and assigns of the Grantor (including, without limitation, any transferee of any of the Interests). [Signature Page Follows] ANNEX I Page 2 IN WITNESS WHEREOF, the Grantor has executed this Irrevocable Proxy as of the date first above written. [___________________________________] By ____________________________________ Name: ________________________________ Title: _________________________________ EXHIBIT I [FORM OF AMENDED AND RESTATED SECURITY AGREEMENT]

Execution Version

AMENDED AND RESTATED SECURITY AGREEMENT

among URBAN ONE, INC.,

CERTAIN SUBSIDIARIES OF URBAN ONE, INC.

and

BANK OF AMERICA, N.A.,
as COLLATERAL AGENT

Dated as of December 18, 2025

TABLE OF CONTENTS

Page

ARTICLE I SECURITY INTERESTS 2

1.1 Grant of Security Interests 2
1.2 Power of Attorney 3

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS 4

2.1 Necessary Filings 4
2.2 No Liens 4
2.3 Other Financing Statements 4
2.4 Chief Executive Office, Record Locations 5
2.5 Location of Inventory and Equipment 5
2.6 Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc. 5
2.7 Trade Names; Etc. 5
2.8 Certain Significant Transactions 5
2.9 Collateral in the Possession of a Bailee 5
2.10 Recourse 6
2.11 FCC Licenses 6

ARTICLE III SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL 6

3.1 Maintenance of Records ... 6
3.2 Direction to Account Debtors; Contracting Parties; etc. ... 6
3.3 Modification of Terms; etc. ... 6
3.4 Collection ... 7
3.5 Instruments ... 7
3.6 [Reserved] ... 7
3.7 [Reserved] ... 7
3.8 Deposit Accounts; Etc. ... 7
3.9 Letter-of-Credit Rights ... 8
3.10 Commercial Tort Claims ... 8
3.11 Chattel Paper ... 9
3.12 Collateral Access Agreements ... 9
3.13 Further Actions ... 9

ARTICLE IV SPECIAL PROVISIONS CONCERNING INTELLECTUAL PROPERTY ... 9

4.1 Additional Representations and Warranties ... 9
4.2 Non-Infringement ... 10
4.3 Licenses and Assignments ... 10
4.4 Notification of Infringements ... 10
4.5 Preservation of Marks ... 11
4.6 Maintenance of Registrations and Issuances; Prosecution of Applications ... 11
4.7 Future Intellectual Property Rights ... 11

i

4.8 Remedies ... 11

ARTICLE V PROVISIONS CONCERNING ALL COLLATERAL ... 12

5.1 Protection of Collateral Agent's Security ... 12
5.2 Warehouse Receipts Non-Negotiable ... 12
5.3 Additional Information ... 12
5.4 Further Actions ... 12
5.5 Financing Statements ... 13

ARTICLE VI REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT ... 13

6.1 Remedies; Obtaining the Collateral Upon Default ... 13
6.2 Remedies; Disposition of the Collateral ... 15
6.3 Waiver of Claims ... 16
6.4 Application of Proceeds ... 17
6.5 Remedies Cumulative ... 19
6.6 Discontinuance of Proceedings ... 20

ARTICLE VII INDEMNITY ... 20

7.1 Indemnity ... 20
7.2 Indemnity Obligations Secured by Collateral; Survival ... 20

ARTICLE VIII DEFINITIONS ... 21

8.1 Definitions ... 21
8.2 Other Definitional Provisions; Interpretation ... 26

ARTICLE IX MISCELLANEOUS ... 26

9.1	Notices	26
9.2	Waiver; Amendment	27
9.3	Obligations Absolute	27
9.4	Successors and Assigns	28
9.5	Table of Contents, Headings, etc.	28
9.6	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	28
9.7	Grantor's Duties	29
9.8	Termination; Release	29
9.9	Counterparts	30
9.10	Severability	30
9.11	The Collateral Agent and the other Secured Creditors	30
9.12	Additional Grantors	30
9.13	Intercreditor Agreements	31
9.14	Recitals	31
9.15	Amendment and Restatement	31

ii

ANNEX A	Schedule of Chief Executive Offices
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location, Organizational Identification Numbers and Federal Employer Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Security Agreement
ANNEX F	Schedule of Deposit Accounts
ANNEX G	Schedule of Commercial Tort Claims
ANNEX H	Schedule of Marks and Applications
ANNEX I	Schedule of Patents
ANNEX J	Schedule of Copyrights
ANNEX K	FCC Licenses
ANNEX L	[Reserved]
ANNEX M	Grant of Security Interest in United States Trademarks
ANNEX N	Grant of Security Interest in United States Patents
ANNEX O	Grant of Security Interest in United States Copyrights
ANNEX P	Form of Joinder Agreement

iii

AMENDED AND RESTATED SECURITY AGREEMENT AMENDED AND RESTATED SECURITY AGREEMENT, dated as of December 18, 2025, made by each of the undersigned grantors (each, a “Grantor” and, together with any other entity that becomes a Grantor hereunder pursuant to Section 9.12 hereof, the “Grantors”) in favor of BANK OF AMERICA, N.A., as Collateral Agent (together with any permitted successor Collateral Agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article VIII hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below), the Pledge Agreement (as defined below) or the Guaranty (as defined in the Credit Agreement) shall be used herein as therein defined, as applicable. W I T N E S S E T H: WHEREAS, Urban One, Inc., a Delaware corporation (“Urban One”), TV ONE, LLC, a Delaware limited liability company (“TV One”), INTERACTIVE ONE, INC., a Delaware corporation (“Interactive One”), REACH Media, Inc., a Texas corporation (“Reach Media” and, together with Urban One, TV One and Interactive One, each a “Borrower” and collectively, the “Borrowers”), the Lenders party thereto from time to time, and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as Collateral Agent, previously entered into that certain Credit Agreement, dated as of February 19, 2021 (as amended, modified, restated, amended and restated and/or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”); WHEREAS, the Borrowers and certain other Grantors previously entered into that certain Security Agreement, dated as of February 19, 2021 (as amended, modified, restated, amended and restated and/or supplemented from time to time prior to the date hereof, the “Existing Security Agreement”), in favor of the Collateral Agent; WHEREAS, the parties to the Existing Credit Agreement have agreed to amend, restate, supersede and replace the Existing Credit Agreement in its entirety and, in connection therewith, have entered into that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent, providing for the making of Loans and other financial accommodations to the Borrowers, all as contemplated therein (the Lenders, the Administrative Agent and the Collateral Agent are herein called the “Lender Creditors”); WHEREAS, the Borrowers and their Restricted Subsidiaries may at any time and from time to time enter into one or more Bank Product Agreements with one or more Bank Product Providers (each such Bank Product Provider, collectively, the “Other Creditors” and, together with the Lender Creditors, collectively, the “Secured Creditors”); WHEREAS, pursuant to the Guaranty, each Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein; WHEREAS, it is a condition precedent to the Lenders making the Loans and providing any other financial accommodation to the Borrowers under, and pursuant to, the Credit Agreement, and to the Other Creditors entering into Bank Product Agreements, that each Grantor shall have executed and delivered to the Collateral Agent this Agreement, for the benefit of the Secured Creditors; 2 WHEREAS, each Grantor will obtain benefits from the incurrence of Loans by, and making of other financial accommodations to, the Borrowers under, and pursuant to, the Credit Agreement and the entering into by the Borrowers or any of their Restricted Subsidiaries of Bank Product Agreements and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor; WHEREAS, this Agreement is an amendment and restatement of, and not a novation or extinguishment of, the Existing Security Agreement and the security interests created thereby; and WHEREAS, each Grantor acknowledges and agrees that the security interests granted by such Grantor under the Existing Security Agreement shall continue to exist and remain valid and subsisting to secure the Obligations, shall not be impaired, novated, extinguished or released hereby, shall remain in full force and effect and are hereby ratified, and shall be governed by this Agreement. All references to the Existing Security Agreement in the Credit Agreement or any other Credit Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement. NOW, THEREFORE, in consideration of the benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors, as follows: ARTICLE I SECURITY INTERESTS 1.1 Grant of Security Interests. (a) As security for the prompt and complete payment when due of all Obligations, each Grantor does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Grantor in, to and under all of the following personal property and fixtures (and all rights therein) of such Grantor, or in which or to which such Grantor has any rights, in each case whether now existing or hereafter from time to time acquired: (i) each and every Account; (ii) all cash and Cash Equivalents; (iii) the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account; (iv) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper); (v) all Commercial Tort Claims, including, without limitation, those set forth on Annex G hereto and on any supplement thereto received by the Collateral Agent pursuant to Section 3.10; (vi) all Copyrights, Domain Names, Marks, Patents, Trade Secrets, Software and other intellectual property rights, and licenses to use the foregoing, together with all Proceeds related to the foregoing, including without limitation, all license fees, royalties, income, payments and all proceeds of suit, and all Ancillary IP Rights; 3 (vii) Contracts, together with all Contract Rights arising thereunder; (viii) all Deposit Accounts, other than any Excluded Deposit Account; (ix) all Equipment; (x) all FCC Licenses (for the avoidance of doubt, subject to the exceptions set forth in the definition of Permits); (xi) all Documents; (xii) all General Intangibles; (xiii) all Goods; (xiv) all Instruments; (xv) all Inventory; (xvi) all Investment Property; (xvii) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing); (xviii) all Permits; (xix) all Supporting Obligations; (xx) all books and records pertaining to clauses (i) through (xix) of this Section 1.1(a); and (xxi) all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, including, without limitation, to the maximum extent permitted by applicable law, the Proceeds and the right to receive Proceeds derived from or in connection with the disposition of any FCC License or any Station or any Grantor holding any FCC License (all of the above, the “Collateral”); provided, that “Collateral” shall not include (and nor shall any defined term used in this Section 1.1(a) include), and a security interest shall not attach to, any Excluded Asset. None of the covenants or representations and warranties herein shall be deemed to apply to any property constituting Excluded Assets. (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral (other than Excluded Assets) which any Grantor may acquire, or with respect to which any Grantor may obtain rights, at any time during the term of this Agreement. 1.2 Power of Attorney. (a) Each Grantor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably (but in no event shall such appointment extend beyond the Termination Date), with full power upon the occurrence and during the continuance of an Event of Default (in the name of such Grantor or otherwise), to the extent not prohibited by the Communications Act, to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Grantor under or arising out of the Collateral, to endorse any checks or other 4 instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or, in the reasonable opinion of the Collateral Agent, advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest. (b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral to the same extent as if this Agreement had not been executed and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Creditor, and (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any Receivables, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof to the same extent as if this Agreement had not been executed and neither the Collateral Agent nor any Secured Creditor shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent or any Secured Creditor have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral. ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS Each Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows: 2.1 Necessary Filings. To the extent that the Collateral consists of the type of property in which a security interest may be perfected and is required to be perfected hereunder (i) by possession or control (within the meaning of the UCC as in effect on the date hereof in the State of New York), (ii) by filing a financing statement under the UCC as enacted in any relevant United States jurisdiction or (iii) subject to this Section 2.1, by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office, (a) all such filings have been or will be accomplished, along with payment of all filing fees and (b) the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid, enforceable and, together with all such filings and payment of all filing fees, a fully perfected security interest therein (to the extent such a perfected security interest may be obtained by such filings) prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant United States jurisdiction to perfected security interests, in each case, except as such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect, relating to or otherwise affecting the enforceability of creditors’ rights generally, to general principles of equity (regardless of whether considered in a proceeding in equity or law) and concepts of good faith and fair dealing. 2.2 No Liens. Such Grantor is, and as to all Collateral acquired by it from time to time after the date hereof such Grantor will be, the owner of, or otherwise have the right to use, all Collateral free from any Lien (other than Permitted Liens), and such Grantor shall use commercially reasonable efforts to defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein materially adverse to the Collateral Agent. 2.3 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Grantor will not execute or authorize to

5 be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Grantor or in connection with Permitted Liens. 2.4 Chief Executive Office, Record Locations. The chief executive office of such Grantor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Grantor. 2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof with a fair market value in excess of $1,000,000, by each Grantor is located at one of the locations shown on Annex B hereto for such Grantor, except for Inventory and Equipment in transit, off-site for repair and refurbishment, or in the possession of employees, officers or directors of any Grantor in each case, in the ordinary course of business. 2.6 Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc. The exact legal name of each Grantor, the type of organization of such Grantor, whether or not such Grantor is a Registered Organization, the jurisdiction of organization of such Grantor, such Grantor’s Location, the organizational identification number (if any) of such Grantor, the Federal Employer Identification Number (if any), and whether or not such Grantor is a Transmitting Utility, is listed on Annex C hereto for such Grantor. Such Grantor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, its organizational identification number (if any), or its Federal Employer Identification Number (if any) from that used on Annex C hereto, except to the extent permitted by the Credit Agreement and the Grantor (i) shall have given to the Collateral Agent prior written notice (or notice immediately thereafter (and in no event later than five (5) Business Days after such change)) of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall supplement or update all information contained therein for such Grantor, and (ii) in connection with the respective change or changes, shall have taken any action reasonably requested by the Collateral Agent in accordance with the Security Documents to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected (to the extent such security interest can be perfected by the filings or other actions described in Section 2.1 and subject to Section 3.13) and in full force and effect. Except as specified on Annex C, no Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business (if applicable) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years preceding the date of this Agreement and has not within the last five years preceding the date of this Agreement become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated, other than such changes as previously disclosed to the Collateral Agent pursuant to the immediately preceding sentence. 2.7 Trade Names; Etc. As of the date hereof, such Grantor has no, and does not operate in any jurisdiction under, trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Grantor. 2.8 Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into any Grantor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Grantor, in each case except as described in Annex E hereto. 2.9 Collateral in the Possession of a Bailee. If any Inventory or other Goods in excess of $500,000 in the aggregate are at any time in the possession of a bailee, such Grantor shall promptly notify 6 the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its commercially reasonable efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Grantor. The Collateral Agent agrees with such Grantor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Grantor with respect to any such bailee. 2.10 Recourse. This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Security Documents and otherwise in writing in connection herewith or therewith. 2.11 FCC Licenses. As of the date hereof, such Grantor has no interest in, or rights or obligations to, any FCC Licenses (other than immaterial FCC Licenses) except as specified in Annex K hereto for such Grantor. ARTICLE III SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL 3.1 Maintenance of Records. Each Grantor will keep proper books and records in accordance with Section 8.02 of the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent, such Grantor shall, at its own cost and expense, deliver all tangible evidence of its Collateral consisting of Accounts and Contract Rights (including, without limitation, all documents evidencing such Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs, such Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, all of its Collateral consisting of Accounts and Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that a security interest in such Accounts and Contracts has been pledged and granted to the Collateral Agent and that the Collateral Agent has a security interest therein. 3.2 Direction to Account Debtors; Contracting Parties; etc. Each Grantor shall (a) subject to Section 3.8, establish and maintain cash management services of a type and on terms reasonably satisfactory to the Collateral Agent at Bank of America Account Bank, and take commercially reasonable steps to ensure that payment of the amounts owed by all of the Account Debtors and other obligors of all Grantors in respect of Contracts consisting of Collateral, in each case, shall be forwarded directly to a Bank of America Controlled Account, and (b) within five (5) Business Days from receipt by any Grantor, deposit or cause to be deposited all of their Collections (including those sent directly by their Account Debtors to a Grantor or deposited in any Controlled Account (other than a Bank of America Controlled Account)) and other amounts constituting Collateral into a Bank of America Controlled Account. Without notice to or assent by any Grantor, the Collateral Agent may, upon the occurrence and during the continuance of a Cash Dominion Period (and subject to the terms of the Revolver Intercreditor Agreement), apply any or all amounts then in, or thereafter deposited in, a Controlled Account toward the payment of the Obligations in the manner provided in Section 6.4 of this Agreement. The reasonable and documented out-of-pocket costs and expenses of collection (including reasonable attorneys’ fees) to the extent required to be paid pursuant to the Credit Agreement, whether incurred by a Grantor or the Collateral Agent, shall be borne by the relevant Grantor. 3.3 Modification of Terms; etc. Except in accordance with such Grantor’s ordinary course of business or consistent with reasonable business judgment or as permitted by Section 3.4 or as permitted by 7 the Credit Documents, no Grantor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written consent of the Collateral Agent (not to be unreasonably withheld, delayed or conditioned). 3.4 Collection. Each Grantor shall endeavor in accordance with reasonable business practices to cause to be collected from the Account Debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with customary collection procedures) any and all Collections, and apply forthwith upon receipt thereof all such Collections to the outstanding balance of such Account or under such Contract. Except as otherwise directed by the Collateral Agent upon the occurrence and during the continuation of a Cash Dominion Period, any Grantor may allow, in the ordinary course of business or as the Grantor may determine in accordance with reasonable business practices or as otherwise permitted by the Credit Documents, as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons and (iii) such other adjustments necessary or desirable in the Grantor’s reasonable business judgment. The reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) to the extent required to be paid by the Credit Agreement of collection, whether incurred by a Grantor or the Collateral Agent, shall be borne by the relevant Grantor. 3.5 Instruments. If any Grantor owns or acquires Instruments that are in the aggregate in excess of $5,000,000 (other than (x) checks and other payment instruments received and collected in the ordinary course of business and (y) any Instrument delivered pursuant to the Pledge Agreement), such Grantor will notify the Collateral Agent thereof, on or prior to the date of the delivery (or, if earlier, required delivery pursuant to the Credit Agreement) of the immediately succeeding Compliance Certificate, and, subject to the terms of the Intercreditor Agreements, as applicable, will promptly deliver such Instrument or Instruments (other than such Instrument or Instruments that have an aggregate value of less than $5,000,000) to the Collateral Agent appropriately endorsed to the order of the Collateral Agent or in blank. 3.6 [Reserved]. 3.7 [Reserved]. 3.8 Deposit Accounts; Etc. (a) Annex F hereto (as such Annex may be updated from time to time subject to Section 3.8(c) below) accurately sets forth, as of the date of this Agreement, for each Grantor, each Deposit Account maintained by such Grantor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account. For each Deposit Account (other than any Excluded Deposit Account), the respective Grantor shall establish and maintain a Control Agreement with the Collateral Agent and the applicable bank which such Deposit Account is maintained (each, a “Controlled Account Bank”), meeting the requirements of the following Section 3.8(b) or otherwise in form and substance reasonably acceptable to the Collateral Agent. For each Deposit Account (other than any Excluded Deposit Account) established after the date hereof, the respective Grantor shall use commercially reasonable efforts to cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 60 days after the time of establishment of the respective Deposit Account (as such date may be extended from time to time by the Collateral Agent in its reasonable discretion), a Control Agreement meeting the requirements of the following Section 3.8(b) or otherwise in form and 8 substance reasonably acceptable to the Collateral Agent. (b) Each Control Agreement covering Controlled Accounts shall provide, among other things, that the Controlled Account Bank will comply with any instructions (an “Activation Instruction”) originated by the Collateral Agent directing the disposition of the funds in such Controlled Account without further consent by the applicable Grantor, which the Collateral Agent agrees not to issue unless a Cash Dominion Period has occurred and is continuing at the time such Activation Instruction is issued. If any bank with which a Deposit Account (other than an Excluded Deposit Account) is maintained refuses to, or does not, enter into such Control Agreement then the respective Grantor shall, at the request of the Collateral Agent close the respective Deposit Account and transfer all balances therein to another Deposit Account meeting the requirements of this Section 3.8(b) within 60 days (as such date may be extended from time to time by the Collateral Agent in its reasonable discretion) of such request. If any bank with which a Deposit Account (other than an Excluded Deposit Account) is maintained refuses to subordinate all of its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms reasonably satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (i) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (ii) agree to a Control Agreement without such subordination; provided, that, in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 30 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence. (c) At the time any new Deposit Account (other than an Excluded Deposit Account) is established or ceases to be an Excluded Deposit Account, the appropriate Control Agreement shall be entered into in accordance with the requirements of the preceding clause (b) and the respective Grantor shall furnish to the Collateral Agent a supplement to Annex F hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established. 3.9 Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with a stated amount of $1,000,000 or more, such Grantor shall, on or prior to the date of the delivery (or, if earlier, required delivery pursuant to the Credit Agreement) of the immediately succeeding Compliance Certificate, notify the Collateral Agent thereof and, subject to the terms of the Intercreditor Agreements, if applicable, such Grantor shall, pursuant to an agreement reasonably satisfactory to the Collateral Agent, use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default (it being understood that unless an Event of Default has occurred and is continuing, such proceeds shall immediately be released to such Grantor). The Collateral Agent shall, promptly upon the request of such Grantor and so long as no Event of Default has occurred and is continuing, cooperate with such Grantor to make any letter of credit in its possession, and pledged by such Grantor, available to such Grantor for purposes of presentation, collection or renewal. 3.10 Commercial Tort Claims. All Commercial Tort Claims in an amount reasonably estimated to exceed $1,000,000 of each Grantor in existence on the date of this Agreement are described in Annex G hereto. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $1,000,000, such Grantor shall, on or prior to the date of the delivery (or, if earlier, required delivery pursuant to the Credit Agreement) of the immediately succeeding Compliance Certificate, promptly notify the Collateral Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein (subject to Permitted Liens) and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form reasonably satisfactory to the Collateral Agent.

9 3.11 Chattel Paper. Upon the reasonable request of the Collateral Agent made at any time or from time to time, each Grantor shall furnish to the Collateral Agent on or prior to the date of the delivery (or, if earlier, required delivery pursuant to the Credit Agreement) of the immediately succeeding Compliance Certificate, a list of all Electronic Chattel Paper (to the extent such Electronic Chattel Paper have an aggregate value in excess of $500,000) held or owned by such Grantor. Furthermore, if requested by the Collateral Agent, each Grantor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. Each Grantor will promptly (and in any event within ten (10) Business Days) following any request by the Collateral Agent, deliver all of its Tangible Chattel Paper to the Collateral Agent (other than Tangible Chattel Paper that have an aggregate value of less than $500,000). 3.12 Collateral Access Agreements. Each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor or mortgagee, as applicable, of the Company’s chief executive office, which, as of the date hereof is located at 1010 Wayne Avenue, 14th Floor, Silver Spring, Maryland 20910 (as such location may be changed or moved from time to time, the “Headquarters”). 3.13 Further Actions. Subject to the limitations in the Credit Agreement, each Grantor agrees that it will, from time to time, at the expense of such Grantor, promptly make, execute, endorse, acknowledge, file and/or deliver, or otherwise authenticate, to or in favor of the Collateral Agent such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to its Accounts, Contracts, Instruments and other property or rights in each case which constitute Collateral, as the Collateral Agent may reasonably require, but only to the extent that creation and perfection is required with respect to such Collateral hereunder. Notwithstanding the foregoing, nothing in this Agreement shall require any Grantor to take any action to perfect any security interest under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia, and with respect to intellectual property, nothing in this Agreement shall require any Grantor to make any filings or take any other actions to record or perfect any security interest with any intellectual property office or registrar, other than in the United States Copyright Office and the United States Patent and Trademark Office, as applicable, or to register any intellectual property. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, no actions shall be required with respect to Collateral requiring perfection through control agreements or perfection by “control” (as defined in the UCC), other than in respect of (i) promissory notes and other evidences of Indebtedness owed to a Grantor, having an amount in excess of $2,000,000, (ii) certificated Equity Interests of Wholly-Owned Restricted Subsidiaries that are not Immaterial Subsidiaries or Subsidiaries that are Guarantors directly or indirectly owned by Urban One or by any Guarantor otherwise required to be pledged pursuant to the provisions of the Security Documents and not otherwise constituting an Excluded Asset, (iii) Deposit Accounts and all other accounts of each Grantor not otherwise constituting an Excluded Deposit Account in accordance with Section 3.8, and (iv) any lease with respect to the Headquarters with any Person (other than the Collateral Agent). The Grantors shall not be required to comply with the Federal Assignment of Claims Act of 1940, as amended from time to time (31 U.S.C. § 3727 et seq.), or any similar statute. With respect to the Grantors, the Collateral Agent shall not be authorized to enter into any source code escrow arrangement or register or apply to register any intellectual property (which, for the avoidance of doubt, shall not limit the obligation to register intellectual property Liens as otherwise required under the Credit Documents). ARTICLE IV SPECIAL PROVISIONS CONCERNING INTELLECTUAL PROPERTY 4.1 Additional Representations and Warranties. Each of Annexes H, I, and J, respectively, contains a complete and accurate list, in each case owned by any Grantor as of the date such representation is made, of all (a) U.S. federally registered Marks and applications therefor (other than any “intent to use” 10 trademark applications that are Excluded Assets); (b) U.S. federally issued Patents and applications therefor; and (c) U.S. federally registered Copyrights and applications therefor and exclusive licenses of U.S. federally registered Copyrights; in each case indicating the owner, title or Mark, application or registration number, and accompanying registration or application dates. Each Grantor represents and warrants that it is the owner of the Marks, Patents, and Copyrights listed in Annexes H, I, and J hereto, respectively, listed as being owned by such Grantor and the licensors under the exclusive licenses to registered Copyrights listed in Annex J hereto as being exclusively licensed to such Grantor. Each Grantor represents and warrants that except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all such registrations and issuances listed in Annexes H, I, and J have not been invalidated, are subsisting and have not been canceled; (ii) no written third-party claim has been received by such Grantor in the twelve (12) month period prior to the date hereof that any of such registrations or issuances is invalid or unenforceable; (iii) such Grantor is not aware that any of said registrations or issuances is invalid or unenforceable; (iv) such Grantor does not have knowledge of any undisclosed reason within the control of such Grantor (excluding office actions in the ordinary course of prosecution of an application) that any application for registration or issuance listed in Annexes H, I, or J will not mature into a registration or issuance; and (v) to each Grantor’s knowledge, no third party is infringing, misappropriating or otherwise violating such Grantor’s rights in any Mark, Domain Name, Patent, Copyright, Trade Secret or other intellectual property right owned by such Grantor that exists and is owned by such Grantor as of the date hereof. Each Grantor agrees to prosecute diligently in accordance with reasonable business practices, but subject to such Grantor’s reasonable business judgment, any Person infringing, misappropriating, or otherwise violating such Grantor’s rights in any Mark, Domain Name, Patent, Copyright, Trade Secret, or other intellectual property right in any manner that would reasonably be expected to have a Material Adverse Effect. 4.2 Non-Infringement. Each Grantor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Patents, Marks, Copyrights, Trade Secrets, and other intellectual property rights necessary for the present conduct of its business, other than as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Grantor further warrants that no written third-party claim has been received by it in the twelve (12) month period prior to the date hereof that such Grantor or any aspect of such Grantor’s present business operations (i) infringes or misappropriates any Mark, Patent, Copyright or other intellectual property right of any other Person, (ii) has misappropriated any Trade Secret or other proprietary information of any other Person, or (iii) otherwise violates any other intellectual property right of any other Person other than, in the case of all of the foregoing, as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 4.3 Licenses and Assignments. Except as otherwise permitted by the Security Documents and except for Marks, Domain Names, Patents, Copyrights, or Trade Secrets that are, in such Grantor’s reasonable business judgment, no longer material to, or no longer used or useful in its business or operations, each Grantor hereby agrees not to assign to any Person all rights under any material Mark, Domain Name, Patent, Copyright, Trade Secret or other intellectual property right owned by such Grantor absent prior written approval of the Collateral Agent. 4.4 Notification of Infringements. Each Grantor agrees, promptly upon obtaining knowledge of the items in clause (a) below or the existence of a claim in clause (b) below, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, (a) any party who such Grantor believes is infringing, misappropriating, or otherwise violating any of such Grantor’s rights in and to any Mark, Domain Name, Patent, Copyright, Trade Secret, or other intellectual property right owned by such Grantor in any manner that could reasonably be expected to have a Material Adverse Effect, or (b) any party claiming that any Grantor or any aspect of such Grantor’s present or contemplated business infringes, misappropriates, or otherwise violates any intellectual property right of that party in any manner that could reasonably be expected to have a Material Adverse Effect. 11 4.5 Preservation of Marks. Each Grantor agrees to (i) use its Marks that are material to such Grantor’s business in interstate commerce during the time in which this Agreement is in effect to the extent required by applicable law to avoid the abandonment of such Marks and (ii) take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States, in each case of clauses (i) and (ii), other than any such Marks that are, in such Grantor’s reasonable business judgment, no longer material to, or no longer used or useful in its business or operations. 4.6 Maintenance of Registrations and Issuances; Prosecution of Applications. Each Grantor shall, at its own expense, except with respect to Marks, Domain Names, Copyrights, Patents and other intellectual property (including registrations and applications therefor) that such Grantor decides, in its reasonable business judgment, are no longer material to, or no longer used or useful in, its business or operations, (a) diligently process all documents reasonably required to the extent necessary to avoid abandonment of all material registrations for Marks, Domain Names, and Copyrights and all issued Patents, owned by such Grantor, including, but not limited to, affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all such registered Marks and Copyrights and issued Patents, and (b) diligently prosecute all applications for Marks, Patents, and Copyrights listed in Annexes H, I, and J hereto of such Grantor; and, in each case, shall pay all fees and disbursements in connection therewith and shall not abandon any such filing or affidavit of use, any such application of renewal, or any other such application prior to the exhaustion of all reasonable administrative and judicial remedies unless consented to by the Collateral Agent. 4.7 Future Intellectual Property Rights. If any Grantor files a Patent application or an application for registration of any Mark or Copyright, or any of the foregoing is acquired by any Grantor, or any Mark or Copyright registration or Patent is issued hereafter to any Grantor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or the United States Copyright Office, or any of the foregoing is acquired by any Grantor, or if any Grantor files a “verified statement of use” or an “amendment to allege use” with respect to any “intent to use” trademark application, or such Grantor obtains any exclusive license of a U.S. registered Copyright, such Grantor shall, on or prior to the date of the delivery (or, if earlier, required delivery pursuant to the Credit Agreement) of the immediately succeeding Compliance Certificate, deliver to the Collateral Agent a grant of a security interest in such Mark, Patent, Copyright or exclusive license of a U.S. registered Copyright (in each case, that constitutes Collateral and at the expense of such Grantor) to the Collateral Agent hereunder substantially in the form of Annex M, Annex N or Annex O hereto, as applicable, or in substantially such other form as may be agreed with the Collateral Agent. 4.8 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, subject to the terms of the Intercreditor Agreements, as applicable, by written notice to the relevant Grantor, take any or all of the following actions: (i) declare the entire right, title and interest of such Grantor in and to each of the Marks, Patents, Copyrights, Trade Secrets, Domain Names and other intellectual property rights that constitute Collateral, together with all rights of protection in the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to below in this Section 4.8 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell such Marks together with the goodwill of such Grantor’s business symbolized by the Marks and the right to carry on the business and use the assets of such Grantor in connection with which the Marks have been used; (iii) take and use or sell such Copyrights, Patents, Trade Secrets and other intellectual property rights; and (iv) direct such Grantor to refrain, in which event such Grantor shall refrain, from using such Marks, Domain Names and other intellectual property rights in any manner whatsoever, directly or indirectly, and such Grantor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of such Marks, Patents, Copyrights, 12 Trade Secrets and Domain Names that constitute Collateral to the Collateral Agent. Subject to the occurrence of, and solely during the continuance of, an Event of Default, each Grantor grants to the Collateral Agent an absolute power of attorney to sign any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office or similar registrar in order to, in accordance with this Section 4.8 effect an absolute assignment of such Grantor’s right, title and interest in each Mark, Domain Name, Patent and/or Copyright and record the same. ARTICLE V PROVISIONS CONCERNING ALL COLLATERAL 5.1 Protection of Collateral Agent’s Security. Except as otherwise permitted by the Security Documents, each Grantor will do nothing to materially impair the rights of the Collateral Agent in the Collateral. Each Grantor will maintain insurance, at such Grantor’s own expense to the extent and in the manner provided in the Credit Agreement. Except to the extent otherwise permitted to be retained by such Grantor or applied by such Grantor pursuant to the terms of the Security Documents, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 6.4 hereof (it being understood and agreed so long as no Event of Default is continuing and the Collateral Agent is not exercising remedies with respect to such proceeds, such Grantor shall have the right to retain or apply such proceeds, in each case in accordance with the Credit Agreement and the Security Agreement). Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Grantor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor. 5.2 Warehouse Receipts Non-Negotiable. To the extent practicable, each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Grantor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC as in effect in any relevant jurisdiction or under other relevant law). 5.3 Additional Information. Each Grantor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be reasonably requested by the Collateral Agent; provided, further, that, no Grantor shall be required to disclose (i) records of the board of directors of such Grantor, (ii) information restricted by a third party confidentiality agreement (other than such an agreement entered into for the purpose of avoiding compliance with this Section 5.3) and (iii) other information (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Collateral Agent (or its representatives or contractors) is prohibited by applicable law or (z) that is subject to attorney client or similar privilege or constitutes attorney work-product. Without limiting the forgoing, each Grantor agrees that it shall promptly furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent (provided that unless an Event of Default has occurred and is continuing, the Collateral Agent shall not make more than one such request during any fiscal year). 5.4 Further Actions. Subject to the limitations in the Credit Agreement, each Grantor agrees that it will, from time to time, at the expense of such Grantor, promptly make, execute, endorse, acknowledge, file and/or deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or that the Collateral Agent may reasonably request, including providing to the Collateral Agent such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements,

13 certificates, reports and other assurances or instruments and shall take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted which are necessary or advisable to perfect, preserve or protect the Collateral Agent’s security interest in the Collateral or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Notwithstanding the foregoing, with respect to intellectual property, nothing in this Agreement shall require any Grantor to make any filings or take any other actions to record or perfect any security interest other than in the United States Copyright Office and the United States Patent and Trademark Office. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, no actions shall be required with respect to Collateral requiring perfection through control agreements or perfection by “control” (as defined in the UCC), other than in respect of (x) promissory notes and other evidences of Indebtedness owed to a Grantor, having an amount in excess of $2,000,000, (y) certificated Equity Interests required to be pledged pursuant to the provisions of the Security Documents and not otherwise constituting an Excluded Asset and (z) Deposit Accounts (other than Excluded Deposit Accounts) in accordance with Section 3.8. The Grantors shall not be required to comply with the Federal Assignment of Claims Act of 1940, as amended from time to time (31 U.S.C. § 3727 et seq.), or any similar statute. With respect to the Grantors, the Collateral Agent shall not be authorized to enter into any source code escrow arrangement or register or apply to register any intellectual property (which, for the avoidance of doubt, shall not limit the obligation to register intellectual property Liens as otherwise required under the Credit Documents). 5.5 Financing Statements. Each Grantor agrees to deliver to the Collateral Agent such information and financing statements as are necessary to establish and maintain a valid, enforceable, perfected security interest (if and to the extent such security interest can be perfected by the filings and other actions described in Section 2.1) in the Collateral as provided herein and the other rights and security contemplated hereby. Each Grantor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Grantor hereby irrevocably authorizes the Collateral Agent, at any time and from time to time, (i) to file one or more financing statements or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect), whether now owned or hereafter acquired, of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement and (ii) to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office), such documents executed by such Grantor as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Grantor and naming such Grantor as debtor and the Collateral Agent as secured party, as the case may be. ARTICLE VI REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT 6.1 Remedies; Obtaining the Collateral Upon Default. (a) Each Grantor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under the UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and, in each case, to the extent not prohibited by the Communications Act, may with at least one (1) Business Day’s prior written notice to Urban One and such Grantor (provided that no such notice shall be required if an Event of Default of the type described in Section 10.05 of the Credit Agreement has occurred and is continuing) and, subject to the terms of the Intercreditor Agreements, as applicable: (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Grantor or any other Person who then has possession of any part 14 thereof with or without notice or process of law, and for that purpose may enter upon such Grantor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Grantor; (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Payment Account or to such other accounts as the Collateral Agent may determine in its reasonable discretion, and may exercise any and all remedies of such Grantor in respect of such Collateral; (iii) instruct all banks that have entered into a Control Agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depositary bank to the Payment Account; (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 6.2 hereof, or direct such Grantor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation; (v) take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Grantor shall at its own expense: (x) promptly cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent; (y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 6.2 hereof; and (z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition; (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents, Copyrights or other intellectual property rights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine; provided that any license or sublicense granted by the Collateral Agent to a third party shall include reasonable and customary terms and conditions necessary to preserve the existence, validity and value of the affected intellectual property, including quality control provisions with regard to Marks and provisions requiring the use of appropriate notices for Copyrights and Patents; (vii) apply any monies constituting Collateral or proceeds, to the extent not prohibited by the Communications Act, thereof in accordance with the provisions of Section 6.4; (viii) exercise all available rights and remedies with respect to the Collateral under any Control Agreements and any Collateral Access Agreements; and (ix) take any other action as specified in Section 9-607 of the UCC; 15 it being understood that each Grantor’s obligation to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents. (b) Notwithstanding any other provision of this Agreement, upon the occurrence and during the continuance of an Event of Default, any foreclosure, sale, transfer, assignment or other disposition of, or the exercise of any rights and remedies by the Collateral Agent or any Secured Creditor with respect to any of the Collateral or any FCC License which would effect or constitute an assignment of any FCC License or affect the operation or voting or other control of any Grantor or any Subsidiary thereof or any Station of any Grantor or any Subsidiary thereof shall be pursuant to, and in accordance with, the Communications Act, to all other applicable laws and to the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior approval of the FCC. 6.2 Remedies; Disposition of the Collateral. (a) Subject to the terms of the Intercreditor Agreements, as applicable, and subject to the Communications Act and any necessary approval by the FCC, if any Event of Default shall have occurred and be continuing, (i) any Collateral repossessed by the Collateral Agent under or pursuant to Section 6.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable, (ii) any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Grantor which the Collateral Agent shall determine to be commercially reasonable, and (iii) any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 6.2 without accountability to the relevant Grantor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Grantor as hereinabove specified, the Collateral Agent need give such Grantor only such notice of disposition as shall be required by such applicable law. Each Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Grantor’s expense. (b) Without limiting the generality of the foregoing and subject to Section 6.1(b), if an 16 Event of Default shall have occurred and be continuing, each of the Grantors shall take any action which the Collateral Agent may reasonably request in order to effect the transfer of control or assignment to the Collateral Agent, or to such one or more third Persons as such Grantor may designate, or to a combination of the foregoing, of all Collateral controlled by such Grantor. To enforce this Section 6.2, the Collateral Agent is empowered to seek from the FCC or any other Governmental Authority consent to or approval of any voluntary or involuntary transfer of control of any entity whose Collateral is subject to this Agreement for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Grantor hereby agrees to consent to any such voluntary or involuntary transfer of control upon the request of the Collateral Agent and to authorize the Collateral Agent to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial, FCC or other consents required by Governmental Authorities, in order to effectuate the transactions contemplated by this Section 6.2. Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Collateral Agent under this Agreement. If such Grantor shall refuse to authorize any such transfer, its approval may be required by the court. Upon the occurrence of an Event of Default, each Grantor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate any action or transaction the Collateral Agent is permitted to pursue under this Agreement, including, without limitation, the preparation, execution and filing with the FCC or such other Governmental Authority of the Grantor’s portion of any application or applications for consent to the transfer or assignment of any such Collateral or transfer of control necessary or appropriate under the FCC’s rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License, controlled by such Grantor. The Grantors acknowledge that the assignment or transfer of such FCC License is integral to the Collateral Agent’s ability to realize the value of the Collateral, that there is no adequate remedy at law for failure by the Grantors to comply with the provisions of this section and that such failure would not be adequately compensable in damages, and therefore agree that this section may be specifically enforced. (c) Without limiting the obligations of any Grantor hereunder in any respect, each Grantor further agrees that if such Grantor, after the occurrence (and during the continuance) of an Event of Default, should fail or refuse for any reason whatsoever, without limitation, including any refusal to execute any application necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Collateral Agent hereunder, such Grantor agrees that such application may be executed on such Grantor’s behalf by the clerk of any court of competent jurisdiction without notice to such Grantor pursuant to court order. (d) For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article VI (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, a nonexclusive license or sublicense, as applicable (exercisable without payment of royalty or other compensation to such Grantor), exercisable only after the occurrence (and during the continuance) of an Event of Default, subject to an obligation to use commercially reasonable efforts to preserve the existence, validity and value of the affected intellectual property (including, in the case of Marks, to sufficient quality control obligations to avoid the risk of invalidation of such Marks, and in the case of Copyrights, the use of appropriate notices for Copyrights), to use, sublicense, and otherwise exploit any and all intellectual property now or hereafter owned or licensed by such Grantor and included in the Collateral (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof). 6.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND

17 JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Grantor hereby further waives, to the extent permitted by law: (a) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct, bad faith or material breach of this Agreement (as determined by a court of competent jurisdiction in a final and non-appealable decision); (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Grantor. 6.4 Application of Proceeds. Subject to the terms of the Intercreditor Agreements, as applicable, and except as otherwise provided in the Credit Documents, (a) All monies and other property and assets collected or received by the Administrative Agent, the Collateral Agent or any other Secured Creditor (or, to the extent the Pledge Agreement, any other Security Document or the Guaranty requires proceeds of collateral or other amounts received under such other Credit Document to be applied in accordance with the provisions of this Agreement, the pledgee or collateral agent or other agent under such other Credit Document) (x) upon any sale or other disposition of the Collateral, together with all other monies received by the Collateral Agent hereunder and by the Administrative Agent or the Collateral Agent under the other Credit Documents, in each case, as a result of the exercise of remedies hereunder or thereunder, as the case may be, (y) after the acceleration of the Credit Document Obligations pursuant to the Credit Agreement or (z) upon any distribution in connection with any Insolvency or Liquidation Proceeding or any other case, proceeding or other action of the type described in Section 10.05 of the Credit Agreement (the amounts described in preceding clauses (x), (y) and (z) are referred to herein as a “Distribution”), shall be applied as follows: (i) first, to the payment of all amounts owing any Agent of the type described in clauses (iii) and (iv) of the definition of “Obligations”; (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to any Agent of the type described in clauses (v) and (vi) of the definition of “Obligations”; (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) inclusive, an amount equal to the outstanding Primary Obligations owing in respect of the Credit Document Obligations shall be paid to the Lender Creditors (other than a Defaulted 18 Lender) as provided in Section 6.4(d) hereof, with each such Lender Creditor receiving an amount equal to its outstanding Primary Obligations owing in respect of such Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed; (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii) inclusive, an amount equal to the outstanding Secondary Obligations owing in respect of the Credit Document Obligations shall be paid to the Lender Creditors (other than a Defaulted Lender) as provided in Section 6.4(d) hereof, with each such Lender Creditor receiving an amount equal to its outstanding Secondary Obligations owing in respect of such Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata share of the amount remaining to be distributed; (v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv) inclusive, an amount equal to the outstanding Primary Obligations owing in respect of the Other Obligations shall be paid to the Other Creditors as provided in Section 6.4(d) hereof, with each such Other Creditor receiving an amount equal to its outstanding Primary Obligations owing in respect of such Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed; (vi) sixth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (v) inclusive, an amount equal to the outstanding Secondary Obligations owing in respect of the Other Obligations shall be paid to the Other Creditors as provided in Section 6.4(d) hereof, with each such Other Creditor receiving an amount equal to its outstanding Secondary Obligations owing in respect of such Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; (vii) seventh, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (vi) inclusive, an amount equal to the outstanding Obligations owing in respect of Credit Document Obligations shall be paid to any Lender Creditor that is a Defaulted Lender as provided in Section 6.4(d) hereof, with each such Defaulted Lender receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed; and (viii) eighth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (vii) inclusive, and following the termination of this Agreement pursuant to Section 9.8(a) hereof, to the relevant Grantor or to whomever may be lawfully entitled to receive such surplus. (b) For purposes of this Agreement, (x) “Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, premium, fees and interest on, all Loans, Fees and other Credit Document Obligations relating to any Letters of Credit, and (ii) in the case of the Other Obligations, all amounts due under each Bank Product Agreement (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) and (y) “Secondary Obligations” shall mean all Obligations other than Primary Obligations. (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 6.4 only) (i) first, to their relevant Primary Obligations and (ii) second, to their relevant Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any Distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, 19 of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such Distribution. (d) All payments required to be made hereunder shall be made to the Administrative Agent for the account of the applicable Secured Creditors. With respect to the Credit Document Obligations, the Administrative Agent may apply any such payments against the outstanding Primary Obligations or Secondary Obligations, as the case may be, in such order and manner as the Administrative Agent may elect. With respect to the Other Obligations, the Administrative Agent shall remit such proceeds to the applicable Other Creditor unless such Other Creditor directs the Administrative Agent otherwise. (e) For purposes of applying payments received in accordance with this Section 6.4, the Collateral Agent shall be entitled to rely upon the Administrative Agent for a determination (which the Administrative Agent agrees (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has received written notice from a Lender Creditor or an Other Creditor to the contrary, the Administrative Agent, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from an Other Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Bank Product Agreements are in existence. (f) It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations. (g) Without limiting the generality of the foregoing, this Section 6.4 is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. (h) If any Secured Creditor collects or receives any Distribution to which it is not entitled under Section 6.4(a) hereof, such Secured Creditor shall hold the same in trust for the Secured Creditors and shall forthwith deliver the same to the Administrative Agent or the Collateral Agent, for the account of the Secured Creditors, to be applied in accordance with Section 6.4(a) hereof. 6.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Security Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any 20 other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable out-of-pocket expenses, including reasonable attorneys’ fees in accordance with the terms hereof and of the Credit Agreement and the amounts thereof shall be included in such judgment. 6.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Grantor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted. ARTICLE VII INDEMNITY 7.1 Indemnity. (a) Each Grantor jointly and severally agrees to be bound by the provisions of Section 12.01 of the Credit Agreement with the same force and effect, and to the same extent as if each reference therein to the Borrowers or any Guarantor, as applicable, were a reference to such Grantor and each reference therein to the Administrative Agent were a reference to the Collateral Agent. (b) Without limiting the application of Section 7.1(a) hereof, each Grantor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable and documented out-of-pocket fees, costs and expenses of whatever kind or nature incurred in connection with the Collateral Agent’s administration of this Agreement and all other reasonable and documented out-of-pocket fees, costs and expenses in connection with its services hereunder, including, without limitation, defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral. (c) Without limiting the application of Section 7.1(a) or (b) hereof, each Grantor agrees, jointly and severally, to pay, indemnify and hold each of the Administrative Agent, the Collateral Agent and each other Secured Creditor, and each of their respective Related Parties (each, an “Indemnified Person”) harmless from and against any actual loss, costs, damages and expenses which such Indemnified Person may suffer, expend or incur in consequence of or growing out of any material misrepresentation by any Grantor in this Agreement, any other Security Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Security Document. (d) If and to the extent that the obligations of any Grantor under this Section 7.1 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. 7.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnified Person as to which such Indemnified Person has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Grantor contained in this Article VII shall continue in full force and effect notwithstanding the resignation or removal of the Collateral Agent or the Administrative Agent or the full payment of all of the other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date. ARTICLE VIII

21 DEFINITIONS 8.1 Definitions. The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. “Account” shall mean any “account” as such term is defined in the UCC as in effect on the date hereof in the State of New York. “Activation Instruction” shall have the meaning set forth in Section 3.8(b) of this Agreement. “Administrative Agent” shall have the meaning set forth in the recitals of this Agreement. “Agent” means any of the Administrative Agent or the Collateral Agent. “Agreement” shall mean this Amended and Restated Security Agreement, as the same may be amended, modified, restated, amended and restated, and/or supplemented from time to time in accordance with its terms. “Ancillary IP Rights” shall mean, with respect to any Patent, Mark, Copyright, or Trade Secret or other intellectual property rights, all rights to sue or otherwise recover for past, present or future infringements or other violations of any of the foregoing and rights corresponding to any of the foregoing throughout the world. “Bank of America Account Bank” shall mean Bank of America, N.A. as Controlled Account Bank. “Bank of America Controlled Account” shall mean each Deposit Account subject to a “control agreement” in accordance with Section 3.8 and maintained at Bank of America, N.A. “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto. “Borrower” and “Borrowers” shall have the meanings set forth in the recitals hereto. “Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors. “Chattel Paper” shall mean “chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper. “Collateral” shall have the meaning set forth in Section 1.1(a) of this Agreement. “Collateral Access Agreement” means a landlord waiver or acknowledgement agreement of any lessor or other Person in possession of, having a Lien upon, or having rights or interests in the Headquarters. “Collateral Agent” shall have the meaning set forth in the first paragraph of this Agreement. 22 “Collections” shall mean all cash, checks, instruments and other items of payment from the sale of Inventory (including insurance proceeds arising from any of the foregoing), and all proceeds of collections of Accounts. “Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the UCC as in effect on the date hereof in the State of New York. “Compliance Certificate” shall mean each Officer’s Certificate delivered by Urban One to the Administrative Agent pursuant to Section 8.01(e) of the Credit Agreement. “Contract Rights” shall mean all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts. “Contracts” shall mean all contracts between any Grantor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements, other Hedge Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements). “Control Agreement” shall mean any agreement entered into among, inter alios, a depository institution, commodities intermediary or securities intermediary at which a Grantor maintains a Deposit Account, such Grantor, the Collateral Agent, the First Lien Notes Collateral Agent and the Second Lien Notes Collateral Agent, as applicable, pursuant to which the Collateral Agent obtains “control” (within the meaning of the UCC as in effect from time to time in the relevant jurisdiction) or dominion over such Deposit Account, in form and substance reasonably satisfactory to the Collateral Agent (such approval not to be unreasonably withheld, conditioned or delayed). “Controlled Account” shall mean each Deposit Account subject to a Control Agreement in accordance with Section 3.8. “Controlled Account Bank” shall have the meaning set forth in Section 3.8(a) of this Agreement. “Copyrights” shall mean any and all United States and foreign copyrights, including all registrations of any copyrights in the United States Copyright Office or any foreign equivalent office, as well as all applications for copyright registrations now or hereafter made with the United States Copyright Office or any foreign equivalent office, in each case, together with all renewals and extensions thereof. “Credit Agreement” shall have the meaning set forth in the recitals of this Agreement. “Credit Document Obligations” shall have the meaning set forth in the definition of “Obligations” in this Article VIII. “Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the UCC as in effect on the date hereof in the State of New York. “Distribution” shall have the meaning set forth in Section 6.4(a) of this Agreement. “Documents” shall mean “documents” as such term is defined in the UCC as in effect on the date hereof in the State of New York. 23 “Domain Names” shall mean all Internet domain names. “Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York. “Equipment” shall mean any “equipment” as such term is defined in the UCC as in effect on the date hereof in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Grantor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto. “Excluded Deposit Accounts” shall mean any (a) Deposit Account (including any certificates of deposit) used exclusively for payroll, taxes, fiduciary and trust purposes, employee benefits or escrow purposes or (b) Deposit Accounts, including zero-balance accounts, the ending daily balance in which does not exceed $1,000,000 in the aggregate on any day for all such Deposit Accounts. “Existing Credit Agreement” shall have the meaning set forth in the recitals hereto. “Existing Security Agreement” shall have the meaning set forth in the recitals hereto. “General Intangibles” shall mean “general intangibles” as such term is defined in the UCC as in effect on the date hereof in the State of New York and, in any event, including, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Swap Agreements and all contracts, agreements, instruments and indentures and all Licenses and concessions issued by Governmental Authorities (including without limitation, the FCC) in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, restated, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive monies due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder (provided, however, that “General Intangibles” shall include FCC Licenses only at such times and to the extent, but only to the extent, that such Grantor is permitted to grant a security interest therein under applicable provisions of the Communications Act, but nevertheless shall include at all times, to the maximum extent permitted by applicable law, all rights and remedies incident or appurtenant to such FCC Licenses and all rights to receive all proceeds derived from or in connection with the disposition of such FCC Licenses or any Station). “Goods” shall mean “goods” as such term is defined in the UCC as in effect on the date hereof in the State of New York. “Grantor” shall have the meaning set forth in the first paragraph of this Agreement. “Headquarters” shall have the meaning provided in Section 3.12 of this Agreement. “Indemnified Person” shall have the meaning set forth in Section 7.1(c) hereof. “Instrument” shall mean “instruments” as such term is defined in the UCC as in effect on the date hereof in the State of New York. 24 “Inventory” shall mean all “inventory” as such term is defined in the UCC as in effect on the date hereof in the State of New York. “Investment Property” shall mean “investment property” as such term is defined in the UCC as in effect on the date hereof in the State of New York. “Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the UCC as in effect on the date hereof in the State of New York. “Lender Creditors” shall have the meaning set forth in the recitals of this Agreement. “Lenders” shall have the meaning set forth in the recitals of this Agreement. “Location” of any Grantor, shall mean such Grantor’s “location” as determined pursuant to Section 9-307 of the UCC. “Marks” shall mean any and all United States and foreign trademarks, service marks, trade names, logos and other indicators of origin, including all registrations and applications for registration therefor that are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, together with all renewals and extensions thereof, as well as all unregistered trademarks, service marks trade names, trade dress, including logos, fictitious business names and other business identifiers, and all goodwill connected with the use of and symbolized thereby. “Obligations” shall mean and include, as to any Grantor, all of the following: (i) the full payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) of such Borrower or such Guarantor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, each Credit Document to which such Grantor is a party (including, without limitation, in the event such Grantor is a Guarantor, all such obligations, liabilities and indebtedness of such Guarantor under the Guaranty) and the due performance and compliance by such Grantor with all of the terms, conditions and agreements contained in each such Credit Document (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of Bank Product Obligations, being herein collectively called the “Credit Document Obligations”); (ii) the full payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Grantor to the Other Creditors, including all Bank Product Obligations, now existing or hereafter incurred under, arising out of or in connection with any Bank Product Agreement, whether such Bank Product Agreement is now in existence or hereinafter arising (including, without limitation, in the case of a Grantor that is a Subsidiary Guarantor, all obligations, liabilities and indebtedness of such Grantor under the Guaranty in respect of the Bank

25 Product Agreements), and the due performance and compliance by such Grantor with all of the terms, conditions and agreements contained in each such Bank Product Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Other Obligations”); (iii) any and all Protective Advances; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Grantor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable and documented out-of-pocket attorneys’ fees and court costs; (v) all amounts paid by any Indemnified Person as to which such Indemnified Person has the right to reimbursement under Section 7.1 of this Agreement; and (vi) all amounts owing to any Agent pursuant to any of the Credit Documents in its capacity as such; it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement; provided that, notwithstanding anything to the contrary contained in any Credit Document, “Obligations” shall exclude any Excluded Swap Obligations of such Grantor. “Other Creditors” shall have the meaning set forth in the recitals of this Agreement. “Other Obligations” shall have the meaning set forth in the definition of “Obligations” in this Article VIII. “Patents” shall mean any and all United States and foreign patents and patent applications, all divisionals, continuations (including, but not limited to, continuations-in-part), reissues, extensions, renewals, reexaminations and improvements thereof. “Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, including the Communications Act, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency (provided, however, that “Permits” shall include the FCC Licenses only at such times and to the extent, but only to the extent, that such Grantor is permitted to grant a security interest therein under applicable provisions of the Communications Act, but nevertheless shall include at all times, to the maximum extent permitted by applicable law, all rights and remedies incident or appurtenant to such FCC Licenses and all rights to receive all proceeds derived from or in connection with the disposition of such FCC Licenses or any Station). “Pledge Agreement” shall mean the Amended and Restated Pledge Agreement, dated as of the date hereof, by and among the Grantors from time to time party thereto and Bank of America, N.A., as collateral agent and pledgee, as amended, modified, restated, amended and restated and/or supplemented from time to time. “Proceeds” shall mean all “proceeds” as such term is defined in the UCC as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form 26 whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral. “Registered Organization” shall have the meaning set forth in the UCC as in effect in the State of New York. “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, partners, trustees, officers, employees, shareholders, agents, advisors, attorney-in-fact and controlling persons of such Person and such Person’s Affiliates. “Released Collateral” shall have the meaning set forth in Section 9.8(b) hereof. “Secondary Obligations” shall have the meaning set forth in Section 6.4(b) of this Agreement. “Secured Creditors” shall have the meaning set forth in the recitals of this Agreement. “Software” shall mean “software” as such term is defined in the UCC as in effect on the date hereof in the State of New York. “Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the UCC as in effect on the date hereof in the State of New York. “Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York. “Termination Date” shall have the meaning set forth in Section 9.8(a) of this Agreement. “Trade Secrets” shall mean any and all trade secret rights in any secretly held existing engineering or other data, information, procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business or other confidential or proprietary information, worldwide, whether written or not. “Transmitting Utility” shall have the meaning given such term in Section 9 102(a)(80) of the UCC. “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction. 8.2 Other Definitional Provisions; Interpretation. Sections 1.02, 1.05, 1.06 and 1.07 of the Credit Agreement are incorporated herein by reference. ARTICLE IX MISCELLANEOUS 9.1 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be 27 effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Collateral Agent or any Grantor shall not be effective until received by the Collateral Agent or such Grantor, as the case may be. All notices and other communications shall be in writing and addressed as follows: (a) if to the Collateral Agent, the Administrative Agent, any Credit Party or any Lender, as provided in Section 12.03 of the Credit Agreement (with, in the case of the Collateral Agent, all references in such Section of the Credit Agreement to the Administrative Agent being deemed to be references to the Collateral Agent for purposes of this Section 9.1); and (b) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each Grantor and the Collateral Agent; or, in any such case, at such other address or addressed to such other individual as shall have been furnished or identified, as applicable, in writing by the party to whom such notice is required to be given to the party required to give the same. 9.2 Waiver; Amendment. Except as provided in Sections 9.8 and 9.12, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Grantor directly affected thereby (it being understood that the addition or release of any Grantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Grantor other than the Grantor so added or released) and the Collateral Agent (acting pursuant to Section 12.12 of the Credit Agreement). 9.3 Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of and remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor; (b) any lack of validity or enforceability of any Credit Document or any other agreement or instrument relating thereto against any Grantor; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from any Credit Document or any other agreement or instrument relating thereto; (d) any exchange, release or non-perfection or loss of priority of any Liens on any or all of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Guaranteed Obligations; (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Credit Document; (f) any amendment to or modification of any Security Document or any security for any of the Obligations; or (g) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Grantors; whether or not any Grantor shall have notice or knowledge of any of the foregoing. 28 9.4 Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 9.8, (ii) be binding upon each Grantor, its successors and assigns; provided, however, that, except as otherwise set forth in the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (acting pursuant to Section 12.04 of the Credit Agreement), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective permitted successors, transferees and assigns. All agreements, statements, representations and warranties made by each Grantor herein or in any certificate or other instrument delivered by such Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Security Documents regardless of any investigation made by the Secured Creditors or on their behalf. 9.5 Table of Contents, Headings, etc. The table of contents and the headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. 9.6 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 9.1, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF (i) ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR (ii) THE COLLATERAL AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GRANTOR IN ANY OTHER JURISDICTION. (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER

29 IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 9.7 Grantor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or with respect to any Collateral. 9.8 Termination; Release. (a) On the Termination Date, this Agreement shall automatically terminate (provided that all indemnities set forth herein including in Section 7.1 hereof, shall survive such termination) and the Collateral Agent, at the request and expense of the respective Grantor, will promptly execute and deliver to such Grantor a proper instrument or instruments (including UCC termination statements on form UCC-3 and releases to be filed and the United States Patent and Trademark Office and the United States Copyright Office) prepared by such Grantor, acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold in accordance with this Agreement, the other Credit Documents or applicable law, or otherwise applied or released pursuant to this Agreement, the other Credit Documents or applicable law; without limiting the foregoing, on the Termination Date all security interests and liens granted under this Agreement shall automatically and unconditionally terminate. As used in this Agreement, “Termination Date” shall mean the date upon which the Credit Agreement has been discharged and ceases to be of further effect, and fees and other Credit Document Obligations (other than indemnities described in Section 7.1 hereof and described in Section 12.01 of the Credit Agreement that, in either case, are not then due and payable or any other contingent obligation not then due and payable) have been paid in full. (b) If any part of the Collateral (i) is sold, transferred or otherwise disposed of (to a Person other than a Grantor) at any time prior to the Termination Date, in connection with a sale, transfer or other disposition not prohibited by the Credit Agreement, (ii) is owned by any Grantor that is designated as an Unrestricted Subsidiary pursuant to the Credit Agreement or to the extent required by the provisions of any Intercreditor Agreement, (iii) becomes an Excluded Asset in a manner that is not prohibited by the Credit Agreement or (iv) is otherwise released in accordance with the terms of the Credit Agreement (such part of the Collateral, “Released Collateral”), (x) in the case of any such sale, transfer or disposition of Released Collateral or such other event, all security interests created under this Agreement in such Released Collateral so sold, transferred or disposed of shall automatically and unconditionally terminate, and (y) the Collateral Agent, at the request and expense of such Grantor, will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith and assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Released Collateral as is then being (or has been) so sold, transferred or otherwise disposed of, or released, and as is then in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement and the Collateral Agent shall, upon such Grantor’s reasonable request, provide evidence (in form and substance satisfactory to the Grantor) of such release, assignment, transfer or delivery. Furthermore, upon the release of any Guarantor from the Guaranty under the Credit Agreement in 30 accordance with the provisions thereof, such Grantor (and the Collateral at such time owned by such Grantor) shall be automatically and unconditionally released from this Agreement. (c) Any request by a Grantor of the Collateral Agent to release Collateral pursuant to the foregoing Section 9.8(a) or (b) shall constitute a representation and warranty by such Grantor that the release of the respective Collateral is permitted pursuant to such Section 9.8(a) or (b) and the Credit Documents. At any time that Urban One desires that a Subsidiary of any Grantor which has been released from the Guaranty under the Credit Agreement be released hereunder as provided in the last sentence of Section 9.8(b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer of Urban One stating that the release of the respective Grantor (and its Collateral) is permitted pursuant to Section 9.8(c) and the Credit Documents. (d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) this Section 9.8. 9.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Collateral Agent. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. 9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 9.11 The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 11 of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement. The discretionary rights of the Collateral Agent hereunder are for the benefit of the Collateral Agent and shall not be construed as obligations or affirmative duties of the Collateral Agent and the Collateral Agent shall have no liability for failing to exercise any such discretionary rights. 9.12 Additional Grantors. It is understood and agreed that any Guarantor that desires to become a Grantor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become a Grantor hereunder by (x) executing a counterpart hereof and delivering same to the Collateral Agent or by executing a joinder agreement in substantially the form of Annex P hereto and delivering same to the Collateral Agent, (y) delivering supplements to Annexes A through L, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate in all material respects with respect to such additional Grantor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Grantor 31 had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent. 9.13 Intercreditor Agreements. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent (including perfection and priority) pursuant to this Agreement and the exercise of certain rights and remedies by the Collateral Agent (including perfection and priority) are subject to the provisions of each Intercreditor Agreement, as applicable. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of ABL Debt Obligations (as defined in the Revolver Intercreditor Agreement), any obligation of the Grantors herein that requires delivery of Collateral to, possession or control of Collateral with, the pledge, assignment, endorsement or transfer of Collateral to or the registration of Collateral in the name of, the Collateral Agent, shall be deemed complied with and satisfied if such delivery of Collateral is made to, such possession or control of Collateral is with, or such Collateral is assigned, endorsed or transferred to or registered in the name of, the ABL Collateral Agent or the First Lien Notes Collateral Agent (each as defined in the Revolver Intercreditor Agreement), as applicable, solely to the extent such delivery and/or other obligations of the Grantors are required by the terms of the Revolver Intercreditor Agreement; provided, that, notwithstanding the foregoing, nothing contained in this Section 9.13 or the Revolver Intercreditor Agreement shall limit or otherwise affect the Liens of the Collateral Agent in any Collateral. To the extent that any covenants, representations or warranties set forth in this Agreement are untrue, incorrect or unable to be complied with solely as a result of the delivery of Collateral to, possession or control of Collateral with, the pledge, assignment, endorsement or transfer of Collateral to or the registration of Collateral in the name of, the ABL Collateral Agent or First Lien Notes Collateral Agent (each as defined in the Revolver Intercreditor Agreement), as applicable, solely to the extent such delivery and/or other obligations of the Grantors are required by the terms of the Revolver Intercreditor Agreement, such covenant, representation or warranty shall not be deemed to be untrue, incorrect or breached for purposes of this Agreement. 9.14 Recitals. The Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Grantors. 9.15 Amendment and Restatement. On the Effective Date, the Existing Security Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Security Agreement shall thereafter be and shall be deemed replaced and superseded in all respects by this Agreement. The parties hereto acknowledge and agree that (i) this Agreement and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a release, novation or termination of the Obligations under the Existing Security Agreement or the other Credit Documents as in effect prior to the Effective Date and which remain outstanding as of the Effective Date, (ii) the Obligations under the Existing Security Agreement and the other Credit Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereinafter subject to the terms herein) and (iii) the liens, security interests and collateral assignments created and granted by each Grantor party to the Existing Security Agreement that encumber the Collateral shall continue to exist and remain valid and subsisting, shall not be impaired, extinguished or released hereby, shall remain in full force and effect as security for the Obligations and shall be governed by this Agreement. [Remainder of this page intentionally left blank; signature pages follow] [Signature Page to Amended and Restated Security Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written. URBAN ONE, INC., as Grantor By: Name: Title:

[Signature Page to Amended and Restated Security Agreement] RADIO ONE LICENSES, LLC BOSSIPMADAMENOIRE, LLC CLEOTV, LLC RO ONE SOLUTION, LLC BELL BROADCASTING COMPANY, LLC RADIO ONE OF DETROIT, LLC RADIO ONE OF CHARLOTTE, LLC CHARLOTTE BROADCASTING, LLC RADIO ONE OF NORTH CAROLINA, LLC BLUE CHIP BROADCASTING, LTD. BLUE CHIP BROADCASTING LICENSES, LTD. RADIO ONE OF INDIANA, LLC RADIO ONE OF INDIANA, L.P. RADIO ONE OF TEXAS II, LLC SATELLITE ONE, L.L.C. RADIO ONE CABLE HOLDINGS, LLC NEW MABLETON BROADCASTING, LLC RADIO ONE MEDIA HOLDINGS, LLC RADIO ONE DISTRIBUTION HOLDINGS, LLC INTERACTIVE ONE, INC. INTERACTIVE ONE, LLC DISTRIBUTION ONE, LLC REACH MEDIA, INC. GAFFNEY BROADCASTING, LLC RADIO ONE URBAN NETWORK HOLDINGS, LLC TV ONE, LLC URBAN ONE PRODUCTIONS, LLC T TENTH PRODUCTIONS, LLC CHARLIE BEAR PRODUCTIONS, LLC each as a Grantor By: __________________________ Name: Title: [Signature Page to Amended and Restated Security Agreement] Accepted and Agreed to: BANK OF AMERICA, N.A., as Collateral Agent By: Name: Title: ANNEX M to SECURITY AGREEMENT GRANT OF SECURITY INTEREST IN UNITED STATES TRADEMARKS Date: ____________, 20__ FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, ______________, a _______________ ____________ with principal offices at _______________ (the “Grantor”), hereby grants to BANK OF AMERICA, N.A., as Collateral Agent (the “Grantee”), a continuing security interest in all of the following that constitute Collateral (as such term is defined in the Security Agreement referred to below) (i) all of the Grantor’s right, title and interest in, to and under all Marks (as such term is defined in the Security Agreement referred to below), including the registrations and applications for registrations thereof set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks, including without limitation, all license fees, royalties, income, payments and all proceeds of suit, (iii) the goodwill connected with the use of the Marks and symbolized thereby, and (iv) all applicable Ancillary IP Rights (as such term is defined in the Security Agreement referred to below), including all causes of action arising prior to or after the date hereof for infringement, dilution or other violations of any of the Marks or unfair competition regarding the same (clauses (i) through (iv), collectively, the “Trademark Collateral”). Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted hereunder attach to any intent-to-use trademark application prior to the filing and acceptance of a “verified statement of use” or an “amendment to allege use” with respect thereto, to the extent, if any, and solely during the period, if any, in which, the grant of a security interest therein or Lien thereon would impair the validity or enforceability, or result in the voiding, of such “intent to use” trademark application or any registration issuing therefrom. THIS GRANT is made to secure the payment of all the Obligations, as such term is defined in that certain Amended and Restated Security Agreement, dated as of December 18, 2025, among the Grantor, the other grantors from time to time party thereto and the Grantee, as Collateral Agent (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee’s security interests in the Trademark Collateral shall automatically terminate and the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing evidencing the release of the security interest in the Trademark Collateral acquired under this Grant. This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as more fully set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern in all respects. This Grant may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Grant by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this Grant shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Annex M Page 2 Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. THIS GRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GRANT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS GRANT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS GRANT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 9.1 OF THE SECURITY AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF (i) ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR (ii) THE GRANTEE UNDER THIS GRANT TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GRANTOR IN ANY OTHER JURISDICTION. [Remainder of this page intentionally left blank; signature page follows]

Annex M Page 3 IN WITNESS WHEREOF, the undersigned have executed this Grant as of the date first above written. [NAME OF GRANTOR], as the Grantor By___________________________ Name: Title: BANK OF AMERICA, N.A., as the Collateral Agent and the Grantee By___________________________ Name: Title: SCHEDULE A MARK REG. NO. / APPLICATION NO. REG. / APPLICATION DATE ANNEX N to SECURITY AGREEMENT GRANT OF SECURITY INTEREST IN UNITED STATES PATENTS Date: ____________, 20__ FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a __________ _________ with principal offices at ____________________________ (the “Grantor”), hereby grants to BANK OF AMERICA, N.A. (the “Grantee”), a continuing security interest in all of the following that constitutes Collateral (as such term is defined in the Security Agreement referred to below) (i) all of the Grantor’s rights, title and interest in, to and under all Patents (as such term is defined in the Security Agreement referred to below), including those set forth on Schedule A attached hereto, in each case together with (ii) all divisions, continuations (including, but not limited to, continuations-in-part), reissues, extensions, renewals, reexaminations and improvements thereof, (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Patents, including without limitation, all license fees, royalties, income, payments and all proceeds of suit, and (iv) all applicable Ancillary IP Rights (as such term is defined in the Security Agreement referred to below), including all causes of action arising prior to or after the date hereof for infringement or other violations of any of the Patents (clauses (i) through (iv), collectively, the “Patent Collateral”). THIS GRANT is made to secure the payment of all the Obligations, as such term is defined in that certain Amended and Restated Security Agreement, dated as of December 18, 2025, among the Grantor, the other grantors from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee’s security interests in the Patent Collateral shall automatically terminate and the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing evidencing the release of the security interest in the Patent Collateral acquired under this Grant. This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as more fully set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern in all respects. This Grant may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. The Grantor hereby authorizes and requests that the Commissioner of Patents of the United States record this Grant. Delivery of an executed counterpart of this Grant by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart. Delivery of an executed counterpart of this Grant by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this Grant shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. THIS GRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES Annex N Page 2 HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GRANT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS GRANT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS GRANT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 9.1 OF THE SECURITY AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF (i) ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR (ii) THE GRANTEE UNDER THIS GRANT TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GRANTOR IN ANY OTHER JURISDICTION. [Remainder of this page intentionally left blank; signature page follows]

Annex N Page 3 IN WITNESS WHEREOF, the undersigned have executed this Grant as of the date first above written. [NAME OF GRANTOR], as the Grantor By___________________________ Name: Title: BANK OF AMERICA, N.A., as the Collateral Agent and the Grantee By___________________________ Name: Title: SCHEDULE A TITLE PATENT NO. / APPLICATION NO. ISSUE / REG DATE ANNEX O to SECURITY AGREEMENT GRANT OF SECURITY INTEREST IN UNITED STATES COPYRIGHTS Date: ____________, 20__ FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a[n] __________ _________ with principal offices at ____________________________ (the “Grantor”), hereby grants to BANK OF AMERICA, N.A. (the “Grantee”), a continuing security interest in all of the following that constitute Collateral (as such term is defined in the Security Agreement referred to below) (i) all of the Grantor’s rights, title and interest in, to and under all Copyrights (as such term is defined in the Security Agreement referred to below) and exclusive licenses of U.S. registered Copyrights, including the registrations, applications for registration and exclusive licenses set forth on Schedule A attached hereto along with the copyright rights in the underlying works, in each case together with (ii) all renewals and extensions thereof, (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Copyrights, including without limitation, all license fees, royalties, income, payments and all proceeds of suit, and (iv) all applicable Ancillary IP Rights (as such term is defined in the Security Agreement referred to below), including all causes of action arising prior to or after the date hereof for infringement or other violations of any of the Copyrights (clauses (i) through (iv), collectively, the “Copyright Collateral”). THIS GRANT is made to secure the payment of all the Obligations, as such term is defined in that certain Amended and Restated Security Agreement, dated as of December 18, 2025, among the Grantor, the other grantors from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee’s security interests in the Copyright Collateral shall automatically terminate and the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing evidencing the release of the security interest in the Copyright Collateral acquired under this Grant. This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as more fully set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern in all respects. This Grant may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Grant by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this Grant shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. THIS GRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GRANT OR Annex O Page 2 ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS GRANT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS GRANT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 9.1 OF THE SECURITY AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF (i) ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR (ii) THE GRANTEE UNDER THIS GRANT TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GRANTOR IN ANY OTHER JURISDICTION. [Remainder of this page intentionally left blank; signature page follows]

Annex O Page 3 IN WITNESS WHEREOF, the undersigned have executed this Grant as of the date first above written. [NAME OF GRANTOR], as the Grantor By___________________________ Name: Title: BANK OF AMERICA, N.A., as the Collateral Agent and the Grantee By___________________________ Name: Title: SCHEDULE A DESCRIPTION OF COPYRIGHT APPLICATION/REG. NO. APP. / REG. DATE ANNEX P to SECURITY AGREEMENT JOINDER AGREEMENT (this “Joinder Agreement”), dated as of [ ], made by [ ], a [ ] (the “Additional Grantor”), in favor of Bank of America, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Creditors (as defined in the Security Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meanings set forth in the Security Agreement or the Credit Agreement, in each case referred to below, as applicable. W I T N E S S E T H: WHEREAS, Urban One, Inc., a Delaware corporation (the “Company”), the other Borrowers from time to time party thereto, the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as Collateral Agent, have entered into that certain Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Credit Agreement”); WHEREAS, in connection with the Credit Agreement, the Company and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Amended and Restated Security Agreement, dated as of December 18, 2025 (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Security Agreement”), in favor of the Collateral Agent for the benefit of the Secured Creditors; WHEREAS, the Credit Agreement and the Security Agreement require the Additional Grantor to become a party to the Security Agreement; and WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Security Agreement. NOW, THEREFORE, IT IS AGREED: 1. Grant of Security Interest. The Additional Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Additional Grantor in, to and under all of the Collateral (as defined in the Security Agreement) of such Additional Grantor, or in which or to which such Additional Grantor has any rights, in each case whether now existing or hereafter from time to time acquired in accordance with the Security Agreement. The grant of a security interest in the Collateral by the Additional Grantor under this Joinder Agreement and the Security Agreement secures the payment of all Obligations now or hereafter existing under or in respect of the Credit Documents. 2. Security Agreement. By executing and delivering this Joinder Agreement, the Additional Grantor, as provided in Section 9.12 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex I hereto is hereby added to the information set forth in Annexes A through L, inclusive, to the Security Agreement. The Additional Grantor hereby represents and warrants that, with respect to the Additional Grantor, each of the representations and warranties contained Annex P Page 2 in Article II of the Security Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date. 3. GOVERNING LAW. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). 4. Successors and Assigns. This Joinder Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Additional Grantor may not assign, transfer or delegate any of its rights or obligations under this Joinder Agreement (except as set forth in the Credit Agreement) without the prior written consent of the Collateral Agent and any such assignment, transfer or delegation without such consent shall be null and void. 5. Headings. The headings of the several sections of this Joinder Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Joinder Agreement. 6. Counterparts. This Joinder Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Collateral Agent. The words “execution,” “signed,” “signature,” and words of like import in this Joinder Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Joinder Agreement. [Remainder of page intentionally left blank]

Annex P Page 3 IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written. [ADDITIONAL GRANTOR] By: _________________________ Name: Title: Notice Information: [ ] Acknowledged: BANK OF AMERICA, N.A., as the Collateral Agent By: ___________________________ Name: Title: ANNEX I [To include the information set forth in Annexes A through L, inclusive, to the Security Agreement] EXHIBIT J FORM OF SOLVENCY CERTIFICATE December 18, 2025 To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below: I, the undersigned, the [Chief Financial Officer] of Urban One, Inc., a Delaware corporation (the “Administrative Borrower”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof), that: (i) This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 5.13 of that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, extended, renewed, replaced, modified and/or supplemented from time to time, the “Credit Agreement”), among the Administrative Borrower, the other Borrowers party thereto from time to time, the lenders party thereto from time to time (each, a “Lender” and, collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent for such Lenders (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Solvency Certificate shall have the respective meanings set forth in the Credit Agreement. (ii) As of the Effective Date, on a consolidated basis and after giving effect to the Transactions on such date, (a) the sum of the fair value (on a going concern basis) of the assets, at a fair valuation, of the Administrative Borrower and its Restricted Subsidiaries (taken as a whole) will exceed their debts (taken as a whole), (b) the sum of the present fair salable value of the assets (on a going concern basis) of the Administrative Borrower and its Restricted Subsidiaries (taken as a whole) will exceed their debts (taken as a whole), (c) the Administrative Borrower and its Restricted Subsidiaries (taken as a whole) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature in the ordinary course of business and (d) the Administrative Borrower and its Restricted Subsidiaries (taken as a whole) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the Administrative Borrower and its Restricted Subsidiaries’ (taken as a whole) property would constitute unreasonably small capital. [Remainder of page intentionally left blank] [Signature Page to Solvency Certificate] The foregoing certifications are made and delivered as of the date first set forth above. URBAN ONE, INC. By: Name: Title: Chief Financial Officer

EXHIBIT K

FORM OF BUDGET

Urban One - 2025 2026 Budget Summary (AR ABL)(166659523.1)

Urban One, Inc.					
($ in millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025
Radio	5.0	9.6	9.0	9.8	33.4
Reach	2.0	2.7	3.1	5.9	13.7
Digital	0.4	1.7	1.9	3.3	7.3
Cable TV	15.9	14.8	12.3	10.0	53.0
Corp/Elims	(8.5)	(8.1)	(8.0)	(7.9)	(32.4)
Consolidated Adjusted EBITDA	14.9	20.7	18.2	21.2	75.0
Reach dividend to minority owners	(0.9)	(0.1)	(0.2)	(0.3)	(1.6)
Cash Interest	(21.5)		(20.9)		(42.4)
Cash taxes	(1.6)	(0.6)	(0.2)	(0.1)	(2.5)
Capex	(2.5)	(2.5)	(2.5)	(2.5)	(10.0)
Ending Cash Balance	**113.1**	**131.7**	**127.4**	**147.1**	**147.1**
7.375% 2021 Sr. Sec Notes Prepayment	(17.0)				(17.0)
7.375% 2021 Sr. Sec Notes Due 2/1/28	567.6	567.6	567.6	567.6	567.6
ABL Revolving LOC Due 2/19/26	0.0	0.0	0.0	0.0	0.0

Urban One - 2025 2026 Budget Summary (AR ABL)(166659523.1)

Urban One, Inc. *($ in millions)*	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025	2026
Radio	2.8	6.9	7.1	6.0	22.9	32.8
Reach	(0.6)	(1.7)	(0.2)	0.8	(1.6)	3.6
Digital	18.6	18.1	14.5	12.3	63.4	58.1
Cable TV	0.1	(0.1)	0.8	2.3	3.0	5.5
Corp/Elims	(8.1)	(9.2)	(8.0)	(6.0)	(31.3)	(30.0)
Consolidated Adjusted EBITDA	12.9	14.0	14.2	15.4	56.4	70.0
Reach dividend to minority owners	(0.9)	0.0	0.0	(0.0)	(1.0)	(0.4)
Cash Interest, net of interest income	(20.6)	(0.3)	(17.7)	(13.4)	(51.9)	(29.7)
Cash taxes	(0.0)	(0.1)	(0.1)	(0.2)	(0.4)	(0.5)
Capex	(2.5)	(1.2)	(3.1)	(3.2)	(10.0)	(7.0)
Ending Cash Balance	**115.6**	**86.2**	**79.8**	**20.3**	**20.3**	**42.7**
Existing 7.375% Sr. Sec Notes Due 2028	556.3	492.3	487.8	11.8	11.8	11.8
New 10.50% Superpriority 1L Notes due 2030				60.6	60.6	60.6
New 7.625% 2L Exchange Notes due 2031				291.0	291.0	291.0
New $75M BOA ABL Revolving LOC Due 2031				10.0	10.0	0.0
Total Gross Debt	556.3	492.3	487.8	373.4	373.4	363.4

	Annual Interest	
7.375%	871,430.00	12 mos, does not include any open market buy backs at a discount
10.500%	6,363,000.00	12 mos
7.625%	22,190,275.00	12 mos
6.100%	305,000.00	6 mos
	29,729,705.00	

52,824,000.00	3a. Cash from Company Balance Sheet Tender Consideration 52,824,000.00
13,359,964.10	3b. Cash from Company Balance Sheet Accrued Interest 13,359,964.10
1,091,325.00	3c. Cash from Company Balance Sheet Consent Fee 1,091,325.00
7,389,837.78	4. Cash from Company Balance Sheet Professional Fees 7,389,837.78
74,665,126.88	

EXHIBIT L

FORM OF COMPLIANCE CERTIFICATE

[Date]

This Compliance Certificate is delivered to you pursuant to Section 8.01(e) of that certain Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, restated, amended and restated, extended, renewed, replaced, modified and/or supplemented from time to time, the "Credit Agreement"), among Urban One, Inc., a Delaware corporation (the "Administrative Borrower"), the other Borrowers party thereto from time to time, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent ("you"). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

I, the undersigned, the duly elected, qualified and acting [__________][1] of the Administrative Borrower, in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof:

1. I have reviewed and am familiar with the contents of this Compliance Certificate. I am providing this Compliance Certificate solely in my capacity as an Authorized Officer of the Administrative Borrower. The matters set forth herein are subject to my knowledge after due inquiry.

2. I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision a review in reasonable detail of the transactions and condition of the Administrative Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the "Financial Statements").

3. Except as set forth on ANNEX 1(a), during the accounting period covered by the Financial Statements, no Default or Event of Default has occurred and is continuing.

4. Attached hereto as ANNEX 2 are the calculations showing (in reasonable detail) compliance with Section 9.07 of the Credit Agreement at the end of such [Fiscal Quarter][Fiscal Year]. As of the Computation Date (as defined on ANNEX 2), the Administrative Borrower is [in compliance][not in compliance] with Section 9.07 of the Credit Agreement as demonstrated on ANNEX 2.

5. There have been no changes to [Annexes C through F] and [Annexes H through J], in each case of the Security Agreement and [Annexes A through F] of the Pledge Agreement, in each case [since the Effective Date][since the date of the most recent certificate delivered pursuant to Section 8.01(e) of the Credit Agreement] [other than as set forth in ANNEX 3 attached hereto (to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and other than as set forth in ANNEX 3, the Administrative Borrower and the other Credit Parties have taken all actions required to be taken by them pursuant to such Security Documents in connection with the changes set forth therein].

6. Attached hereto as ANNEX 4 is a list of all Restricted Subsidiaries and Unrestricted Subsidiaries of the Administrative Borrower as of the date hereof.

---

[1] Insert title of the Authorized Officer.

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first set forth above. URBAN ONE, INC. By: Name: Title: ANNEX 1 [Applicable Financial Statements to Be Attached] ANNEX 1(a) [Defaults / Events of Default] ANNEX 2 The information described herein is as of _________, ____1 (the “Computation Date”) and, except as otherwise indicated below, pertains to the trailing twelve (12) month period ending on the Computation Date (the “Relevant Period”). I. Financial Covenants Amount (i) Fixed Charge Coverage Ratio (Section 9.07) a. (1) Consolidated EBITDA2 for the Relevant Period, minus $_____ (2) non-financed Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such Relevant Period, minus $_____ (3) all federal, state and local income taxes paid, or required to be paid, in cash during such period, minus $_____ (4) the amount of cash spent during such period to purchase or acquire cable television programming for distribution less amortization during such period of the acquired content purchase cost $_____ (5) Subtotal ((a)(1)-(2)-(3)-(4)) $_____ b. Fixed Charges3 for the Relevant Period $_____ c. The ratio of line (a)(5) to line (b) _____:1:00 d. Level required pursuant to Section 9.07 1.00:1.00 1 Insert the last day of the respective fiscal quarter or year covered by the financial statements which are required to be accompanied by this Compliance Certificate. 2 Attach hereto in reasonable detail the calculations to arrive at Consolidated EBITDA for the purposes of calculating the Fixed Charge Coverage Ratio. 3 Attach hereto in reasonable detail the calculations to arrive at Fixed Charges.

ANNEX 3

**[Information regarding changes to
Annexes of the Security Agreement and Pledge Agreement]**

ANNEX 4

[List of Restricted Subsidiaries and Unrestricted Subsidiaries of the Administrative Borrower as of the Computation Date]

EXHIBIT M

FORM OF ASSIGNMENT
AND
ASSUMPTION AGREEMENT[1]

This Assignment and Assumption Agreement (this "Assignment"), is dated as of the Effective Date set forth below, and is entered into by and between [the][each] Assignor identified in item [1][2] below ([the] [each, an] "Assignor") and [the] [each] Assignee identified in item 2 below ([the] [each, an] "Assignee"). [It is understood and agreed that the rights and obligations of such [Assignees][and Assignors] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the respective meanings given to such terms in the Amended and Restated Credit Agreement identified below (as amended, restated, amended and restated, extended, renewed, replaced, modified and/or supplemented from time to time, the "Credit Agreement"), receipt of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions for Assignment and Assumption Agreement set forth in Annex 1 hereto (the "Standard Terms and Conditions") are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the][each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of [the][each] Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the [respective] Assignor's outstanding rights and obligations under the Credit Documents as of the date hereof with respect to the Obligations owing to the [respective] Assignor, and the [respective] Assignor's portion of the Revolving Loan Commitments, all to the extent identified below ([the] [each, an] "Assigned Interest"). [Each] [Such] sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the][any] Assignor.

[1.	Assignor:	______________________________
2.	Assignee:	______________________________][2]
[1][3].	Credit Agreement:	Amended and Restated Credit Agreement, dated as of December 18, 2025, among Urban One, Inc., a Delaware corporation (the "Administrative Borrower"), the other Borrowers party thereto from time to time, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent.

[1] This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.

[2] If the form is used for a single Assignor and Assignee, items 1 and 2 should list the Assignor and the Assignee, respectively. In the case of an assignment to funds managed by the same or related investment managers, or an assignment by multiple Assignors, the Assignors and the Assignee(s) should be listed in the table under bracketed item 2 below.

[2. Assigned Interest:[3]

Assignor	Assignee	Assigned Amount of Revolving Loan Commitment	Assigned Amount of Revolving Loans
[Name of Assignor]	[Name of Assignee]	__________	__________
[Name of Assignor]	[Name of Assignee]	__________	__________

[4. Assigned Interest:[4]

Assigned Amount of Revolving Loan Commitment	Assigned Amount of Revolving Loans
$______________	$______________

Effective Date ___________, ____, ____.

Assignor[s] Information

Payment Instructions: ____________________

____

____

____

Reference:_________

Notice Instructions: ____________________

____

____

____

Reference:_________

Assignee[s] Information

Payment Instructions: ____________________

____

____

____

Reference:_________

Notice Instructions: ____________________

____

____

____

Reference:_________

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

ASSIGNEE

---

[3] Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignments to funds managed by the same or related investment managers or for an assignment by multiple Assignors. Insert additional rows as needed.

[4] Insert this chart if this Form of Assignment and Assumption Agreement is being used by a single Assignor for an assignment to a single Assignee.

2

3 [NAME OF ASSIGNOR] [NAME OF ASSIGNEE]5 By: By: Name: Title: Name: Title: [Consented to and]6 Accepted: [BANK OF AMERICA, N.A.], as Administrative Agent By: ____________________________ Name: ____________________________ Title: ____________________________ [URBAN ONE, INC.] By:____________________________ Name: ____________________________ Title: ____________________________]7 5 Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers. 6 Insert only if assignment is being made to an Eligible Transferee pursuant to Section 12.04(b)(y) of the Credit Agreement. Consent of the Administrative Agent shall not be unreasonably withheld, delayed or conditioned. 7 Insert only if the assignment is being made to an Eligible Transferee pursuant to Section 12.04(b)(y) of the Credit Agreement and no Event of Default under Section 10.01 or 10.05 of the Credit Agreement then exists and is continuing; provided that the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof. ANNEX I TO EXHIBIT M URBAN ONE, INC. AMENDED AND RESTATED CREDIT AGREEMENT STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION AGREEMENT 1. Representations and Warranties. 1.1 Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [its] Assigned Interest, (ii) [the] [its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (other than this Assignment), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto (other than this Assignment) or any collateral thereunder, (iii) the financial condition of the Administrative Borrower, any of its Subsidiaries or affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Administrative Borrower, any of its Subsidiaries or affiliates or any other Person of any of their respective obligations under any Credit Document. 1.2 Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Disqualified Institution and it meets all the requirements of an Eligible Transferee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of [the][its] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, has knowledge and experience in financial, business and debt financing matters as to be capable of evaluating the merits and risks of participating in the Loans and the Transaction and protecting its interests, including, without limitation, the merits and risks in connection with the Loans, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase [the][its] Assigned Interest on the basis of which it has made such analysis and decision, (vi) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent and their respective Related Parties (all the foregoing, each, an “Agent Party”, and collectively, the “Agent Parties”) or any statements or other information provided by any Agent Party (if any) or any due diligence investigation that any Agent Party may have conducted with respect to the Administrative Borrower and its Subsidiaries (A) conducted its own due diligence investigation, credit analysis, appraisals and decisions with respect to the Administrative Borrower, any of its Subsidiaries or affiliates, the Loans and the Transaction to inform itself as to the business, operations, property, assets, condition (financial or otherwise), prospects and creditworthiness of the Administrative Borrower and any of its Subsidiaries and affiliates, and (B) based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest[,] [and] (vii) it has consulted with its own legal, tax and accounting advisors and has 2 made its own assessments as it deemed necessary or appropriate in connection with its potential participation in the Transaction (including its participation in the Loans); and (viii) if it is organized under the laws of a jurisdiction outside the United States, it has attached to this Assignment any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; (b) agrees that (i) it will, independently and without reliance upon any Agent Party or any statements or other information provided by any Agent Party (if any) or any due diligence investigation that any Agent Party may conduct with respect to the Administrative Borrower and its Subsidiaries, (A) conduct its own due diligence investigation, credit analysis, appraisals and decisions with respect to the Administrative Borrower, any of its Subsidiaries or affiliates, the Loans and the Transaction as it deems necessary to inform itself as to the business, operations, property, assets, condition (financial or otherwise), prospects and creditworthiness of the Administrative Borrower and any of its Subsidiaries and affiliates, and (B) based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (ii) no Agent Party shall have any duty or responsibility, either initially or on a continuing basis, to provide you or any other person or entity with any credit or other information concerning the business, operations, property, assets, condition (financial or otherwise), prospects or creditworthiness of the Administrative Borrower or its Subsidiaries that may come into the possession of any Agent Party either prior to, on or after the date hereof, (iii) no Agent Party has made or will be making any express or implied representation or warranty as to the business, operations, property, assets, condition (financial or otherwise), prospects or creditworthiness of the Administrative Borrower or any of its Subsidiaries, (iv) it will continue to consult with its own legal, tax and accounting advisors and shall continue to make its own assessments as it deems necessary or appropriate in connection with its participation in the Transaction (including its participation in the Loans), and (v) the Agent Parties may have information concerning the Administrative Borrower, the Loans or the Transaction that has not been provided to it; (c) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to or otherwise conferred upon the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender. 2. Payment. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the][each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date. 3. Effect of Assignment. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) [the][each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) [the][each] Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents. 4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in this Assignment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping 3 system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW) (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). * * *

EXHIBIT N INTERCOMPANY NOTE New York, New York [ ], 20[ ] FOR VALUE RECEIVED, each of the undersigned entities on the first signature page hereto and any entity becoming a party hereto by executing a counterpart signature hereto, in each case to the extent a borrower from time to time (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of each of the undersigned entities on the second signature page hereto and each entity becoming a party hereto by executing a counterpart signature hereto, in each case to the extent a lender to any Payor from time to time (each, in such capacity, a “Payee”), as the case may be, in lawful money of the United States of America, or such other currency as may be agreed between the applicable Payor and Payee, in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all indebtedness for borrowed money incurred by such Payor to such Payee. Each Payor promises also to pay interest (if any) on the unpaid principal amount of all such indebtedness for borrowed money in like money at said location from the date of incurrence of such indebtedness until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee. This note (the “Note”) is subject to that certain Amended and Restated Credit Agreement, dated as of December 18, 2025 (as amended, restated, amended and restated, extended, renewed, replaced, modified and/or supplemented from time to time, the “Credit Agreement”), among Urban One, Inc., a Delaware corporation (“Administrative Borrower”), the other borrowers party thereto from time to time, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent (together with its permitted successors in such capacity, the “Agent”), and shall be pledged by each Payee that is a Pledgor or Grantor as defined in and pursuant to the Security Documents relating to and as defined under the Credit Agreement. Each such Payee hereby acknowledges and agrees that the Collateral Agent (as defined in the Credit Agreement) may exercise all rights provided in the Credit Agreement and the Security Documents with respect to this Note. Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the payment in full in cash of all of each Payor’s Obligations (as defined in the Guaranty referred to in the Credit Agreement), including, as applicable, such Payor’s guarantee of the Guaranteed Obligations (as defined in the Guaranty referred to in the Credit Agreement) (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as the “Senior Indebtedness”): (i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, or any distribution, partial or complete, voluntary or involuntary, by operation of law or otherwise of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of any indebtedness evidenced by this Note, and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior 2 Indebtedness, any payment or distribution to which any Payee would otherwise be entitled, whether in cash, property or securities, shall be made to the holders of Senior Indebtedness; (ii) if any Event of Default (as defined in the Credit Agreement) occurs and is continuing with respect to any Senior Indebtedness and the applicable Payor has received prior written notice from the applicable Agent, then (x) no payment or distribution of any kind or character shall be made by or on behalf of such Payor or any other Person on its behalf with respect to this Note and (y) no amount of indebtedness by the Note owing to any Payor to any Payee shall be forgiven or otherwise reduced in any way other than as a result of payment in full thereof; and (iii) if any payment or distribution of any character, whether in cash, securities or other property, in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall (subject to the terms of the Intercreditor Agreements (as defined in the Credit Agreement)) be held for the benefit of, and shall promptly be paid over or delivered to the Collateral Agent for application in accordance with the Security Documents (as defined in the Credit Agreement). To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced or impaired in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note. Each Payee and each Payor hereby agrees that the subordination of this Note is for the benefit of the Secured Creditors (as defined in the Credit Agreement), such Secured Creditors are obligees under this Note to the same extent as if their names were written herein as such and any Administrative Agent may, on behalf of any Secured Creditor and subject to the terms of the Intercreditor Agreements, proceed to enforce the subordination provisions herein. Nothing contained in the subordination provisions set forth above is intended to or will impair, as between any Payor and any Payee, the obligations of any Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of any Payee and other creditors of such Payor other than the holders of Senior Indebtedness; provided that, subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Payor or by or on behalf of the holder of the Note by virtue of this agreement which otherwise would have been made to the holder of the Note shall, as between the Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Payor to or on account of the Senior Indebtedness, it being understood that the provisions of this Note are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, 3 such books and records constituting prima facie evidence of the accuracy of the information contained therein. Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind. Additional Payors and Payees may become parties to this Note by executing a counterpart signature page to this Note. Upon delivery of such counterpart signature page, notice of which is waived by all parties hereto, such Payor or Payee, as the case may be, shall become a party hereto as fully as if it were an original signatory hereto. Each Payor agrees that its obligations under or evidenced by this Note shall not be diminished or impaired by the addition of an additional Payor. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). [Signature Pages to Follow] URBAN ONE, INC., as a Payor and Payee By: Name: Peter D. Thompson Title: Executive Vice President and Chief Financial Officer

2 BELL BROADCASTING COMPANY, LLC BLUE CHIP BROADCASTING, LTD. BLUE CHIP BROADCASTING LICENSES, LTD. BOSSIPMADAMENOIRE, LLC CHARLOTTE BROADCASTING, LLC CLEOTV, LLC DISTRIBUTION ONE, LLC GAFFNEY BROADCASTING, LLC INTERACTIVE ONE, INC. INTERACTIVE ONE, LLC NEW MABLETON BROADCASTING, LLC RADIO ONE CABLE HOLDINGS, LLC RADIO ONE DISTRIBUTION HOLDINGS, LLC RADIO ONE LICENSES, LLC RADIO ONE MEDIA HOLDINGS, LLC RADIO ONE OF CHARLOTTE, LLC RADIO ONE OF DETROIT, LLC RADIO ONE OF INDIANA, L.P. RADIO ONE OF INDIANA, LLC RADIO ONE OF NORTH CAROLINA, LLC RADIO ONE OF TEXAS II, LLC RADIO ONE URBAN NETWORK HOLDINGS, LLC REACH MEDIA, INC. TV ONE, LLC URBAN ONE PRODUCTIONS, LLC T TENTH PRODUCTIONS, LLC CHARLIE BEAR PRODUCTIONS, LLC RO ONE SOLUTION, LLC SATELLITE ONE, L.L.C. ONE TV, LLC BVB BREWING, LLC, each as a Payor and Payee By: Name: Peter D. Thompson Title: Vice President 3 ADVANCE AND PAYMENTS OF PRINCIPAL PAYEE: [INSERT NAME OF PAYEE] PAYOR: [INSERT NAME OF PAYOR] Date Amount of Advance Amount of Principal Paid or Prepaid Unpaid Principal Balance Notation Made by 4 ALLONGE ENDORSEMENT ____________ __, 20__ Pay to the order of Bank of America, N.A., in its capacity as Collateral Agent and together with any permitted successors in such capacity (the “Collateral Agent”) pursuant to that certain Amended and Restated Pledge Agreement, dated as of December 18, 2025 (“Pledge Agreement”), among the Pledgors (as defined therein) party thereto and the Collateral Agent, as the same now exists or may be hereafter modified, supplemented, extended, renewed, amended, restated, amended and restated, or replaced, without recourse, the promissory note described below to which this Allonge Endorsement is affixed: Intercompany Note, dated as of [ ], 20[ ] (the “Intercompany Note”), made by Payors (as such term is defined in the Intercompany Note) payable to the order of each of the Payees listed on the signature pages hereto. [Signature Pages to Follow] 5 URBAN ONE, INC. By: Name: Peter D. Thompson Title: Executive Vice President and Chief Financial Officer BELL BROADCASTING COMPANY, LLC BLUE CHIP BROADCASTING, LTD. BLUE CHIP BROADCASTING LICENSES, LTD. BOSSIPMADAMENOIRE, LLC CHARLOTTE BROADCASTING, LLC CLEOTV, LLC DISTRIBUTION ONE, LLC GAFFNEY BROADCASTING, LLC INTERACTIVE ONE, INC. INTERACTIVE ONE, LLC NEW MABLETON BROADCASTING, LLC RADIO ONE CABLE HOLDINGS, LLC RADIO ONE DISTRIBUTION HOLDINGS, LLC RADIO ONE LICENSES, LLC RADIO ONE MEDIA HOLDINGS, LLC RADIO ONE OF CHARLOTTE, LLC RADIO ONE OF DETROIT, LLC RADIO ONE OF INDIANA, L.P. RADIO ONE OF INDIANA, LLC RADIO ONE OF NORTH CAROLINA, LLC RADIO ONE OF TEXAS II, LLC RADIO ONE URBAN NETWORK HOLDINGS, LLC REACH MEDIA, INC. TV ONE, LLC URBAN ONE PRODUCTIONS, LLC T TENTH PRODUCTIONS, LLC CHARLIE BEAR PRODUCTIONS, LLC RO ONE SOLUTION, LLC SATELLITE ONE, L.L.C. By: Name: Peter D. Thompson Title: Vice President